    As filed with the Securities and Exchange Commission on April 17, 2001
                                                    Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              GART SPORTS COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

                                --------------
         Delaware                   5941                   84-1242802
     (State or Other         (Primary Standard          (I.R.S. Employer
     Jurisdiction of             Industrial          Identification Number)
     Incorporation or       Classification Code
      Organization)               Number)
                                 1000 Broadway
                            Denver, Colorado 80203
                                (303) 861-1122
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------

                              John Douglas Morton
                     Chairman of the Board, President and
                            Chief Executive Officer
                              Gart Sports Company
                                 1000 Broadway
                            Denver, Colorado 80203
                                (303) 861-1122
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                --------------

                                  Copies to:

    Nesa E. Hassanein         Anthony T. Iler         John B. Clutterbuck
   Gart Sports Company      Irell & Manella LLP      Mayor, Day, Caldwell &
      1000 Broadway          1800 Avenue of the          Keeton, L.L.P.
  Denver, Colorado 80203      Stars, Suite 900     700 Louisiana, Suite 1900
      (303) 861-1122      Los Angeles, California     Houston, Texas 77002
                                   90067                 (713) 225-7000

                                --------------
                               (310) 277-1010

  Approximate date of commencement of proposed sale to the public: Upon the completion of the merger described herein.

                                --------------

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                   Proposed Maximum
 Title Of Each Class Of                                               Aggregate
    Securities To Be         Amount To        Proposed Maximum      Offering Price     Amount Of
       Registered        Be Registered (1) Offering Price Per Unit       (2)        Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value..................     3,667,653               N/A             $36,343,102         $9,086
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Based upon the estimated number of shares of common stock of the registrant to be issued pursuant to the merger described herein, calculated as the product of (a) 6,668,459, which is the sum of (i) the aggregate number of shares of Oshman's Sporting Goods, Inc. common stock that were outstanding on April 10, 2001 and (ii) the aggregate number of shares of Oshman's Sporting Goods, Inc. common stock that are issuable pursuant to outstanding options prior to the date on which the merger is expected to be completed, and (b) an assumed exchange ratio of 0.55 shares of the registrant's common stock for each share of Oshman's Sporting Goods, Inc. common stock.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. Pursuant to Rule
     457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated in accordance with Rule 457(c) under the Securities Act as the product of
     (a) the result of (i) $12.45, which is the average of the high and low prices per share of Oshman's Sporting Goods, Inc. common stock on April 10, 2001, as reported on the American Stock Exchange, minus (ii) $7.00, which is the assumed amount of cash to be paid by the registrant for each share of Oshman's Sporting Goods, Inc. common stock pursuant to the merger, and (b) 6,668,459, which is the maximum number of shares of Oshman's Sporting Goods, Inc. common stock as computed as described in clause (a) of Note (1).

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                        , 2001

Dear Fellow Stockholders:

   After careful consideration, the board of directors of Gart has approved a merger between Gart Sports Company and Oshman's Sporting Goods, Inc. If the merger is completed, each share of Oshman's common stock will be exchanged for $7.00 in cash and 0.55 shares of Gart common stock, subject to adjustment depending on the price of Gart common stock on the date of the merger.

   The merger cannot be completed unless a quorum of the outstanding shares of Gart common stock are represented in person or by proxy at the annual meeting described below, and a majority of the shares represented at the annual meeting vote in favor of the issuance of Gart common stock in the merger. Approval of the merger by the stockholders of Oshman's also will be required in order for the merger to be completed.

   In addition to the proposal to issue Gart shares in the merger, the annual meeting will be devoted to proposals relating to the election of six directors of Gart, the approval of an amendment to Gart's 1994 Management Equity Plan, the ratification of Gart's independent auditors, and any other matters that may properly come before the annual meeting or any adjournments or postponements of the meeting.

   The attached joint proxy statement-prospectus provides detailed information concerning Gart, Oshman's, the merger, and the proposals to be considered at the annual meeting. Please give all of the information contained in the joint proxy statement-prospectus your careful attention. In particular, you should consider carefully the discussion in the section entitled "Risk Factors." You also can obtain information about Gart and Oshman's from publicly available documents that have been filed with the Securities and Exchange Commission.

   After careful consideration, the board of directors of Gart has determined the merger to be in the best interests of Gart stockholders. The board of directors of Gart recommends that Gart stockholders approve each of the proposals that are presented for their consideration at the annual meeting.

   You are cordially invited to attend the annual meeting of Gart stockholders,
to be held on       , 2001 at     a.m. local time at the executive offices of
Gart, located at 1000 Broadway, Denver, Colorado 80203. Only stockholders who
hold shares of Gart common stock at the close of business on       , 2001 will
be entitled to vote at the annual meeting.

   Whether or not you plan to attend the annual meeting, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed stamped envelope. If your shares are held in the name of your broker, bank or other record holder, the record holder will instruct you on how to vote those shares. Returning the proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person. Your vote is very important!

   Officers of Gart will be present to help host the annual meeting and to respond to any questions you may have.

                                      John Douglas Morton
                                      President, Chief Executive Officer and
                                      Chairman of the Board

           This joint proxy statement-prospectus is dated      , 2001
          and was first mailed to stockholders on or about      , 2001

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement-prospectus. Any representation to the contrary is a criminal offense.

                 Notice of 2001 Annual Meeting of Stockholders

   The 2001 Annual Meeting of Stockholders of Gart Sports Company will be held at the executive offices of Gart, located at 1000 Broadway, Denver, Colorado
80203 at    a.m., local time, on       , 2001, for the following purposes:

  1. To approve the issuance of shares of Gart common stock in the proposed merger of Oshman's Sporting Goods, Inc. with and into GSC Acquisition Corp., a wholly owned subsidiary of Gart, as contemplated by the Agreement and Plan of Merger, dated as of February 21, 2001, by and among Gart, GSC Acquisition and Oshman's.

  2. To elect six directors of Gart to serve until the next annual meeting of stockholders.

  3. To approve an amendment to Gart's 1994 Management Equity Plan to increase the maximum number of shares of common stock that may be issued under the plan.

  4. To ratify the selection of Deloitte & Touche LLP as independent auditors of Gart for the fiscal year ending February 2, 2002.

  5. To transact any other business that properly comes before the annual meeting or any adjournments or postponements of the meeting.

   The accompanying joint proxy statement-prospectus describes the proposed merger and the other proposals in more detail. We encourage you to read the entire document carefully.

   We have fixed the close of business on         , 2001 as the record date for
the determination of our stockholders entitled to vote at the annual meeting.

   By Order of the Board of Directors of Gart Sports Company,

                                          Nesa E. Hassanein
                                          Secretary

Denver, Colorado
       , 2001

   Whether or not you expect to be present at the annual meeting, to assure that your shares are represented at the annual meeting, please mark, date and sign the enclosed proxy card and return it in the envelope that has been provided. No postage is required for mailing in the United States. In the event that you are able to attend the annual meeting, you may revoke your proxy and vote your shares in person.

                                [OSHMAN'S LOGO]

                                        , 2001

Dear Fellow Stockholders:

   The board of directors of Oshman's Sporting Goods, Inc. has, after careful consideration, unanimously approved and recommended a merger between our company and Gart Sports Company that would result in each share of Oshman's common stock being exchanged for $7.00 in cash and 0.55 shares of Gart common stock, subject to a possible adjustment depending on the price of Gart common stock on the date of the merger.

   The merger cannot be completed unless a quorum consisting of a majority of the outstanding shares of Oshman's common stock are represented in person or by proxy at the special meeting described below, and a majority of the outstanding shares vote in favor of the merger. As a result, the failure to vote your shares will have the same effect as a vote against the merger. Approval by Gart's stockholders of the issuance of the Gart common stock to stockholders of Oshman's also will be required in order for the merger to be completed.

   The attached joint proxy statement-prospectus provides detailed information concerning Oshman's, Gart, the merger, and other proposals to be considered by Gart's stockholders at the meeting. Please give all of the information contained in the joint proxy statement-prospectus your careful attention. In particular, you carefully should consider the discussion in the section entitled "Risk Factors." You also can obtain information about Oshman's and Gart from publicly available documents that have been filed with the Securities and Exchange Commission.

   After careful consideration, the board of directors of Oshman's has determined the merger to be fair to the stockholders of Oshman's and in their best interests. The board of directors of Oshman's recommends that Oshman's stockholders adopt the merger agreement and approve the merger at the special meeting.

   You are cordially invited to attend the special meeting of Oshman's
stockholders, to be held on      , 2001 at     a.m. local time at , located at
                Houston, Texas . Only stockholders who hold shares of Oshman's
common stock at the close of business on        , 2001 will be entitled to vote
at the meeting.

   Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed stamped envelope. If your shares are held in the name of your broker, bank or other record holder, the record holder will instruct you on how to vote those shares. Not returning your card or not instructing your broker how to vote your "street name" shares will have the same effect as a vote against the merger. Returning the proxy card does not deprive you of your right to attend the special meeting and to vote your shares in person. Your vote is very important!

   Directors and officers of Oshman's will be present to help host the meeting and to respond to any questions you may have.

           /s/ Marilyn Oshman                      /s/ Alvin Lubtkin
             Marilyn Oshman                          Alvin Lubetkin
         Chairman of the Board                Vice Chairman of the Board,
                                         Chief Executive Officer and President

          This joint proxy statement-prospectus is dated        , 2001
         and was first mailed to stockholders on or about        , 2001

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement-prospectus. Any representation to the contrary is a criminal offense.

                                [OSHMAN'S LOGO]

                 Notice of 2001 Special Meeting of Stockholders

   A Special Meeting of Stockholders of Oshman's Sporting Goods, Inc. will be
held at            , located at          , Houston, Texas          at    a.m.,
local time, on         , 2001, for the following purposes:

  1. To adopt the Agreement and Plan of Merger, dated as of February 21, 2001, by and among Gart Sports Company, GSC Acquisition Corp. and Oshman's, and approve the merger of Oshman's with and into GSC Acquisition, a wholly owned subsidiary of Gart.

  2. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

   The accompanying joint proxy statement-prospectus describes the proposed merger and the other proposals in more detail. We encourage you to read the entire document carefully.

   We have fixed the close of business on          , 2001 as the record date
for the determination of our stockholders entitled to vote at the meeting.

                                          By Order of the Board of Directors:

                                          /s/ Steven U. Rath
                                          Steven U. Rath
                                          Secretary

Houston, Texas
      , 2001

   Whether or not you expect to be present at the special meeting, to assure that your shares are represented at the special meeting, please mark, date and sign the enclosed proxy card and return it in the envelope that has been provided. No postage is required for mailing in the United States. In the event that you are able to attend the special meeting, you may revoke your proxy and vote your shares in person.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Questions and Answers For Gart Stockholders and Oshman's Stockholders.....   1
Summary of the Joint Proxy Statement-Prospectus...........................   4
  Forward Looking Statements..............................................   4
  The Companies...........................................................   4
  Summary of the Merger...................................................   5
  Gart Selected Consolidated Financial Data...............................   9
  Oshman's Selected Consolidated Financial Data...........................  11
  Selected Unaudited Pro Forma Combined Financial Data....................  12
  Comparative Per Share Data..............................................  13
  Comparative Per Share Market Price Data.................................  14
Risk Factors..............................................................  15
  Risks Related to the Merger.............................................  15
  Risks Related to Gart and Oshman's......................................  17
The Annual Meeting of Gart Stockholders...................................  22
  General.................................................................  22
  Purpose of the Meeting..................................................  22
  Record Date for the Annual Meeting......................................  22
  Quorum and Voting.......................................................  22
  Proxies.................................................................  23
  Revocation of Proxies...................................................  23
  Solicitation of Proxies.................................................  24
  Communications by Gart Stockholders With Gart...........................  24
The Special Meeting of Oshman's Stockholders..............................  25
  General.................................................................  25
  Purpose of the Meeting..................................................  25
  Record Date for the Special Meeting.....................................  25
  Quorum and Voting.......................................................  25
  Proxies.................................................................  26
  Revocation of Proxies...................................................  26
  Solicitation of Proxies.................................................  26
  Communications by Oshman's Stockholders With Oshman's...................  26
The Merger and Related Transactions.......................................  27
  General.................................................................  27
  Background of the Merger................................................  27
  Gart's Reasons for the Merger...........................................  30
  Oshman's Reasons for the Merger.........................................  31
  Recommendation of Gart's Board of Directors.............................  32
  Recommendation of Oshman's Board of Directors...........................  32
  Opinion of Oshman's Financial Advisor...................................  33
  Interests of Certain Persons in the Merger..............................  38
  Financing for the Merger................................................  41
  Completion and Effectiveness of the Merger..............................  43
  Structure of the Merger.................................................  43
  United States Federal Income Tax Consequences of the Merger.............  45
  Accounting Treatment of the Merger......................................  47
  Regulatory Filings and Approvals Required to Complete the Merger........  47
  Restrictions on Sales of Shares by Affiliates of Gart and Oshman's......  48
  Listing on the Nasdaq National Market of Gart Common Stock to be Issued
   in the Merger..........................................................  48
  Delisting and Deregistration of Oshman's Common Stock After the Merger..  48

                                                                           Page
                                                                           ----
  Dissenters' and Appraisal Rights........................................  48
  The Merger Agreement....................................................  51
  Voting Agreements.......................................................  63
  Indemnification Agreements..............................................  64
  Registration Rights Agreement...........................................  65
  Operations After the Merger.............................................  65
Description of Gart Capital Stock.........................................  66
  General.................................................................  66
  Common Stock............................................................  66
  Preferred Stock.........................................................  66
Comparison of Rights of Holders of Gart Common Stock and Oshman's Common
 Stock....................................................................  66
  Classes of Common Stock.................................................  67
  Voting..................................................................  67
  Board of Directors......................................................  67
  Removal of Directors....................................................  67
  Filling Vacancies on The Board of Directors.............................  67
  Stockholder Action by Written Consent Permitted.........................  67
  Ability to Call Special Meetings........................................  68
  Advance Notice Provisions for Stockholder Nominations and Proposals.....  68
  Preferred Stock.........................................................  69
  Amendment of Certificate of Incorporation...............................  69
  Amendment of Bylaws.....................................................  70
  Provisions Relating To Acquisitions and Business Combinations...........  70
  Limitation of Liability of Directors....................................  72
  Indemnification of Directors and Officers...............................  72
Market Price and Dividend Information.....................................  73
  Market Price Information................................................  73
  Dividend Information....................................................  74
Unaudited Pro Forma Combined Condensed Financial Statements...............  75
  Gart's Unaudited Pro Forma Combined Condensed Statement of Operations...  76
  Gart's Unaudited Pro Forma Combined Condensed Balance Sheet.............  77
  Notes to Unaudited Pro Forma Combined Condensed Financial Statements....  78
Additional Annual Meeting Matters for Gart................................  80
  Election of Directors of Gart...........................................  80
    General...............................................................  80
    Voting................................................................  80
    Nominees..............................................................  80
  Information About Gart's Board of Directors and its Committees..........  81
    Committees and Meetings of the Board of Directors.....................  81
    Audit Committee.......................................................  82
    Compensation Committee................................................  82
    Compensation of Directors.............................................  82
    Compensation Committee Interlocks and Insider Participation in
     Compensation Decisions...............................................  83
  Executive Officers of Gart..............................................  83
  Compensation of Executive Officers of Gart..............................  85
    Report of the Compensation Committee..................................  87
    Compensation and Severance Agreements and Plans.......................  89
  Report of the Audit Committee of Gart's Board of Directors..............  89
  Gart's Relationship with Independent Public Accountants.................  90
    Audit Fees............................................................  90

                                                                          Page
                                                                          ----
    Financial Information Systems Design and Implementation..............  90
    All Other Fees.......................................................  90
    Changes in Accountants...............................................  90
  Performance Graph of Gart..............................................  91
  Section 16(a) Beneficial Ownership Reporting Compliance of Gart........  91
  Certain Relationships and Related Transactions Relating to Gart........  92
  Amendment to the 1994 Management Equity Plan of Gart...................  95
  Ratification of the Appointment of Gart's Independent Auditors......... 101
  Submission of Proposals by Gart's Stockholders......................... 101
  Other Matters Presented at the Annual Meeting of Gart Stockholders..... 101
Security Ownership of Certain Beneficial Owners and Management of Gart... 102
Security Ownership of Certain Beneficial Owners and Management of
 Oshman's................................................................ 104
Legal Opinion............................................................ 106
Tax Opinions............................................................. 106
Experts.................................................................. 106
Where You Can Find More Information...................................... 107
Annex A--Agreement and Plan of Meger..................................... A-1
Annex B--Forms of Voting Agreements...................................... B-1
Annex C--Form of Registration Rights Agreement........................... C-1
Annex D--Opinion of Financo.............................................. D-1
Annex E--Section 262 of the Delaware General Corporation Law............. E-1
Annex F--Audit Committee Charter of Gart's Board of Directors............ F-1
Annex G--Gart's 1994 Management Equity Plan.............................. G-1

     QUESTIONS AND ANSWERS FOR GART STOCKHOLDERS AND OSHMAN'S STOCKHOLDERS

Q:  Why are the companies proposing to merge? (See pages 30 and 31)

A: Gart and Oshman's are proposing to merge because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, earnings power, operational efficiencies and growth potential than either company would have on its own.

  We also believe the complementary geographical presence of the two companies will provide an opportunity to accelerate the revenue growth of the combined company and extend its position in the sporting goods retail industry.

Q: What will be the effect of the merger on the stockholders of Gart and Oshman's? (See page 27)

A: At the effective time of the merger, Oshman's will merge with and into GSC Acquisition Corp., which is a wholly owned subsidiary of Gart. GSC Acquisition will survive the merger as a wholly owned subsidiary of Gart, and its name will be changed to Oshman's Sporting Goods, Inc. After the merger, the current stockholders of Gart will own approximately 69% of Gart common stock outstanding and the former stockholders of Oshman's will own approximately 31% of Gart common stock outstanding.

Q:  What will Oshman's stockholders receive in the merger? (See page 43)

A: When the merger is completed, holders of Oshman's common stock will receive $7.00 in cash and 0.55 shares of Gart common stock in exchange for each outstanding share of Oshman's common stock. The mix between cash and Gart common stock is subject to adjustment if the closing sales price of Gart common stock is less than $9.50 on the closing date of the merger. As of the date of this joint proxy statement-prospectus, the most recent closing
    sales price of Gart common stock was $   . No fractional shares of Gart
    common stock will be issued. Oshman's stockholders that otherwise would receive fractional shares will instead receive cash in an amount based on the closing sales price of Gart common stock on the closing date of the merger.

Q: Does the board of directors of Gart recommend voting in favor of the issuance of Gart shares in the merger? (See page 32)

A: Yes. After careful consideration, the board of directors of Gart recommends that Gart stockholders vote in favor of the issuance of Gart common stock to the stockholders of Oshman's in the merger.

Q: Does the board of directors of Oshman's recommend voting in favor of the merger? (See page 33)

A: Yes. After careful consideration, the board of directors of Oshman's recommends that Oshman's stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.

Q: Have any Gart stockholders agreed to vote in favor of the issuance of Gart common stock in the merger? (See page 64)

A: Yes. Green Equity Investors, L.P., which holds approximately 64% of the outstanding shares of Gart common stock, has agreed to vote all of its shares in favor of the issuance of Gart common stock in the merger.

Q: Have any Oshman's stockholders agreed to vote in favor of the merger? (See page 63)

A: Yes. Certain directors, executive officers and stockholders of Oshman's and their affiliated entities have agreed to vote shares totaling approximately 50% of the outstanding shares of Oshman's common stock in favor of the adoption of the merger agreement and the approval of the merger.

Q:  Are there risks that I should consider in deciding how to vote? (See page
    15)

A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk Factors."

Q: As a Gart stockholder, am I being asked to vote on any other proposals? (See pages 80, 95 and 101)

A: Yes. The meeting of Gart stockholders will be an annual meeting. In addition to being asked to approve the issuance of Gart shares in the merger, Gart stockholders will be asked to vote on (1) the election of six directors of Gart to serve until the next annual meeting, (2) an amendment to Gart's 1994 Management Equity Plan to increase the number of shares of Gart common stock that may be issued under the plan and (3) the ratification of Gart's independent auditors.

  The board of directors of Gart recommends that Gart stockholders vote in favor of each of these proposals.

Q:  What do I need to do now? (See pages 23 and 26)

A: You need to mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your stockholder meeting. If you do not include instructions on how to vote your properly signed proxy card, your common stock will be voted "FOR" approval of each of the proposals on the proxy card.

   Oshman's stockholders, please do NOT send your Oshman's stock certificates at this time.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me? (See pages 22 and 25)

A: Brokers cannot vote your shares without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If Oshman's stockholders fail to provide their broker with instructions, it will have the same effect as a vote against the merger.

Q:  What if I don't vote? (See pages 23 and 26)

A: For both Oshman's and Gart stockholders, if you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of each of the proposals listed on the card. For Oshman's stockholders only, if you fail to mail your proxy card, or if you fail to instruct your broker how to vote shares held for you in the broker's name, the effect will be the same as a vote against the merger.

Q:  What do I do if I want to change my vote? (See pages 23 and 26)

A: If you want to change your vote, send the secretary of your company, a later-dated, signed proxy card before your stockholder meeting or attend the meeting and vote in person. You may also revoke your proxy by sending written notice to the applicable secretary before the meeting or by attending the meeting and voting in person.

Q: As an Oshman's stockholder, should I send in my Oshman's stock certificates now? (See page 44)

A: No. After the merger is completed, Gart will send you written instructions for exchanging your Oshman's stock certificates for Gart stock certificates and the cash consideration.

Q:  When do you expect the merger to be completed? (See page 43)

A: Gart and Oshman's are working toward completing the merger as quickly as possible. We hope to complete the merger late in the second calendar quarter or early in the third calendar quarter of 2001.

Q: Are Oshman's stockholders entitled to dissenters' or appraisal rights? (See page 48)

A: Yes. Oshman's stockholders have the opportunity to assert dissenters' rights relating to the merger. In order to claim these rights, Oshman's stockholders must comply with the requirements of Delaware law. You should read the section entitled "Dissenters' and Appraisal Rights."

Q: Are Gart stockholders entitled to dissenters' or appraisal rights? (See page 48)

A:  No.

Q:  Whom should I call with questions?

A: Gart stockholders should call Nesa E. Hassanein, senior vice president, secretary and general counsel, at (303) 861-1122 with any questions about the merger.

  Oshman's stockholders should call Steven A. Martin, senior vice president and chief financial officer, at (713) 928-3171 with any questions about the merger.

                SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS

   This joint proxy statement-prospectus pertains to the merger of Oshman's with and into a wholly owned subsidiary of Gart, and it is being sent to the holders of Gart common stock and the holders of Oshman's common stock. This summary may not contain all of the information that is important to you. You should read carefully this entire document, including the merger agreement and the other documents attached to this joint proxy statement-prospectus and other documents referenced in it for a more complete understanding of the merger. In particular, you should read the merger agreement, which is attached as Annex A, the forms of voting agreements, which are attached as Annex B, the form of registration rights agreement, which is attached as Annex C, the opinion of Financo, Inc., which is attached as Annex D, Section 262 of the Delaware General Corporation Law relating to dissenters' rights, which is attached as Annex E, the charter of the audit committee of Gart's board of directors, which is attached as Annex F, and Gart's 1994 Management Equity Plan, which is attached as Annex G. You also should read Gart's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 and Oshman's Annual Report on Form 10-K/A for the fiscal year ended February 3, 2001, copies of which are being delivered to you together with this joint proxy statement-prospectus. In addition, Gart and Oshman's incorporate by reference important business and financial information about Gart and Oshman's into this joint proxy statement-prospectus. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 107.

                           Forward Looking Statements

   This joint proxy statement-prospectus and the documents incorporated by reference into this joint proxy statement-prospectus contain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Gart and Oshman's that are based on the beliefs of the management of Gart and Oshman's as well as assumptions made by, and information currently available to, the management of Gart and Oshman's. In addition, when used in this document, the words "likely," "will," "suggests," "may," "would," "could," "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," "predict" and similar expressions and their variants, as they relate to Gart or Oshman's, or to the management of either company, may identify forward-looking statements. These statements reflect the judgment of the management of Gart or Oshman's as of the date of this joint proxy statement-prospectus with respect to future events, the outcome of which is subject to certain risks, including the risk factors set forth herein, which may have a significant impact on the business, operating results or financial conditions of Gart, Oshman's or the combined company. Stockholders are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in this joint proxy statement-prospectus. Neither Gart nor Oshman's undertakes any obligation to update forward-looking statements.

                                 The Companies

                              GART SPORTS COMPANY
                                 1000 Broadway
                             Denver, Colorado 80203
                                 (303) 861-1122
                           http://www.gartsports.com

   Gart is the second largest, publicly traded, full-line sporting goods retailer in the United States and the leading full-line sporting goods retailer in the Rocky Mountain region. Gart offers a comprehensive high-quality assortment of brand name sporting goods footwear, apparel and equipment at competitive prices. Gart currently operates 120 stores in 16 states under the Gart Sports and Sportmart names.

                         OSHMAN'S SPORTING GOODS, INC.
                               2302 Maxwell Lane
                              Houston, Texas 77023
                                 (713) 928-3171
                             http://www.oshmans.com

   Oshman's currently operates 58 sporting goods specialty stores, including 44 SuperSports USA stores and 14 traditional stores, and offers a full line of sporting goods equipment, sportswear and athletic footwear focusing on middle- to high-end products. Oshman's operates a large number of stores in Texas and California as well as in Arizona, Florida, Kansas, Louisiana, Michigan, Minnesota, New Mexico, Oklahoma, South Carolina, Tennessee, Utah and Washington. Oshman's SuperSports USA stores utilize interactive merchandising by offering sports test-play areas, including basketball courts, batting cages, golf simulators and tennis courts.

                             Summary of the Merger

The Merger (See page 27)

   In the merger, Oshman's will merge with and into GSC Acquisition Corp., which is a wholly owned subsidiary of Gart. GSC Acquisition will survive the merger as a wholly owned subsidiary of Gart, and its name will be changed to Oshman's Sporting Goods, Inc. Oshman's stockholders will receive, in exchange for each of their shares, $7.00 in cash and 0.55 shares of Gart common stock. The mix between cash and Gart common stock is subject to adjustment if the closing sales price of Gart common stock is less than $9.50 on the closing date of the merger.

Vote Required for Approval (See pages 22 and 25)

   The holders of a majority of the shares of Gart common stock present in person or represented by proxy at Gart's annual meeting must approve the issuance of Gart common stock in the merger. Gart stockholders are entitled to cast one vote per share of Gart common stock owned as of Gart's record date. As of March 30, 2001, Gart's directors and executive officers held 570,277 shares of Gart common stock (excludes shares subject to options and 4,713,200 shares held by Green Equity Investors, L.P.), which represented approximately 8% of all outstanding shares of Gart common stock entitled to vote at Gart's annual meeting.

   The holders of a majority of the outstanding shares of Oshman's common stock must adopt the merger agreement and approve the merger. Oshman's stockholders are entitled to cast one vote per share of Oshman's common stock owned as of the Oshman's record date. As of March 30, 2001, Oshman's directors and executive officers held 1,627,961 shares of Oshman's common stock (excludes shares subject to options), which represented approximately 28% of all outstanding shares of Oshman's common stock entitled to vote at Oshman's special meeting.

Voting Agreements (See page 63)

   Green Equity Investors, L.P., which holds approximately 64% of the outstanding shares of Gart common stock, has agreed to vote all of its shares in favor of the issuance of Gart common stock in the merger.

   Certain directors, executive officers and stockholders of Oshman's and their affiliated entities have agreed to vote shares totaling approximately 50% of the outstanding shares of Oshman's common stock in favor of the adoption of the merger agreement and the approval of the merger.

Conditions to the Completion of the Merger (See page 59)

   Gart and Oshman's will complete the merger only if a number of conditions are satisfied or waived, including, but not limited to, the following:

  . the merger agreement must have been adopted and the merger must have been approved by the Oshman's stockholders;

  . the issuance of Gart common stock in connection with the merger must have been approved by the Gart stockholders;

  . Gart and Oshman's must have obtained all legally required permits and approvals;

  . no events or circumstances have occurred after the date of the merger agreement that have had, or are reasonably expected to have, a material adverse effect on Gart or Oshman's;

  .  no law, regulation or order prohibits the completion of the merger;

  . the closing sales price of a share of Gart common stock on the closing date of the merger must be at least $7.00; and

  . the financing for the transactions contemplated by the merger agreement must have been completed.

Termination of the Merger Agreement (See page 61)

   Gart and Oshman's mutually may agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if, among other things:

  . a court or other governmental entity issues a final order or ruling that restrains or prohibits the merger;

  . the merger is not completed on or before August 21, 2001 (other than because the terminating party breached the merger agreement);

  . certain conditions set forth in the merger agreement become incapable of fulfillment (other than because the terminating party breached the merger agreement);

  . the other party is in material breach of any of its covenants contained in the merger agreement and the breach is not cured within 20 business days; or

  . the other party is in breach of any of its representations or warranties contained in the merger agreement, and the breach is reasonably expected to have a material adverse effect on the party and is not cured within 20 business days.

   In addition, Gart may terminate the merger agreement if the board of directors of Oshman's fails to recommend, or withdraws its recommendation of, the merger agreement or approves a "superior proposal," whether or not in accordance with the merger agreement. Oshman's may terminate the merger agreement if its board of directors withdraws its recommendation or approves a "superior proposal," in either case in accordance with the merger agreement.

   Oshman's also may terminate the merger agreement if Gart is notified in writing by The CIT Group/Business Credit, Inc. of its withdrawal of its commitment letter related to the financing of the merger, or of its inability or unwillingness to provide the financing, and, within 60 days following the date of the notification, Gart does not either cause the commitment letter to be reinstated or secure a new commitment letter with one or more alternative financial institutions on terms and conditions at least as favorable to Gart and Oshman's as those contained in the commitment letter.

   Under certain circumstances set forth in the merger agreement, Oshman's must pay Gart a $3 million termination fee if Gart or Oshman's terminates the merger agreement. In addition, under certain circumstances set forth in the merger agreement, Gart or Oshman's must pay all fees and expenses (up to $1.5 million) of the other party and its representatives.

Directors and Executive Officers of Gart Following the Merger (See page 65)

   Following the merger, the board of directors of Gart will consist of the directors elected at the annual meeting. In addition, following the annual meeting, two directors designated by the board of directors of Oshman's, Marilyn Oshman, the chairman of the board of Oshman's, and Alvin N. Lubetkin, the vice chairman, chief executive officer and president of Oshman's, will be appointed or elected to Gart's board of directors in accordance with the merger agreement.

   Following the merger, the current executive officers of Gart will continue to serve as its executive officers.

Opinion of Oshman's Financial Advisor (See page 33)

   In connection with the merger, Oshman's board of directors considered the opinion it received from its financial advisor, Financo, Inc., as to the fairness, from a financial point of view, of the merger consideration to be received by Oshman's stockholders. The full text of the written opinion of Financo is attached to this document as Annex D and should be read carefully in its entirety to understand the procedures followed, the assumptions made, the matters considered and the limitation on the review undertaken in providing the opinion. The opinion of Financo is directed to the Oshman's board of directors, and the opinion does not address the price at which Gart's common stock will trade after the proposed merger and does not constitute a recommendation to any stockholder as to how to vote with respect to any matter relating to the proposed merger.

United States Federal Income Tax Consequences of the Merger (See page 45)

   It is a condition to the completion of the merger that both Gart and Oshman's receive opinions from their respective accounting firms to the effect that the merger will be treated as a reorganization described in Section 368(a) of the Internal Revenue Code.

   If the merger is treated as a reorganization under the Internal Revenue Code, in general, for federal income tax purposes:

  .  no gain or loss will be recognized by the holders of Gart common stock;
     and

  . a gain, if any, but not a loss, will be recognized by the holders of Oshman's common stock to the extent of the lesser of (1) the fair market value of Gart common stock, plus the amount of cash received, less such stockholder's tax basis in the Oshman's common stock surrendered and (2) the amount of cash received. Such gain ordinarily will be a capital gain.

   Holders of Oshman's common stock also may recognize a gain or loss by reason of cash received in lieu of fractional shares or upon the exercise of appraisal rights. See "United States Federal Income Tax Consequences of the Merger" for a more detailed description of the above matters and for information with respect to certain taxpayers subject to special treatment under the Internal Revenue Code.

Regulatory Filings and Approvals (See page 47)

   The merger is subject to pre-acquisition review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Gart and Oshman's both have made the required filings with the Department of Justice and the Federal Trade Commission. Early termination with respect to the waiting periods was granted on March 19, 2001. However, the Department of Justice or the Federal Trade Commission, as well as a state agency, a government agency or private persons, may still challenge the merger.

Interests of Certain Persons in the Merger (See page 38)

   When considering the recommendation of Gart's board of directors, you should be aware that two of Gart's directors are partners of a merchant banking firm that will be paid $4 million by Gart upon the completion of the merger. As a result, these directors may have an interest in the merger that is different from, or in addition to, yours.

   When considering the recommendations of Oshman's board of directors, you should be aware that certain Oshman's directors, executive officers and stockholders have interests in the merger that are different from, or are in addition to, yours. These interests include consulting arrangements between Gart and two of Oshman's directors and executive officers that take effect after the merger, the acceleration of stock option vesting, severance payments to certain officers, rights associated with shares of restricted stock held by an Oshman's executive officer, the election of two Oshman's officers and directors to Gart's board of directors following the merger, registration rights for certain Oshman's officers and directors with respect to Gart common stock, and the indemnification of directors and officers of Oshman's against certain liabilities both before and after the merger.

Dissenters' and Appraisal Rights (See page 48)

   Under Delaware law, stockholders of Oshman's are entitled to dissenters' rights in connection with the merger, provided that they follow the proper procedures to perfect their dissenters' rights.

   Stockholders of Gart are not entitled to dissenters' rights in connection with the merger.

Restrictions on the Ability to Sell Gart Common Stock (See page 48)

   All Gart common stock received by Oshman's stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either Oshman's or Gart under the Securities Act of 1933, as amended. Shares of Gart common stock held by affiliates may be sold only pursuant to a registration statement or an exemption from the registration requirements of the Securities Act. In connection with the merger, Gart granted to certain Oshman's stockholders who may be considered affiliates of Oshman's rights to have their shares of Gart common stock registered for resale under the Securities Act.

                   Gart Selected Consolidated Financial Data

   In the table below, Gart provides you with summary historical consolidated financial data of Gart. Gart has prepared the statement of operations data and balance sheet data using the consolidated financial statements of Gart for the 53 weeks ended February 3, 2001, the 52 weeks ended January 29, 2000, the 52 weeks ended January 30, 1999, the 28-day period ended January 31, 1998, the 52 weeks ended January 3, 1998 and the 52 weeks ended January 4, 1997. The consolidated financial statements for the 53 weeks ended February 3, 2001 have been audited by Deloitte & Touche LLP, independent auditors, and the consolidated financial statements for the 52 weeks ended January 29, 2000, the 52 weeks ended January 30, 1999, the 28-day period ended January 31, 1998, the 52 weeks ended January 3, 1998 and the 52 weeks ended January 4, 1997 have been audited by KPMG LLP, independent auditors.

   When you read this summary historical data, it is important that you read it along with the historical consolidated financial statements and related notes in Gart's annual reports, as well as the sections of Gart's annual reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which have been filed with the Securities and Exchange Commission and incorporated into this joint proxy statement-prospectus by reference.

                                                                  28 days
                                  Fiscal Years (1)                 ended         Fiscal Years (1)
                          -----------------------------------   January 31,    ----------------------
                             2000        1999         1998         1998           1997        1996
                          ----------  ----------   ----------   -----------    ----------  ----------
                                   (dollars in thousands, except per share amounts)
STATEMENT OF OPERATIONS
 DATA:
Net sales...............  $  751,124  $  680,995   $  658,047   $   38,825     $  228,379  $  204,126
Cost of goods sold,
 buying, distribution
 and occupancy..........    (559,778)   (517,405)    (503,379)     (31,924)      (164,289)   (148,420)
                          ----------  ----------   ----------   ----------     ----------  ----------
Gross profit............     191,346     163,590      154,668        6,901         64,090      55,706
Operating expenses......    (164,830)   (150,985)    (148,348)     (11,360)       (52,721)    (47,604)
Merger integration
 costs..................         --          --        (2,923)      (3,377)          (395)        --
                          ----------  ----------   ----------   ----------     ----------  ----------
Operating income
 (loss).................      26,516      12,605        3,397       (7,836)        10,974       8,102
Interest expense........     (11,071)    (10,615)      (9,302)        (525)          (983)     (1,601)
Other income, net.......         246         779          302           38            776         637
                          ----------  ----------   ----------   ----------     ----------  ----------
Income (loss) before
 income taxes...........      15,691       2,769       (5,603)      (8,323)        10,767       7,138
Income tax benefit
 (expense)..............       7,405        (996)       2,185          318         (4,083)     (2,681)
                          ----------  ----------   ----------   ----------     ----------  ----------
Net income (loss).......  $   23,096  $    1,773   $   (3,418)  $   (8,005)    $    6,684  $    4,457
                          ----------  ----------   ----------   ----------     ----------  ----------
Basic earnings (loss)
 per share..............  $     3.13  $     0.23   $    (0.45)  $    (1.11)    $     1.21  $     0.81
                          ==========  ==========   ==========   ==========     ==========  ==========
Weighted average shares
 of common stock
 outstanding............   7,380,529   7,632,696    7,676,816    7,212,267(2)   5,501,673   5,512,886
                          ==========  ==========   ==========   ==========     ==========  ==========
Diluted earnings (loss)
 per share..............  $     2.99  $     0.23   $    (0.45)  $    (1.11)    $     1.19  $     0.81
                          ==========  ==========   ==========   ==========     ==========  ==========
Weighted average shares
 of common stock and
 common stock
 equivalents
 outstanding............   7,729,601   7,701,427    7,676,816    7,212,267      5,596,823   5,512,886
                          ==========  ==========   ==========   ==========     ==========  ==========
OTHER DATA:
Number of stores at
 beginning of period....         127         125          123           63             60          60
Number of stores opened
 or acquired............         --            7            6           60(3)           5           5
Number of stores
 closed.................          (7)         (5)          (4)         --              (2)         (5)
                          ----------  ----------   ----------   ----------     ----------  ----------
Number of stores at end
 of period..............         120         127          125          123             63          60
                          ==========  ==========   ==========   ==========     ==========  ==========
Total gross square feet
 at end of period.......   4,517,122   4,600,738    4,361,335    4,206,197      1,605,963   1,453,520
Comparable store sales
 increase
 (decrease)(4)..........         6.4%       (0.6%)       (4.5%)       10.0%           5.6%        4.4%
EBITDA(5)...............  $   41,538  $   27,577   $   15,043   $   (6,633)    $   15,040  $   12,396
Net cash provided by
 (used in):
 Operating activities...      24,053       1,326       16,289      (15,395)         7,838      21,416
 Investing activities...     (12,385)     (8,806)     (15,561)         483         (3,720)     (2,717)
 Financing activities...     (11,404)      4,544       (6,321)      18,326             40     (16,820)
BALANCE SHEET DATA (at
 end of period):
 Working capital........  $  113,324  $  104,853   $   94,439   $  108,844     $   39,886  $   34,133
 Total assets...........     335,128     344,085      335,119      319,435        121,291      96,435
 Long-term debt.........      95,900     105,900      100,000      105,600            --          --
 Redeemable common
  stock, net............         --          --           --           --           1,904         860
 Stockholders' equity...      88,886      65,894       63,466       68,757         42,613      36,883

--------
(1) During 1995, Gart adopted an annual fiscal reporting period that ends on the first Saturday in January. Accordingly, fiscal 1997 began on January 5, 1997 and ended on January 3, 1998 and included 52 weeks of operations; and fiscal 1996 began on January 7, 1996 and ended on January 4, 1997 and included 52 weeks of operations. During 1998, Gart adopted an annual fiscal reporting period that ends on the Saturday closest to the end of January. Accordingly, fiscal 2000 began on January 30, 2000 and ended on February 3, 2001 and included 53 weeks of operations; fiscal 1999 began on January 31, 1999 and ended on January 29, 2000 and included 52 weeks of operations; and fiscal 1998 began on February 1, 1998 and ended on January 30, 1999 and included 52 weeks of operations.

(2) Gart acquired Sportmart, Inc. on January 9, 1998 in a transaction involving the issuance of 2,180,656 shares of Gart common stock in exchange for all of the outstanding common stock of Sportmart.

(3) Represents the 59 Sportmart stores acquired on January 9, 1998 and one new store opened in January 1998.

(4) Stores enter the comparable store sales base at the beginning of their 14th month of operation. The 59 Sportmart stores acquired on January 9, 1998, are included in comparable store sales bases utilizing historical Sportmart comparable store data.

(5) EBITDA is earnings (loss) before income taxes plus interest expense and other financing costs and depreciation and amortization. Gart believes that, in addition to cash flows from operations and net income (loss), EBITDA is a useful financial performance measure for assessing operating performance as it provides an additional basis to evaluate the ability of Gart to incur and service debt and to fund capital expenditures. In evaluating EBITDA, Gart believes that consideration should be given, among other things, to the amount by which EBITDA exceeds interest costs for the period, how EBITDA compares to principal repayments on debt for the period and how EBITDA compares to capital expenditures for the period. To evaluate EBITDA, the components of EBITDA such as revenue and operating expenses and the variability of such components over time should also be considered. EBITDA should not be construed, however, as an alternative to operating income (loss) (as determined in accordance with accounting principles generally accepted in the United States of America ("GAAP")) as an indicator of Gart's operating performance or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. Gart's method of calculating EBITDA may differ from methods used by other companies, and as a result, EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies.

                 Oshman's Selected Consolidated Financial Data

   In the table below, Oshman's provides you with summary historical consolidated financial data of Oshman's. The consolidated financial statements have been audited by Grant Thornton LLP, independent auditors.

   When you read this summary historical data, it is important that you read it along with the historical consolidated financial statements and related notes in Oshman's annual reports, as well as the sections of Oshman's annual reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which have been filed with the Securities and Exchange Commission and incorporated into this joint proxy statement-prospectus by reference.

                                              For the year ended
                                             or as of the year end
                          ----------------------------------------------------------------
                          February 3,   January 29, January 30, January 31,    February 1,
                             2001          2000        1999        1998           1997
                          (53 weeks)    (52 weeks)  (52 weeks)  (52 weeks)     (52 weeks)
                          -----------   ----------- ----------- -----------    -----------
                                     (in thousands, except per share data)
STATEMENT OF OPERATIONS
 DATA:
Consolidated sales......   $330,470      $306,492    $309,057    $342,609       $365,879
Cost of goods sold......    215,913       201,572     203,277     244,620        250,784
                           --------      --------    --------    --------       --------
Gross profit............    114,557       104,920     105,780     117,989        115,095
Operating expenses
 Selling and
  administrative
  expenses..............    100,534       105,140     106,396     117,264        128,517
 Pre-opening expenses...        571           722         --        1,525          3,459
 Impairment of long-
  lived assets..........        --            --        3,000         --           1,298
 Store closing
  provision.............       (751)          --         (499)       (836)         6,212
 Miscellaneous
  income(1).............     (6,953)         (322)     (4,263)     (6,046)          (773)
                           --------      --------    --------    --------       --------
Operating income
 (loss).................     21,156          (620)      1,146       6,082        (23,618)
Interest expense, net...      1,920         3,011       3,241       3,711          3,821
                           --------      --------    --------    --------       --------
Earnings (loss) before
 income taxes...........     19,236        (3,631)     (2,095)      2,371        (27,439)
Income tax benefit......        795             1         744       4,001            189
                           --------      --------    --------    --------       --------
Earnings (loss) before
 cumulative effect of
 change in accounting
 principle..............     20,031        (3,630)     (1,351)      6,372        (27,250)
Cumulative effect of
 change in accounting
 principle..............        972(2)        --          --       (1,299)(3)        --
                           --------      --------    --------    --------       --------
Net earnings (loss).....   $ 21,003      $ (3,630)   $ (1,351)   $  5,073       $(27,250)
                           ========      ========    ========    ========       ========
Earnings (loss) before
 cumulative effect of
 change in accounting
 principle
  Basic earnings (loss)
   per share............   $   3.47      $   (.62)   $   (.23)   $   1.09       $  (4.67)
  Diluted earnings
   (loss) per share.....   $   3.30      $   (.62)   $   (.23)   $   1.07       $  (4.67)
Cumulative effect of
 change in accounting
 principle
  Basic earnings (loss)
   per share............   $    .17(2)   $    --     $    --     $   (.22)(3)   $    --
  Diluted earnings
   (loss) per share.....   $    .16(2)   $    --     $    --     $   (.22)(3)   $    --
Net earnings (loss) per
 share
  Basic earnings (loss)
   per share............   $   3.64      $   (.62)   $   (.23)   $    .87       $  (4.67)
  Diluted earnings
   (loss) per share.....   $   3.46      $   (.62)   $   (.23)   $    .85       $  (4.67)
Weighted average shares
 of common stock
 outstanding............      5,770         5,827       5,827       5,827          5,827
Weighted average shares
 of common stock and
 common stock
 equivalents
 outstanding............      6,063         5,827       5,827       5,937          5,827
BALANCE SHEET DATA (at
 end of period):
Total assets............   $119,443      $132,665    $126,004    $148,350       $160,734
Long-term debt..........        557        37,463      28,679      35,953         42,397

--------
(1) Includes principally the gain on disposition of real estate. Gain from real estate activities was $7,524, $0, $3,914, $5,616, and $0 for the fiscal years ended in 2001, 2000, 1999, 1998 and 1997, respectively.
(2)Effect of change from retail to cost method of accounting for inventory.
(3)Effect of change in accounting method for pre-opening expenses.

              Selected Unaudited Pro Forma Combined Financial Data
                (dollars in thousands, except per share amounts)

   The following table presents selected unaudited pro forma combined financial data of Gart, which are derived from the unaudited pro forma combined condensed financial statements that are presented elsewhere in this joint proxy statement-prospectus. The data has been prepared giving effect to the merger under the purchase method of accounting. This information should be read in conjunction with the unaudited pro forma statements and related notes. The selected unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future.

Statement of Operations Data

                                                                53 Weeks Ended
                                                               February 3, 2001
                                                               ----------------
Net sales.....................................................    $1,081,594
Operating income..............................................        46,297
Income from continuing operations.............................    $   39,035(1)
Earnings per share
 Basic earnings per share.....................................    $     3.67(1)
                                                                  ==========
 Diluted earnings per share...................................    $     3.55(1)
                                                                  ==========
Weighted average shares of common stock outstanding
 Basic........................................................    10,639,449
                                                                  ==========
 Diluted......................................................    10,988,521
                                                                  ==========

Balance Sheet Data

As of February 3, 2001

Working capital........................................................ $147,401
Total assets...........................................................  495,448
Long-term debt.........................................................  154,960
Stockholders' equity...................................................  124,735

--------
(1) Includes significant tax benefits realized in fiscal 2000 for both Oshman's and Gart. Had statutory tax rates been utilized, the unaudited pro forma combined income from continuing operations would have been approximately $17.2 million, with corresponding basic earnings per share of $1.62 and diluted earnings per share of $1.57.

                           Comparative Per Share Data

   The following table shows (1) the historical net income and book value per share of Gart common stock and the historical net income and book value per share of Oshman's common stock in comparison with the unaudited pro forma net income and book value per share after giving effect to Gart's proposed merger with Oshman's and (2) the equivalent historical net income and book value per share attributable to $7.00 in cash and 0.55 shares of Gart common stock, which will be received for each share of Oshman's common stock. The mix between cash and Gart common stock is subject to adjustment if the closing sales price of Gart common stock is less than $9.50 on the closing date of the merger.

   The historical book value per share data is computed by dividing stockholders' equity by the number of shares of Gart common stock or Oshman's common stock outstanding at the end of each period. The pro forma book value per share data is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Gart common stock outstanding at the end of each period. Oshman's equivalent pro forma combined net income per share and book value per share amounts are calculated on the basis of an exchange ratio of
0.55 shares of Gart common stock for each outstanding share of Oshman's common stock. The cash portion of the merger consideration is not reflected in the calculations. All per share information reflects basic, rather than diluted, shares outstanding.

   The following information should be read in conjunction with (1) the separate historical consolidated financial statements and related notes of Gart and Oshman's incorporated by reference in this joint proxy statement-prospectus and (2) the unaudited pro forma condensed combined financial information and related notes of Gart and the selected consolidated financial data included elsewhere in this joint proxy statement-prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger with Oshman's had been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. No cash dividends have been declared or paid on Gart common stock or Oshman's common stock for the last five fiscal years of each respective company.

                                               Gart           Oshman's
                                          -------------- -------------------
     Net Income Per Share:
      Fiscal Year ended February 3, 2001      $ 3.13            $3.47
     Book Value Per Share:
      As of February 3, 2001                  $12.07            $9.89
                                          Gart Pro Forma Oshman's Equivalent
                                             Combined    Pro Forma Combined
                                          -------------- -------------------
     Net Income Per Share:
      Fiscal Year ended February 3, 2001      $ 3.67            $2.02
     Book Value Per Share:
      As of February 3, 2001                  $11.72            $6.45

                    Comparative Per Share Market Price Data

   Gart common stock is traded on the Nasdaq National Market under the symbol "GRTS." Oshman's common stock is traded on the American Stock Exchange under the symbol "OSH."

   The following table sets forth the closing sales prices per share of Gart common stock and the closing sales prices per share of Oshman's common stock, as reported on the Nasdaq National Market and the American Stock Exchange, respectively, on (1) February 21, 2001, the business day preceding the public announcement that Gart and Oshman's had entered into the merger agreement and
(2) , 2001, the last full trading day for which closing sales prices were available at the time of the printing of this joint proxy statement-prospectus.

   The table also includes the equivalent price per share of Oshman's common stock on those dates. This equivalent per share price reflects the value of the merger consideration that Oshman's stockholders would receive for each share of Oshman's common stock if the merger was completed on the specified dates by multiplying the closing sales price of Gart common stock on those dates by the exchange ratio of 0.55 and adding $7.00. The mix between cash and Gart common stock is subject to adjustment if the price of Gart common stock is less than $9.50 on the closing date of the merger. Please review the description of this adjustment procedure under "The Merger and Related Transactions--Structure of the Merger--Adjustment in Mix of Merger Consideration."

                    Gart Common Stock
                      Closing Sales   Oshman's Common Stock Oshman's Equivalent
                          Price        Closing Sales Price    Price per Share
                    ----------------- --------------------- --------------------
February 21,
 2001.............       $11.00               $9.35                $13.05
          , 2001..       $                    $                    $

   Because the market price of Gart common stock may increase or decrease before the completion of the merger, Oshman's stockholders are urged to obtain current market quotations.

                                  RISK FACTORS

   Both the merger and an investment in Gart common stock involve a high degree of risk. By voting in favor of the merger, current Oshman's stockholders will be choosing to invest in Gart common stock, and current Gart stockholders will be choosing to combine Oshman's business with Gart's business and to dilute their percentage ownership interest in Gart. In addition to the other information contained in, or incorporated by reference into, this joint proxy statement-prospectus, you should consider carefully the following risk factors in deciding whether to vote in favor of the merger or the related issuance of shares of Gart common stock.

Risks Related to the Merger

   The value of the merger consideration to be received by Oshman's stockholders in the merger for each share of Oshman's common stock will not be adjusted for changes in the market price of Gart common stock or Oshman's common stock.

   In the merger, Oshman's stockholders are entitled to receive $7.00 in cash and 0.55 shares of Gart common stock in exchange for each share of Oshman's common stock. However, the merger agreement provides that if the market price per share of Gart common stock is less than $9.50 on the closing date of the merger, then the allocation of the merger consideration between cash and shares of Gart common stock will be adjusted in accordance with a formula set forth in the merger agreement. Although the allocation of the merger consideration between cash and stock will be adjusted, the aggregate value of the merger consideration to be received by Oshman's stockholders for each share of Oshman's common stock will not be adjusted. In other words, in the event of an adjustment in the allocation of the merger consideration, Oshman's stockholders will continue to be entitled to receive merger consideration having an aggregate value equal to the sum of (1) $7.00 and (2) 0.55 multiplied by the market price per share of Gart common stock, although the mix between the amount of cash and the number of shares of Gart common stock will be adjusted. However, any reduction in the market price of Gart common stock will result in Oshman's stockholders receiving merger consideration of less value in the merger.

   Both Gart and Oshman's are entitled to terminate the merger agreement if the market price per share of Gart common stock is less than $7.00 on the closing date of the merger. However, neither Gart nor Oshman's is obligated to terminate the merger agreement due to such an event, and, if the market price of Gart common stock is greater than $7.00, then neither Gart nor Oshman's may terminate the merger agreement solely because of changes in the market price of Gart common stock. In addition, neither Gart nor Oshman's may terminate the merger agreement solely because of changes in the market price of Oshman's common stock. At the time of the special meeting of Oshman's stockholders, Oshman's stockholders will not know either the market price of the Gart common stock that would be issued to them in the merger or the exact value of the aggregate merger consideration that they would receive in the merger.

   The market price of Gart common stock may vary significantly from time to time. The seasonal nature of Gart's business, unanticipated fluctuations in demand, and inventory imbalances could cause Gart's operating results to vary significantly from quarter to quarter, which could lead to volatility or significant declines in the market price of Gart common stock. In addition, in recent years, the stock market has experienced extreme price and volume fluctuations that have been disproportionate, or unrelated to, the operating performance of companies. Accordingly, the market price of Gart common stock may fluctuate significantly before the completion of the merger.

   Gart will face significant challenges in integrating Gart and Oshman's and, as a result, may not realize the expected benefits of the merger.

   Integrating the operations and personnel of Gart and Oshman's will be a complex process, and Gart cannot be certain that the integration will be completed in a timely manner or that the anticipated benefits of the merger will be achieved. The successful integration of Gart and Oshman's will require, among other things, the integration of their finance, human resources, store operations and marketing groups and the coordination of their information systems. The diversion of the attention of Gart's management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of Gart's business. Furthermore, the process of combining Gart and Oshman's could negatively affect employee morale and the ability of Gart to retain some of Oshman's key employees after the merger.

   Gart's officers and directors have conflicts of interest that may influence them to support or approve the merger.

   Two of Gart's current directors are partners of Leonard Green & Partners, L.P., a merchant banking firm that will receive transaction fees in the amount of $4 million from Gart upon the completion of the merger. As a result of this relationship, these directors may be deemed to have an interest in the merger that is different from, or in addition to, the interests of Gart stockholders. Accordingly, these directors may have been more likely to vote to adopt the merger agreement and to approve the merger than if they did not have this interest. Gart stockholders should consider whether this interest may have influenced these directors to support the merger and to recommend the issuance of Gart common stock in the merger. You should read more about these interests under "The Merger and Related Transactions--Interests of Certain Persons in the Merger."

   Oshman's officers and directors have conflicts of interest that may influence them to support or approve the merger.

   The officers and directors of Oshman's are participating in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, those of other Oshman's stockholders, including the following:

  . Gart has agreed that it and the surviving corporation in the merger will indemnify any Oshman's officer or director against liabilities with respect to all acts and omissions arising out of such person's services as an officer or director, and Gart and the surviving corporation have agreed to cause to be maintained in effect for the next six years directors' and officers' liability insurance to cover any such liabilities for the next six years;

  . the vesting of stock options to acquire shares of Oshman's common stock will be accelerated as a result of the merger;

  . certain officers of Oshman's are entitled to certain benefits, including severance payments, if their employment is terminated after the merger;

  . rights associated with shares of restricted stock held by an executive officer are accelerated, including the payment of an amount related to a tax benefit;

  . Gart has agreed to enter into consulting agreements with two executive officers and directors of Oshman's that will take effect upon the completion of the merger;

  . two of the Oshman's officers and directors will be appointed to Gart's board of directors following the merger; and

  . Gart has agreed to enter into a registration rights agreement with certain Oshman's officers and directors who hold Oshman's common stock that provides them with the right following the completion of the merger to cause Gart to register the shares of Gart common stock received by them in the merger under the Securities Act.

   Accordingly, the directors and officers of Oshman's may have been more likely to vote to adopt the merger agreement and to approve the merger than if they did not have these interests. Oshman's stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. You should read more about these interests under "The Merger and Related Transactions -- Interests of Certain Persons in the Merger."

   Uncertainties associated with the merger may cause Oshman's to lose key personnel.

   Current Oshman's employees have experienced, and may experience in the future, uncertainty about their future roles with Gart. This uncertainty may adversely affect Oshman's ability to attract and retain key personnel. In addition, Gart's ability to successfully integrate the two companies may be adversely affected if a significant number of key Oshman's personnel depart prior to the completion of the merger, which would adversely affect the business and results of operations of the combined company.

Risks Related to Gart and Oshman's

   Except as otherwise specified, the following risk factors relate to the businesses of Gart and Oshman's prior to the merger. If the merger is not completed for any reason, each company expects to continue to be subject to such risks. If the merger is completed, the combined company will be subject to the risks of each of Gart and Oshman's.

   Intense competition in the sporting goods industry could limit the growth of Gart and Oshman's and reduce their profitability.

   The market for sporting goods retailers is highly fragmented and intensely competitive. Current and prospective competitors of Gart and Oshman's include many large companies that have substantially greater market presence, name recognition, financial, marketing and other resources than Gart and Oshman's do separately or on a combined basis. Gart and Oshman's compete directly or indirectly with the following categories of companies:

  . established companies, including large format sporting goods stores, such as The Sports Authority, Galyan's Trading Company, Dick's Sporting Goods, and Sport Chalet;

  . traditional sporting goods stores and chains, such as Big 5 and Hibbett Sporting Goods;

  . specialty sporting goods shops and pro shops, such as The Athlete's Foot, Champs, Finish Line, Foot Locker, REI, Bass Pro Shops, Pro Golf Discount and Nevada Bob's;

  . mass merchandisers, discount stores, department stores and warehouse clubs, such as Target, Kmart, Wal-Mart, Costco, JC Penney and Sears; and

  . catalog and Internet-based retailers, such as ShopSports.com, Global Sports Interactive, LL Bean, Eddie Bauer, Land's End and Cabela's.

   Increased competition in markets in which Gart or Oshman's have stores, the adoption by competitors of innovative store formats, pricing strategies and retail sale methods, such as the Internet, or the entry of new competitors or the expansion of operations by existing competitors in Gart's or Oshman's markets could cause the affected company to lose market share and could have a material adverse effect on its business, financial condition and results of operations.

   Rising real estate costs and other factors could adversely affect the ability of Gart and Oshman's to secure additional retail store sites and could severely limit their growth opportunities.

   If additional retail store sites are unavailable, Gart and Oshman's may not be able to carry out a significant part of their growth strategies. Any plans by Gart and Oshman's to increase the number of their retail stores will depend in part on the availability of existing retail stores or store sites. Gart and Oshman's cannot assure you that stores or sites will be available to them for purchase or lease, or that they will be available on terms acceptable to the companies. Rising real estate costs and construction and development costs could also inhibit their ability to grow. If Gart or Oshman's is unable to grow its retail business, its financial performance and prospects could be adversely affected.

   If Gart and Oshman's are unable to predict or react to changes in consumer demand, the companies may lose customers and their sales may decline.

   The success of Gart and Oshman's depends on their ability to anticipate and respond in a timely manner to changing consumer demand and preferences regarding sporting goods. The companies' products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. Gart and Oshman's often make commitments to purchase products from their vendors several months in advance of the proposed delivery. If Gart or Oshman's misjudges the market for its merchandise, it may overstock unpopular products and be forced to take significant inventory markdowns, which could have a negative impact on its profitability.

   Gart has a significant amount of debt that could adversely affect its business and growth prospects, and, if the merger is completed, the combined company would have a significant amount of debt under the new credit facility.

   As of February 3, 2001, Gart had approximately $96 million of long-term debt. If the merger is completed, the combined company will enter into a new credit facility, and, on a pro forma combined basis, would have had approximately $155 million of long-term debt at February 3, 2001. This debt could have significant adverse effects on the business of Gart or, if the merger is completed, on the business of the combined company. This debt:

  . makes it more difficult for Gart or the combined company to obtain additional financing on favorable terms;

  . requires Gart or the combined company to dedicate a substantial portion of its cash flows from operations to the repayment of its debt and the interest on its debt;

  . limits the ability of Gart or the combined company to capitalize on significant business opportunities;

  . makes Gart or the combined company more vulnerable to economic downturns;

  . limits the ability of Gart or the combined company to exploit business opportunities and to withstand competitive pressures; and

  . contains covenants that restrict the ability of Gart or the combined company to operate its business.

   If Gart or the combined company is unable to generate sufficient cash flows from operations in the future, it may have to refinance all or a portion of its debt and/or obtain additional financing. Gart and Oshman's cannot assure you that refinancing or additional financing on favorable terms could be obtained or that Gart or the combined company will be able to operate at a profit.

   Gart is subject to an income tax contingency that could have a material adverse impact on its liquidity.

   In July 1997, the Internal Revenue Service proposed adjustments to Gart's 1992 and 1993 consolidated federal income tax returns and the returns of Gart's former parent, formerly known as Thrifty PayLess Holdings, Inc., in conjunction with an Internal Revenue Service examination of Thrifty. Thrifty PayLess Holdings, Inc. is currently owned by Rite Aid Corporation. The proposed adjustments relate to the manner in which last in first out ("LIFO") inventories were characterized on Thrifty's tax returns. Gart was a wholly owned indirect subsidiary of Thrifty until April 20, 1994 and was responsible for its share of taxes on a separate return basis under a tax sharing agreement with Thrifty. In 1992 and 1993, Gart recorded approximately $9.7 million as a long-term net deferred tax liability for the tax effect of the LIFO inventory basis difference. The Internal Revenue Service has asserted that this basis difference should be reflected in taxable income in 1992 and 1993. Gart believes that the inventory acquired in connection with the acquisition of Thrifty was appropriately allocated to its inventory pools. The Internal Revenue Service has asserted that the inventory was acquired at a bargain purchase price and that it should be allocated to a separate inventory pool and liquidated as inventory turns.

   Based on Gart's discussions with Thrifty, Gart believes that the potential accelerated tax liability, which could have a negative effect on Gart's liquidity in the near term, ranges from approximately $2.5 million to $9.7 million. The loss from possible assessed interest charges resulting from proposed adjustments by the Internal Revenue Service ranges from approximately $580,000 to $3.3 million. Gart has accrued approximately $1.2 million for potential interest charges in its consolidated financial statements. Gart does not expect any penalties to be assessed relating to this matter. As of February 3, 2001, the LIFO inventory and other associated temporary differences continue to be classified as long-term net deferred tax liabilities.

   Gart believes that it has adequately provided for any liability that may result from this matter. In the opinion of Gart's management, any additional liability beyond the amounts recorded, that may arise as a result of the IRS examination, will not have a material adverse effect on Gart's business, financial condition and operating results.

   Gart and Oshman's may be subject to product liability claims, and their insurance may not be sufficient to cover damages related to those claims.

   Gart and Oshman's may be subject to lawsuits resulting from injuries associated with the use of sporting goods equipment that the companies sell or rent. In addition, Gart and Oshman's sell firearms, which are products that are associated with an increased risk of injury and related lawsuits. There is a risk that claims or liabilities will exceed the insurance coverage of the affected company. In addition, Gart and Oshman's may be unable to retain adequate liability insurance in the future. Although Gart and Oshman's have entered into product liability indemnity agreements with many of their vendors, the companies cannot assure you that they will be able to collect payments sufficient to offset product liability losses. In addition, Gart and Oshman's are subject to regulation by the Consumer Product Safety Commission and similar state regulatory agencies. If Gart or Oshman's fails to comply with government and industry safety standards, it may be subject to claims, lawsuits, fines and adverse publicity that could have a material adverse effect on its business and results of operations.

   If the suppliers and distributors of Gart and Oshman's do not provide the companies with sufficient quantities of products, the sales and profitability of the companies will suffer.

   Each of Gart and Oshman's purchases merchandise from over 1,000 vendors. In fiscal 2000, purchases from Nike represented approximately 12% of Gart's total purchases and approximately 10% of Oshman's total purchases. Although purchases from no other vendor represented more than 10% of the total purchases of either Gart or Oshman's, the dependence of Gart and Oshman's on their principal suppliers involves risk. If there is a disruption in supply from a principal supplier or distributor, Gart and Oshman's may be unable to obtain the merchandise that they desire to sell and that consumers desire to purchase. Moreover, many of the suppliers of Gart and Oshman's provide the companies with incentives, such as return privileges, volume purchasing allowances and cooperative advertising. A decline or discontinuation of these incentives could reduce the profits of Gart or Oshman's.

   In addition, Gart and Oshman's believe that a significant portion of the products that the companies purchase, including those purchased from domestic suppliers, are manufactured abroad. Interruptions or delays in imports could cause shortages in the inventory of Gart and Oshman's and a decline in their sales.

   Gart's and Oshman's business is seasonal, and the companies' annual results are highly dependent on the success of their winter selling season.

   Gart's and Oshman's business is highly seasonal in nature. The highest sales and operating profitability of Gart and Oshman's historically occurs during the fourth fiscal quarter, which is due, in part, to the holiday selling season and, in part, to the companies' strong sales of cold weather sporting goods and apparel. Fourth quarter sales comprised approximately 31% of Gart's net sales and approximately 51% of Gart's operating income for the 2000 fiscal year, and approximately 32% of Oshman's net sales and approximately 29% of Oshman's operating income for the 2000 fiscal year. Excluding the impact on operating income of the gain on sale of real estate and fixed assets of approximately $7.0 million realized prior to the fourth quarter, Oshman's fourth quarter results would have represented approximately 43% of operating income for the 2000 fiscal year. Any decrease in fourth quarter sales for Gart or Oshman's, whether because of a slow holiday selling season, poor snowfall in ski areas near the affected company's markets (principally in the case of Gart), or otherwise, could have a material adverse effect on the company's business, financial condition and operating results for the entire fiscal year.

   Adverse weather and general economic conditions could have a significant adverse effect on Gart's and Oshman's business.

   Because Gart's and Oshman's business is subject to weather conditions in the companies' retail markets, the companies' results may be unexpectedly and adversely affected by adverse weather conditions. Poor mountain snowfall in the winter months could have a material adverse effect on the companies' sales and earnings.

   In addition, general economic factors in the regions in which Gart and Oshman's operate are beyond the companies' control and could have a material adverse effect on their performance. These economic factors include:

  .  interest rates and inflation;

  .  the impact of an economic recession;

  .  consumer credit availability;

  .  consumer debt levels;

  .  tax rates and tax policy;

  .  unemployment trends; and

  .  other matters that influence consumer confidence and spending.

Increasing volatility in financial markets may cause the above factors to change with an even greater degree of frequency and magnitude.

   Gart faces competition from Internet retailers, which may have a cost advantage and reach a broader market.

   Gart does not have an Internet-based sales channel and faces growing competition from Internet-based retailers. Because Internet-based retailers do not operate retail stores, they may enjoy an operating cost advantage over Gart. If Gart fails to develop an Internet-based sales channel and the Internet continues to expand, Gart's market share may decline and its operating results may suffer.

   Labor conditions and wage rates may have a material adverse impact on the operations and financial performance of Gart and Oshman's.

   Many of the employees of Gart and Oshman's are in entry-level or part-time positions that historically have high rates of turnover. Gart and Oshman's may be unable to meet their labor needs and control their costs due to external factors such as unemployment levels, minimum wage legislation and wage inflation. If Gart or Oshman's cannot attract and retain quality employees, its business will suffer.

   In addition, three class action complaints have been filed against Gart in California, alleging certain wage and hour claims in violation of California law. All of the complaints seek compensatory damages, punitive damages and penalties. The California courts recently have denied motions to dismiss two of the three complaints. Gart intends to defend these claims vigorously but a judgment adverse to Gart could have a material adverse effect on Gart.

   Because Gart's principal stockholder owns a substantial interest in Gart, other Gart stockholders may be unable to exercise control over major corporate decisions.

   As of March 30, 2001, Green Equity Investors, L.P. holds approximately 64% of the outstanding shares of Gart common stock. If the merger is completed, immediately following the completion of the merger, Green Equity Investors will hold approximately 44% of the outstanding shares of Gart common stock (assuming a conversion ratio in the merger of 0.55 shares of Gart common stock for each outstanding share of Oshman's common stock). Whether or not the merger is completed, Green Equity Investors will continue to be able to have substantial influence over all matters that require the approval of Gart stockholders. Green Equity Investors may influence the adoption of amendments to Gart's certificate of incorporation, the designation of members of Gart's board of directors, and decisions relating to Gart's business strategy. Other Gart stockholders may disagree with the business decisions of Green Equity Investors. Because of its substantial interest, Green Equity Investors also will be able to influence the approval or rejection of significant corporate matters, such as mergers, acquisitions and other change in control transactions. Green Equity Investors' ownership interest could make it more difficult for a third party to acquire Gart, even if the acquisition would be beneficial to other Gart stockholders.

   Anti-takeover provisions in Gart's organizational documents and Delaware law may prevent Gart stockholders from realizing a premium return.

   Anti-takeover provisions in Gart's certificate of incorporation and bylaws and Delaware law may deter unfriendly offers or other efforts to obtain control over Gart. This could make Gart less attractive to a potential acquirer and deprive Gart stockholders of the opportunity to sell their common stock at a premium price.

   Gart's economic interests may conflict with those of former Sportmart officers.

   Gart leases properties from various entities that are owned by Larry Hochberg, Andrew Hochberg and other former directors, officers and principal stockholders of Sportmart. Larry Hochberg also is a director of Gart, and Andrew Hochberg is a former director of Gart. Gart has advanced funds to these entities, and, in connection with its acquisition of Sportmart, Gart guaranteed Sportmart's obligations under these leases. These guarantees could result in conflicts of interest for Gart, Larry Hochberg, Andrew Hochberg and other former officers of Sportmart in situations where the interests of the parties differ.

   The value of shares of Gart common stock may decrease if other Gart stockholders sell their shares.

   Future sales of a substantial number of shares of Gart common stock or the perception that such sales could occur could adversely affect the market price of Gart common stock. Several Gart stockholders, including Green Equity Investors and members of the Hochberg family, have the right to require Gart to register their shares of Gart common stock. If the merger is completed, additional Gart stockholders, including members of the Oshman family, will receive such rights. In addition, Gart has granted a significant number of stock options and restricted stock awards to its employees in order to reward performance and encourage retention. Gart plans to issue additional stock options and restricted stock awards in the future. To the extent that employees exercise their stock options, Gart stockholders will experience dilution in the market value and earnings per share of their Gart common stock.

   The loss of key Gart executives, especially John Douglas Morton, its Chairman of the Board, President and Chief Executive Officer, could have a material adverse effect on Gart's business.

   Gart's success depends on the continued services of its senior management, particularly John Douglas Morton, Gart's chairman of the board, president and chief executive officer. Gart does not have employment agreements with any of its senior executives. If Gart were to lose any key senior management, its business could be materially adversely affected. In addition, Gart does not maintain "key man" life insurance on any of its officers.

                    THE ANNUAL MEETING OF GART STOCKHOLDERS

General

   This joint proxy statement-prospectus is furnished in connection with the solicitation of the enclosed proxy by the board of directors of Gart for use at the annual meeting of stockholders of Gart to be held at Gart's executive
offices located at 1000 Broadway, Denver, Colorado 80203 on      , 2001,
beginning at a.m., local time, and at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of Annual Meeting. This joint proxy statement-prospectus is expected to be mailed to stockholders on or about
   , 2001.

Purpose of the Meeting

   The annual meeting will be held for the following purposes:

1. To approve the issuance of shares of Gart common stock in the proposed merger of Oshman's with and into GSC Acquisition Corp., a wholly owned subsidiary of Gart, as contemplated by the Agreement and Plan of Merger, dated as of February 21, 2001, by and among Gart, GSC Acquisition and Oshman's. A copy of the agreement is attached as Annex A to this joint proxy statement-prospectus. We encourage you to read this document in its entirety.

2. To elect six directors of Gart to serve until the next annual meeting of stockholders.

3. To approve an amendment to Gart's 1994 Management Equity Plan to increase the maximum number of shares of common stock that may be issued under the plan.

4. To ratify the selection of Deloitte & Touche LLP as independent auditors of Gart for the fiscal year ending February 2, 2002.

5. To transact any other business that properly comes before the annual meeting or any adjournments or postponements of the meeting.

Record Date for the Annual Meeting

   Gart's board of directors has fixed the close of business on    , 2001, as
the record date. Only stockholders of record of Gart common stock on the books of Gart as of the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the meeting. On March 30, 2001, Gart had 7,366,150 shares of Gart common stock issued and outstanding and 209 stockholders of record. Each share of Gart common stock outstanding on the record date is entitled to one vote at Gart's annual meeting on each matter to be voted on.

Quorum and Voting

   Gart has appointed Wells Fargo Shareowner Services to function as the inspector of elections of the annual meeting, to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on all matters presented to Gart's stockholders. A majority of all shares of Gart common stock outstanding on the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at Gart's annual meeting. Abstentions and broker non-votes are included in the determination of the number of shares present and voting. However, abstentions and broker non-votes are tabulated separately. Abstentions are counted in tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast for or against a particular proposal and therefore will have no effect in determining the outcome of the vote on a particular matter.

   If a quorum is not obtained, or if fewer shares of Gart common stock are voted in favor of the matters presented for consideration and approval at Gart's annual meeting than the number of shares necessary to approve the matters, Gart expects that the annual meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of Gart's annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent annual meeting.

   Each holder of Gart common stock will be entitled to one vote, in person or by proxy, for each share of Gart common stock registered in the holder's name on the books of Gart as of the record date on any matter submitted for the vote of the Gart stockholders. The six persons who receive the highest number of votes will be elected to Gart's board of directors. The proposal to issue Gart common stock in the merger, the proposal to amend Gart's 1994 Management Equity Plan to increase the number of shares of Gart common stock available for issuance under the plan, and the ratification of Gart's independent auditors will each be approved if the number of shares voted in favor of the applicable proposal exceeds the number of shares voted in opposition.

   Green Equity Investors, L.P. has entered into a voting agreement with Oshman's, pursuant to which Green Equity Investors has agreed to vote its shares in favor of (1) the issuance of Gart common stock in connection with the merger and (2) any other matter necessary to complete the transactions contemplated by the merger agreement. As of March 30, 2001, Green Equity Investors held 4,713,200 shares of Gart common stock, which represented approximately 64% of all outstanding shares of Gart common stock entitled to vote at Gart's annual meeting. As of March 30, 2001, Gart's directors and executive officers held 570,277 shares of Gart common stock (excludes shares subject to stock options and 4,713,200 shares held by Green Equity Investors, L.P.), which represented approximately 8% of all outstanding shares of Gart common stock entitled to vote at Gart's annual meeting.

Proxies

   Shares of Gart common stock represented by proxies properly executed and received by Gart in time to be voted at Gart's annual meeting will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted:

  .  ""FOR'' the approval of the issuance of Gart common stock in the merger;

  . ""FOR'' each of the six candidates named in this joint proxy statement-prospectus at the annual meeting or any adjournment or postponement of the meeting;

  . ""FOR'' the approval of the amendment to Gart's 1994 Management Equity Plan; and

  .  ""FOR'' the ratification of Gart's independent auditors.

   All proxies voted "FOR" the approval of the issuance of Gart common stock in the merger, "FOR" each of the six director nominees, "FOR" the approval of the amendment to Gart's 1994 Management Equity Plan, and "FOR" the ratification of Gart's independent auditors may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone Gart's annual meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

   Gart's board of directors currently is not aware of any business to be acted upon at the annual meeting other than as described in this joint proxy statement-prospectus. If, however, other matters are properly brought before the annual meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

Revocation of Proxies

   The presence of a Gart stockholder at the annual meeting, or at any adjournment or postponement, will not automatically revoke the stockholder's proxy. However, a Gart stockholder may revoke a proxy at any time prior to its exercise by:

  . delivery to the secretary of Gart of a written notice of revocation prior to the annual meeting (or, if the annual meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held);

  . delivery to the secretary of Gart prior to the annual meeting (or, if the annual meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held) of a duly executed proxy bearing a later date; or

  . attending the annual meeting (or, if the annual meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person at the annual meeting.

Solicitation of Proxies

   Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of Gart and its subsidiaries on a part-time basis and for no additional compensation. Gart will bear the costs it incurs in the solicitation of proxies under this joint proxy statement-prospectus, including amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for its expenses in forwarding soliciting material to the beneficial owners of Gart common stock.

Communications by Gart Stockholders with Gart

   Any written revocation of proxy or other communications in connection with this joint proxy statement-prospectus and requests for additional copies of this joint proxy statement-prospectus or the proxy card should be addressed to Nesa Hassanein, senior vice president, general counsel and secretary, Gart Sports Company, 1000 Broadway, Denver, Colorado 80203. If you have any questions or need further assistance in voting your shares, please call Ms. Hassanein at (303) 861-1122.

                  THE SPECIAL MEETING OF OSHMAN'S STOCKHOLDERS

General

   This joint proxy statement-prospectus is furnished in connection with the solicitation of the enclosed proxy by the board of directors of Oshman's for use at the special meeting of stockholders of Oshman's to be held at
located at         , Houston, Texas on       , 2001, beginning at     a.m.,
local time, and at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of Special Meeting. This joint proxy statement-
prospectus is expected to be mailed to stockholders on or about       , 2001.

Purpose of the Meeting

The special meeting will be held for the following purposes:

1. To adopt the Agreement and Plan of Merger, dated as of February 21, 2001, by and among Oshman's, Gart Sports Company, GSC Acquisition Corp., and approve the merger contemplated thereby. A copy of the agreement is attached as Annex A to this joint proxy statement-prospectus. We encourage you to read this document in its entirety.

2. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

Record Date for the Special Meeting

   Oshman's board of directors has fixed the close of business on       , 2001,
as the record date. Only stockholders of record of Oshman's common stock on the books of Oshman's as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the meeting. On March 30, 2001, Oshman's had 5,825,309 shares of Oshman's common stock issued and outstanding and approximately 529 stockholders of record. Each share of Oshman's common stock outstanding on the record date is entitled to one vote at Oshman's special meeting on each matter to be voted on.

Quorum and Voting

   Oshman's has appointed Ray Miller, treasurer and assistant secretary, to function as the inspector of elections of the special meeting, to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on all matters presented to Oshman's stockholders. A majority of all shares of Oshman's common stock outstanding on the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at Oshman's special meeting. Abstentions and broker non-votes are included in the determination of the number of shares present and voting. However, abstentions and broker non-votes are tabulated separately. Abstentions are counted in tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast for or against a particular proposal and therefore will have no effect in determining the outcome of the vote on a particular matter.

   If a quorum is not obtained, or if fewer shares of Oshman's common stock are voted in favor of the matters presented for consideration and approval at Oshman's special meeting than a majority of the shares eligible to vote at the special meeting in person or by proxy, Oshman's expects that the special meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of Oshman's special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent special meeting.

   Each holder of Oshman's common stock will be entitled to one vote, in person or by proxy, for each share of Oshman's common stock registered in the holder's name on the books of Oshman's as of the record date on any matter submitted for the vote of the Oshman's stockholders. The proposal to approve the merger agreement will be approved if a majority of the outstanding shares of Oshman's common stock are voted in favor of the merger.

   The following stockholders of Oshman's have entered into voting agreements with Gart, pursuant to which they have agreed to vote their shares in favor of the merger: Marilyn Oshman, individually and as a trustee; Alvin N. Lubetkin; Judy O. Margolis, individually, as a custodian and as a trustee; Karen Desenberg, individually, as a custodian and as a trustee; Jay Douglas Desenberg; Edward C. Stanton, III, as a trustee; and Barry M. Lewis, as a trustee. As of March 30, 2001, these stockholders collectively held approximately 2,914,543 shares of Oshman's common stock, which represented approximately 50% of all outstanding shares of Oshman's common stock entitled to vote at Oshman's special meeting. As of March 30, 2001, Oshman's directors and executive officers held approximately 1,627,961 shares of Oshman's common stock, which represented approximately 28% of all outstanding shares of Oshman's common stock entitled to vote at Oshman's special meeting.

Proxies

   Shares of Oshman's common stock represented by proxies properly executed and received by Oshman's in time to be voted at Oshman's special meeting will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted "FOR" the adoption of the merger agreement and the approval of the merger contemplated thereby;

   All proxies voted "FOR" the merger may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone Oshman's special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

   Oshman's board of directors currently is not aware of any business to be acted upon at the special meeting other than as described in this joint proxy statement-prospectus. If, however, other matters are properly brought before the special meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on the matters in their best judgment.

Revocation of Proxies

   The presence of an Oshman's stockholder at the special meeting, or at any adjournment or postponement, will not automatically revoke the stockholder's proxy. However, an Oshman's stockholder may revoke a proxy at any time prior to its exercise by:

  . delivery to the secretary of Oshman's of a written notice of revocation prior to the special meeting (or, if the special meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held);

  . delivery to the secretary of Oshman's prior to the special meeting (or, if the special meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held) of a duly executed proxy bearing a later date; or

  . attending the special meeting (or, if the special meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person at the special meeting.

Solicitation of Proxies

   Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of Oshman's and its subsidiaries on a part-time basis and for no additional compensation. Oshman's will bear the costs it incurs in the solicitation of proxies under this joint proxy statement-prospectus, including amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of Oshman's common stock.

Communications by Oshman's Stockholders with Oshman's

   Any written revocation of proxy or other communications in connection with this joint proxy statement-prospectus and requests for additional copies of this joint proxy statement-prospectus or the proxy card should be addressed to Steven U. Rath, executive vice president and secretary, Oshman's Sporting Goods, Inc., 2302 Maxwell Lane, Houston, Texas 77023. If you have any questions or need further assistance in voting your shares, please call Mr. Rath at (713) 928-3171.

                      THE MERGER AND RELATED TRANSACTIONS

   This section of the joint proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement, the voting agreements and the registration rights agreement. Although we believe that the following description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger and the related transactions.

General

   On February 22, 2001, Gart, GSC Acquisition Corp., a newly formed, wholly owned subsidiary of Gart, and Oshman's entered into a merger agreement, which provides for the merger of Oshman's with and into GSC Acquisition. GSC Acquisition will survive the merger as a wholly owned subsidiary of Gart, and its name will be changed to Oshman's Sporting Goods, Inc. The discussion of the merger in this joint proxy statement-prospectus and the description of the principal terms of the merger agreement are subject to and qualified in their entirety by reference to the merger agreement that is attached as Annex A.

Background of the Merger

   As a result of Gart and Oshman's both being significant companies in the retail sporting goods industry, members of the senior management of Gart and Oshman's have been familiar with each other for several years. In early July 2000, John Douglas Morton, chief executive officer of Gart, contacted Alvin Lubetkin, chief executive officer of Oshman's, by telephone, and the parties raised the possibility that Gart and Oshman's might explore a business combination. The companies executed a confidentiality agreement dated July 18, 2000. Mr. Morton flew to Houston on July 25, 2000 to discuss with Mr. Lubetkin the possibility of commencing an exchange of information about the companies that might lead to negotiations for a combination of Gart and Oshman's.

   Mr. Lubetkin informed the members of the Oshman's board of directors that he had commenced preliminary discussions with Gart. Mr. Lubetkin received informal approval from the Oshman's board to proceed with further discussions and to gather information regarding the possible engagement of an investment banking firm to serve as financial advisor to the company.

   Subsequent to the execution of the confidentiality agreement, Gart's representatives requested financial information from Oshman's in order to perform a valuation of Oshman's and to propose a purchase price. Oshman's furnished certain of the requested information, and representatives of Gart conducted a due diligence investigation of Oshman's. Gart also furnished certain information to Oshman's.

   On August 6, 2000, Gart delivered an offer letter to Oshman's in which Gart proposed to combine with Oshman's in exchange for a combination of cash and shares of Gart common stock with a combined value of $10.00 for each share of Oshman's common stock. Gart did not propose a precise mix of cash and stock.

   At a meeting on August 16, 2000, the Oshman's board of directors reviewed the Gart proposal and received a presentation from Financo, Inc. The board authorized the retention of Financo as financial advisor to Oshman's and authorized Mr. Lubetkin and other appropriate members of the company's management to explore further the Gart proposal.

   During September 2000, members of Gart's and Oshman's management and their respective financial advisors held meetings and continued to exchange and review financial and other information about the companies. Gart and Oshman's executed an exclusivity letter in which both parties agreed that they would not negotiate a business combination with any third parties through September 30, 2000.

   At a meeting on September 19, 2000, the Oshman's board of directors reviewed the progress of discussions with Gart and authorized management and Financo to continue with their efforts.

   On October 4, 2000, Gart delivered an offer letter to Oshman's in which Gart proposed to combine with Oshman's in exchange for a combination of cash and shares of Gart common stock with a combined value of $12.00 for each share of Oshman's common stock. Gart did not propose a precise mix of cash and stock, but it did indicate that at least 50% would be in cash. Gart proposed, as part of the offer letter, that Oshman's would agree not to enter into any agreement or other commitment, or participate in any discussions or negotiations, relating to a business combination or other similar transaction with any party other than Gart, until after November 15, 2000. Oshman's did not agree to an exclusivity arrangement, but did continue discussions with Gart with respect to the possible transaction.

   In the course of further discussions between members of Gart's and Oshman's management and financial advisors, Oshman's made several counter proposals to Gart's offer letter, proposing various transaction structures at various purchase prices above $12.00 per share of Oshman's common stock.

   Gart responded to Oshman's counter proposals through a letter, dated October 12, 2000, in which Gart reaffirmed its proposed purchase price of $12.00 per share of Oshman's common stock and provided a detailed analysis of the transaction and integration expenses in support of its proposed purchase price.

   On October 23, 2000, Oshman's responded to Gart's October 12 letter with its own analysis of the transaction and integration expenses and stated that Mr. Lubetkin hoped to meet with Mr. Morton to discuss whether negotiations for a business combination between Gart and Oshman's would continue.

   On October 30, 2000, Mr. Lubetkin and Financo made a presentation to Gart's management and to Leonard Green and Partners, L.P., a financial advisor to Gart, that discussed Oshman's strengths and the potential benefits that a combination of the companies might bring to stockholders. Mr. Lubetkin encouraged Gart to increase the value of its proposal and set forth several options for structuring a possible transaction.

   On November 2, 2000, Gart sent a letter to Oshman's, increasing the proposed consideration to $7.00 in cash plus 0.55 shares of Gart common stock for each share of Oshman's common stock. Using the average closing price of Gart common stock during the previous thirty days, the letter stated that the combined value would be $13.86 per share of Oshman's common stock. Shortly thereafter, Financo notified Gart that Oshman's was not prepared to agree to the revised purchase price. Gart responded with a letter dated November 7, 2000 in which it indicated that the proposed purchase price, as set forth in the November 2, 2000 letter, would remain open until after the meeting of the Oshman's board of directors scheduled for November 14, 2000.

   On November 14, 2000, Mr. Morton and Thomas Hendrickson, chief financial officer of Gart, made a presentation to Oshman's board of directors in Houston, Texas, outlining the terms of the proposed transaction between Gart and Oshman's, and the benefits of the transaction to both Gart and Oshman's.

   At a meeting on November 14th, following the Gart presentation, the Oshman's board of directors discussed the current Gart proposal and reviewed a presentation from Financo. The board then unanimously authorized management to continue serious negotiations with Gart, with a view toward negotiating a definitive merger agreement for submission to the board for its consideration.

   Following Oshman's communication to Gart that it was willing to proceed with negotiations, the parties requested financial and other additional documentation from each other to complete their respective due diligence investigations. On November 20, 2000, the parties executed an exclusivity letter that would continue until December 31, 2000. During the course of the due diligence investigation of Oshman's, Gart representatives made several trips to Houston to complete the financial, legal and business due diligence. Oshman's likewise traveled to Denver and worked to complete its due diligence investigation of Gart.

   In early December 2000, Gart presented Oshman's with a draft of a proposed merger agreement and other related documents, reflecting the parties' tentative agreement at that time on merger consideration consisting of $7.00 in cash and
0.55 shares of Gart common stock. Management and legal counsel for both Gart and Oshman's exchanged preliminary comments and made revisions to the drafts during December.

   Following the expiration on December 31, 2000 of the exclusivity letter between the parties, Gart delivered a letter to Oshman's on January 3, 2001 proposing a renewed exclusivity period of 30 days and conditioned its continued work toward a possible transaction on receiving Oshman's agreement by the end of business on January 5, 2001.

   On January 5, 2001, Oshman's delivered a letter to Gart that requested an increase in Gart's proposed purchase price to $7.00 in cash plus 0.67 shares of Gart common stock for each share of Oshman's common stock. The letter also proposed an exclusivity period through January 18, 2001 and requested Gart's agreement by January 9, 2001.

   On January 5, 2001, Gart responded to Oshman's letter with a letter stating that it would cease doing any further work on a possible business combination between the two companies.

   During the first week of January 2001, all members of the Oshman's board of directors were kept apprised of the course of negotiations with Gart and other developments. At the request of Mr. Lubetkin and the Oshman's board, Financo had discussions with another sporting goods retailer to explore its interest in pursuing a possible transaction with Oshman's. That company indicated that it was not interested in pursuing discussions at the purchase price levels then being discussed with Gart.

   During the second week of January 2001, Mr. Lubetkin and Mr. Morton agreed to reinstate negotiations for a definitive merger agreement premised upon merger consideration of $7.00 in cash and 0.55 shares of Gart common stock for each share of Oshman's common stock. The two companies agreed to continue efforts to finalize their respective due diligence investigations and to complete drafts of agreements that could be considered by their respective boards of directors.

   From the second week of January 2001 through February 21, 2001, Gart and Oshman's negotiated the terms of the definitive merger agreement and related documents, including: voting agreements between Gart and certain stockholders of Oshman's; a voting agreement between Oshman's and Green Equity Investors, L.P., the holder of approximately 64% of Gart's outstanding common stock; indemnification agreements between Gart and certain stockholders of Oshman's who would execute voting agreements; a registration rights agreement between Gart and certain stockholders of Oshman's whose shares of Gart common stock were not expected to be freely tradable; drafts of consulting and non-competition agreements with Gart to be executed at closing by Mr. Lubetkin and Marilyn Oshman, chairman of Oshman's board of directors; and certain other documents necessary for the completion of the merger.

   Gart's board of directors met on 4 different occasions between August 2000 and February 21, 2001, and reviewed all material aspects of the proposed business combination, including the draft documents, issues that arose in negotiations with Oshman's, the report by Gart's management's on its valuation of Oshman's, and due diligence reports on Oshman's.

   During 2001, Oshman's board of directors met on three different occasions, January 17, February 2, and February 21, and reviewed all material aspects of the proposed business combination, including the draft documents, issues that arose in negotiations with Gart, due diligence reports on Gart, and presentations from Oshman's legal counsel, financial advisors and accounting firm.

   On February 21, 2001, Gart and the current lender for both Gart and Oshman's, The CIT Group/Business Credit, Inc., entered into a commitment letter for a $300 million revolving credit facility to be implemented prior to the closing of the potential combination of the two companies. A copy of the commitment letter was delivered to Oshman's.

   At the February 21 meeting of the Oshman's board of directors, Financo delivered its opinion to the board as to the fairness, from a financial point of view, of the consideration to the holders of Oshman's common stock. After deliberation, the Oshman's board unanimously approved the merger agreement and recommended that the Oshman's stockholders adopt the merger agreement and approve the merger.

   Gart and Oshman's executed the merger agreement and certain related documents on the evening of February 21, 2001 and finalized the execution and delivery of additional documents the next day. The parties formally delivered all agreements and issued a press release after the markets closed on February 22, 2001.

Gart's Reasons for the Merger

   On February 9, 2001, Gart's board of directors voted to enter into the merger agreement and to recommend that Gart's stockholders approve the issuance of Gart common stock in the merger. In evaluating the merger, Gart's board of directors considered all relevant factors and information, including the following positive factors:

  . the strategic fit between Gart and Oshman's, including the opportunity for synergies and cost savings;

  . the complementary geographical locations of the stores operated by Gart and Oshman's;

  . Gart's ability to enjoy significant future expansion and growth as a result of the combination with Oshman's;

  . Gart's ability to access the greater resources of the combined company after the merger;

  . the fact that the merger would enable the combined company to realize significant operating synergies, including increased purchasing power with its vendors, reduced corporate overhead as a percentage of sales, and the consolidation of sales and marketing organization;

  . the increased growth potential that may result from a combination of Gart and Oshman's, including as a result of the combined company's superior asset base, geographic diversification, portfolio of growth opportunities, operating skills, financial stability and strength;

  . the opportunity for Gart's stockholders to participate in the potential for growth of the combined company after the merger;

  . the anticipated increased liquidity of Gart common stock after the merger due to expected increases in trading in Gart common stock as a result of the combined company's expanded stockholder base;

  . the board's understanding of conditions currently affecting the retail sporting goods industry, including recent trends towards consolidation of the generally fragmented industry;

  . the fact that Green Equity Investors, L.P., the largest holder of Gart common stock, agreed to support the merger;

  . the advice provided to the Gart board by Stephens Inc., which acted as a financial advisor to Gart in connection with the merger;

  .  the terms and conditions of the merger agreement, including:

    . the nature of the parties' representations, warranties, covenants and agreements, which Gart's board believed would provide a reasonable degree of certainty that the merger would be completed; and

    . the provisions that restrict the ability of Oshman's, subject to the conditions and procedures described in the merger agreement, to enter into transactions with other potential acquirors; and

  . reports from management and advisors to Gart as to the results of their due diligence investigation of Oshman's.

   Gart's board of directors also considered a variety of potentially negative factors concerning the merger, including the following:

  . the risk that the potential benefits sought in the merger might not be fully realized;

  . the fact that as a result of the merger, the benefits of Gart's long-term strategic plan would be shared by stockholders of Oshman's rather than enjoyed solely by Gart's stockholders;

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

  . the potential adverse effects on Gart's business, operations and financial condition if the merger is not completed following public announcement of the merger agreement;

  . the costs associated with the merger, including merger-related transaction costs;

  . the difficulties of integrating Gart with Oshman's and the management effort and costs required to complete the integration following the merger;

  . the fact that, as a result of the merger, Gart's debt-to-equity ratio would increase and the combined company would therefore be subject to risks associated with increased leverage in the short term; and

  . the other applicable risks described in this joint proxy statement-prospectus under "Risk Factors."

Gart's board considered these negative factors together with its consideration of the continued operation of Gart as an independent company, but concluded that, on balance, the potential benefits to Gart and its stockholders of the merger outweighed the risks associated with the merger. One of the Gart directors, Larry J. Hochberg, disagreed. He voted against the proposed transaction based upon several considerations, including the price paid for Oshman's, Gart's recent financial performance and the level of indebtedness to be incurred in the transaction.

   The discussion above is not intended to be exhaustive, but Gart believes that it includes all significant factors considered by Gart's board of directors in connection with its evaluation of the merger. In light of the number of factors and the variety of information that Gart's board of directors considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. In addition, individual directors may have given differing weights to different factors.

Oshman's Reasons for the Merger

   In evaluating the merger, Oshman's board of directors considered all relevant factors and information, including the following positive factors:

  . the strategic fit between Oshman's and Gart, including the opportunity for synergies and cost savings;

  . the complementary geographical locations of the stores operated by Oshman's and Gart;

  . the ability of Oshman's to have access to the greater resources of the combined company after the merger, including financing necessary for future development;

  . the increased growth potential that may result from a combination of Oshman's and Gart, including as a result of the combined company's superior asset base, geographic diversification, portfolio of growth opportunities, operating skills, financial stability and strength;

  . the opportunity for Oshman's stockholders to participate in the potential for growth of the combined company after the merger;

  . the fact that the consideration of $7.00 cash and 0.55 shares of Gart common stock to be received for each share of Oshman's common stock in the merger represented a premium of approximately 42.9% over the closing sales price of a share of Oshman's common stock on January 31, 2001;

  . the board's understanding of conditions currently affecting the retail sporting goods industry, including recent trends towards consolidation of the generally fragmented industry;

  . the opinion of Financo to Oshman's board of directors as to the fairness, from a financial point of view, of the consideration to the holders of Oshman's common stock, as described below under "--Opinion of Oshman's Financial Advisor";

  . the anticipated increased liquidity to Oshman's stockholders after the merger due to expected increases in trading in Gart common stock as a result of the combined company's expanded stockholder base;

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

  . the fact that certain members of the Oshman's founding family, who are some of the largest holders of Oshman's common stock, agreed to support the merger;

  .  the terms and conditions of the merger agreement, including:

    . the nature of the parties' representations, warranties, covenants and agreements, which the board believed would provide a reasonable degree of certainty that the merger would be completed; and

    . the provisions that permit Oshman's, subject to the conditions and procedures described in the merger agreement, (1) to consider superior third party offers to acquire Oshman's, (2) to provide information and to negotiate with third parties in response to those offers and (3) to terminate the merger agreement with Gart to accept a superior proposal, subject to the payment to Gart of a $3 million termination fee plus up to $1.5 million for expenses; and

  . reports from management and advisors to Oshman's as to the results of their due diligence investigation of Gart.

   Oshman's board of directors also considered a variety of potentially negative factors concerning the merger, including the following:

  . the risk that the potential benefits sought in the merger might not be fully realized;

  . the fact that the merger agreement limits the ability of Oshman's directors, officers, employees and representatives to pursue alternative transactions;

  . the fact that as a result of the merger, the benefits of Oshman's long-term strategic plan would be shared by stockholders of Gart, rather than enjoyed solely by Oshman's stockholders;

  . the potential adverse effects on Oshman's business, operations and financial condition if the merger is not completed following public announcement of the merger agreement; and

  . the fact that, as a result of the merger, the existing obligations and liabilities of Gart, whether contingent or otherwise, would be borne in part by the Oshman's stockholders as a result of becoming stockholders of the combined company.

The board considered these negative factors together with its consideration of the continued operation of Oshman's as an independent company, but decided that the merger provided a more advisable alternative in light of the positive factors set forth above.

   The discussion above is not intended to be exhaustive, but Oshman's believes that it includes all significant factors considered by Oshman's board of directors in connection with its evaluation of the merger. In light of the number of factors and the variety of information that Oshman's board of directors considered, the board did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. In addition, individual directors may have given differing weights to different factors.

Recommendation of Gart's Board of Directors

   After careful consideration, Gart's board of directors determined the merger to be in the best interests of Gart's stockholders. Gart's board of directors approved the merger agreement and recommends that Gart stockholders vote in favor of the approval of the issuance of Gart common stock to Oshman's stockholders in the merger.

   In considering the recommendation of Gart's board of directors, Gart's stockholders should be aware that certain directors of Gart have interests in the merger that are different from, or are in addition to, the interests of Gart stockholders generally. Gart's board of directors recognized these interests and determined that they neither supported nor detracted from the advisability to Gart stockholders of the issuance of Gart common stock in the merger. For a discussion of these interests, see "--Interests of Certain Persons in the Merger."

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

Recommendation of Oshman's Board of Directors

   After careful consideration, Oshman's board of directors unanimously determined the merger to be fair to the stockholders of Oshman's and in their best interest. Oshman's board of directors unanimously approved the merger agreement and unanimously recommends that Oshman's stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.

   In considering the recommendation of Oshman's board of directors, Oshman's stockholders should be aware that certain directors and officers of Oshman's have interests in the merger that are different from, or are in addition to, the interests of Oshman's stockholders generally. Oshman's board of directors recognized these interests and determined that they neither supported nor detracted from the advisability of the merger to Oshman's stockholders. For a discussion of these interests, see "--Interests of Certain Persons in the Merger."

Opinion of Oshman's Financial Advisor

   Oshman's engaged Financo, Inc. to act as its financial advisor in connection with the proposed transaction and to render an opinion to the Oshman's board as to the fairness, from a financial point of view, to the holders of Oshman's common stock of the consideration to be received by such stockholders in the merger. Oshman's selected Financo to be its financial advisor in connection with the merger because Financo has expertise in the specialty retail industry and is a prominent investment banking and financial advisory firm with experience in the valuation of businesses in connection with mergers and acquisitions and for general corporate and other purposes. On February 21, 2001, Financo delivered its written opinion to the Oshman's board that, as of the date of such opinion, the consideration to be received by the Oshman's stockholders in the merger with Gart was fair from a financial point of view to the holders of Oshman's common stock.

   The full text of the written opinion of Financo, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement-prospectus as Annex D and is incorporated herein by reference. Financo's opinion is addressed to the Oshman's board of directors and relates only to the fairness of the merger consideration from a financial point of view. The opinion does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to any matters relating to the merger. The summary of Financo's opinion described below is qualified in its entirety by reference to the full text of its opinion. Holders of Oshman's common stock are urged to read the opinion carefully in its entirety.

   In arriving at its opinion, Financo reviewed and analyzed such materials and considered such financial and other factors that it deemed relevant under the circumstances, including the following:

    . the financial terms and conditions of the merger agreement between Gart and Oshman's;

    . certain publicly available historical financial and operating data concerning Oshman's, including Oshman's annual reports to stockholders on Form 10-K for the fiscal years ended January 2000, 1999 and 1998, and the quarterly reports on Form 10-Q for the fiscal quarters ended April 29, 2000, July 29, 2000 and October 28, 2000;

    . certain publicly available historical financial and operating data concerning Gart, including Gart's annual reports to stockholders on Form 10-K for the fiscal years ended January 2000 and 1999, and the quarterly reports on Form 10-Q for the fiscal quarters ended April 29, 2000, July 29, 2000 and October 28, 2000;

    . certain internal financial analyses and forecasts of Oshman's and Gart related to the business, earnings, cash flow, assets and prospects of Oshman's and Gart provided to Financo by the management of Oshman's and Gart, respectively;

    . discussions with members of senior management of Oshman's and Gart concerning their respective businesses, operations, assets, present condition and future prospects;

    . publicly available financial, operating and stock market data concerning certain companies engaged in businesses that Financo deemed relatively and reasonably comparable to Oshman's or otherwise relevant to its inquiry;

    . a trading history of the common shares of Oshman's and Gart from January 5, 1996 to the present and January 16, 1998 to the present, respectively;

    . a comparison of the financial terms of the merger with the terms of certain other recent transactions that Financo deemed relevant and comparable; and

    . such other financial studies, analyses and investigations Financo deemed appropriate.

   In rendering its opinion, Financo relied, without independent investigation or verification, upon the accuracy and completeness of all information publicly available, supplied or otherwise communicated to it by Oshman's and Gart. Financo expressed no opinion as to Oshman's and Gart's underlying valuation, future performance or long-term viability, or the price at which Gart common stock would trade upon or after announcement or consummation of the merger. With respect to the financial forecasts provided to Financo by Oshman's and Gart, Financo has assumed, with the acknowledgment of the Oshman's board, that such forecasts have been reasonably and accurately prepared and represent management's best currently available judgments and estimates as to the future financial performance of Oshman's and Gart, respectively, and Financo expresses no opinion with respect to such forecasts or the assumptions upon which they are based. Financo has further relied upon the assurances of senior management of Oshman's and Gart that they are not aware of any facts that would make such financial or other information relating to Oshman's or Gart, respectively, inaccurate or misleading. In connection with its engagement, Financo held discussions, at Oshman's request, with a third party other than Gart regarding a possible business combination or similar transaction with Oshman's, but Financo was not requested to, and it did not, solicit, generally, third party indications of interest in the possible acquisition of all or part of Oshman's. Financo's opinion is necessarily based upon economic, financial and market conditions as they exist and can be evaluated only as of the date of the written opinion letter, and Financo assumes no responsibility to update or revise its opinion based upon events or circumstances occurring after the date of such written opinion. Further, Financo expressed no opinions on matters of a legal, regulatory, tax or accounting nature relating to or arising out of the merger.

   In rendering its opinion, Financo has assumed that the merger will be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by Oshman's or Gart.

   The summary set forth below describes the material analyses performed by Financo in connection with providing its written opinion to the board of Oshman's on February 21, 2001. It does not purport to be a complete description of the analyses underlying Financo's opinion or the presentation made by Financo to the board of Oshman's and is qualified in its entirety by reference to the full text of the opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Accordingly, Financo believes its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the Financo opinion.

   In performing its analyses, Financo considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Oshman's and Gart's control. No company, transaction or business used in the analyses as a comparison is identical to Oshman's, Gart or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Financo's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Financo's analyses and estimates are inherently subject to substantial uncertainty.

   The type and amount of consideration payable in the merger was determined through negotiation between Oshman's and Gart and their respective advisers and the decision to enter into the merger was solely that of the Oshman's board. Financo's opinion and financial analyses were only one of many factors considered by the Oshman's board in its evaluation of the merger and should not be viewed as determinative of the views of the Oshman's board or management with respect to the merger or the consideration provided for in the merger.

   The following is a summary of the material financial analyses underlying Financo's opinion to the Oshman's board in connection with the merger. The financial analyses summarized below include information presented in bullet point format. In order to fully understand Financo's financial analyses, the bullet points must be read together with the text of each summary. The bullet points alone do not constitute a complete description of the financial analyses. Considering the data in the bullet points below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Financo's financial analyses.

  Selected Precedent Transaction Analysis

   Financo reviewed selected precedent transactions involving sporting goods retailers. Due to the lack of comparable situations, Financo did not believe that such precedent transactions were appropriate for direct comparison to the merger, and, accordingly, these analyses were not applied to arrive at a valuation of Oshman's, but were presented to the Oshman's board for its review. Furthermore, Financo reviewed and analyzed certain publicly available information relating to nine selected precedent transactions in the non-apparel specialty store industry since September 1996, which are referred to as the "selected precedent transactions," and compared the financial terms of such transactions to those of the merger. The nine selected precedent transactions include:

  .  Best Buy Co., Inc. acquisition of Musicland Stores Corporation

  .  Leonard Green & Partners, L.P. acquisition of Petco Animal Supplies,
     Inc.

  .  Zale Corporation acquisition of Piercing Pagoda, Inc.

  .  Zany Brainy, Inc. acquisition of Noodle Kidoodle, Inc.

  .  Barnes & Noble, Inc. acquisition of Funco, Inc.

  .  Claire's Stores, Inc. acquisition of Afterthoughts, Inc.

  .  Leonard Green & Partners, L.P. acquisition of Hechinger Company

  .  Leonard Green & Partners, L.P. acquisition of Leslie's Poolmart, Inc.

  .  Sears, Roebuck and Co. acquisition of Orchard Supply Hardware Stores
     Corp.

Financo's analysis was based on the closing sales price for Gart's common stock on January 31, 2001 and indicated that for the selected precedent transactions:

  . the enterprise value as a multiple of latest twelve months, commonly referred to as "LTM," sales ranged from 0.25x to 1.18x with a median multiple of 0.60x, as compared to 0.33x for the enterprise value of the merger as a multiple of Oshman's LTM sales;

  . the enterprise value as a multiple of LTM earnings before interest, taxes, depreciation and amortization, commonly referred to as "EBITDA," ranged from 4.3x to 10.1x with a median multiple of 7.0x, as compared to 6.4x for the enterprise value of the merger as a multiple of Oshman's LTM EBITDA;

  . the enterprise value as a multiple of LTM earnings before interest and taxes, commonly referred to as "EBIT," ranged from 6.1x to 15.5x with a median multiple of 11.4x, as compared to 10.2x for the enterprise value of the merger as a multiple of Oshman's LTM EBIT;

  . the equity value as a multiple of LTM net income ranged from 7.0x to 28.3x with a median multiple of 21.6x, as compared to 19.2x for the equity value of the merger as a multiple of Oshman's LTM net income excluding extraordinary and non-recurring items and assuming a 40% tax rate; and

  . the equity value as a multiple of book value ranged from 0.3x to 4.3x with a median multiple of 2.7x, as compared to 1.8x for the equity value of the merger as a multiple of Oshman's book value.

  Comparable Company Analysis

   Financo reviewed and compared selected historical, financial and operating data, projections of future financial performance that reflected a composite of equity research analyst's estimates, and stock market performance data based on closing stock prices as of January 31, 2001 to the corresponding data of seven selected publicly traded companies that for purposes of this analysis may be considered comparable to Oshman's, which are referred to as the "selected comparable companies." The multiples and ratios for Oshman's were based on information provided by Oshman's management and the multiples and ratios of each of the selected comparable companies were based on the most recent publicly available information.

   The seven selected comparable companies were:

  .  Finish Line, Inc.

  .  Footstar, Inc.

  .  Gart Sports Company

  .  Hibbett Sporting Goods, Inc.

  .  Sport Chalet, Inc.

  .  The Sports Authority, Inc.

  .  Venator Group, Inc.

Financo's analysis based on Gart's closing stock price at January 31, 2001 indicated that for the selected comparable companies:

  . the enterprise value as a multiple of LTM sales ranged from 0.23x to 1.16x with a median multiple of 0.30x, as compared to 0.33x for the enterprise value of the merger as a multiple of Oshman's LTM sales;

  . the enterprise value as a multiple of LTM EBITDA ranged from 3.3x to 10.8x with a median multiple of 4.7x, as compared to 6.4x for the enterprise value of the merger as a multiple of Oshman's LTM EBITDA;

  . the enterprise value as a multiple of LTM EBIT ranged from 4.4x to 13.7x with a median multiple of 6.6x, as compared to 10.2x for the enterprise value of the merger as a multiple of Oshman's LTM EBIT;

  . the equity value as a multiple of LTM net income ranged from 7.6x to 22.3x with a median multiple of 13.0x, as compared to 19.2x for the equity value of the merger as a multiple of Oshman's LTM net income excluding extraordinary and non-recurring items and assuming a 40% tax rate;

  . the equity value as a multiple of projected calendar 2000 net income ranged from 7.2x to 20.8x with a median multiple of 12.7x, as compared to 11.8x for the equity value of the merger as a multiple of Oshman's projected calendar 2000 net income excluding extraordinary and non-recurring items and assuming a 40% tax rate;

  . the equity value as a multiple of projected calendar 2001 net income ranged from 6.3x to 17.0x with a median multiple of 11.5x, as compared to 9.2x for the equity value of the merger as a multiple of Oshman's projected calendar 2001 net income excluding extraordinary and non-recurring items and assuming a 40% tax rate; and

  . the equity value as a multiple of book value ranged from 0.7x to 3.6x with a median multiple of 1.1x, as compared to 1.8x for the equity value of the merger as a multiple of Oshman's book value.

  Discounted Cash Flow Analysis

   Financo performed a discounted cash flow, commonly referred to as "DCF," analysis of the projected unlevered free cash flows of Oshman's for the fiscal years 2001 to 2005, based upon financial forecasts provided to Financo by the management of Oshman's and modified by Financo to incorporate potential uncertainties in the operations and financial forecasts of Oshman's. Financo calculated equity value per share ranges utilizing discount rates reflecting a weighted average cost of capital ranging from 12.0% to 13.0% and Oshman's terminal value multiples of projected fiscal year 2005 EBITDA of 5.0x to 6.0x. This DCF analysis resulted in equity values ranging from $16.01 to $19.29 per Oshman's share.

   Financo also performed a DCF analysis of the projected unlevered free cash flows of the merged entity for the fiscal years 2001 to 2005, based upon financial forecasts provided to Financo by the management of Gart and modified by Financo to incorporate potential uncertainties in the operations and financial forecasts of the merged entity. Financo calculated equity value per Oshman's share ranges utilizing discount rates reflecting a weighted average cost of capital ranging from 12.0% to 13.0% and Oshman's terminal value multiples of projected fiscal year 2005 EBITDA of 5.0x to 7.0x. This DCF analysis resulted in equity values ranging from $19.34 to $26.91 per Oshman's share assuming each share of Oshman's common stock will be converted into the right to receive an amount equal to (1) $7.00 plus (2) 0.550 shares of common stock of Gart (subject to adjustment as provided by the merger agreement).

   Financo noted that the DCF analysis is highly sensitive to assumptions regarding revenue and earnings growth. Financo also noted that the DCF analysis values for the merged entity were higher than the values for Oshman's as a stand-alone entity.

  Historical Stock Trading Analysis

   Financo reviewed the history of trading prices for shares of Oshman's common stock and Gart's common stock in relation to each other and to select other publicly traded specialty retail companies over the period from January 16, 1998 to January 31, 2001. Financo noted that the implied consideration in the merger of $13.29 on January 31, 2001 represented a 42.9% premium to the closing sales price of Oshman's common stock on January 31, 2001 of $9.30.

  Other Analyses

   Financo conducted other analyses as it deemed necessary, including but not limited to reviewing historical and projected financial results of Oshman's and Gart, pro forma merger analysis, contribution analysis and premium analysis.

  Fee Arrangements

   Pursuant to an engagement letter between Oshman's and Financo, dated August 16, 2000, Oshman's has agreed to pay Financo a transaction fee in connection with the merger of $600,000, of which $75,000 became payable to Financo upon Financo's engagement, $250,000 became payable to Financo upon delivery of the Financo fairness opinion on February 21, 2001, and the balance will be payable upon consummation of the merger. Oshman's has also agreed to reimburse Financo for its out-of-pocket expenses, including the fees and expenses of legal counsel and other advisors. In addition, Oshman's has agreed to indemnify Financo and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws.

   Margaret A. Gilliam, a member of the Oshman's board of directors, is a consultant to Financo, receives a monthly retainer from Financo in connection therewith, and, in certain cases, receives fees in connection with referrals she may make to Financo. Although Ms. Gilliam referred Oshman's to Financo, she did not and will not receive any referral fee in connection with Financo's engagement by Oshman's. Ms. Gilliam's position as a Financo consultant was generally known to the Oshman's board and was specifically and expressly disclosed to the board in connection with its evaluation of potential financial advisors. The board determined that Ms. Gilliam's interest did not detract from the experience and knowledge that Financo would provide as Oshman's financial advisor, and the board voted unanimously, with Ms. Gilliam abstaining, to retain Financo in that capacity.

Interests of Certain Persons in the Merger

  Interests of Gart's Directors and Officers in the Merger

   Jonathan D. Sokoloff and Jonathan A. Seiffer are current directors of Gart, and also are being nominated for re-election to Gart's board of directors. Mr. Sokoloff and Mr. Seiffer may be deemed to have an interest in the merger that is different from, or in addition to, the interest of Gart stockholders. Gart's board of directors recognized this interest and determined that it did not detract from the advisability to Gart stockholders of the issuance of Gart common stock in the merger.

   Upon the completion of the merger, Gart will pay to Leonard Green & Partners, L.P. transaction fees in the amount of $4 million. Mr. Sokoloff and Mr. Seiffer are partners of Leonard Green & Partners, L.P. As a result of their relationship with Leonard Green & Partners, L.P., Mr. Sokoloff and Mr. Seiffer will receive a benefit from the merger that is in addition to the benefits that will be received by Gart stockholders.

  Interests of Oshman's Directors and Officers in the Merger

   General. Some of the members of the Oshman's board and management team may be deemed to have interests in the merger that are different from or in addition to the interests of Oshman's stockholders. The Oshman's board recognized these interests and determined that these interests did not detract from the fairness of the merger to Oshman's stockholders.

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

   Indemnification. Gart has agreed in the merger agreement that it and the surviving corporation in the merger will indemnify any Oshman's officer or director against liabilities with respect to all acts and omissions arising out of such person's services as an officer or director of Oshman's. Gart and the surviving corporation also have agreed to cause to be maintained in effect for the next six years directors' and officers' liability insurance to cover any such liabilities for the next six years.

   Acceleration of Vesting of Stock Options. Under Oshman's 1994 Omnibus Plan and 1993 Non-Employee Director Stock Option Plan, all outstanding options to acquire shares of Oshman's common stock are anticipated to become vested upon a "change in control" as a result of Oshman's stockholders approving the merger. As of the date of this joint proxy statement-prospectus, Oshman's directors and officers together hold options to acquire 576,000 shares of Oshman's common stock. The vesting of options to acquire 340,700 of these shares is anticipated to be accelerated in connection with the merger.

   Severance or Bonus Payments Related to Change of Control. Oshman's has two executive severance policies: a Statement of Policy Regarding Key Executive Severance Pay Bonus Program and a Statement of Policy Regarding Executive Severance Pay Bonus Program.

   Under the policy for key executives, Marilyn Oshman, chairman of the board, Alvin N. Lubetkin, vice chairman of the board, chief executive officer and president, Marvin Aronowitz, director and former chief executive officer, and Steven U. Rath, executive vice president and secretary, are entitled to be paid an amount equal to the lesser of 299% of the person's "base amount" as defined in the Internal Revenue Code, which is generally the same as such person's average annual compensation, or the maximum amount of additional compensation that may be paid to such person without Oshman's losing any federal income tax deduction for such payments or the key executive being subjected to a federal excise tax on such payments.

   Under the policy for executives, Steven A. Martin, senior vice president and chief financial officer, Richard L. Randall, senior vice president, and Thomas
J. McVey, senior vice president, are entitled to be paid an amount equal to the lesser of $125,000 or the maximum amount of additional compensation that may be paid to such person without Oshman's losing any federal income tax deduction for such payments or the employee being subjected to a federal excise tax on such payments; provided that the maximum compensation payable to each executive cannot exceed 200% of the compensation paid in the fiscal year immediately preceding his termination.

   The executives are entitled to receive the severance or bonus payments if either (1) they continue to be employed by Oshman's for more than six months after a "change of control" or (2) within six months after a change of control, they are terminated for any reason other than for "cause" as defined in the policies, by the executive for "good reason" as defined in the policies, or by reason of death or disability.

   It is anticipated that Oshman's executive officers together will receive severance or bonus payments under these plans equal to approximately $2,500,000.

   Termination of Restrictions on Restricted Stock and Early Payment of Federal Tax Benefit. In 1994, Alvin N. Lubetkin, Oshman's vice chairman of the board, chief executive officer and president, received a grant of 100,000 shares of restricted stock under Oshman's 1994 Omnibus Plan. The restrictions on these shares terminate upon a "change in control."

   The restricted stock grant also provides that Oshman's will pay to Mr. Lubetkin the U.S. federal tax benefit, if any, realized by Oshman's from the tax deduction for compensation resulting from the grant. In connection with entering into the merger agreement, and with the consent of Gart, Oshman's amended the tax benefit payment provisions of the grant in order to address certain U.S. federal income tax issues that the parties determined were necessary to resolve before the merger agreement could be executed. The grant was amended to provide that Mr. Lubetkin will be paid an estimated amount of $413,651 immediately following the completion of the merger rather than at an indeterminable time in the future. In addition, if Oshman's realizes tax benefits earlier than forecasted, Mr. Lubetkin potentially could receive an additional payment of up to $21,842 after January 31, 2003.

   Consulting and Non-Competition Agreements. Ms. Oshman and Mr. Lubetkin each have agreed with Gart to enter into a Consulting and Non-Competition Agreement following the completion of the merger and their termination of employment with Oshman's. Mr. Lubetkin's agreement will last for two and one-half years with annual compensation of $400,000 during the first year and $350,000 per year during the remainder of the term of the agreement. He also will receive an option to purchase 50,000 shares of Gart common stock with an exercise price equal to the market price on the date the merger is completed and vesting at the rate of 10,000 shares every six months. Ms. Oshman's agreement will last for one year with annual compensation of $175,000. She also will receive an option to purchase 20,000 shares of Gart common stock with an exercise price equal to the market price on the date the merger is completed and vesting at the rate of 10,000 shares every six months. Both Mr. Lubetkin and Ms. Oshman will agree not to compete with Gart for a period of two years after termination of their agreements. The agreements also provide for continued use of their offices, expense reimbursements and health care benefits on the same bases as executive employees of Gart.

   Election of Two Directors to the Board of Directors of Gart. Consistent with the merger agreement, Gart will appoint two persons designated by the Oshman's board of directors to serve on the Gart board of directors following the merger, and Gart will nominate those persons for election at the 2002 annual meeting of Gart stockholders. Green Equity Investors, L.P. has agreed to vote in favor of those nominees. Green Equity Investors, L.P. holds approximately 64% of the outstanding shares of Gart common stock. If the merger is completed, immediately following the completion of the merger, Green Equity Investors, L.P. will hold approximately 44% of the outstanding shares of Gart common stock, assuming a conversion ratio in the merger of 0.55 shares of Gart common stock for each outstanding share of Oshman's common stock. The Oshman's board of directors has designated Ms. Oshman and Mr. Lubetkin to serve on the Gart board of directors. Although neither Ms. Oshman nor Mr. Lubetkin will receive any additional compensation for their service on the Gart board during the terms of their respective consulting agreements with Gart, after the termination of their agreements, Ms. Oshman and Mr. Lubetkin each would receive compensation as non-employee directors. Currently, Gart grants non-employee directors options to purchase 10,000 shares of Gart common stock upon joining the board of directors, grants them options for an additional 5,000 shares each year, and pays them $25,000 per year, payable quarterly either in cash or in restricted shares, at the election of each director. In addition, each director is paid $1,500 for attendance at each meeting of the board or of a committee. Directors also are reimbursed for the expenses they incur in attending meetings. See the discussion under "Information About Gart's Board of Directors and Its Committees--Compensation of Directors."

   Registration Rights for Gart Common Stock. Gart has agreed to enter into a registration rights agreement with Ms. Oshman, Judy O. Margolis, a significant stockholder of Oshman's common stock and Ms. Oshman's sister, their affiliated trusts, and certain other Oshman's stockholders whose shares of Gart common stock received in the merger may not be freely tradable. For a description of this agreement, see "The Merger and Related Transactions--Registration Rights Agreement."

Financing for the Merger

 General

   Pursuant to a letter agreement, The CIT Group/Business Credit, Inc. has committed to enter into a new secured credit facility providing for loans to Gart and its subsidiaries of up to $300 million. The letter agreement contemplates that:

  . the new credit facility will be executed in connection with the consummation of the merger; and

  . concurrently with such execution, each of the Financing Agreement, by and among The CIT Group/Business Credit, Inc., Gart Bros. Sporting Goods Company and Sportmart, Inc., dated January 9, 1998 (the "Gart Financing Agreement"), and the Amended and Restated Financing Agreement, by and among The CIT Group/Business Credit, Inc. and Oshman's subsidiaries, dated December 15, 1997, as amended (the "Oshman's Financing Agreement"), will be terminated.

   The consummation of the merger is subject to, among other things, the condition that the financing to be provided under the new credit facility will have been consummated on terms reasonably consistent with those contained in the letter agreement, and that the Gart Financing Agreement and the Oshman's Financing Agreement each will have been terminated.

   Revolving Line of Credit; Letters of Credit

   The credit facility will provide for loans of up to the lesser of: (1) the result of a borrowing base formula, generally the lesser of (A) 70% of eligible inventory, except for two 90-day periods (to be mutually agreed upon by Gart and CIT) during the first loan year and one 90-day period in each subsequent loan year when the advance rate may, at Gart's discretion, increase to 75% of eligible inventory or (B) 85% of the liquidation value of inventory; or (2) $300 million, to Gart on a revolving basis and also will provide for the lenders to assist Gart in obtaining documentary or standby letters of credit. Up to a maximum amount of $25 million of obligations under documentary or standby letters of credit may be outstanding at any time.

   Interest Rate Elections

   Gart will be able to elect one of two interest rate options:

  . the annual rate of interest announced by The Chase Manhattan Bank (or any successor) as its prime rate in effect at its principal office in New York City (the "Chase Bank Rate"); or

  . the London Interbank Offered Rate paid in London by The Chase Manhattan Bank (or any successor) on one month, two month, three month, six month or nine month dollar deposits, plus 2.0% (the "LIBOR Rate").

After the one year anniversary of the closing of the financing, the interest rate will be reduced or increased quarterly, based on Gart's EBITDA for the four fiscal quarters most recently ended. The margin for the interest rate will range from 0.0% to 0.25% over the Chase Bank Rate and from 1.50% to 2.25% over the LIBOR Rate.

   Fees and Expenses

   Gart will pay a line of credit fee of 0.375% per annum on the unused portion of the line of credit, payable at the end of each month. For letters of credit, the lenders will receive fees in an amount equal to 1.25% per annum of the face amount of each outstanding letter of credit, less all amounts previously drawn under the letters of credit. Any charges imposed on the lenders by the banks issuing the letters of credit will be borne by Gart.

   CIT will receive a collateral management fee, payable on the date of the closing of the financing and on each subsequent anniversary of the closing. In addition, CIT will receive at closing a facility fee and a syndication fee. CIT will receive a commitment fee if the merger is consummated but the financing with CIT is not consummated.

   Gart will reimburse CIT for all of its out-of-pocket expenses incurred in connection with the line of credit, including reasonable attorneys' fees.

   Collateral

   To secure its obligations under the credit facility, Gart will give the lenders a first and exclusive lien on all of its present and future accounts receivable, inventory, trademarks, patents, general intangibles, equipment, future owned real estate and issued and outstanding stock of any of Gart's subsidiaries, as well as the proceeds of the foregoing.

   Guarantees

   Gart will guarantee the line of credit.

   Use of Proceeds

   The proceeds of the new credit facility will be used for the following purposes:

  . to pay all necessary cash payments to be made by Gart and the surviving corporation in connection with the merger and the other transactions contemplated by the merger agreement;

  .  to pay fees and expenses related to the merger; and

  .  to provide working capital financing.

   Conditions to Financing; Covenants

   The funding of the new credit facility will be subject to the following conditions and other customary closing conditions:

  . the successful completion of, and compliance with, the terms of the commitment letter, including an inventory appraisal in CIT's discretion and payment of fees and expenses;

  . the execution and delivery of legal documentation, satisfactory in form to Gart and CIT and their respective counsels;

  .  the absence of a material adverse effect on:

    . Gart's business, as now conducted or proposed to be conducted; its results of operations; its financial or other condition; its assets or liabilities, contingent or otherwise; or its prospects; or

    . Gart's ability to perform its obligations pursuant to the commitment letter or pursuant to the transactions contemplated by the commitment letter;

  . CIT's receipt of legal opinions from Gart's counsel that are satisfactory to CIT, including to the effect that federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act have been fully complied with;

  .  Gart's excess revolving loan availability must be at least $20 million;
     and

  .  CIT's receipt of, and satisfaction with, the merger agreement.

   In connection with the new credit facility, Gart also will make customary representations, warranties and covenants. Gart's financial covenants will be limited to covenants regarding Gart's net worth and its minimum interest coverage ratio. In addition, Gart will be required to provide the lenders with monthly interim financial statements and fiscal year-end audited financial statements.

   Term of Credit Facility; Termination

   The new credit facility will have an initial term of four years, and will be renewable automatically for additional one-year terms, unless terminated by the lenders after the initial term upon 60 days' written notice. In addition, the lenders will be allowed to terminate the credit facility upon the occurrence of certain events of default. Gart will be able to terminate the credit facility at any time, with 60 days' prior written notice to CIT, but Gart will be required to pay an early termination premium if such termination is before the end of the expiration of the initial term. The early termination premium will be calculated by multiplying the revolving line of credit by (1) 0.50%, if the credit facility is terminated on or prior to two years after closing, or (2) 0.25%, if the credit facility is terminated on or prior to three years after closing.

Completion and Effectiveness of the Merger

   Gart and Oshman's will complete the merger when all of the conditions to the completion of the merger are satisfied or waived, including approval of the merger agreement by Oshman's stockholders and approval of the issuance of Gart common stock in connection with the merger by Gart stockholders. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

   Gart and Oshman's are working towards completing the merger as quickly as possible. Gart and Oshman's currently plan to complete the merger late in the second calendar quarter or early in the third calendar quarter of 2001.

Structure of the Merger

   Conversion of Oshman's Common Stock

   At the effective time of the merger, each share of Oshman's common stock issued and outstanding immediately prior to the effective time of the merger (except for shares held in Oshman's treasury, shares held by Gart or GSC Acquisition, or shares held by stockholders who have properly perfected their rights as dissenting stockholders under Delaware law) will be cancelled and automatically converted into the right to receive $7.00 in cash plus 0.55 shares of Gart common stock upon surrender of the certificate representing the share of Oshman's common stock in the manner provided in the merger agreement. The mix between cash and Gart common stock is subject to adjustment pursuant to the merger agreement as described in "Adjustment in Mix of Merger Consideration" below.

   Adjustment in Mix of Merger Consideration

   The merger agreement provides that, if the closing sales price of a share of Gart common stock is equal to or greater than $9.50 on the closing date of the merger, then each share of Oshman's common stock will be converted into the right to receive an amount equal to $7.00 in cash (as adjusted, the "Cash Consideration") and 0.55 (as adjusted, the "Conversion Ratio") shares of Gart common stock (as adjusted, the "Stock Consideration"). In the event that the closing sales price of a share of Gart common stock is less than $9.50 on the closing date of the merger, then the merger agreement provides that the amount of the Cash Consideration, the Conversion Ratio and the Stock Consideration will be adjusted automatically as follows:

    . first, the dollar value per share of the merger consideration (the "Dollar Value Per Share") will be determined by adding (A) the Cash Consideration (before giving effect to any adjustment) to (B) the result of multiplying the Conversion Ratio (before giving effect to any adjustment) by the closing sales price of a share of Gart common stock on the closing date of the merger;

    . next, the amount of the Cash Consideration will be adjusted to equal the result of multiplying 0.57 by the Dollar Value Per Share;

    . next, the Conversion Ratio will be adjusted to equal the result of dividing (A) the amount equal to (1) the Dollar Value Per Share minus (2) the Cash Consideration (after giving effect to the above adjustment) by (B) the closing sale price of a share of Gart common stock on the closing date of the merger; and

    . finally, the amount of the Stock Consideration will be adjusted using the Conversion Ratio (after giving effect to the above adjustment).

   For example, if the closing sales price of a share of Gart common stock is $9.00 on the closing date of the merger, then the mix of cash consideration and Gart common stock will be adjusted so that each share of Oshman's common stock will be converted into the right to receive $6.8115 in cash and 0.5709 shares of Gart common stock. As a result, the equivalent price per share of Oshman's common stock on the closing date would be $11.9496. If the closing sales price of a share of Gart common stock is $8.00 on the closing date of the merger, then the mix of cash consideration and Gart common stock will be adjusted so that each share of Oshman's common stock will be converted into the right to receive $6.498 in cash and 0.6128 shares of Gart common stock. As a result, the equivalent price per share of Oshman's common stock on the closing date would be $11.4004.

   Under the merger agreement, Gart and Oshman's each will have the right to terminate the merger agreement if the closing sales price of a share of Gart common stock is less than $7.00 on the closing date of the merger.

  Exchange of Oshman's Stock Certificates for Gart Stock Certificates

   When the merger is completed, the exchange agent will mail to Oshman's stockholders instructions for surrendering their Oshman's stock certificates in exchange for Gart stock certificates. If an Oshman's stock certificate is lost, stolen or destroyed, the Oshman's stockholder will have to deliver an affidavit and, if required, a bond. When Oshman's stockholders deliver their Oshman's stock certificates to the exchange agent along with any required documents, the Oshman's stock certificates will be cancelled and the stockholders will receive Gart stock certificates representing the number of full shares of Gart common stock to which they are entitled under the merger agreement. No fractional shares of Gart common stock will be issued in connection with the merger. Instead, Oshman's stockholders will receive cash, without interest, in lieu of a fraction of a share of Gart common stock.

   Oshman's stockholders should not submit their Oshman's stock certificates for exchange until they receive instructions from the exchange agent.

   Oshman's stockholders are not entitled to receive any dividends or other distributions on Gart common stock until the merger is completed and they have surrendered their Oshman's stock certificates in exchange for Gart stock certificates. Oshman's stockholders will receive payment for any dividend or other distribution on Gart common stock with a record date after the merger and a payment date prior to the date they surrender their Oshman's stock certificates promptly after their Gart stock certificates are issued. Oshman's stockholders will receive payment for any dividend or other distribution on Gart common stock with a record date after the merger and a payment date after the date they surrender their Gart stock certificates promptly after the payment date.

   Gart only will issue a Gart stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered Oshman's stock certificate is registered if the unregistered stockholder presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that the stockholder paid any applicable stock transfer taxes. If an Oshman's stock certificate has been lost, stolen or destroyed, the stockholder may need to deliver an affidavit or bond prior to receiving the Gart stock certificate.

United States Federal Income Tax Consequences of the Merger

   This section of this joint proxy statement-prospectus summarizes the material United States federal income tax considerations relevant to the merger that apply to certain holders of Oshman's common stock and Gart common stock. This discussion is based upon provisions of the Internal Revenue Code, Treasury regulations, and administrative rulings and court decisions in effect as of the date of this document, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to holders of Oshman's common stock or Gart common stock as described in this joint proxy statement-prospectus.

   This summary does not discuss all United States federal income tax considerations that may be relevant to particular Oshman's stockholders or Gart stockholders in light of their individual investment circumstances. Factors that could alter the tax consequences of the merger to individual stockholders include:

  . if a stockholder is a dealer in securities, foreign person or entity, partnership, tax-exempt organization, financial institution, or insurance company;

  . if a stockholder is subject to the alternative minimum tax provisions of the Internal Revenue Code;

  .  if a stockholder does not hold his, her or its shares as capital assets;

  . if a stockholder acquired his, her or its shares in connection with stock option or stock purchase plans or in other compensatory transactions;

  . if a stockholder holds stock as part of an integrated investment, including a "straddle," "hedge," or "conversion transaction," comprised of shares of Oshman's or Gart common stock and one or more other positions;

  . if a stockholder holds Oshman's common stock subject to the constructive sale provisions of Section 1259 of the Internal Revenue Code; or

  . if a stockholder holds Oshman's common stock and, in addition, holds Gart common stock, actually or constructively within the meaning of the Internal Revenue Code, at the time of the merger.


   In addition, this summary does not describe the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger, whether or not any such transactions are undertaken in connection with the merger, including, without limitation, any transaction in which shares of Oshman's common stock are acquired or shares of Gart common stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire Oshman's common stock. Accordingly, Gart and Oshman's urge each stockholder to consult the stockholder's own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences to the stockholder of the merger.

   The completion of the merger is conditioned upon receipt by Gart and Oshman's of opinions from their respective accountants, Deloitte & Touche LLP and Grant Thornton LLP, that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions will be rendered on the basis of facts, representations and assumptions set forth or referred to in those opinions, including factual representations contained in certificates of officers of Gart and Oshman's. These tax opinions also will be based upon the Internal Revenue Code, Treasury regulations and administrative rulings and court decisions in effect on the date of the opinions, all of which are subject to change.

   One of the requirements that must be satisfied in order for the merger to qualify as a reorganization under the Internal Revenue Code is the continuity of stockholder interest requirement. This requirement will be satisfied if Oshman's stockholders exchange a substantial portion of their proprietary interests in Oshman's for proprietary interests in Gart. The Internal Revenue Service takes the position for advance ruling purposes that the continuity of stockholder interest requirement is satisfied in a reorganization if the value of the acquiring corporation's stock received in the reorganization by the acquired corporation's stockholders equals or exceeds 50% of the total consideration paid for the stock of the acquired corporation in the reorganization. In the opinion of the companies' respective accountants, the continuity of stockholder interest requirement will be satisfied under applicable case law if the value of the Gart common stock received in the reorganization by Oshman's stockholders equals or exceeds 40% of the total consideration paid for the stock of Oshman's in the reorganization.

   Assuming the merger qualifies as a section 368 reorganization, it will have the following consequences to the corporations and their shareholders.

   Tax Consequences to Parties Other Than Holders of Oshman's Common Stock

   Gart, GSC Acquisition, holders of Gart common stock and Oshman's will not recognize a gain or loss solely as a result of the merger.

   Treatment of Holders of Oshman's Common Stock

   With respect to Oshman's stockholders who hold their Oshman's common stock as a "capital asset" (generally, property held for investment) under the Internal Revenue Code, qualification of the merger as a reorganization within the meaning of Section 368 of the Internal Revenue Code will result in the federal income tax consequences described below.

   Each Oshman's stockholder will recognize capital gain, if any, realized in the transaction but will not recognize any loss realized in the transaction. The amount of capital gain that is recognized will be calculated separately for each block of Oshman's common stock surrendered, in an amount equal to the lesser of (1) the amount of gain realized in respect of such block (i.e., the excess of (a) the sum of the amount of cash and fair market value of Gart common stock received that is allocable to such block of Oshman's common stock over (b) the adjusted tax basis of such block) and (2) the amount of cash received that is allocable to such block. Based upon the mix of merger consideration, a recognized gain will not have the effect of the distribution of a dividend under a judicially developed test. Such capital gain will constitute long-term capital gain, subject to a tax rate of 20% in the case of an individual stockholder, if such block of Oshman's stock has been held for more than one year at the time of the merger. For this purpose, all of the cash and Gart common stock received by an Oshman's stockholder will be allocated proportionately among the blocks of Oshman's common stock surrendered by such holder. The adjusted tax basis of the new Gart common stock received in exchange for a block of Oshman's common stock will be equal to the adjusted tax basis of such surrendered block of Oshman's common stock, decreased by the amount of cash received in respect of such block and increased by the amount of gain recognized in respect of such block. The holding period of the Gart common stock will include the holding period of such block of Oshman's common stock surrendered.

   Cash payments received by an Oshman's stockholder for a fractional share of Gart common stock will be treated as if such fractional share had been issued in the merger and then redeemed by Gart. A stockholder will recognize a gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the tax basis of such fractional share, and this gain or loss generally will be a capital gain or loss.

   Even if the merger qualifies as a reorganization, an Oshman's stockholder could recognize a gain to the extent that shares of Gart common stock are considered to be received in exchange for services or property, other than solely for Oshman's common stock. All or a portion of such gain may be taxable as ordinary income. A gain also may have to be recognized to the extent that Oshman's stockholders are treated as receiving, directly or indirectly, consideration other than Gart common stock in exchange for Oshman's common stock.

   No rulings have been or will be requested from the Internal Revenue Service with respect to any matters discussed herein. There can be no assurance that the Internal Revenue Service will not take positions contrary to those described above or, if challenged by the Internal Revenue Service, that a court will not sustain the Internal Revenue Service's position.

   If the Internal Revenue Service successfully challenges the status of the merger as a reorganization, each Oshman's stockholder will recognize taxable gain or loss with respect to each share of Oshman's common stock surrendered equal to the difference between the adjusted tax basis of such share and the sum of the fair market value, as of the completion of the merger, of the Gart common stock and the amount of cash received by the stockholder in exchange therefor. In such event, the aggregate adjusted tax basis of the Gart common stock so received would equal its fair market value at the time of the merger, and the holding period for such stock would begin the day after the merger. Such gain or loss will generally be a capital gain or loss. A gain or loss must be calculated separately for each block of stock held by a stockholder.

   In addition, if the merger is not viewed as a reorganization, Oshman's would be deemed to have sold its assets to GSC Acquisition and will recognize gain equal to the difference between the adjusted tax basis of the Oshman's assets and the sum of (1) the consideration given to the Oshman's stockholders, which includes (a) the fair market value, as of the completion of the merger, of the Gart common stock and (b) the amount of cash received by the Oshman's stockholders in the exchange and (2) the liabilities of Oshman's. The resulting tax liability will be assumed by GSC Acquisition under the merger. In such event, the adjusted tax basis of the former Oshman's assets will be increased by the gain recognized and the related tax liability.

Accounting Treatment of the Merger

   Gart and Oshman's intend to account for the merger using the purchase method of accounting.

Regulatory Filings and Approvals Required to Complete the Merger

   The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, requires the ultimate parent entities of each of Gart and Oshman's to file Notification and Report Forms with the Bureau of Competition of the Federal Trade Commission and the Antitrust Division of the Department of Justice containing information relating to the parties to the merger agreement and the transactions contemplated by the merger agreement. Gart and Oshman's are required to observe a waiting period after the filings have been made before completing the merger. In compliance with the Hart-Scott-Rodino Antitrust Improvements Act, Gart and Oshman's both filed their Notification and Report Forms on March 9, 2001. Under the merger agreement, a condition to the completion of the merger is the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Early termination was granted on March 19, 2001.

   The Federal Trade Commission or the Department of Justice may challenge the merger on antitrust grounds either before or after the expiration or termination of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Federal Trade Commission or the Department of Justice could take action under the antitrust laws as it deems necessary or desirable in the public interest. In addition,

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

state antitrust authorities or private persons or entities could take certain actions, including seeking to enjoin the merger under the antitrust laws at any time prior to the completion of the merger or compelling rescission or divestiture subsequent to the merger. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, Gart and Oshman's will prevail and the merger will be completed.

Restrictions on Sales of Shares by Affiliates of Gart and Oshman's

   The shares of Gart common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Gart common stock issued to any person who is deemed to be an "affiliate" of either Gart or Oshman's. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either Gart or Oshman's and may include some of their respective officers and directors as well as the principal stockholders of Gart and Oshman's. Affiliates may not sell their shares of Gart common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  .  an exemption under paragraph (d) of Rule 145 under the Securities Act;
     or

  .  any other applicable exemption under the Securities Act.

   In accordance with the merger agreement, Gart has agreed to enter into a registration rights agreement with certain Oshman's stockholders who may be deemed to be affiliates of Oshman's. The registration rights agreement will grant to these stockholders certain demand and "piggyback" registration rights with respect to shares of Gart common stock received by them in the merger. The registration rights agreement also will set forth certain limitations on the ability of these stockholders to sell their shares.

   Gart's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of Gart common stock to be received by affiliates of Gart or Oshman's in the merger.

Listing on the Nasdaq National Market of Gart Common Stock to be Issued in the Merger

   Gart has agreed to cause the shares of Gart common stock to be issued in the merger to be listed on the Nasdaq National Market before the completion of the merger.

Delisting and Deregistration of Oshman's Common Stock After the Merger

   When the merger is completed, Oshman's common stock will be delisted from the American Stock Exchange and will be deregistered under the Exchange Act.

Dissenters' and Appraisal Rights

   The following summary of Section 262 of the Delaware General Corporation Law is qualified in its entirety by Section 262, which is reprinted as Annex E to this joint proxy statement-prospectus. Although we believe that the following summary describes the material aspects of Section 262 and the law relating to dissenters' and appraisal rights, the summary may not contain all of the information that is important to Oshman's stockholders. Oshman's stockholders should read carefully this summary and the attached Section 262 for a more complete understanding of dissenters' and appraisal rights.

   Under the Delaware General Corporation Law, holders of Oshman's common stock will be entitled to assert appraisal rights (sometimes referred to as "dissenters' rights") in connection with the proposed merger. Oshman's stockholders who elect to exercise appraisal rights must comply with the procedures described in Section 262 of the Delaware General Corporation Law. Any Oshman's stockholder who is eligible to exercise appraisal rights and properly does so will be paid in cash the "fair value" of the stockholder's shares of Oshman's common stock. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the merger.

   This joint proxy statement-prospectus is being sent to holders of record of Oshman's common stock as of the record date for the special meeting of Oshman's stockholders and constitutes notice of the appraisal rights available to Oshman's stockholders under Section 262. The statutory right of appraisal granted by Section 262 is complex and requires strict compliance with the procedures contained in Section 262. Failure by any Oshman's stockholder to follow any of these procedures may result in a termination or waiver of the appraisal rights available to the stockholder under Section 262.

   If an Oshman's stockholder elects to exercise appraisal rights under Section 262, the stockholder must comply with the following procedures:

  . Prior to the vote on the merger at the special meeting of Oshman's stockholders, the Oshman's stockholder must deliver to Oshman's a written demand for appraisal of the shares of Oshman's common stock held by the stockholder. The written demand must (1) identify the Oshman's stockholder as a stockholder of record and (2) state the stockholder's intention to demand appraisal of the shares of Oshman's common stock held by the stockholder. Merely voting against adoption of the merger agreement, abstaining from voting or failing to vote with respect to adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262. A demand for appraisal must be executed by or for the Oshman's stockholder as a holder of record, fully and correctly, as the stockholder's name appears on the stock certificate(s) representing shares of Oshman's common stock. If an Oshman's stockholder owns Oshman's common stock in a fiduciary capacity, such as a trustee, guardian or custodian, the stockholder must disclose the fact that the stockholder is signing the demand in that capacity. If an Oshman's stockholder owns Oshman's common stock jointly with one or more persons, all of the joint owners must sign the demand for appraisal. The written demand for appraisal by an Oshman's stockholder should be delivered to: Attention: Steven U. Rath, secretary, Oshman's Sporting Goods, Inc., 2302 Maxwell Lane, Houston, Texas 77023.

  . The Oshman's stockholder must refrain from voting for the adoption of the merger agreement and the approval of the merger. If an Oshman's stockholder votes, by proxy or in person, in favor of the adoption of the merger agreement and the approval of the merger, the stockholder's right to appraisal will terminate. In addition, the right to appraisal of an Oshman's stockholder will terminate if the stockholder returns a signed proxy and (1) fails to vote against the adoption of the merger agreement and the approval of the merger or (2) fails to note that the stockholder is abstaining from voting. With respect to items (1) and
     (2), the appraisal rights of an Oshman's stockholder will be terminated even if the stockholder previously filed a written demand for appraisal.

  . The Oshman's stockholder must continuously hold the stockholder's shares of Oshman's common stock from the date on which the Oshman's stockholder makes the demand for appraisal through the completion of the merger. If a stockholder is the record holder of Oshman's common stock on the date on which the stockholder makes the written demand for appraisal, but prior to the merger the stockholder transfers the shares owned by the stockholder, the stockholder will lose any right to appraisal with respect to those shares.

   Any beneficial owner who is not a record owner and who intends to exercise appraisal rights should instruct the applicable record owner to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the Oshman's special meeting.


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

   Shares of Oshman's common stock that are outstanding immediately prior to the effective time of the merger, with respect to which appraisal shall have been properly demanded in accordance with Section 262, will not be converted into the right to receive shares of Gart common stock in the merger unless and until the holder of the shares withdraws the demand for appraisal or the shares become ineligible for appraisal.

   Within 10 days after the effective time of the merger, GSC Acquisition, the surviving corporation in the merger, is required to send notice of the effectiveness of the merger to each stockholder of Oshman's that, prior to the completion of the merger, has complied with the requirements of Section 262.

   Within 120 days after the effective date of the merger, GSC Acquisition or any Oshman's stockholder that has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Oshman's common stock held by all Oshman's stockholders seeking appraisal. A dissenting Oshman's stockholder must serve a copy of the petition on GSC Acquisition. If no petition is filed by either GSC Acquisition or any dissenting Oshman's stockholder within the 120-day period after the effective date of the merger, the rights of all dissenting Oshman's stockholders to appraisal will cease. Oshman's stockholders seeking to exercise appraisal rights should not assume that GSC Acquisition will file a petition with respect to the appraisal of the fair value of their shares or that GSC Acquisition will initiate any negotiations with respect to the fair value of those shares. GSC Acquisition is under no obligation, and has no present intention, to take any action in this regard. Accordingly, Oshman's stockholders that wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Failure to file the petition with the Delaware Court of Chancery on a timely basis will cause the right to an appraisal of an Oshman's stockholder to cease.

   Within 120 days after the effective time of the merger, any Oshman's stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from GSC Acquisition a statement setting forth (1) the total number of shares of Oshman's common stock not voted in favor of the merger with respect to which demands for appraisal have been received and (2) the number of holders of those shares. The statement must be mailed within 10 days after Oshman's has received the written request for the statement or within 10 days after the time for delivery of demands for appraisal under subsection (d) of Section 262 has expired, whichever is later.

   If a petition for an appraisal is filed in a timely manner, at the hearing on that petition, the Delaware Court of Chancery will determine which Oshman's stockholders are entitled to appraisal rights and will appraise the shares of Oshman's common stock owned by those stockholders. The court will determine the fair value of the shares of Oshman's common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the fair value. The Delaware Court of Chancery may require Oshman's stockholders that have demanded appraisal rights for their shares of Oshman's common stock and that hold certificates representing the shares to submit the certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss the proceedings as to any Oshman's stockholder that fails to comply with any such directions.


   Oshman's stockholders that consider seeking appraisal should consider that the fair value of their shares under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The Delaware Court of Chancery may determine the cost of the appraisal proceeding and assess it against the parties as the court deems equitable. Upon application of a dissenting Oshman's stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting Oshman's stockholder in connection with the appraisal proceeding, including reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Oshman's common stock entitled to appraisal. In the absence of a court determination or assessment, each party will bear its own expenses.

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

   Any Oshman's stockholder who has demanded appraisal in compliance with
Section 262 will not, after the effective date of the merger, be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions, if any, on the Oshman's common stock, except for dividends or distributions, if any, payable to Oshman's stockholders of record on a date prior to the effective date of the merger.

   An Oshman's stockholder may withdraw a demand for appraisal and accept the merger consideration in accordance with the merger agreement at any time within 60 days after the effective date of the merger. After this 60-day period, an Oshman's stockholder may withdraw a demand for appraisal only with the written approval of GSC Acquisition. If an appraisal proceeding is properly instituted, it may not be dismissed as to any Oshman's stockholder without the approval of the Delaware Court of Chancery, and this approval may be conditioned on the court's deeming the terms to be just. If, after the completion of the merger, a holder of Oshman's common stock that had demanded appraisal for its shares fails to perfect or loses its right to appraisal, then those shares will be treated under the merger agreement as if they were converted into the right to receive the merger consideration at the effective time of the merger.

   Because of the complexity of these provisions of Section 262 of the Delaware General Corporation Law, any Oshman's stockholder that is considering exercising appraisal rights should consult a legal advisor.

The Merger Agreement

  Representations and Warranties

   Gart and Oshman's made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

  Oshman's Representations and Warranties

   Oshman's representations and warranties include representations as to:

  .  Oshman's corporate organization and its qualification to do business;

  .  Oshman's certificate of incorporation and bylaws;

  .  Oshman's capitalization;

  .  Oshman's subsidiaries;

  .  authorization of the merger agreement by Oshman's;

  .  Oshman's compliance with applicable laws;

  . the effect of the merger on obligations of Oshman's and under applicable laws;

  .  governmental approvals required to complete the merger;

  .  Oshman's filings and reports with the Securities and Exchange
     Commission;

  .  Oshman's financial statements;

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

  .  Oshman's liabilities;

  .  changes in Oshman's business since January 29, 2000;

  .  litigation involving Oshman's;

  .  Oshman's material contracts;

  .  Oshman's taxes;

  .  Oshman's title to the properties that it owns and leases;

  .  intellectual property used by Oshman's;

  . information supplied by Oshman's in this joint proxy statement-prospectus;

  .  Oshman's employee benefit plans;

  .  environmental laws that apply to Oshman's;

  .  Oshman's labor relations;

  .  transactions between Oshman's and its related parties;

  .  real estate owned or leased by Oshman's;

  .  Oshman's insurance coverage;

  . the identity of Oshman's ten largest merchandise vendors and its relationship with those vendors;

  .  the absence of disputes between Oshman's and its vendors or landlords;

  .  Oshman's store closings;

  .  the accuracy of the representations and warranties made by Oshman's;

  .  the inapplicability of state takeover statues;

  .  the fairness opinion received by Oshman's from its financial advisor;

  . payments, if any, required to be made by Oshman's to brokers and agents on account of the merger; and

  .  conditions related to the financing of the merger.

   The representations and warranties of Oshman's expire upon the completion of the merger.

  Gart's Representations and Warranties

   Gart's representations and warranties include representations as to:

  .  Gart's corporate organization and its qualification to do business;

  .  Gart's certificate of incorporation and bylaws;

  .  Gart's capitalization;

  .  Gart's subsidiaries;

  .  authorization of the merger agreement by Gart;

  .  Gart's compliance with applicable laws;

  . the effect of the merger on obligations of Gart and under applicable laws;

  .  governmental approvals required to complete the merger;


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

  .  Gart's filings and reports with the Securities and Exchange Commission;

  .  Gart's financial statements;

  .  Gart's liabilities;

  .  changes in Gart's business since January 29, 2000;

  .  litigation involving Gart;

  .  Gart's material contracts;

  .  Gart's taxes;

  .  Gart's title to the properties it owns and leases;

  .  intellectual property used by Gart;

  .  information supplied by Gart in this joint proxy statement-prospectus;

  .  Gart's employee benefit plans;

  .  environmental laws that apply to Gart;

  .  Gart's labor relations;

  .  transactions between Gart and its related parties;

  .  real estate owned or leased by Gart;

  .  Gart's insurance coverage;

  .  Gart's relationship with its merchandise vendors;

  .  the absence of disputes between Gart and its vendors or landlords;

  .  Gart's store closings;

  .  the accuracy of the representations and warranties made by Gart;

  .  the inapplicability of state takeover statues;

  . payments, if any, required to be made by Gart to brokers and agents on account of the merger;

  .  financing for the merger; and

  .  the absence of liabilities of GSC Acquisition, Gart's subsidiary.

   The representations and warranties of Gart expire upon the completion of the merger.

   The representations and warranties in the merger agreement are complicated and are not easily summarized. You are urged to read carefully the sections of the merger agreement entitled "Representations and Warranties of Company" and "Representations and Warranties of Gart and MergerSub."

  Conduct of Business by Oshman's Before the Completion of the Merger

   Oshman's agreed that, until the completion of the merger, unless Gart consents in writing, Oshman's will carry on its business in the ordinary and usual course of business, consistent with past practices, and will use its commercially reasonable best efforts to:

  .  preserve intact its present business organization;

  .  maintain in effect all permits required to carry on its business;

  .  keep available the services of its present employees and consultants;
     and

  . preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it.

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

   Oshman's also agreed that, until the completion of the merger, unless Gart consents in writing, Oshman's would conduct its business in compliance with some specific restrictions relating to the following:

  .  the modification of Oshman's certificate of incorporation or bylaws;

  .  the acquisition of assets or other entities;

  .  the incurrence of indebtedness;

  .  the incurrence of obligations to make certain expenditures;

  .  capital expenditures;

  .  the entrance into or modification of contracts;

  .  the sale, lease, assignment or disposition of its real property;

  . the taking of an action that would render a representation or warranty made by Oshman's untrue;

  .  the issuance of dividends or other distributions;

  .  the issuance and redemption of securities;

  . employees and employee benefits, including severance and termination payments;

  .  the revaluation of assets;

  .  the payment or settlement of liabilities;

  .  the making of tax elections;

  .  accounting policies and procedures;

  .  restricted stock and stock options;

  .  the liquidation or dissolution of Oshman's or its subsidiaries;

  .  changes to Oshman's corporate structure;

  .  Oshman's permits; and

  .  Oshman's intellectual property.

   The agreements related to the conduct of Oshman's business in the merger agreement are complicated and are not easily summarized. You are urged to read carefully the section of the merger agreement entitled "Conduct of Business by Company Pending the Merger."

  Conduct of Business by Gart Before Completion of the Merger

   Gart agreed that, until the completion of the merger, unless Oshman's consents in writing, Gart will carry on its business in the ordinary and usual course of business, consistent with past practices, and will use its commercially reasonable best efforts to:

  .  preserve intact its present business organization;

  .  maintain in effect all permits required to carry on its business;

  .  keep available the services of its present employees and consultants;
     and

  . preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it.

   Gart also agreed that, until the completion of the merger, unless Oshman's consents in writing, Gart would conduct its business in compliance with some specific restrictions relating to the following:

  .  the modification of Gart's certificate of incorporation or bylaws;

  .  the acquisition of assets or other entities;

  . the taking of an action that would render a representation or warranty made by Gart untrue;

  .  the issuance of dividends or other distributions;

  .  the issuance and redemption of securities;

  .  the revaluation of assets;

  .  accounting policies and procedures;

  .  limitations on the issuance of stock and stock equivalents; and

  .  the liquidation or dissolution of Gart or its subsidiaries.

   The agreements related to the conduct of Gart's business in the merger agreement are complicated and are not easily summarized. You are urged to read carefully the section of the merger agreement entitled "Conduct of Business by Gart Pending the Merger."

  Access and Information

   Each of Gart and Oshman's has agreed that it will, and it will cause its officers, directors, employees, auditors and agents to, afford to the other party and to the other party's officers, employees and representatives reasonable access during normal business hours to all of its books and records and its properties, plants and personnel. This access will be afforded until the effective time of the merger and will be subject to certain limitations.

  Approvals from Governmental Entities and Third Parties

   Each of Gart and Oshman's has agreed to use its reasonable best efforts to take promptly all actions necessary under applicable laws and regulations to complete the merger as soon as practicable. This includes using reasonable best efforts to obtain all necessary consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings, and obtaining any required regulatory approvals and consents.

   In addition, Oshman's has agreed to use its commercially reasonable best efforts to secure waivers and/or consents from such third parties as may be necessary in the judgment of Oshman's or Gart in order to complete the merger, subject to certain limitations.

  Financing

   Gart has agreed to use good faith commercially reasonable efforts to obtain the financing that is described in a letter agreement from The CIT Group/Business Credit, Inc., on terms reasonably consistent with those contained in the letter agreement. See the discussion under "The Merger and Related Transactions--Financing for the Merger."

  Directors' and Officers' Insurance and Indemnification

   Gart and Oshman's have agreed that all rights to indemnification, exculpation and advancement of expenses now existing in favor of any director or officer of Oshman's or any Oshman's subsidiary ("the Indemnified Parties") as provided in their respective charters or bylaws are contract rights and will survive the merger. In addition, Gart has agreed to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of Oshman's or its subsidiaries, or as trustees or fiduciaries of any plan for the benefit of Oshman's employees, occurring at or prior to the effective time of the merger, including the transactions contemplated by the merger agreement. Gart also has agreed to pay legal and other expenses of the Indemnified Parties in certain situations.

   In addition, Gart has agreed to cause to be maintained in effect for six years from the effective time of the merger the current policies of the directors' and officers' liability insurance maintained by Oshman's, subject to certain limitations.

  Directors Designated by Oshman's to Serve on Gart's Board of Directors

   Gart has agreed to cause two directors that are designated by Oshman's to be elected or appointed as members of Gart's board of directors. Gart has agreed to use commercially reasonable efforts to cause its directors, subject to their fiduciary duties, to ensure that each of the designated directors will be appointed or nominated for election to Gart's board of directors following Gart's 2001 annual meeting of stockholders and at Gart's 2002 annual meeting of stockholders. Oshman's has identified that the designated directors are Marilyn Oshman and Alvin N. Lubetkin.

  Stockholder Meetings

   Gart and Oshman's have agreed to hold meetings of their respective stockholders as soon as practicable following the date of effectiveness of the registration statement, of which this joint proxy statement-prospectus is a part, for the purpose of voting: (1) in the case of Oshman's, to adopt the merger agreement and to approve the merger; and (2) in the case of Gart, to approve the issuance of Gart common stock in the merger. Gart and Oshman's have agreed that their respective boards of directors would recommend, subject to the exercise of their fiduciary duties, that the stockholders of the respective companies approve the proposal presented to them.

  Financial Statement Deliveries

   Gart and Oshman's have agreed to provide their monthly financial statements, and any Form 10-Q or Form 10-K filed by such party, to the other party.

  Notification of Certain Matters

   Gart and Oshman's have agreed to provide notice to the other party of: (1) any notice or other communication received by such party relating to a default under a material contract; or (2) any material adverse change in the condition, properties, assets, business, results of operations, or prospects of such party.

  Further Assurances; Further Action

   Gart and Oshman's have agreed that, at and after the effective time of the merger, the officers, and directors of the surviving corporation in the merger will be authorized: (1) to execute and deliver, in the name and on behalf of Gart, Oshman's or GSC Acquisition, any deeds, bills of sale, assignments or assurances; and (2) to take any other actions to vest, perfect or confirm of record or otherwise in the surviving corporation all right, title and interest in, to and under any of the rights, properties or assets of Oshman's that are acquired by the surviving corporation in the merger. In addition, each of Gart, Oshman's and GSC Acquisition has agreed to use its reasonable commercial efforts to take all appropriate action, and to do all things necessary under applicable laws, to complete the merger.

  Tax-Free Reorganization Treatment

   Gart, Oshman's and GSC Acquisition have agreed not to take any action, whether before or after the effective date of the merger, that would reasonably be expected to cause the merger to fail to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code.

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

   Nasdaq Listing

   Gart has agreed to cause the listing on the Nasdaq National Market at the effective time of the merger of the shares of Gart common stock issuable pursuant to the merger agreement in the merger, subject to official notice of issuance.

   Registration Rights

   Gart has agreed to enter into, as of the effective time of the merger, a registration rights agreement with certain Oshman's stockholders. For a description of the registration rights agreement see "Registration Rights Agreement."

   Real Estate Matters

   Oshman's has agreed to cooperate with Gart in providing any notices of the merger that are required to be delivered prior to the completion of the merger under the terms of Oshman's leases to the applicable landlords.

   No Solicitation by Oshman's

   Oshman's has agreed that it, its subsidiaries and affiliates, and the respective directors, executive officers, agents and representatives of any of the foregoing, will cease and terminate, as of the date of the merger agreement, any existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any Acquisition Transaction.

   An "Acquisition Transaction" refers to a transaction involving either:

  . a merger, consolidation or other business combination involving Oshman's or any of its subsidiaries; or

  . the acquisition of all or any significant part of the assets or capital stock of Oshman's or any of its subsidiaries.

   Oshman's has further agreed that neither it nor any of its subsidiaries or affiliates, nor any of the respective directors, executive officers, agents or representatives of any of the foregoing, will, directly or indirectly (other than in connection with the transactions with Gart and GSC Acquisition contemplated by the merger agreement):

  . solicit, initiate or encourage any inquiries or the making of any proposals relating to an Acquisition Transaction;

  . negotiate or otherwise engage in discussions with any party with respect to an Acquisition Transaction, or engage in discussions that could reasonably be expected to lead to a proposal for an Acquisition Transaction, subject to limited exceptions in the event of a Superior Proposal, as discussed below; or

  . enter into an agreement, arrangement or understanding relating to any Acquisition Transaction, subject to limited exceptions in the event of a Superior Proposal, as discussed below.

   A "Superior Proposal" refers to: (1) a bona fide, fully financed written proposal or offer made by any party (other than Gart or any of its subsidiaries) with respect to an Acquisition Transaction; or (2) a bona fide written proposal or offer made by any party (other than Gart or any of its subsidiaries) with respect to an Acquisition Transaction that would produce a greater value per share of Oshman's common stock than the consideration that would be paid under the merger agreement with Gart and GSC Acquisition. In addition, in order to qualify as a Superior Proposal, the proposal or offer must be on terms that Oshman's board of directors determines in good faith, based on the advice of its independent financial advisors and legal counsel, to be more favorable to Oshman's stockholders than the terms of the transactions contemplated by the merger agreement.

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   The merger agreement allows Oshman's to furnish information to, negotiate or otherwise engage in discussions with a party in response to a proposal or inquiry from the party that is unsolicited and received by Oshman's after the date of the merger agreement if all of the following conditions are satisfied:

  . Oshman's enters into a customary confidentiality agreement with the party;

  . the party makes, or indicates an intention or desire to make, a Superior Proposal;

  . Oshman's board of directors concludes in good faith, after consultation with its financial advisor, that the party is capable of making a Superior Proposal;

  . Oshman's board of directors determines in good faith, after consultation with its outside counsel, that the failure to furnish information, negotiate or engage in discussions with the party would be inconsistent with the fiduciary duties of the board of directors under applicable law;

  . the proposed Acquisition Transaction was not solicited by Oshman's in breach of, or otherwise result from a breach of, the non-solicitation provisions in the merger agreement; and

  . Oshman's board of directors complies with the non-solicitation provisions in the merger agreement.

   The merger agreement also allows Oshman's board of directors to take and to disclose to Oshman's stockholders a position contemplated by Rule 14e-2 under the Exchange Act, comply with Rule 14d-9 under the Exchange Act, and make all other disclosures required by applicable law. In addition, the merger agreement provides that Oshman's may engage in discussions with, or provide information to, any party that has made a proposal unsolicited after the date of the merger agreement with respect to an Acquisition Transaction for the limited purpose of determining whether the proposal is, or could lead to, a Superior Proposal.

   Oshman's has agreed to promptly inform Gart of any inquiries, proposals, information requested, or negotiations or discussions with any party (other than Gart and its representatives) relating to an Acquisition Transaction, and to provide to Gart a reasonable summary of the terms of the Acquisition Transaction and the identity of the party. Oshman's has further agreed to update Gart on an ongoing basis, or upon Gart's request, with respect to the status of any inquiry, proposal, request, negotiations or discussions, unless it would be inconsistent with the fiduciary duties of Oshman's board of directors under applicable law.

   Treatment of Oshman's Stock Options

   Prior to the effective time of the merger, Oshman's will cause:

  . all outstanding options under Oshman's 1993 Non-Employee Director Plan to be cancelled, subject to the right of the holders of those options to exercise the options during the 30-day period before the closing of the merger; and

  . all outstanding options and shares of restricted stock issued under Oshman's 1994 Omnibus Plan to be transferred and delivered to Oshman's in exchange for the value of the options and shares.

   The merger agreement provides that Oshman's may:

  . amend any of its stock option plans or stock option agreements in order to permit outstanding options under the plans to be exercised immediately before the effective time of the merger;

  . amend its 1993 Non-Employee Director Plan in order to permit outstanding options under the plan to be cancelled in the merger in exchange for cash equal to the value of the options; and

  . prior to the initial filing with the Securities and Exchange Commission of the registration statement on Form S-4, of which this joint proxy statement-prospectus is a part, amend its 1994 Omnibus Plan in order to permit outstanding restricted shares under the plan to be cancelled and converted into the right to receive the merger consideration at the effective time of the merger in accordance with the merger agreement.

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   The merger agreement also allows Oshman's to advance to any option holder the amount of money necessary for the holder to exercise the holder's options. Any advance will be effective as of the effective time of the merger and will be contingent upon the completion of the transactions contemplated by the merger agreement. If, at the effective time of the merger, any amounts advanced to option holders remain unpaid, Gart will be permitted to withhold the unpaid amounts from the cash consideration payable to the holders in the merger.

   Oshman's Employee Benefit Plans

   The merger agreement provides that, following the effective time of the merger, Gart will:

  . continue each Oshman's benefit plan until at least the earlier of (1) 60 days following the completion of the merger and (2) the date that Gart makes a corresponding plan available to employees of the surviving corporation in the merger who were employed by Oshman's or any of its subsidiaries at the effective time; and

  . cause to be provided, to each of the employees who was employed by Oshman's or any of its subsidiaries at the effective time of the merger and who continues to be employed by the surviving corporation in the merger or any affiliate of the surviving corporation on the 60th day following the completion of the merger ("Qualified Employee"), benefits that are no less favorable to the Qualified Employee than the benefits provided the Qualified Employee by Oshman's and its subsidiaries immediately prior to the effective time, unless any of the benefits provided to comparable employees by Gart would be significantly more favorable to the Qualified Employee in which event these more favorable benefits will be provided to the Qualified Employee as soon as reasonably practicable.

   Gart and its subsidiaries will credit Qualified Employees with any amounts paid for the calendar year under Oshman's medical and dental plans prior to the transition to a new medical or dental program toward satisfaction of the applicable deductible amounts and copayment and deductible maximums under any new medical or dental program. With respect to each Qualified Employee, Gart and its subsidiaries will treat service considered by Oshman's or its subsidiaries as service with Oshman's or its subsidiaries as service with Gart or its subsidiaries for purposes of employee benefits and fringe benefits, including vacation benefits, waiting periods, vesting requirements and pre-existing conditions limitations.

   Gart's agreements regarding employee benefit plans expire one year after the closing of the merger. The merger agreement allows Gart to request that Oshman's terminate the Oshman's 401(k) savings plan, effective as of the day prior to the date of the completion of the merger.

   Conditions to the Completion of the Merger

   The obligations of Gart and Oshman's to complete the merger and the related transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before the completion of the merger:

  . no law, regulation or order will have been enacted or issued that has the effect of prohibiting the completion of the transactions contemplated by the merger agreement;

  . all applicable waiting periods under applicable antitrust laws must have expired or terminated;

  . no proceedings by any governmental entity will be pending that seek to restrain or prohibit the transactions contemplated by the merger agreement;

  . the merger agreement must be adopted and the merger must be approved by the requisite vote of the holders of Oshman's common stock;

  . the issuance of Gart common stock in connection with the merger must be approved by the requisite vote of the holders of Gart common stock;

  . the registration statement, of which this joint proxy statement-prospectus is a part, must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness will have been initiated by the Securities and Exchange Commission;

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

  . all regulatory approvals necessary to complete the merger and the transactions related to the merger must have been obtained unless the failure to obtain the approval would not have a material adverse effect on Gart or Oshman's;

  . Gart and Oshman's must obtain all permits and approvals legally required for completion of the transactions contemplated by the merger agreement; and

  . the closing sales price of a share of Gart common stock on the closing date must be at least $7.00.

   Oshman's obligations to complete the merger and the related transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before the completion of the merger:

  . the representations and warranties of Gart and GSC Acquisition contained in the merger agreement must be true and correct as of the date of the merger agreement and at the effective time of the merger, except:

    -- to the extent the representations and warranties of Gart and GSC
       Acquisition address matters as of a particular date, they must be true and correct as of that date; and

    -- if any of the representations and warranties of Gart and GSC
       Acquisition are not true and correct (it being understood that for purposes of determining if a particular representation or warranty is true and correct, such representation or warranty will be read as if it were not qualified by any materiality qualifier) but the failure of the representations and warranties to be true and correct does not have a material adverse effect on Gart and its subsidiaries taken as a whole, then the condition will be deemed satisfied;

  . Gart and GSC Acquisition must have performed or complied in all material respects with all of the covenants contained in the merger agreement or in any agreement, certificate or instrument to be executed by Gart or GSC Acquisition, as applicable, pursuant to the merger agreement, either at or prior to the completion of the merger;

  . events or circumstances will not have occurred after the date of the merger agreement that, individually or in the aggregate, have had or are reasonably expected to have a material adverse effect on Gart;

  . Oshman's must have received from its accounting firm an opinion to the effect that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  . Oshman's must have received from Gart's accounting firm customary comfort letters dated (1) the date of the effectiveness of the registration statement, of which this joint proxy statement-prospectus is a part, and (2) shortly prior to the completion of the merger; and

  . Gart must have received all consents from third parties, and must have delivered in a timely manner all notices to third parties, that, if not so received or delivered, as applicable, prior to the completion of the merger, would be reasonably likely, individually or in the aggregate, to have a material adverse effect on Gart or the surviving corporation in the merger.

   The obligations of Gart and GSC Acquisition to complete the merger and the related transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before the completion of the merger:

  . the representations and warranties of Oshman's contained in the merger agreement must be true and correct as of the date of the merger agreement and at the effective time of the merger, except:

    -- to the extent the representations and warranties of Oshman's address matters as of a particular date, they must be true and correct as of that date; and

    -- if any of the representations and warranties of Oshman's are not true and correct (it being understood that for purposes of determining if a particular representation or warranty is true and correct, such representation or warranty will be read as if it were not qualified by any materiality qualifier) but the failure of the representations and warranties to be true and correct does not have a material adverse effect on Oshman's and its subsidiaries taken as a whole, then the condition will be deemed satisfied;

  . Oshman's must have performed or complied in all material respects with all of the covenants contained in the merger agreement or in any agreement, certificate or instrument to be executed by Oshman's pursuant to the merger agreement either at or prior to the completion of the merger;

  . events or circumstances will not have occurred after the date of the merger agreement that, individually or in the aggregate, have had or are reasonably expected to have a material adverse effect on Oshman's;

  . Gart must have received from its accounting firm an opinion to the effect that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  . Gart must have received from Oshman's accounting firm customary comfort letters dated (1) the date of the effectiveness of the registration statement, of which this joint proxy statement-prospectus is a part, and
     (2) shortly prior to the completion of the merger;

  . the financing for the transactions contemplated by the merger agreement must have been completed;

  . Oshman's must have received all consents from third parties, and must have delivered in a timely manner all notices to third parties, that, if not so received or delivered, as applicable, prior to the completion of the merger, would be reasonably likely, individually or in the aggregate, to have a material adverse effect on Oshman's;

  . the aggregate number of shares of Oshman's common stock with respect to which Oshman's stockholders have effectively exercised their rights as dissenting stockholders in accordance with the Delaware General Corporation Law must not equal 6% or more of the outstanding shares of Oshman's common stock as of the record date of the special meeting of Oshman's stockholders or as of the effective time of the merger; and

  . Oshman's must have obtained the cancellation of options to purchase Oshman's common stock in accordance with the merger agreement and must have received any necessary agreements, approvals or consents from the holders of the options.

   Termination of the Merger Agreement

   The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval, as follows:

  . Gart, GSC Acquisition and the Company mutually consent in writing to terminate the merger agreement;

  . By Gart, if any of the conditions set forth in Section 8.1 or 8.3 of the merger agreement become incapable of fulfillment or if the board of directors of Oshman's, or any committee of the board of directors, fails to recommend, withdraws or modifies its recommendation of the merger agreement or approves a Superior Proposal, as discussed above under "No Solicitation by Oshman's," whether or not in compliance with Section 7.4 of the merger agreement;

  . by Oshman's, if any of the conditions set forth in Section 8.1 or 8.2 of the merger agreement become incapable of fulfillment or if the board of directors of Oshman's withdraws its recommendation of the merger agreement or approves a Superior Proposal, as discussed above under "No Solicitation by Oshman's," in accordance with Section 7.4 of the merger agreement;


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

  . by Oshman's, if Gart has been notified in writing by The CIT Group/Business Credit, Inc. of its withdrawal of its commitment letter relating to the financing of the transactions contemplated by the merger agreement, or of its inability or unwillingness to provide the financing contemplated by the commitment letter, and within 60 days following the date of the notification Gart does not either (1) cause the commitment letter to be reinstated or (2) secure a new financing letter with an alternative financial institution on terms and conditions at least as favorable to Gart and Oshman's as those contained in the commitment letter;

  . by Gart or Oshman's, if the transactions contemplated by the merger agreement are not completed on or before August 21, 2001, but only if the failure to complete the transactions did not result from the breach of any representation, warranty or agreement in the merger agreement by the party seeking termination (or any of its subsidiaries);

  . by Gart or Oshman's, if the other party is in material breach of any of its covenants contained in the merger agreement and the breach either is incapable of cure or is not cured within 20 business days after notice from the party wishing to terminate, but only if the party seeking termination (or any of its subsidiaries) is not also in material breach of the merger agreement;

  . by Gart or Oshman's, if the other party is in breach of any of its representations or warranties contained in the merger agreement, which breach, individually or together with all other breaches, is reasonably expected to have a material adverse effect on the breaching party and either is incapable of cure or is not cured within 20 business days after notice from the party wishing to terminate, but only if the party seeking termination (or any of its subsidiaries) is not also in material breach of the merger agreement;

  .  by Gart, if Oshman's is in material breach of the provisions of Section
     7.4 of the merger agreement relating to non-solicitation, which breach would entitle Gart to an immediate right to termination without any notice or cure requirement; or

  . by Gart or Oshman's, if any governmental entity issues a non-appealable final order or takes any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, subject to certain conditions.

   Oshman's will be required to pay to Gart a termination fee in the amount of $3 million if:

  . Oshman's terminates the merger agreement based on (1) the failure of the Oshman's stockholders to have adopted the merger agreement and approved the transactions contemplated by the merger agreement, (2) the approval by the Oshman's board of directors of a Superior Proposal in accordance with the terms of Section 7.4 of the merger agreement or (3) the withdrawal by the Oshman's board of directors of its recommendation of the transactions contemplated by the merger agreement in accordance with the terms of Section 7.4 of the merger agreement;

  . Gart terminates the merger agreement based on (1) the failure of the Oshman's stockholders to have adopted the merger agreement and approved the merger or (2) the failure to recommend the merger agreement by the Oshman's board of directors, or its withdrawal or modification of its recommendation of the merger agreement and the transactions contemplated by the merger agreement, or its approval of a Superior Proposal, whether or not in compliance with the terms of Section 7.4 of the merger agreement; or

  . Gart terminates the merger agreement based on a material breach by Oshman's of any of its covenants or representations or warranties contained in the merger agreement, subject to the condition that Oshman's enters into an agreement to complete an Acquisition Transaction with any party (other than Gart or any of its affiliates) within twelve months of the effective date of the termination and completes the Acquisition Transaction thereafter.

   In the event that Oshman's is required to pay Gart the termination fee, Oshman's also will be required to pay to Gart all fees and expenses (up to $1.5 million) incurred by Gart, GSC Acquisition and their affiliates in connection with the transactions contemplated by the merger agreement.

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

   Gart will be required to pay to Oshman's all fees and expenses (up to $1.5 million) incurred by Oshman's and its affiliates in connection with the transactions contemplated by the merger agreement if:

  . either (1) Gart terminates the merger agreement based on the failure of the financing for the transactions contemplated by the merger agreement to have been completed or (2) Oshman's terminates the merger agreement based on Gart having been notified in writing by The CIT Group/Business Credit, Inc. of its withdrawal of its commitment letter relating to the financing of the transactions contemplated by the merger agreement or of its inability or unwillingness to provide the financing contemplated by the commitment letter, and in the case of either clause (1) or (2) the failure or notification, as applicable, is due to events or circumstances that have had a material adverse effect on Gart or is due to a material adverse effect that was caused by Gart; or

  . Oshman's terminates the merger agreement based on a material breach by Gart of any of its covenants or representations or warranties contained in the merger agreement.

  Extension, Waiver and Amendment of the Merger Agreement.

   Gart, GSC Acquisition and Oshman's may amend the merger agreement prior to the effective time of the merger by mutual written consent, unless the amendment requires the approval of the stockholders of Gart, GSC Acquisition or Oshman's, in which case the applicable stockholder approval must be obtained prior to amending the merger agreement.

   Gart and GSC Acquisition, on the one hand, and Oshman's, on the other, may extend the time for the performance of any of the other party's obligations or other acts under the merger agreement, waive any inaccuracies in the other party's representations and warranties, and waive compliance by the other party with any of the agreements or conditions contained in the merger agreement that legally may be waived.

Voting Agreements

   Stockholders of Oshman's

   In connection with the merger agreement, Gart and GSC Acquisition have entered into voting agreements with each of the following stockholders of Oshman's, which have agreed to vote shares (including, in certain cases, shares held by affiliated family trusts) totaling approximately 50% of the outstanding shares of Oshman's common stock: Marilyn Oshman, Alvin N. Lubetkin, Judy Margolis, Karen Desenberg, Jay Douglas Desenberg, Edward C. Stanton III and Barry M. Lewis. Pursuant to the voting agreements, each of these stockholders has agreed, among other things:

  . to vote in favor of the adoption of the merger agreement and the approval of the merger;

  . to vote against any competing acquisition transaction or other proposal inconsistent with the merger agreement or that might delay or adversely affect the likelihood of the completion of the merger;

  . to vote against any change in a majority of the persons who constitute Oshman's board of directors inconsistent with the merger agreement or the merger;

  . to vote against any change in Oshman's capitalization or any amendment of Oshman's certificate of incorporation or bylaws inconsistent with the merger agreement or the merger;

  . to vote in favor of any other matter necessary for the completion of the merger;

  . not to sell, transfer, pledge, assign or otherwise dispose of any shares of Oshman's capital stock, other than a transfer pursuant to a bona fide charitable gift or by will or applicable laws of descent and distribution or for estate planning purposes if the transferee agrees in writing to be bound by the provisions of the voting agreement;

  . not to restrict or take any action adversely affecting the stockholder's ability to exercise the stockholder's voting rights with respect to shares of Oshman's capital stock held by the stockholder;

  . to refrain from directly or indirectly soliciting, initiating or otherwise facilitating any inquiries, proposals or offers with respect to the acquisition of Oshman's; and

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

  . not to take any action or fail to take any action that would make any representation, warranty, covenant or other undertaking of the stockholder in the voting agreement untrue or incorrect, or prevent or materially delay the completion of the transactions contemplated by the voting agreement.

   These voting agreements will terminate at the earlier of the effective time of the merger and the date on which the merger agreement is terminated in accordance with its terms. For a more complete description of these voting agreements, you should refer to the forms of voting agreements attached as Annex B to this joint proxy statement-prospectus.

   Stockholder of Gart

   In connection with the merger agreement, Oshman's has entered into a voting agreement with Green Equity Investors, L.P., which owns approximately 64% of the outstanding shares of Gart common stock. Pursuant to the voting agreement, Green Equity Investors has agreed, among other things:

  . to vote in favor of the approval of the issuance of Gart common stock contemplated by the merger agreement;

  . to vote against any proposal inconsistent with the merger agreement or that might delay or adversely affect the likelihood of the completion of the merger;

  . to vote against any change in a majority of the persons who constitute Gart's board of directors inconsistent with the merger agreement or the merger;

  . to vote against any change in Gart's capitalization or any amendment of Gart's certificate of incorporation or bylaws inconsistent with the merger agreement or the merger;

  . to vote in favor of any other matter necessary for the completion of the merger;

  . to vote in favor of the election of certain directors that are designated by Oshman's to serve on Gart's board of directors following the merger in accordance with the merger agreement;

  . not to sell, transfer, pledge, assign or otherwise dispose of any shares of Gart capital stock;

  . not to restrict or take any action adversely affecting its ability to exercise its voting rights with respect to its shares of Gart capital stock; and

  . not to take any action or fail to take any action that would make any of its representations, warranties, covenants or other undertakings contained in the voting agreement untrue or incorrect, or prevent or materially delay the completion of the transactions contemplated by the voting agreement.

   This voting agreement will terminate at the earlier of the effective time of the merger and the date on which the merger agreement is terminated in accordance with its terms. For a more complete description of this voting agreement, you should refer to the forms of voting agreement attached as Annex B to this joint proxy statement-prospectus.

Indemnification Agreements

   In connection with the merger agreement, Gart has entered into indemnification agreements with certain stockholders of Oshman's. Pursuant to the indemnification agreements, Gart has agreed to indemnify these stockholders and their heirs, representatives, successors and assigns against any claims, actions or proceedings giving rise to any losses, damages, judgments, settlements, costs and expenses that are incurred by the indemnified party by reason of the indemnification agreement, the voting agreement or any acts or omissions by the indemnified party relating to the subject matter of the indemnification agreement, the voting agreement or the merger agreement.

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Registration Rights Agreement

   Under the merger agreement, Gart has agreed to enter into a registration rights agreement with certain stockholders of Oshman's. The registration rights agreement will provide that, among other things, these stockholders will have the right to make:

  . up to three demands that the Company register under the Securities Act their shares of Gart common stock received in the merger; and

  . a "piggyback" request to the Company that their shares of Gart common stock received in the merger be included in any registration statement relating to an offering of Gart's equity securities for Gart's own account or for the account of others under the Securities Act.

   These rights will be subject to certain conditions and limitations that are set forth in the registration rights agreement. In addition, these rights will terminate no later than five years from the date of the registration rights agreement (subject to extension in certain situations). For a more complete description of the registration rights agreement, you should refer to the registration rights agreement attached as Annex C to this joint proxy statement-prospectus.

Operations After the Merger

   Following the merger, Oshman's will merge with and into GSC Acquisition. GSC Acquisition will continue Oshman's operations as a wholly owned subsidiary of Gart, and the name of GSC Acquisition will be changed to Oshman's Sporting Goods, Inc. The board of directors of Gart will consist of the directors elected at the annual meeting. In addition, following the annual meeting, two directors designated by the board of directors of Oshman's, Marilyn Oshman, the chairman of the board of Oshman's and Alvin Lubetkin, the vice chairman, chief executive officer and president of Oshman's, will be appointed or elected to Gart's board of directors in accordance with the merger agreement. Following the merger, the current executive officers of Gart will continue to serve as its executive officers.

   The stockholders of Oshman's will become stockholders of Gart, and their rights as stockholders of Gart will be governed by Gart's amended and restated certificate of incorporation, Gart's amended and restated bylaws, and the laws of the State of Delaware. See "Comparison of Rights of Holders of Gart Common Stock and Oshman's Common Stock."

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                       DESCRIPTION OF GART CAPITAL STOCK

General

   Gart's amended and restated certificate of incorporation authorizes the issuance of up to 22,000,000 shares of common stock, $.01 par value per share, and 3,000,000 shares of preferred stock, $.01 par value per share, the rights and preferences of which may be established by Gart's board of directors. As of March 30, 2001, 7,366,150 shares of Gart common stock were issued and outstanding and held by 209 stockholders of record and no shares of preferred stock were issued and outstanding.

Common Stock

   The holders of Gart common stock are entitled to one vote for each share of Gart common stock and are entitled to vote for the election of directors and on all other matters requiring stockholder action. Subject to the rights of the preferred stock, Gart's board of directors may declare dividends on Gart common stock out of any assets or funds legally available for dividend payments. If Gart liquidates, dissolves or winds up, the holders of Gart common stock will be entitled to share ratably, in accordance with their rights and interests, in the net assets of Gart. Holders of Gart common stock have no preemptive rights or rights to convert their shares of Gart common stock into any other securities. There are no redemption or sinking fund provisions applicable to Gart common stock. All outstanding shares of Gart common stock are fully paid and nonassessable.

   For a summary of the provisions contained in Gart's amended and restated certificate of incorporation that would have an effect of delaying, deferring or preventing a change in control of Gart and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, or sale or transfer of substantially all of Gart's assets or liquidation, see "Comparison of Rights of Holders of Gart Common Stock and Oshman's Common Stock--Provisions Relating to Acquisitions and Business Combinations."

Preferred Stock

   Gart's board of directors is authorized to issue, in one or more series, up to an aggregate of 3,000,000 shares of preferred stock. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of a majority of the holders of the capital stock of Gart entitled to vote, without a separate vote of the preferred stock as a class. Subject to any limitations prescribed by law, Gart's board of directors is authorized to fix the designation of each series of preferred stock and the powers, preferences, and rights of the series, including, but not limited to, voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund provisions, as well as to fix the limitations or restrictions of the series.

   The rights of Gart common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of Gart's outstanding voting stock. Gart has no present plans to issue any shares of preferred stock.


 COMPARISON OF RIGHTS OF HOLDERS OF GART COMMON STOCK AND OSHMAN'S COMMON STOCK

   The rights of Gart stockholders currently are governed by Gart's amended and restated certificate of incorporation and Gart's amended and restated bylaws. The rights of Oshman's stockholders currently are governed by Oshman's certificate of incorporation, as amended, and Oshman's bylaws. Upon the completion of the merger, the rights of Oshman's stockholders who become stockholders of Gart in the merger will be governed by Gart's amended and restated certificate of incorporation and Gart's amended and restated bylaws. Gart and Oshman's are each incorporated under the laws of the State of Delaware. Accordingly, the Delaware General Corporation Law will continue to govern the rights of Oshman's stockholders after the completion of the merger.

   The following description summarizes the material differences between the rights of holders of Gart common stock and the rights of holders of Oshman's common stock. The description, however, is not a complete statement of all those differences, nor is it a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the Delaware General Corporation Law, Gart's amended and restated certificate of incorporation, Gart's amended and restated bylaws, Oshman's certificate of incorporation, as amended, and Oshman's bylaws.

Classes of Common Stock

   Gart and Oshman's each have one class of common stock issued and outstanding.

Voting

   Holders of Gart common stock and holders of Oshman's common stock are each entitled to one vote for each share held.

Board of Directors

   Gart's board of directors currently consists of six directors. The number of directors may be changed exclusively by resolutions adopted by Gart's board of directors, except as otherwise fixed in accordance with the rights of holders of preferred stock to elect additional directors under specified circumstances. However, no decrease in the number of directors may shorten the term of an incumbent director.

   Oshman's board of directors currently consists of seven directors. The number of directors may be changed by resolution of Oshman's board of directors or by the stockholders at Oshman's annual meeting.

Removal of Directors

   Any of Gart's directors or the entire Gart board of directors, other than directors who may be elected by the holders of any class or series of preferred stock, may be removed from office by the affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock of Gart entitled to vote in the election of directors.

   Any of Oshman's directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of Oshman's capital stock outstanding and entitled to vote.

Filling Vacancies on The Board of Directors

   Any newly created directorships in Gart's board of directors resulting from any increase in the number of authorized directors or vacancies may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by a sole remaining director, except as otherwise fixed in accordance with the rights of holders of preferred stock to elect additional directors under specified circumstances.

   Any newly created directorships in Oshman's board of directors resulting from any increase in the number of authorized directors or vacancies may be filled by a majority of the remaining members of the board of directors, even though less than a quorum, or by a sole remaining director. If the remaining members of Oshman's board of directors who fill such vacancy are less than a majority of the board (as constituted immediately prior to such increase), any Oshman's stockholder holding at least ten percent of the outstanding shares of Oshman's capital stock entitled to vote for such directors may request that the Delaware Court of Chancery order an election to fill any such vacancies or newly created directorships or to replace the directors chosen by the remaining board members to fill such vacancies or newly created directorships.

Stockholder Action by Written Consent Permitted

   Gart stockholders and Oshman's stockholders may take action at annual or special meetings of stockholders or by written consent.

Ability to Call Special Meetings

   Special meetings of Gart stockholders may be called by: (1) Gart's chairman of the board; (2) Gart's president; (3) a majority of Gart's board of directors; or (4) the holders of at least a majority of the outstanding shares of capital stock of Gart entitled to vote generally on the election of directors.

   Special meetings of Oshman's stockholders may be called by: (1) Oshman's vice chairman of the board; (2) Oshman's chief executive officer; (3) Oshman's president; (4) a majority of Oshman's board of directors; or (5) the holders owning a majority of the outstanding shares of capital stock of Oshman's entitled to vote.

Advance Notice Provisions for Stockholder Nominations and Proposals

   Gart's amended and restated bylaws allow Gart stockholders who are entitled to vote for the election of directors at a meeting of Gart stockholders to nominate candidates for election to Gart's board of directors at such meeting. In addition, Gart's amended and restated bylaws allow Gart stockholders who are stockholders of record at the time at which notice of a stockholder meeting is given and who are entitled to vote at the meeting to propose business to be brought before the meeting. However, nominations and proposals only may be made by a Gart stockholder who has complied with the applicable notice provisions.

   Stockholder Nominations

   Under Gart's amended and restated bylaws, to be timely, notices of nominations for directors to be made at a meeting of Gart stockholders by a Gart stockholder must be delivered to, or mailed and received at, Gart's principal executive offices no less than 30 days or more than 75 days prior to the meeting. However, if less than 40 days' notice or prior public disclosure of the date of the meeting was given or made to Gart stockholders, the notice by the Gart stockholder of the nomination must be received no later than 10 days following the day on which the notice of the date of the stockholder meeting was mailed or public disclosure was made (whichever occurs first).

   A notice to Gart by a Gart stockholder for the nomination of a director must include:

  . as to each person the Gart stockholder wishes to nominate for election or reelection as director

    -- the person's name, age, business address and residence address;

    -- the person's principal occupation or employment;

    -- the class and number of shares of Gart capital stock that are beneficially owned by the person; and

    -- any other information relating to the person that is required to be disclosed in solicitations for proxies for the election of directors under the Exchange Act;

  .  as to the Gart stockholder giving the notice

    -- the name and record address of the Gart stockholder; and

    -- the class and number of shares of Gart capital stock beneficially owned by the stockholder.

   Stockholder Proposals

   Under Gart's amended and restated bylaws, to be timely, notices of proposals to be made at a meeting of Gart stockholders by a Gart stockholder must be delivered to, or mailed and received at, Gart's principal executive offices no less than 50 days or more than 75 days prior to the meeting. However, if less than 60 days' notice or prior public disclosure of the date of the meeting was given or made to Gart stockholders, the notice of the Gart stockholder's proposal must be received no later than 10 days following the day on which the notice of the date of the stockholder meeting was mailed or public disclosure was made (whichever occurs first).

   A notice to Gart by a Gart stockholder of a proposal to be brought before a meeting of Gart stockholders must set forth, as to each matter that the Gart stockholder proposes to bring before the meeting, the following:

  . a brief description of the proposal that the Gart stockholder desires to bring before the meeting, the reasons for bringing such proposal before the meeting, and, if such proposal includes a proposal to amend any document, the stockholder must include the language of the proposed amendment;

  . the name and address of the Gart stockholder making such proposal, as they appear on Gart's corporate books;

  . the class and number of shares of Gart's capital stock that are beneficially owned by the stockholder; and

  .  any material interest that the Gart stockholder has in the proposal.

   Gart stockholders also must comply with all of the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder in bringing stockholder proposals before a meeting of Gart stockholders.

   No nomination or proposal by a Gart stockholder will be brought before any meeting of Gart stockholders unless the nomination or proposal was brought before the meeting in accordance with the applicable requirements of the Exchange Act and the applicable provisions of Gart's amended and restated bylaws.

   Neither Oshman's certificate of incorporation nor its bylaws contain any provisions with respect to stockholder nominations or stockholder proposals.

Preferred Stock

   Both Gart's amended and restated certificate of incorporation and Oshman's certificate of incorporation provide that the applicable company's board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series.

Amendment of Certificate of Incorporation

   Under Delaware law, the certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's certificate of incorporation.

   Gart's amended and restated certificate of incorporation contains the following additional requirements for amendment of Gart's amended and restated certificate of incorporation:

  . an amendment to any provision of Article V (Board of Directors; Bylaw Amendments) requires the vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Gart voting stock, voting together as a single class; and

  . an amendment to any provision of Article VI (Business Combinations) requires the vote of at least 66 2/3% of the voting power of all of the then outstanding shares of Gart voting stock, voting together as a single class.

   Oshman's certificate of incorporation does not contain any provisions requiring a vote greater than that required by Delaware law to amend any provision of Oshman's certificate of incorporation.

Amendment of Bylaws

   Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board also may be delegated such power.

   Gart's board of directors expressly is authorized to amend, supplement or repeal Gart's amended and restated bylaws or to adopt new bylaws, except for
Section 7 of Article II (Meetings of Stockholders; Notice of Business) and
Section 3 of Article III (Directors; Election of Directors), which may not be altered, amended or repealed without the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Gart voting stock, voting together as a class. Gart's stockholders also may amend or repeal Gart's amended and restated bylaws or adopt new bylaws in accordance with Delaware law.

   Oshman's board of directors and stockholders expressly are authorized to alter, amend or repeal Oshman's bylaws, or to adopt new bylaws.

Provisions Relating to Acquisitions and Business Combinations

   Delaware "Business Combination" Statute

   Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any "business combination" with any person who owns 15% or more of a corporation's voting stock, such as an interested stockholder, for a period of three years following the time that person became an interested stockholder, unless:

  . the corporation's board of directors has approved, before the time at which that person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder;

  . upon consummation of the transaction that resulted in that person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock outstanding at that time, excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . at or after the time at which that person became an interested stockholder, the business combination is approved by the corporation's board of directors and is authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the corporation's outstanding voting stock not owned by the interested stockholder.

   For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203 of the Delaware General Corporation Law, ownership generally is defined to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock.

   A "business combination" generally is defined to include:

  . mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder;

  . specific transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or any of its subsidiaries;

  . specific transactions that would result in an increase in the proportionate share of the stock of a corporation or any of its subsidiaries that is owned by the interested stockholder; and

  . any receipt by the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its subsidiaries.

   A Delaware corporation may elect not to be governed by Section 203 pursuant to a provision contained in (1) its original certificate of incorporation, (2) its bylaws or (3) an amendment to its original certificate of incorporation, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the corporation's board of directors. The respective certificates of incorporation and bylaws of Gart and Oshman's do not exclude the companies from the restrictions imposed under Section 203.

   "Business Combination" Provision in Gart's Amended & Restated Certificate of Incorporation

   Gart's amended and restated certificate of incorporation requires that, in addition to any vote required by law, the required vote for the approval of certain transactions between Gart and an "interested stockholder" or an affiliate of an interested stockholder, must be 66 2/3% of the voting power of the then outstanding voting stock not owned by the interested stockholder or an affiliate of the interested stockholder. For purposes of Gart's amended and restated certificate of incorporation, an "interested stockholder" is any person or entity that:

  . is the beneficial owner of, directly or indirectly, 10% or more of the voting power of Gart's outstanding voting stock;

  . is an affiliate of Gart and, at any time within the two-year period immediately preceding the transaction, was the beneficial owner of 10% or more of the voting power of Gart's then outstanding voting stock; or

  . is an assignee of, or has otherwise succeeded to, any shares of Gart's voting stock that were at any time within the two-year period immediately preceding the transaction, beneficially owned by any interested stockholder, unless the assignment or succession occurred in a transaction or series of transactions involving a public offering.

   A person or entity generally has "beneficial ownership" of any shares of Gart's voting stock: (1) if it or any of its affiliates directly or indirectly owns the stock; (2) if it or any of its affiliates has the right to acquire or vote the stock pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, warrants or options; or (3) that are beneficially owned, directly or indirectly, by any other person or entity with which such person or entity or any of its affiliates has an agreement for acquiring, holding, voting, or disposing of any shares of stock.

   The following transactions require the special 66 2/3% vote described above:

  . a merger or consolidation of Gart or any of its subsidiaries with any interested stockholder or with any other corporation which immediately prior to the merger or consolidation is an affiliate of the interested stockholder;

  . the sale, lease, transfer or other disposition of more than 20% of the assets of Gart or any of its subsidiaries to an interested stockholder or an affiliate of an interested stockholder;

  . the issuance or transfer of any of the securities of Gart or any of its subsidiaries to an interested stockholder or an affiliate of an interested stockholder in exchange for cash or other property that has a fair market value equal to or greater than 20% of Gart's assets, unless the issuance or transfer of the securities is made ratably to all stockholders of Gart;

  . the adoption of a plan of liquidation or dissolution of Gart proposed by or on behalf of an interested stockholder or an affiliate of an interested stockholder; or

  . any reclassification of securities, reorganization, merger or consolidation of Gart or any other transaction that directly or indirectly results in an increase of the proportionate share of the outstanding stock of Gart or any of its subsidiaries held by an interested stockholder or an affiliate of an interested stockholder.

Gart's amended and restated certificate of incorporation provides that the transactions described above will not be subject to the special 66 2/3% vote described above if: (1) the transaction is approved by majority of Gart's disinterested directors and (2) the transaction meets the price and procedure requirements described in the amended and restated certificate of incorporation. A "disinterested director" is a director of Gart who either (1) is not an affiliate of the interested stockholder and was a director of Gart before the transaction was proposed or (2) succeeded a disinterested director and is not an affiliate of the interested stockholder and was recommended to succeed the interested director by a majority of the disinterested directors on Gart's board of directors.

   Oshman's certificate of incorporation does not contain a "business combination" provision.

Limitation of Liability of Directors

   The Delaware General Corporation Law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit the liability of a director:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

  . for violations of Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions;

  . for any transaction from which the director derived an improper personal benefit; or

  . for any act or omission before the adoption of a provision eliminating or limiting the liability of a director for breach of fiduciary duty in the corporation's certificate of incorporation.

   Gart's amended and restated certificate of incorporation and Oshman's certificate of incorporation include the above provision.

Indemnification of Directors and Officers

   The Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

   Gart's amended and restated certificate of incorporation and amended and restated bylaws and Oshman's bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director, officer, employee or agent of Gart or Oshman's, or is or was serving at the request of either of Gart or Oshman's, as applicable, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement and will be held harmless by each of Gart or Oshman's, as applicable, to the fullest extent permitted by the Delaware General Corporation Law.

   The indemnification rights conferred by Gart and Oshman's are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, Gart's amended and restated certificate of incorporation or Oshman's certificate of incorporation, as applicable, Gart's amended and restated bylaws or Oshman's bylaws, as applicable, any agreement, any vote of stockholders or disinterested directors, or otherwise.

   Gart also is authorized to purchase and maintain insurance on behalf of its directors and officers.

   In addition, each of Gart and Oshman's may pay expenses incurred by its respective directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if Gart or Oshman's, as applicable, receives a written undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Gart or Oshman's, as applicable, as authorized by Gart's amended and restated certificate of incorporation and amended and restated bylaws or Oshman's certificate of incorporation and bylaws, as applicable.

                     MARKET PRICE AND DIVIDEND INFORMATION

Market Price Information

   Gart common stock is traded on the Nasdaq National Market under the symbol "GRTS." Oshman's common stock is traded on the American Stock Exchange under the symbol "OSH."

   The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of Gart common stock, as reported on the Nasdaq National Market, and Oshman's common stock, as reported on the American Stock Exchange.

                                                        Gart         Oshman's
                                                    Common Stock   Common Stock
                                                   --------------- -------------
      Fiscal Year                                   High     Low    High   Low
      -----------                                  ------- ------- ------ ------
      1998:
      First Quarter............................... $17.250 $12.750 $ 6.75 $ 4.25
      Second Quarter..............................  18.000  12.500   9.38   5.63
      Third Quarter...............................  16.375   6.750   8.69   3.88
      Fourth Quarter..............................  10.375   5.625   4.75   2.88
      1999:
      First Quarter............................... $ 8.125 $ 5.750 $ 3.38 $ 2.25
      Second Quarter..............................   7.750   5.625   3.13   2.50
      Third Quarter...............................   7.000   4.500   2.63   1.88
      Fourth Quarter..............................   6.750   4.625   2.19   1.38
      2000:
      First Quarter............................... $ 6.875 $ 5.000 $ 2.88 $ 1.56
      Second Quarter..............................   9.250   4.750   4.00   2.00
      Third Quarter...............................  13.500   8.625   8.00   3.50
      Fourth Quarter..............................  13.438   9.125  10.25   5.50

   The following table sets forth the closing sales prices per share of Gart common stock, as reported on the Nasdaq National Market, and Oshman's common stock, as reported on the American Stock Exchange, on (1) February 21, 2001, the business day preceding the public announcement that Gart and Oshman's had
entered into the merger agreement and (2)      , 2001, the last full trading
day for which closing sales prices were available at the time of the printing of this joint proxy statement-prospectus.

   The table also includes the equivalent price per share of Oshman's common stock on those dates. This equivalent per share price reflects the value of the merger consideration that Oshman's stockholders would receive for each share of Oshman's common stock if the merger was completed on the specified dates by multiplying the closing sales price of Gart common stock on those dates by the exchange ratio of 0.55 and adding $7.00. The mix between cash and Gart common stock is subject to adjustment if the price of Gart common stock is less than $9.50 on the closing date of the merger. Please review the description of this adjustment procedure under "The Merger and Related Transactions--Structure of the Merger--Adjustment in Mix of Merger Consideration."

                                          Gart       Oshman's
                                      Common Stock Common Stock     Oshman's
                                        Closing      Closing    Equivalent Price
                                       Sale Price  Sales Price     per Share
                                      ------------ ------------ ----------------
February 21, 2001....................    $11.00       $9.35          $13.05
      , 2001.........................

   Because the market price of Gart common stock may increase or decrease before the completion of the merger, Oshman's stockholders are urged to obtain current market quotations.

Dividend Information

   Neither Gart nor Oshman's has declared or paid cash dividends on its capital stock in its last five fiscal years. Pursuant to the merger agreement, each of Gart and Oshman's has agreed not to pay cash dividends pending the completion of the merger, without the written consent of the other. If the merger is not completed, each of the Gart board of directors and the Oshman's board of directors anticipates that it would continue to retain any and all earnings for use in the operation and expansion of its business and would not pay any cash dividends.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The accompanying unaudited pro forma combined condensed balance sheet as of February 3, 2001 reflects the financial position of Gart as if the acquisition of Oshman's Sporting Goods, Inc. (the "Acquisition") had occurred on February 3, 2001.

   The accompanying unaudited pro forma combined condensed statement of operations for the 53 weeks ended February 3, 2001 presents the combined condensed statement of operations of Gart as if the Acquisition had occurred on January 30, 2000.

   The unaudited pro forma combined condensed financial statements reflect the Acquisition using the purchase method of accounting. The total cost of the Acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the purchase price assumed in the unaudited pro forma combined condensed financial statements is preliminary. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These statements do not purport to be indicative of the results of operations or financial position of Gart that would have been achieved had the Acquisition actually occurred as of the assumed dates and for the periods presented. The unaudited pro forma combined condensed financial statements are based on the assumptions set forth in the notes and should be read in conjunction with the separate historical consolidated financial statements of Gart and Oshman's and related notes thereto.

                           GART'S UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                (dollars in thousands, except per share amounts)

                             Historical
                           53 Weeks Ended
                          February 3, 2001
                         --------------------
                                                 Reclass     Pro Forma    Pro Forma
                           Gart     Oshman's   Adjustments  Adjustments    Combined
                         ---------  ---------  -----------  -----------   ----------
Net sales............... $ 751,124  $ 330,470   $     --    $       --    $1,081,594
Cost of goods sold......   559,778    215,913     25,164 G       1,739 D     802,594
                         ---------  ---------   --------    ----------    ----------
Gross profit............   191,346    114,557    (25,164)       (1,739)      279,000
Operating expenses......   164,830     93,401    (25,164)G        (364)E     232,703
                         ---------  ---------   --------    ----------    ----------
Operating income........    26,516     21,156         --        (1,375)       46,297
Interest expense........   (11,071)    (1,920)        --        (5,333)F     (18,324)
Other income............       246         --         --            --           246
                         ---------  ---------   --------    ----------    ----------
Income from continuing
 operations before
 income taxes...........    15,691     19,236         --        (6,708)       28,219
Income tax benefit
 (expense)                   7,405        795         --         2,616 H      10,816
                         ---------  ---------   --------    ----------    ----------
Income from continuing
 operations............. $  23,096  $  20,031   $     --    $   (4,092)   $   39,035
                         =========  =========   ========    ==========    ==========
Earnings per share
  Basic earnings per
   share................ $    3.13  $    3.47                             $     3.67
                         =========  =========                             ==========
  Diluted earnings per
   share................ $    2.99  $    3.30                             $     3.55
                         =========  =========                             ==========
Weighted average shares
 of common stock
 outstanding:
  Basic................. 7,380,529  5,770,000               (2,511,080)B  10,639,449
                         =========  =========               ==========    ==========
  Diluted............... 7,729,601  6,063,000               (2,804,080)B  10,988,521
                         =========  =========               ==========    ==========

                           GART'S UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                             (dollars in thousands)

                          Historical February 3, 2001
                          ---------------------------
                                                          Reclass    Pro Forma   Pro Forma
                              GART         OSHMAN'S     Adjustments Adjustments  Combined
                          -------------  -------------------------- -----------  ---------
         ASSETS
Cash and equivalents....  $       8,107  $         356    $    --    $     --    $  8,463
Accounts receivable,
 net....................          6,273          1,072         --          --       7,345
Note receivable.........            181             --         76 G        --         257
Inventories.............        230,800         81,412         --          --     312,212
Prepaid expenses and
 other assets...........          7,474          3,819     (2,243)G      (364)A     8,686
Deferred income taxes...          2,033             --      2,167 G     4,160 A     8,360
                          -------------  -------------    -------    --------    --------
Total current assets....        254,868         86,659         --       3,796     345,323
Property and equipment..         59,298         32,764         --      (6,059)A    86,003
Favorable leases
 acquired, net..........             --             --         --      20,000 A    20,000
Asset held for sale.....          1,671             --         --          --       1,671
Deferred income taxes...         13,208             --         --      (5,437)A     7,771
Goodwill................             --             --         --      26,327 A    26,327
Other assets, net.......          6,083             20         --       2,250 C     8,353
                          -------------  -------------    -------    --------    --------
Total assets............  $     335,128  $     119,443    $    --    $ 40,877    $495,448
                          =============  =============    =======    ========    ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Accounts payable........  $     105,395  $      32,277    $    --    $     --    $137,672
Current portion of long
 term obligations.......            470            461         --          --         931
Accrued expenses........         35,679         20,071         --       3,569 A    59,319
                          -------------  -------------    -------    --------    --------
Total current
 liabilities............        141,544         52,809         --       3,569     197,922
Long-term debt..........         95,900            557       (557)G    59,060 A   154,960
Capital lease
 obligations, less
 current................          1,805             --        557 G        --       2,362
Deferred rent and other
 long term liabilities..          6,993          8,476         --          --      15,469
                          -------------  -------------    -------    --------    --------
Total liabilities.......        246,242         61,842         --      62,629     370,713
                          -------------  -------------    -------    --------    --------
Stockholders' equity
 Preferred stock........             --             --         --          --          --
 Common stock...........             77          5,913         --      (5,880)B       110
 Additional paid-in
  capital...............         57,014          4,575         --      31,241 B    92,830
 Unamortized restricted
  stock compensation....         (2,055)            --         --          --      (2,055)
 Accumulated other
  comprehensive loss....           (226)            --         --          --        (226)
 Retained earnings......         36,489         47,349         --     (47,349)B    36,489
 Treasury stock.........         (2,413)          (236)        --         236 B    (2,413)
                          -------------  -------------    -------    --------    --------
Total stockholders'
 equity.................         88,886         57,601         --     (21,752)    124,735
                          -------------  -------------    -------    --------    --------
Total liabilities and
 stockholders' equity...  $     335,128  $     119,443    $    --    $ 40,877    $495,448
                          =============  =============    =======    ========    ========

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                             (dollars in thousands)

(A)

   To record the acquisition of Oshman's, the purchase price and purchase price allocation are summarized as follows:

   Common stock (3,258,920 shares at $11.00).........................  $35,849
   Cash consideration ($7.00 per share, 5,925,309 shares)............   41,477
   Cash paid for stock option buy out................................    9,698
   Less: stock option proceeds.......................................   (2,965)
   Direct costs of acquisition.......................................    8,600
                                                                       -------
   Total purchase consideration......................................  $92,659
   Allocated to:
   Historical book value of Oshman's assets and liabilities as of
    February 3, 2001.................................................  $57,601
   Adjust Oshman's assets and liabilities to fair value and record liabilities for store closings, severance, and relocation:
   Prepaid expenses..................................................     (364)
   Favorable leases acquired.........................................   20,000
   Property and equipment............................................   (6,059)
   Accrued expenses..................................................   (3,569)
                                                                       -------
   Total adjustments.................................................   10,008
   Total allocation..................................................  $67,609
   Less: Net current deferred income tax assets (calculated at a rate
    of 39%)..........................................................   (4,160)
   Add: Net long term deferred income tax liability (calculated at a
    rate of 39%).....................................................    5,437
                                                                       -------
   Goodwill..........................................................  $26,327
                                                                       =======

(B)

   To reflect the elimination of Oshman's stockholders' equity and to reflect the Gart common stock issued as partial consideration for the purchase.

(C)

   To reflect the capitalization of deferred financing costs for borrowings under the new line of credit to finance the Acquisition.

(D)

   To reflect favorable lease amortization over the remaining terms of the leases, ranging from 8 to 15 years, totaling $1,739.

(E)

   To reflect the increase in goodwill amortization, offset by decreases in fixed assets depreciation and compensation expense.

   Goodwill amortization was calculated on a straight-line basis over 30 years, totaling $878 per year. The decrease in fixed assets depreciation is due to the write-off of certain Oshman's fixed assets that will be abandoned by Gart. The useful lives of these assets range from 3 to 20 years, and therefore the write-off will result in a decrease in depreciation of $905 per year. The decrease in compensation expense reflects the impact of the compensation agreements entered into as a result of the Acquisition, amounting to $575 less compensation paid to these individuals by Oshman during 2000 totaling $912.

(F)

   To reflect an increase in interest expense due to an increase in the line of credit to finance the Acquisition. Interest expense was estimated using 8.5%. In addition, interest expense was increased due to the amortization of the deferred financing costs described in Note C.

(G)

   To reflect adjustments to Oshman's balances to conform them to Gart's presentation and adjustments to reclassify certain occupancy, procurement and warehousing costs from operating expenses to cost of goods sold.

(H)

   To record the tax effect on the net pro forma adjustments to a statutory rate of 39%.

GENERAL:

   . Oshman's records its inventory on the first-in first-out (FIFO) method of accounting for inventory. This methodology is contrary to Gart's method of recording inventory on the last-in first-out (LIFO) method of accounting. The cumulative effect of this change is not presented because it is not determinable.

   . Additional adjustments to inventories will be necessary at the Acquisition effective date to adjust inventories to fair value, based upon an estimated selling price less selling costs and a normal profit margin thereon. Due to uncertainty concerning this item, no adjustment has been presented in the pro forma financial statements.

   . The pro forma adjustments also do not include any adjustments related to the estimated stock- based compensation that may arise as a part of the Acquisition.

                   ADDITIONAL ANNUAL MEETING MATTERS FOR GART

                         Election of Directors of Gart

General

   At Gart's annual meeting, Gart stockholders will be asked to vote on the election of six directors who will constitute Gart's full board of directors. Each director so elected will hold office until Gart's next annual meeting and until his successor is elected and qualified.

   There are no family relationships between any director, nominee or executive officer of Gart and any other director, nominee or executive officer of Gart. Except as described in this joint proxy statement-prospectus, there are no arrangements or understandings between any director, nominee or executive officer of Gart and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer of Gart.

Voting

   The six persons who receive the highest number of votes at Gart's annual meeting will be elected to Gart's board of directors. Each nominee has consented to being named in this joint proxy statement-prospectus and to serve if elected. Stockholders are not allowed to cumulate their votes in the election of directors. An abstention will have the same effect as a vote withheld for the election of directors. A broker non-vote will not be treated as voting in person or by proxy on the proposal.

   Each proxy received will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, then the proxy will be voted "FOR" the election of each of the nominees named below. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies may be voted with discretionary authority for any substitute designated by Gart's board of directors.

Nominees

   The names of the nominees and related information as of March 30, 2001 are set forth below.

   Gart's board of directors recommends that Gart stockholders vote "FOR" the election of the nominees listed below.

Name                      Age           Position with Gart            Director Since
----                      ---           ------------------            --------------
John Douglas Morton.....   50 President, Chief Executive Officer, and      1995
                               Chairman of the Board
Jonathan D. Sokoloff....   43 Director                                     1993
Jonathan A. Seiffer.....   29 Director                                     1998
Gordon D. Barker........   55 Director                                     1998
Peter R. Formanek.......   57 Director                                     1998
[Director to be supplied
 by amendment]

   John Douglas Morton. Mr. Morton became president, chief executive officer and chairman of the board in May 1995. Mr. Morton joined Gart in 1986 as division manager of Gart's Utah region. In 1988, he was promoted to division vice president of that region, and, in 1990, he was promoted to vice president of operations. In 1994, Mr. Morton was promoted to executive vice president with responsibility for stores, distribution and marketing. Before joining Gart, he served in various positions with Wolfe's Sporting Goods, a seven-store sporting goods retailer, from 1972 to 1980. Mr. Morton's positions at Wolfe's Sporting Goods included merchandise manager--ski, camping, golf and tennis, store manager, and operations manager. From 1980 until joining Gart, he served as a district manager for Malone and Hyde's sporting goods division, a 40-store retail sporting goods retailer. Mr. Morton has worked for over 30 years in the sporting goods retail industry.

   Jonathan D. Sokoloff. Mr. Sokoloff became a director of Gart in April 1993. Since 1990, Mr. Sokoloff has been a partner of Leonard Green & Associates, L.P., a merchant banking firm and the general partner of Green Equity Investors, L.P., the holder of approximately 64% of the outstanding shares of Gart common stock. Mr. Sokoloff was employed at Drexel Burnham Lambert Incorporated from 1985 to 1990, most recently as a managing director. Mr. Sokoloff has been an executive officer and equity owner of Leonard Green & Partners, L.P., a merchant banking firm affiliated with Leonard Green & Associates, L.P., since its formation in 1994. Mr. Sokoloff also is a director of Twinlab Corporation, Rite Aid Corporation, Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc. and several private companies.

   Jonathan A. Seiffer. Mr. Seiffer became a director of Gart in December 1998. Since January 1999, Mr. Seiffer has been a partner of Leonard Green & Partners, L.P. From December 1997 to January 1999, Mr. Seiffer was a vice president of Leonard Green & Partners, L.P., and, from October 1994 to December 1997, he was an associate at Leonard Green & Partners, L.P. Before October 1994, Mr. Seiffer was a member of the corporate finance department of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Seiffer also is a director of several private companies.

   Gordon D. Barker. Mr. Barker became a director of Gart in April 1998. Mr. Barker was the chief executive officer and a director of Thrifty Payless Holdings, Inc., a subsidiary of Rite Aid Corporation, from 1996 until its acquisition by Rite Aid Corporation in 1997. He previously served in various capacities at Thrifty Payless since 1968, including as chief operating officer from 1994 to 1996 and as president from 1994 to 1997. Mr. Barker also is a director of United Natural Foods. Mr. Barker currently serves as chief executive officer of Snyder Drug Stores, a mid-western chain of approximately 150 corporate and affiliate drug stores.

   Peter R. Formanek. Mr. Formanek became a director of Gart in April 1998. Mr. Formanek was co-founder of AutoZone Inc., a retailer of aftermarket automotive parts, and served as president and chief operating officer of AutoZone Inc. from 1986 until his retirement in 1994. He currently is a director of The Perrigo Company and Borders Group, Inc.

   [Additional Director]. [To be supplied by amendment.]

         Information About Gart's Board of Directors and Its Committees

Committees and Meetings of the Board of Directors

   Gart's board of directors has an Audit Committee and a Compensation Committee, which are described below, but does not currently have a Nominating Committee. During Gart's 2000 fiscal year, Gart's board of directors held 4 meetings, the Audit Committee held 5 meetings, and the Compensation Committee held 1 meeting. During Gart's 2000 fiscal year, each of Gart's directors attended at least 75% of the aggregate of: (1) the total number of meetings of the board of directors (held during the period in which the director served as a director of Gart) and (2) the total number of meetings held by all committees of the board of directors on which the director served (during the periods in which the director served on the committees).

Audit Committee

   As of the date of this joint proxy statement-prospectus, the members of the Audit Committee are Gordon D. Barker and Jonathan A. Seiffer. [Third member to be supplied by amendment.] Mr. Barker is "independent" as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. However, Mr. Seiffer may not be considered "independent," as a result of that fact that he may be deemed to be an affiliate of Green Equity Investors, L.P., Gart's principal stockholder. Notwithstanding Mr. Seiffer's lack of independence, Gart's board of directors has resolved that Mr. Seiffer's presence on the Audit Committee is beneficial to Gart and has identified special circumstances as the basis for its determination. Mr. Seiffer, who is a partner of a merchant banking firm, has extensive experience with respect to sophisticated financial matters. In addition, Mr. Seiffer has developed a thorough understanding of Gart's financial accounting as a result of his several years of service as a director of Gart, and has additional experience with other companies in the retail sporting goods industry. The Audit Committee operates pursuant to a written charter, a copy of which is attached as Annex F to this joint proxy statement-prospectus. The functions of the Audit Committee are:

  . to review Gart's audited annual financial statements prior to their filing or distribution, which review includes discussions with Gart's management and Gart's accounting firm of accounting principles, practices and judgments as well as the adequacy of internal controls that could affect Gart's financial statements;

  .to discuss with Gart's accounting firm any significant changes to Gart's accounting principles;

  . to recommend annually to Gart's board of directors the appointment of Gart's accounting firm;

  . to review the independence and performance of Gart's accounting firm and to review and approve the fees and other significant compensation to be paid to Gart's accounting firm;

  .  to review Gart's existing major accounting and financial policies; and

  . to consider, in consultation with management and with Gart's accounting firm, the integrity of Gart's financial reporting processes and controls.

Compensation Committee

   As of the date of this joint proxy statement-prospectus, the members of the Compensation Committee are Jonathan D. Sokoloff, Peter R. Formanek and Larry J. Hochberg. The functions of the Compensation Committee are:

  . to establish the compensation of Gart's executive officers and to actively review the salaries, bonuses and other forms of compensation for other officers and key employees of Gart; and

  . to administer and interpret Gart's stock option plans, which includes exercising its authority in determining which persons will be granted options and the terms and conditions of the stock options granted.

Compensation of Directors

   Directors who are employees or consultants of Gart receive no additional compensation for serving as directors. Mr. Sokoloff and Mr. Seiffer, who are non-employee directors, also do not receive any compensation for serving as directors. All directors are reimbursed for the expenses they incur in attending meetings.

   In March 1999, Gart's board of directors approved the following compensation for non-employee directors of Gart:

  . the grant of options to purchase 10,000 shares of Gart common stock upon joining the board of directors; and

  . $25,000 per year, payable quarterly either in cash or in restricted shares, at the election of the director (restricted shares are valued as of the last day of the first fiscal quarter in which the director attends at least one meeting of the board of directors).

   In addition, on March 5, 2001, Gart's board of directors voted unanimously to increase, effective as of the first fiscal quarter of 2001, the compensation for non-employee directors of Gart as follows:

  . $1,500, payable in cash, for attendance at each meeting of the board of directors;

  . $1,500, payable in cash, for attendance at each meeting of a committee of the board of directors;

  . $5,000 per year, payable in cash, for the chairperson of the Audit Committee; and

  . the grant of 5,000 options to purchase shares of Gart common stock, granted annually.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   During Gart's 2000 fiscal year, Mr. Sokoloff, a non-employee director, was a member of the Compensation Committee. Mr. Sokoloff is a partner of Leonard Green & Associates, L.P., an affiliate of Leonard Green & Partners, L.P., which provides management, consulting and financial planning services to Gart. See "Certain Relationships and Related Transactions Relating to Gart" and "Interests of Certain Persons in the Merger--Interest of Gart's Directors and Officers in the Merger" for a description of this arrangement and other relationships between Gart and entities controlled by Mr. Sokoloff.

                           Executive Officers of Gart

   The following table sets forth certain information with respect to the executive officers of Gart. Each such executive officer serves at the pleasure of Gart's board of directors.

                                                                                             Office Held
Name                     Age                       Position with Gart                           Since
----                     --- --------------------------------------------------------------- -----------
John Douglas Morton.....  50 President, Chief Executive Officer, and Chairman of the Board      1995
Thomas T. Hendrickson...  46 Executive Vice President, Chief Financial Officer and Treasurer    1998
Greg Waters.............  40 Senior Vice President-Store Operations                             1998
Arthur S. Hagan.........  62 Senior Vice President-Merchandising                                1998
James M. Van Alstyne....  40 Senior Vice President-Merchandising                                2000
Michael McCaghren.......  41 Senior Vice President-Chief Information Officer                    1999
Nesa E. Hassanein.......  48 Senior Vice President, General Counsel and Secretary               2000
Anthony Forde...........  45 Senior Vice President-Merchandise Allocation and Marketing         2000

   John Douglas Morton. See "--Nominees" for information concerning Mr. Morton.

   Thomas T. Hendrickson. Mr. Hendrickson became executive vice president, chief financial officer and treasurer of Gart in January 1998. Mr. Hendrickson previously served as the executive vice president and chief financial officer of Sportmart since September 1996. He joined Sportmart in January 1993 as vice president--financial operations. In March 1993, he was named chief financial officer of Sportmart, and, in March 1995, he was named senior vice president and chief financial officer of Sportmart. From 1987 until joining Sportmart, Mr. Hendrickson was employed as the vice president and controller of Millers Outpost Stores.

   Greg Waters. Mr. Waters joined Gart in April 1998 as senior vice president-- Store Operations. Before joining Gart, Mr. Waters served as the western regional vice president for The Sports Authority since 1994 and as a district manager for The Sports Authority since 1991. Mr. Waters was employed by Herman's World of Sporting Goods from 1983 until 1991, most recently as a district manager.

   Arthur S. Hagan. Mr. Hagan became senior vice president--merchandising of Gart in January 1998. Mr. Hagan joined Gart in 1988 as Gart's division merchandise manager for golf, tennis, ski clothing/equipment and garden furniture and was promoted to vice president--store operations in 1995 and to senior vice president--store operations in May 1997. He was president and owner of Hagan Sports Ltd., a six-store sporting goods retailer acquired by Gart in 1987, and president and chief executive officer of Aspen Leaf of Colorado, Inc., a 12-store ski equipment and apparel retailer. Mr. Hagan has over 30 years of retailing experience.

   James M. Van Alstyne. Mr. Van Alstyne became senior vice president-- merchandising of Gart in April 2000. Mr. Van Alstyne joined Gart in 1986 as a buyer and held that position until 1993. Mr. Van Alstyne returned to Gart in 1998 as vice president merchandising--hardlines and held that position until April 2000. From 1993 to 1998, Mr. Van Alstyne served as Easton Sports, Inc.'s western regional sales manager, national sales manager and vice president of sales for the United States, Latin America and Australia.

   Michael McCaghren. Mr. McCaghren became senior vice president--chief information officer of Gart in February 1999. Before joining Gart, he was most recently senior vice president--systems, merchandise planning, allocation and replenishment, logistics and corporate administration at Jumbo Sports, a sporting goods retailer, where he was employed from 1997 to 1999. Before joining Jumbo Sports, for approximately one year Mr. McCaghren was national director at GSI Outsourcing Inc., an information systems outsourcing subsidiary of ADP, Inc. From 1991 to 1996, he was senior vice president and chief information officer of Eli Witt Company, a grocery wholesaler.

   Nesa E. Hassanein. Ms. Hassanein became senior vice president, general counsel and secretary of Gart in June 2000. Ms. Hassanein joined Gart in July 1998 as vice president and corporate counsel. Before joining Gart, during 1997, Ms. Hassanein served as senior vice president and general counsel for Atlas Air, Inc. From 1995 to 1997, Ms. Hassanein was a partner of Morrison & Foerster LLP, from 1992 to 1995, she was a shareholder of Brownstein Hyatt Farber & Strickland P.C., and from 1982 to 1991, she was as an associate of Skadden, Arps, Slate, Meagher & Flom LLP.

   Anthony Forde. Mr. Forde became senior vice president--marketing & merchandise allocations of Gart in June 2000. He joined Gart in January 1998 as vice president--merchandise allocations. Before joining Gart, Mr. Forde was vice president--merchandising allocations for Thrifty Payless. Since 1980, Mr. Forde served as store manager, district manager, category manager and visual director for Phar Mor Inc. and Giant Eagle, Inc. Mr. Forde has over 25 years of retail experience.

                   Compensation of Executive Officers of Gart

   The following table sets forth information regarding the annual and long-term compensation paid to the chief executive officer of Gart and the four other most highly compensated executive officers of Gart receiving a total annual salary and bonus of $100,000 or more.

                           Summary Compensation Table

                                    Annual Compensation                   Long-Term Compensation
                          ---------------------------------------- -------------------------------------
                                                                           Awards
                                                                   ------------------------
                                                         Other
                                                         Annual     Restricted   Securities  All Other
   Name and Principal     Fiscal                      Compensation    Stock      Underlying Compensation
        Position           Year  Salary ($) Bonus ($)     ($)      Award(s) ($)  Options(#)     ($)
          (a)              (b)      (c)        (d)        (e)          (f)          (g)         (h)
------------------------- ------ ---------- --------- ------------ ------------  ---------- ------------
John Douglas Morton......  2000   418,268    578,256        --       299,250(1)    60,000       3,150(2)
  Chairman, President and  1999   407,492    214,038        --       828,125(3)    25,000       3,000(2)
  Chief Executive Officer  1998   400,000        --         --           --        54,000       3,000(2)
Thomas T. Hendrickson....  2000   272,038    322,365        --       117,905(1)    45,000         --
  Executive Vice
   President,              1999   246,461    118,800     71,260(4)   409,094(3)    10,000         --
  Chief Financial Officer
   and                     1998   240,000        --      87,362(4)       --        64,916     118,341(5)
  Treasurer
Greg Waters..............  2000   220,961    218,199        --        52,500(1)    30,000         --
  Senior Vice President-
   Store                   1999   190,480     75,750        --       165,625(3)     8,000         --
  Operations               1998   151,675        --      69,305(4)       --        40,000         --
Arthur S. Hagan..........  2000   203,268    200,727        --        31,500(1)    15,000       1,426(2)
  Senior Vice President-   1999   174,422     69,375        --       139,125(3)     2,000       1,200(2)
  Merchandising            1998   170,000        --         --           --                     2,098(2)
Michael McCaghren (6)....  2000   197,307    194,840        --        78,750(1)     5,000         --
  Senior Vice President-
   Chief                   1999   179,038     75,000     39,569(4)       --        15,000         --
  Information Officer

--------
(1) Represents the market value of restricted shares granted during Gart's 2000 fiscal year based on the closing sales price of $5.25 per share on June 27, 2000, the date of grant. These shares become 100% vested on June 27, 2005, subject to the named executive officer's continued employment by Gart.
(2) Represents contributions made by Gart on behalf of the named executive officer to his 401(k) Savings Plan.
(3) Represents the market value of restricted shares granted during Gart's 1999 fiscal year based on the closing sales price of $6.625 per share on March 16, 1999, the date of the grant. These shares become 100% vested on March 16, 2004, subject to the named executive officer's continued employment by Gart.
(4) Represents the reimbursement of relocation expenses.
(5) Includes $2,991, which represents contributions made by Gart on behalf of Mr. Hendrickson to his 401(k) Savings Plan. The balance of $115,350 represents a payment made to Mr. Hendrickson pursuant to a change in control agreement between him and Sportmart. In addition, Mr. Hendrickson received a payment of $258,757 in January 1998 pursuant to the same change in control agreement.
(6) Mr. McCaghren became senior vice president--chief information officer in February 1999.

Option Grants in the Last Fiscal Year

   The following table sets forth information with respect to the options granted by Gart during the 2000 fiscal year to the named executive officers:

                       Option Grants in Last Fiscal Year

                                                                                      Potential Realizable Value At
                                                                                         Assumed Annual Rates Of
                                                                                      Stock Price Appreciation For
                                              Individual Grants                              Option Term (2)
                         ------------------------------------------------------------ ------------------------------
                              Number Of           Percent Of      Exercise
                             Securities         Total Options     Of Base
                             Underlying      Granted To Employees  Price   Expiration
          Name           Options Granted (#)    In Fiscal Year     ($/Sh)     Date        5% ($)
          (a)                  (b) (1)               (c)            (d)       (e)          (f)        10% ($) (g)
------------------------ ------------------- -------------------- -------- ---------- -------------- ---------------
John Douglas Morton.....       60,000                15.8%         $6.000   7/3/2010  $      226,402 $      573,747
Thomas T. Hendrickson...       45,000                11.9%         $6.000   7/3/2010  $      169,802 $      430,310
Greg Waters.............       30,000                 7.9%         $6.000   7/3/2010  $      113,201 $      286,874
Arthur S. Hagan.........       15,000                 4.0%         $6.000   7/3/2010  $       56,601 $      143,437
Michael McCaghren.......        5,000                 1.3%         $6.000   7/3/2010  $       18,867 $       47,812

--------
(1) These options were granted under Gart's 1994 Management Equity Plan.

(2) Based upon the estimated fair value of a share of Gart common stock on the date of grant and assumes appreciation over the term of the options at the annual rates of stock appreciation shown. Potential gains are net of the exercise price of the options but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Gart's estimate or projection of the future price of shares of Gart common stock. Actual gains, if any, on stock option exercises depend on Gart's future financial performance and overall market conditions. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information with respect to the number and value of unexercised options held by the named executive officers at February 3, 2001. The named executive officers did not exercise any options during Gart's last fiscal year.

           Aggregated Option Exercises in Last Fiscal Year and FY-End
                                 Option Values

                            Number of Securities         Value of Unexercised
                                 Underlying                   In-the-Money
                           Unexercised Options at             Options at
                             Fiscal Year-End (#)          Fiscal Year-End ($)
          Name           Exercisable/ Unexercisable  Exercisable/Unexercisable (1)
          (a)                        (d)                          (e)
------------------------ --------------------------  -----------------------------
John Douglas Morton.....       190,600       144,400 $      839,735 $      478,460
Thomas T. Hendrickson...        36,916        83,000 $       29,750 $      316,500
Greg Waters.............        17,600        60,400 $       27,800 $      226,200
Arthur S. Hagan.........        36,200        24,800 $      184,132 $      111,958
Michael McCaghren.......         3,000        17,000 $       14,625 $       86,000

--------
(1) Represents the value of the shares of Gart common stock that are subject to outstanding options based on the market value of $11.50 per share at February 3, 2001 less the aggregate option price.

Report of the Compensation Committee

   Notwithstanding anything to the contrary set forth in any of Gart's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this joint proxy statement-prospectus, in whole or in part, the following Report of the Compensation Committee and the Performance Graph set forth on page 91 shall not be incorporated by reference into any such filings.

   The Compensation Committee of Gart's board of directors, composed of outside directors of Gart's board of directors, reviews the performance of Gart's executive officers, determines the compensation of Gart's executive officers and is active in reviewing salaries, bonuses and other forms of compensation for other officers and key employees of Gart. The Compensation Committee is empowered by Gart's board of directors to award stock options, grants of restricted shares of Gart common stock, and permitted purchases of Gart common stock to key employees of Gart.

   The Compensation Committee has access to independent compensation data and is authorized, if determined appropriate in any particular case, to engage outside compensation consultants.

   The objectives of the Compensation Committee are to support the achievement of desired standards of performance by Gart, to provide compensation and benefits that will attract and retain superior talent and reward performance, and to cause some portion of compensation to be based on Gart's performance.

   Gart's executive compensation program generally is composed of base salary, bonuses based upon Gart's achievement of a target level of earnings before income taxes, interest expense and other financing costs, and depreciation and amortization ("EBITDA"), and long-term incentives in the form of stock options, restricted stock grants and permitted stock purchases.

    Base Salaries

   Base salaries for Gart's executive officers are competitively set relative to salaries of officers of companies included in the Standard & Poor's Retail Index that are comparable to Gart in business and size. In each instance, base salary takes into account individual experience and performance specific to Gart. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for executive officers of Gart from year to year are limited to adjustments to reflect increases in the rate of inflation.

   The Compensation Committee is aware that the Internal Revenue Code treats certain elements of executive compensation in excess of $1 million a year as an expense not deductible by Gart for federal income tax purposes. For the fiscal year ended February 3, 2001, no executive officer's compensation exceeded the cap on deductibility. To the extent compensation to an executive officer exceeds the cap in the future, the Compensation Committee will consider the facts and circumstances at that time to reach a determination regarding the impact of the cap on such compensation.

    Bonus Plan

   Bonuses for executive officers and certain other officers and members of Gart's target bonus management team are paid pursuant to Gart's Bonus Plan. The purpose of the Bonus Plan is to provide an incentive for executives and other key employees of Gart and to reward them in relation to the degree to which specified earnings goals are achieved. Under the Bonus Plan, eligible employees are awarded cash bonuses based upon the extent to which Gart achieves a target level of EBITDA (the "Target EBITDA") established each year by the Compensation Committee. The amount of each employee's cash bonus, as determined by the Compensation Committee, is a percentage of salary ranging from a maximum of 70% (for the Chief Executive Officer) to 10% depending on position, if Gart achieves 100% of the Target EBITDA. Bonuses also can be increased, at the discretion of the Compensation Committee, if the Target EBITDA is exceeded. Gart achieved 122.2% of the Target EBITDA for the 2000 fiscal year and bonuses were awarded based on the percentage of the Target EBITDA that Gart achieved. Gart's board of directors may choose to continue, amend or terminate the Bonus Plan in future years after the 2000 fiscal year.

    1994 Management Equity Plan

   The Compensation Committee administers Gart's 1994 Management Equity Plan, as amended. Under the terms of the 1994 Management Equity Plan, the Compensation Committee may award key employees (including officers and directors who are employees) of Gart or its subsidiaries (1) grants of Gart common stock ("Grant Shares"'), (2) permitted purchases of Gart common stock ("Purchased Shares") or (3) options to purchase shares of Gart common stock, or any combination of the foregoing as determined by the Compensation Committee. 1,750,000 shares of Gart common stock have been reserved for issuance pursuant to awards that may be granted under the 1994 Management Equity Plan. Gart's board of directors has approved an amendment to the 1994 Management Equity Plan, which is subject to the approval of Gart stockholders, that would increase the number of shares of Gart common stock that are reserved for issuance to 2,500,000.

   The Compensation Committee believes that employee equity ownership provides significant additional motivation to maximize value for Gart's stockholders. Therefore, the Compensation Committee periodically grants stock options to Gart's employees, including executive officers. Stock options are granted typically at the prevailing market price of Gart common stock and, therefore, will only have value if the market price of Gart common stock increases over the exercise price. The Compensation Committee believes that the grant of stock options provides a long-term incentive to employees to contribute to the growth of Gart and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Gart's performance. The terms of the stock options granted by Gart, including number of shares, vesting, exercisability and stock option term, are determined by the Compensation Committee, based upon the position and responsibilities of the applicable employee, the historical and expected contributions of the applicable employee, any previous option grants to the applicable employee and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to Gart's industry and size.

   In the case of stock options, the Compensation Committee has the authority to determine whether such stock options shall be intended as "incentive stock options" or "non-incentive" or "nonqualified" stock options under Section 422 of the Internal Revenue Code. No more than an aggregate of 600,000 shares of Gart common stock may be issuable upon the exercise of outstanding incentive stock options at any time. Stock options may be transferred by an optionee during his or her lifetime only to the extent permitted by the Compensation Committee.

    Compensation of Chief Executive Officer

   The compensation package of John Douglas Morton, Gart's president and chief executive officer, was determined in accordance with the principles described above. In 2000, Mr. Morton received a base salary of $418,268 and a bonus of $578,256. The Compensation Committee also approved grants of 60,000 stock options and 57,000 shares of restricted stock to Mr. Morton in 2000. In addition, Mr. Morton received certain other customary perquisites and benefits in 2000. The Compensation Committee approved Mr. Morton's total compensation based on the following factors, which are listed in the order of importance to the Compensation Committee: (1) improvement in the financial performance of Gart and (2) Gart's comparative performance with other companies in its industry.

   Compensation Committee Members:

   Jonathan D. Sokoloff
   Peter R. Formanek
   Larry J. Hochberg

        , 2001

Compensation and Severance Agreements and Plans

    Change in Control Severance Agreements

   Gart is party to a change in control severance agreement with most of its officers, including Mr. Morton and each of the other executives officers named in the Summary Compensation Table.

   The severance agreements provide that an officer is entitled to a severance payment if a transaction resulting in a change in control occurs and, within one year from the date of the transaction, either the officer's employment is terminated, other than for cause, or the officer resigns for "good reason" (as defined in the severance agreements). The severance payments consist of: (1) payment, in one lump sum, of an amount equal to the officer's base salary for a specified severance period (three years for Gart's President, two years for the executive vice president, one and one-half years for senior vice presidents, and one year for vice presidents), (2) payment of the "on plan" bonus amount for the fiscal year in which termination of employment occurs, multiplied by the applicable severance period for the officer, (3) medical, dental, life and other insurance benefits for the applicable severance period and (4) any automobile provided by Gart to the officer. After a transaction resulting in a change of control occurs, an officer of Gart may resign for "good reason" and receive his or her severance payment if the officer's base salary or bonus is reduced, the officer's responsibilities and position are reduced, or the officer is required to work at a location more than 30 miles from Gart's current executive offices.

   In connection with entering into the severance agreements, Gart agreed to accelerate the vesting of stock options or restricted shares granted to officers, if the officer becomes entitled to receive a severance payment under his or her severance agreement. The officer then would have one year in which to exercise the stock options. After one year, the stock options would terminate.

    Employee Benefit Plan

   Gart maintains a defined contribution profit sharing plan that includes a 401(k) plan feature for all eligible employees. The defined contribution profit sharing plan allows eligible employees to make tax deferred contributions and provides for discretionary matching contributions by Gart as determined by Gart's board of directors. In the 2000 fiscal year, Gart's matching contributions were in the amount of approximately $357,000.

    Deferred Compensation Plan

   During the 1999 fiscal year, Gart began a nonqualified deferred compensation plan for some members of management. Eligible employees may contribute a portion of their base salary or bonuses to the plan annually. The nonqualified deferred compensation plan provides for additional matching contributions by Gart, with limitations similar to those under Gart's 401(k) plan, as well as discretionary contributions, in an amount determined by Gart before the end of each plan year. Gart made no matching contributions to the deferred compensation plan during the 2000 fiscal year.

           Report of the Audit Committee of Gart's Board of Directors

   The Audit Committee has reviewed and discussed Gart's consolidated financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU (S)
380). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP that firm's independence.

   Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended that Gart's audited consolidated financial statements be included in

Gart's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 for filing with the Securities and Exchange Commission.

   Audit Committee Members:

   Gordon D. Barker
   Jonathan A. Seiffer

        , 2001

            Gart's Relationship with Independent Public Accountants

Audit Fees

   The aggregate fees billed to Gart by Deloitte & Touche LLP for professional services rendered for the audit of Gart's consolidated financial statements for the fiscal year ended February 3, 2001 and the reviews of Gart's consolidated financial statements included in Gart's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 29, 2000, July 29, 2000 and October 28, 2000 were $211,958.

Financial Information Systems Design and Implementation

   There were no fees billed to Gart by Deloitte & Touche LLP for financial information systems design and implementation for the fiscal year ended February 3, 2001.

All Other Fees

   The aggregate fees billed to Gart by Deloitte & Touche LLP for services rendered, other than the services covered above under "Audit Fees" and "Financial Information Systems Design and Implementation," for the fiscal year ended February 3, 2001 were $369,425.

   The Audit Committee has considered whether the provision of services other than audit services to Gart by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence.

Changes in Accountants

   On May 16, 2000, Gart engaged Deloitte & Touche LLP as its independent auditors for the fiscal year ending February 3, 2001 and dismissed its former independent auditors, KPMG LLP, effective upon the appointment of Deloitte & Touche LLP. The decision to engage Deloitte & Touche LLP was approved by the Audit Committee.

   During the fiscal years ended January 29, 2000 and January 30, 1999 and the subsequent interim period preceding the date of change in independent auditors, Gart did not consult Deloitte & Touche LLP regarding: (1) the application of accounting principles to a completed or proposed transaction or (2) the type of audit opinion that might be rendered on Gart's financial statements.

   KPMG LLP's report on Gart's financial statements for the fiscal years ended January 29, 2000 and January 30, 1999 did not contain an adverse opinion or a disclaimer of opinion nor was the report modified as to uncertainty, audit scope or accounting principles. For the two fiscal years ended January 29, 2000 and during the subsequent interim period preceding the date of the change in independent auditor, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused KPMG LLP to make reference in their report to such disagreements. KPMG LLP has furnished Gart with a letter addressed to the Securities and Exchange Commission stating that KPMG LLP agrees with the statements contained herein, except that KPMG LLP is not in a position to agree or disagree with Gart's statement that the change was approved by the Audit Committee of the board of directors, and KPMG LLP is not in a position to agree or disagree with Gart's statement that Deloitte & Touche LLP was not consulted regarding the application of accounting principles to be completed or proposed transaction or the type of audit opinion that might be rendered on Gart's financial statements.

                           Performance Graph of Gart

   The following graph shows a comparison of cumulative total returns for Gart, the Nasdaq Composite Index, the Standard & Poor's Retail Index and a peer group of companies during the period commencing January 9, 1998 (the date that Gart first become subject to the reporting requirements of the Exchange Act) and ending on February 3, 2001. In reviewing this graph, you should keep in mind the possible effect that the limited trading in Gart common stock may have had on the price of Gart common stock.

   The comparison assumes $100.00 was invested on January 9, 1998 and assumes the reinvestment of all dividends, if any. The peer group consists of the following publicly traded sporting goods retailers: Sport Chalet, Inc., Hibbett Sporting Goods, Inc. and The Sports Authority, Inc. Oshman's Sporting Goods, Inc. has been removed from the peer group used in this joint proxy statement-prospectus as a result of the proposed merger. Gart did not replace Oshman's Sporting Goods, Inc. in its peer group.





        Section 16(a) Beneficial Ownership Reporting Compliance of Gart

   Section 16(a) of the Exchange Act requires Gart's directors, executive officers and persons who own more than 10% of a registered class of Gart's equity securities to file reports of initial ownership and reports of changes in ownership with the Securities and Exchange Commission. Such directors, officers and 10% stockholders are required to furnish Gart with copies of all
Section 16(a) forms they file.

   Based solely on a review of the copies of such reports furnished to Gart, Gart believes that during the 2000 fiscal year, all section 16(a) requirements applicable to its directors, executive officers and 10% stockholders were complied with.

        Certain Relationships and Related Transactions Relating to Gart

Relationship with Green Equity Investors, L.P.

    Ownership Interest of Green Equity Investors in Gart

   Green Equity Investors, L.P. currently owns approximately 64% of the outstanding shares of Gart common stock. Green Equity Investors, whose general partner is Leonard Green & Associates, L.P., an affiliate of Leonard Green & Partners, L.P., led the acquisition of Thrifty Corporation in 1992, at which time Gart was a subsidiary of Thrifty. In 1994, Thrifty distributed all of the shares of Gart's capital stock to the stockholders of Thrifty. Leonard Green & Partners, L.P. is a private investment firm that initiates, structures and invests in acquisitions and recapitalizations of established public and private middle-market companies. If the merger is completed, Green Equity Investors will own approximately 44% of the outstanding shares of Gart common stock (assuming a conversion ratio in the merger of 0.55 shares of Gart common stock for each outstanding share of Oshman's common stock).

   Due to its ownership interest in Gart, Green Equity Investors currently is able to control Gart, to elect the majority of Gart's board of directors, and to approve any action requiring stockholder approval, including adopting amendments to Gart's certificate of incorporation and approving or disapproving mergers or sales of all or substantially all of the assets of Gart. As a result of such control, Green Equity Investors is able effectively to control all of Gart's policy decisions. If the merger is completed, Green Equity Investors, as a stockholder with a substantial ownership interest in Gart, will continue to be able to influence Gart's corporate actions and it will be difficult for third parties to obtain control of Gart through purchases of Gart common stock.

    Tax Sharing and Indemnification Agreements

   Gart was a subsidiary of Thrifty, which was wholly owned by TCH Corporation, until 1994, and was included in TCH's consolidated federal income tax returns during that period. The successor to TCH is currently owned by Rite Aid Corporation. Under federal tax law, if Gart is included in a consolidated federal income tax return, it is severally liable for all the federal income tax liabilities with respect to such return, including tax liabilities not attributable to income of Gart ("Non-Company Taxes").

   In order to allocate the tax liabilities among them, TCH and its subsidiaries, including Gart Bros., Gart's predecessor, entered into a tax sharing agreement, dated as of September 25, 1992. In general, the tax sharing agreement provides that, as long as TCH is required to file consolidated federal income tax returns that include Gart Bros., Gart Bros. will be responsible for paying to TCH its Separate Tax Liability (as defined in the tax sharing agreement) computed as a flat tax on its income at the highest marginal rate applicable to corporations under the various income tax systems provided under the Internal Revenue Code. Similarly, TCH will be required to reimburse Gart Bros. for the use of its tax attributes (i.e., net operating losses, capital losses or credits) to reduce federal income tax liability on a TCH consolidated federal income tax return. Similar provisions apply with respect to the filing of combined or consolidated state income or franchise tax returns and the payment of tax. Under the tax sharing agreement, TCH will determine the reporting of all items on the TCH consolidated federal income tax returns and will be responsible for all audits and controversies. Separate Tax Liabilities of each member will be adjusted to reflect adjustments resulting from resolved audits or other controversies and appropriate payments or reimbursements will be made.

   On July 24, 1997, the Internal Revenue Service proposed adjustments to the 1992 and 1993 consolidated federal income tax returns of Gart Bros. and Thrifty. The proposed adjustments relate to the manner in which last-in first-out ("LIFO") inventories were characterized on such returns. Gart has recorded approximately $9.7 million as a long-term net deferred tax liability for the tax effect of the LIFO inventory basis difference. The Internal Revenue Service has asserted that this basis difference should be reflected in taxable income in 1992 and 1993. Gart has taken the position that the inventory acquired in connection with the acquisition of Thrifty was appropriately allocated to its inventory pools. The Internal Revenue Service has asserted that the inventory was acquired at a bargain purchase price and should be allocated to a separate inventory pool and liquidated as inventory turns.

   Based on Gart's discussions with Thrifty, Gart believes that the potential accelerated tax liability, which could have a negative effect on liquidity in the near term, ranges from approximately $2.5 million to $9.7 million. The loss from possible assessed interest charges resulting from the proposed adjustments ranges from approximately $580,000 to $3.3 million. Gart has accrued approximately $1.2 million for potential interest charges in its consolidated financial statements. No penalties are expected to be assessed relating to this matter. At February 3, 2001, the LIFO inventory and other associated temporary differences continue to be classified as long-term net deferred tax liabilities because final settlement terms have not been negotiated.

   Pacific Enterprises, the former parent company of Thrifty, TCH and Big 5 Corporation, entered into a tax indemnity agreement dated as of September 25, 1992, which sets forth the parties' agreements with respect to various tax matters and provides that Pacific Enterprises will indemnify each member of the affiliated group of which TCH is the common parent (collectively, the "Thrifty Group") from specified liabilities and expenses imposed on, or incurred by, any member of the Thrifty Group in respect of federal income tax for all tax periods ending on or before September 25, 1992 and in respect of certain ERISA liabilities. Gart Bros. was a member of the Thrifty Group at the time the tax indemnity agreement was entered into and continues to be subject to such agreement. Pursuant to the tax indemnity agreement, each member of the Thrifty Group jointly and severally indemnified Pacific Enterprises and each member of the Parent Group (as defined in the tax indemnity agreement) against liabilities incurred as a result of a breach of the tax indemnity agreement by TCH or any member of the Thrifty Group. Gart has not received any notices of claims under the tax indemnity agreement, and is unaware of any pending claims thereunder.

   In connection with Thrifty's distribution to its stockholders of Gart's capital stock in 1994 and Thrifty's simultaneous acquisition of PayLess Drugstores Northwest, Inc., Gart and several other former subsidiaries of Thrifty (the "Former Subsidiaries") entered into an indemnification and reimbursement agreement with Thrifty whereby the Former Subsidiaries have agreed to indemnify Thrifty for any tax-related expenses arising from Thrifty's distribution of Gart's capital stock (in excess of $15 million) or from the operation of the businesses of the Former Subsidiaries. The indemnification and reimbursement agreement also provides that Thrifty will indemnify the Former Subsidiaries for any expenses arising from the operation of Thrifty's business on or before date of Thrifty's distribution of Gart's capital stock. Gart has not received any notices of claims under the indemnification and reimbursement agreement, and is unaware of any pending claims thereunder.

   Also in connection with Thrifty's distribution of Gart's capital stock, Gart entered into an indemnification allocation agreement with Thrifty and Michigan Sporting Goods Distributors, Inc., another subsidiary of Thrifty, whereby the parties agreed to separate and allocate among themselves the economic benefits of certain indemnification rights under the agreement pursuant to which Thrifty was purchased from Pacific Enterprises. Gart has not received any notices of claims under the indemnification and reimbursement agreement, and is unaware of any pending claim thereunder.

    Management Services Agreement

   Gart has entered into a management services agreement with Leonard Green & Associates, L.P., an affiliate of Leonard Green & Partners, L.P., pursuant to which Leonard Green & Associates, L.P. receives an annual retainer fee of $500,000 plus reasonable expenses for providing certain management, consulting and financial planning services. The management services agreement terminates on April 20, 2004. Gart believes that the contacts and expertise provided by Leonard Green & Associates, L.P. in these areas enhance the opportunities of Gart and the expertise of management in these matters and that the fees to be paid to Leonard Green & Associates, L.P. fairly reflect the value of the services to be provided by Leonard Green & Associates, L.P.

   In addition to the annual retainer fee, the management services agreement provides that Leonard Green & Associates, L.P. may receive reasonable and customary fees and reasonable expenses from time to time for providing financial advisory and investment banking services in connection with major financial transactions that may be undertaken in the future. If the merger is completed, Gart will pay Leonard Green & Partners, L.P. transaction fees in the amount of $4 million.

Property Leases

   As of March 30, 2001, seven of Gart's Sportmart stores (Niles, Lombard, Calumet City, Schaumburg, Chicago (Lakeview), Merrillville, and North Riverside) and the No Contest stores in Ferguson, Missouri and Crestwood, Missouri were leased from partnerships or land trusts in which a majority of the beneficial interests are owned through various partnerships by Larry J. Hochberg, Andrew S. Hochberg and members of their family. A partnership in which members of the Hochberg family indirectly own the general partner and hold up to a one-third interest as limited partners owns the property on which the Chicago (River North), Illinois Sportmart store is located.

   In fiscal 1995, Sportmart decided to discontinue the operation of its No Contest division and to close its River North, Illinois location. Notwithstanding the discontinuance of No Contest operations and the closing of the River North location, Gart still is obligated on the leases for these locations. In connection with Gart's acquisition of Sportmart, Gart Bros. Sporting Goods Company, which is the operating subsidiary of Gart, has guaranteed Sportmart's obligations under these leases. These locations currently are being subleased to other parties.

   The aggregate lease payments (net of utilities, insurance, taxes and other common area costs) for the above locations paid by Gart during its 2000 fiscal year were approximately $ 3.0 million. Gart received sublease payments of approximately $0.5 million with respect to these locations during its 2000 fiscal year.

Other Agreements

   Gart provides lifetime medical benefits to Larry J. Hochberg, formerly Sportmart's chairman of the board, in accordance with a preexisting agreement between Mr. Hochberg and Sportmart.

                        Amendment to the 1994 Management
                              Equity Plan of Gart

General

   At Gart's annual meeting, Gart stockholders will be asked to approve an amendment to Gart's 1994 Management Equity Plan. The 1994 Management Equity Plan commenced on September 30, 1994, and subsequently was amended by Gart's board of directors on September 21, 1998 and March 16, 1999. The amendments were ratified by Gart's stockholders in June 1999.

   On February 9, 2001, Gart's board of directors approved an amendment to the 1994 Management Equity Plan to increase the maximum number of shares that are available for issuance under the plan from 1,750,000 to 2,500,000.

Voting

   This proposal will be approved if, at Gart's annual meeting, the number of shares voted in favor of this proposal exceeds the number of shares voted against this proposal. Abstentions will count as votes against this proposal because they will be counted as present at the meeting and entitled to vote on, but not for, this proposal. Broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote on this matter.

   Each proxy received will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, then the proxy will be voted "FOR" the amendment to Gart's 1994 Management Equity Plan.

Reasons for the Amendment to Gart's 1994 Management Equity Plan

   Gart's board of directors believes that it is necessary to increase the number of shares of Gart common stock available for issuance under the 1994 Management Equity Plan in order to ensure that Gart can continue to use the plan to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options or other equity based awards. As of the date of this joint proxy statement-prospectus, there are no shares available for issuance under the 1994 Management Equity Plan. As a result, the proposed amendment increases the shares of Gart common stock available for issuance to 2,500,000.

Summary of Gart's 1994 Management Equity Plan

   The 1994 Management Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The principal features of the 1994 Management Equity Plan are summarized below. However, this summary is not intended to be a complete discussion of all the terms of the 1994 Management Equity Plan and is qualified in its entirety by the full text of the 1994 Management Equity Plan, a copy of which is attached to this joint proxy statement-prospectus as Annex G.

   The 1994 Management Equity Plan commenced on September 30, 1994, and expires on September 30, 2004, unless earlier terminated by Gart. The purpose of Gart's 1994 Management Equity Plan is to provide long term incentives to the key employees responsible for the continued growth and success of Gart.

    Administration of the 1994 Management Equity Plan

   The 1994 Management Equity Plan is administered by Gart's board of directors, or, in the discretion of the board of directors, a committee appointed by Gart's board of directors that consists of two or more directors of Gart (in either case, the "Committee"), except that Gart's board of directors will administer the 1994 Management Equity Plan with respect to awards granted to any non-employee member of the board of directors. Pursuant to the 1994 Management Equity Plan, the Committee has sole and final authority to construe and interpret the plan, to define the terms used in the plan, to prescribe, amend and rescind rules and regulations relating to the plan, to determine when and to whom to grant awards under the plan, to determine the number of shares to be covered by the awards, to determine the types of awards to be granted and the vesting and other terms of such awards, with respect to Stock Options, to determine the type of Stock Options to be granted, and to make all other determinations necessary or advisable for the administration of the 1994 Management Equity Plan.

   All key employees of Gart and its subsidiaries, and each of the non-employee and non-affiliate members of Gart's board of directors are eligible for selection to participate in the 1994 Management Equity Plan. Gart's board of directors will, in its sole discretion, determine those directors who are non-affiliates of Gart. Participants are eligible to receive one or more awards under the 1994 Management Equity Plan, as determined by the Committee.

   The Committee, may, at any time, suspend or terminate the 1994 Management Equity Plan and also may amend or revise the terms of the plan, except that the Committee may not, without approval of the majority of the shares of Gart common stock, increase the number of shares covered by the 1994 Management Equity Plan, change the employees or class of employees eligible to participate in the 1994 Management Equity Plan, or make any other change for which stockholder approval is required pursuant to Section 162(m) of the Internal Revenue Code.

    Types of Stock Options and Other Equity-Based Awards

   Under the terms of the 1994 Management Equity Plan, the Committee may award key employees of Gart (including officers and directors who are employees of Gart) and non-employee, non-affiliate members of Gart's board of directors:

  .  options to purchase shares of Gart common stock ("Stock Options");

  .  grants of shares of Gart common stock ("Grant Shares");

  .  permitted purchases of shares of Gart common stock ("Purchased Shares");
     or

  .  a combination of the foregoing as determined by the Committee.

However, no participant will be entitled to be granted more than 250,000 Stock Options in any year.

   Two types of Stock Options may be granted under the 1994 Management Equity
Plan:

  .  Stock Options intended to qualify as "incentive stock options" under
     Section 422 of the Internal Revenue Code ("ISOs"); and

  . ""nonstatutory stock options" ("NSOs"), which are Stock Options not qualified for favorable federal income tax treatment.

   The Committee has the authority to determine whether Stock Options will be intended as ISOs or NSOs. ISOs only may be granted to Gart employees, and no more than an aggregate of 600,000 shares of Gart common stock may be issuable upon the exercise of outstanding ISOs at any time.

    Shares Subject to the 1994 Management Equity Plan

   The shares allocated for issuance under the 1994 Management Equity Plan are 1,750,000 shares of Gart common stock. As of March 30, 2001, no shares remain available for issuance under the 1994 Management Equity Plan. Under the 1994 Management Equity Plan, as amended by the amendment being proposed, the total number of shares authorized for issuance under the plan would be increased from 1,750,000 to 2,500,000. Shares of Gart common stock issued pursuant to the 1994 Management Equity Plan that subsequently are reacquired by Gart will be available for reissuance under the 1994 Management Equity Plan. Shares of Gart common stock that are subject to Stock Options or other equity based awards that lapse or terminate without exercise also will be available to be subject to new Stock Options or other equity based awards under the 1994 Management Equity Plan. The 1994 Management Equity Plan provides that if the outstanding shares of Gart Common Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or securities of Gart through a reorganization, recapitalization, reclassification, stock dividend, stock split or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares that may be awarded under the plan. Such adjustments will be made by the Committee, whose determination as to the adjustments will be final.

   As of March 30, 2001, Gart's chief executive officer and the four other named executives in Gart's "Summary Compensation Table" have received a total of 599,000 Stock Options, 343,208 awards of restricted shares and 47,000 Purchased Shares, as follows:

                                      Options Restricted Shares Purchased Shares
                                      ------- ----------------- ----------------
John Douglas Morton.................. 335,000      182,000           32,000
Thomas T. Hendrickson................ 105,000       84,208              --
Greg Waters..........................  78,000       35,000              --
Arthur S. Hagan......................  61,000       27,000           15,000
Michael McCaghren....................  20,000       15,000              --
                                      -------      -------           ------
Total................................ 599,000      343,208           47,000

Directors who are not executive officers of Gart and who are standing for re-election at Gart's annual meeting have received a total of 20,000 Stock Options and 16,200 awards of restricted shares. As of March 30, 2001, current employees who are not executive officers of Gart have received a total of 396,750 Stock Options, 81,000 awards of restricted shares and 18,300 Purchased Shares.

    Stock Option Price and Exercisability; Duration of Stock Options and Other Equity Based Awards

   The exercise price for the shares of Gart common stock covered by each Stock Option will be determined by the Committee. However, the purchase price for Stock Options intended as ISOs may not be less than 100% of the fair market value of the shares on the date of grant, or, if an ISO is granted to a Gart stockholder owning more than 10% of the total combined voting power of all classes of stock of Gart, the purchase price may not be less than 110% of the fair market value of the shares of Gart common stock, determined on the date of grant. The aggregate fair market value of shares of Gart common stock, determined on the date of grant, that are exercisable for the first time by a participant during any calendar year must not exceed $100,000. Any ISOs granted in excess of this limitation will be NSOs. Each Stock Option granted will be exercisable over a period of time as determined by the Committee.

   Stock Options and other equity based awards will expire on the date set by the Committee, except that in the case of ISOs, no Stock Option will have a term exceeding 10 years from the date such Stock Option is granted, or five years from the date such Stock Option is granted in the case of grants to Gart stockholders owning more than 10% of Gart's combined voting power.

    Termination of Employment; Death or Disability

   In order for Stock Options to be entitled to ISO treatment under the Internal Revenue Code, ISOs may not be exercised more than three months after a participant's termination of employment with Gart or one of its subsidiaries, unless the termination was a result of death or disability, in which case the exercise period is extended to one year. Stock Options only may be transferred by will or the laws of descent. In addition, a participant who is a party to a severance agreement will have one year in which to exercise the participant's Stock Options following termination or resignation for "good reason" after a change in control transaction occurs. See "Compensation of Executive Officers of Gart--Compensation and Severance Agreements and Plans" for a description of such severance agreements. During such period, any vested unexercised portion of the Stock Option may be exercised by the person to whom the optionee's rights under the Stock Option will pass by will or the laws of descent and distribution.

   Federal Income Tax Consequences

   The following discussion is intended to be a general summary of the federal income tax consequences of Stock Options and other equity based awards granted under the 1994 Management Equity Plan. Tax consequences may vary depending on each individual participant's circumstances. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1994 Management Equity Plan who are residents of, or are employed in, a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to, or in lieu of, United States federal income taxes. Participants should consult their own tax advisor prior to participating in the 1994 Management Equity Plan and prior to exercising any awards under the plan or disposing of any shares acquired upon exercise of awards under the plan.

   Non-Qualified Stock Options. The grant of an NSO will result in no tax consequences to an optionee or to Gart. Generally, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the NSO exercise price. The optionee's basis in the shares of stock will be equal to the exercise price paid by the optionee plus the amount of ordinary income recognized upon the exercise of the NSO. Upon any subsequent disposition of the stock, an optionee generally will recognize capital gain or loss equal to the difference between the sale proceeds and the optionee's basis in the stock. The applicable capital gain tax rate will depend on the length of the optionee's holding period. Gart will be allowed to take a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee upon the exercise of an NSO.

   Incentive Stock Options. The federal income tax consequences of ISOs generally are more favorable to the optionee than those associated with NSOs, provided that certain holding period requirements are met. The grant of an ISO will result in no tax consequences to the optionee or to Gart. Similarly, at the time an ISO is exercised, an optionee generally will have no taxable income for regular tax purposes. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income. This adjustment could cause the participant to be subject to the alternative minimum tax, thereby in effect depriving the participant of the tax benefits of ISO treatment. However, if an optionee disposes of the option shares in the same year as the exercise of the option, the maximum amount that will be included as alternative minimum taxable income will be the excess, if any, of the amount realized for the shares over the exercise price. An optionee's basis in the stock received upon exercise is the exercise price of the ISO. When the optionee sells or otherwise disposes of stock acquired upon exercise of an ISO, the federal income tax consequences will depend on how long the optionee has held the stock. Generally, if the optionee does not dispose of the stock prior to a date that is: (1) two years from the date the ISO is granted and (2) one year from the date the ISO is exercised, the optionee will recognize a capital gain (or loss) equal to the amount by which the sale proceeds exceed (or are less than) the optionee's basis in the stock. The applicable capital gain tax rate will depend on the length of the optionee's holding period measured from the date the ISO was exercised.

   If the optionee sells or otherwise disposes of the stock prior to the date that is: (1) two years from the date the ISO is granted or (2) one year from the date the ISO is exercised, the optionee generally will recognize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the stock on the date of the exercise of the ISO over the exercise price or (2) the excess of the proceeds of the sale of the stock over the exercise price. Any additional gain (or loss) will be a capital gain (or loss). The applicable capital gain tax rate will depend on the length of the optionee's holding period measured from the date the ISO was exercised.

   Other Equity Based Awards. If Gart makes an award of Grant Shares to a participant, and the shares are not subject to forfeiture restrictions, the participant will recognize ordinary income in an amount equal to the fair market value of the Grant Shares at the time of the award, and Gart will be entitled to a deduction in the same amount. A participant normally will not recognize taxable income upon an award of Grant Shares that are subject to forfeiture restrictions ("Restricted Shares"), and Gart will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary income in an amount equal to the fair market value, at the time of such lapse, of the stock as to which the restrictions have lapsed, and Gart will be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

   If Gart makes an award of Purchased Shares to a participant, and the shares are not subject to forfeiture restrictions, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Purchased Shares at the time of the award over the purchase price of the Purchased Shares, and Gart will be entitled to a deduction in the same amount. A participant normally will not recognize ordinary income upon an award of Purchased Shares that are subject to forfeiture restrictions, and Gart will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary income in an amount equal to the fair market value, at the time of such lapse, over the purchase price of the Purchased Shares. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

    Election Under Section 83(b) of the Internal Revenue Code. A participant may elect, under Section 83(b) of the Internal Revenue Code, to recognize ordinary income in the year Grant Shares or Purchased Shares subject to forfeiture restrictions are awarded, in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Similarly, a participant may make a Section 83(b) election, no later than 30 days from the date of exercise, of a non-vested NSO to recognize ordinary income in an amount equal to the excess of the fair market value of the shares subject to the NSO on the date of exercise over the exercise price. If a participant makes an 83(b) election, Gart will be entitled to a deduction in the amount of the ordinary income recognized by the participant on the date of exercise. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

   If any Purchased Shares are forfeited (i.e., repurchased by Gart), the participant will be allowed to deduct-- as an ordinary deduction if no Section 83(b) election was made or as a capital loss if such an election was made -- an amount equal to the difference, if any, between the purchase price paid for the Purchased Shares and the amount received as a result of the forfeiture. If a participant makes the Section 83(b) election and the Purchased Shares or Grant Shares are later forfeited (i.e., repurchased by Gart), the participant will be denied a deduction for the amount of any income recognized as a result of the
Section 83(b) election.

     $1,000,000 Limit on Deductible Compensation. Section 162(m) of the Internal Revenue Code provides that any publicly traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer, per year. However, the deduction limit does not apply to "performance-based compensation," as defined in Section 162(m). Compensation is performance-based compensation if:


  . the compensation is payable on account of the attainment of one or more performance goals;

  . the performance goals are established by a compensation committee of Gart's board of directors consisting solely of two or more "outside directors;"

  . the material terms of the compensation and the performance goals are disclosed and approved by a majority vote of Gart's stockholders, in a separate vote, before the issuance of stock options; and

  . the compensation committee certifies that the performance goals have been satisfied.

   Gart believes that, if Gart's stockholders approve the amendment to the 1994 Management Equity Plan, the Stock Options granted under the 1994 Management Equity Plan will satisfy the requirements of Section 162(m). Accordingly, the Stock Options will be treated as performance-based compensation, and will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code. Purchased Shares and Grant Shares will generally not be performance-based compensation under Section 162(m).

    Excess Parachute Payments. Under Section 4999 of the Internal Revenue Code, certain Gart officers, stockholders, and highly compensated individuals ("Disqualified Individuals") will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" that they receive as a result of a change in control of Gart. Furthermore, Section 280G of the Internal Revenue Code prevents Gart from taking a deduction for any "excess parachute payments." The acceleration of the vesting of stock options for certain Gart executives who have entered into a change of control severance agreement with Gart may cause the holders of such stock options who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which Gart will be denied a tax deduction.


   Gart's board of directors recommends that Gart stockholders vote "FOR" the amendment to Gart's 1994 Management Equity Plan.

         Ratification of the Appointment of Gart's Independent Auditors

General

   At Gart's annual meeting, Gart stockholders will be asked to ratify the selection by Gart's board of directors of Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of Gart for the fiscal year ending February 2, 2002. Stockholder ratification of the selection of Deloitte & Touche LLP as Gart's independent auditors is not required by Gart's amended and restated bylaws or otherwise. However, Gart's board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, Gart's board of directors will reconsider its selection. Even if the selection is ratified, Gart's board of directors, in its discretion, may direct the appointment of different independent auditors at any time during the 2001 fiscal year if it determines that such change would be in the best interests of Gart and its stockholders.

   Deloitte & Touche LLP audited Gart's consolidated financial statements for the fiscal year ended February 3, 2001. Representatives of Deloitte & Touche LLP are expected to be present at Gart's annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by Gart's stockholders.

Voting

   This proposal will be approved if, at Gart's annual meeting, the number of shares voted in favor of this proposal exceeds the number of shares voted against this proposal. Abstentions will count as votes against this proposal because they will be counted as present at the meeting and entitled to vote on, but not for, this proposal. Broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote on this matter.

   Each proxy received will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, then the proxy will be voted "FOR" the ratification of the selection of Deloitte & Touche LLP as Gart's independent auditors for the fiscal year ending February 2, 2002.

   Gart's board of directors recommends that Gart stockholders vote "FOR" the ratification of the selection of Deloitte & Touche LLP as Gart's independent auditors for the fiscal year ending February 2, 2002.

                 Submission of Proposals by Gart's Stockholders

   In order to be eligible for inclusion in Gart's proxy statement and proxy card for the next annual meeting of Gart stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the secretary
of Gart at its principal executive offices no later than    , 2002. However, in
order for such stockholder proposals to be eligible to be brought before the Gart stockholders at the next annual meeting of Gart stockholders, the Gart stockholder submitting the proposals also must comply with the procedures, including the deadlines, required by Gart's amended and restated bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in Gart's proxy statement.

       Other Matters Presented at the Annual Meeting of Gart Stockholders

   Gart does not know of any other business to be presented at the annual meeting of Gart stockholders and does not intend to bring any other matters before the annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the accompanying proxy are empowered, in the absence of instructions to the contrary, to vote according to their best judgment.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GART

   The shares of Gart common stock constitute the only outstanding class of voting securities of Gart. As of March 30, 2001, there were 7,366,150 shares of Gart common stock outstanding and entitled to vote and 209 stockholders of record.

   The following table lists any known Gart stockholders with beneficial ownership of five percent or more of the outstanding shares of Gart common stock and the beneficial ownership of shares of Gart common stock of all of Gart's directors and executive officers and all of Gart's current executive officers and directors as a group. Information regarding beneficial ownership is based on Gart's records and data supplied to Gart by its stockholders as of March 30, 2001.

                                           Amount and Nature
                                             of Beneficial
   Name and Address of Beneficial Owner      Ownership (1)   Percent of Class
   ------------------------------------    ----------------- ----------------
Oshman's Sporting Goods, Inc. (2).........     4,713,200           64.0%
 2302 Maxwell Lane
 Houston, Texas, 77023
Green Equity Investors, L.P. (3)..........     4,713,200           64.0%
 11111 Santa Monica Boulevard
 Suite 2000
 Los Angeles, California, 90025
John Douglas Morton (4)...................       238,400            3.2%
Thomas T. Hendrickson (5).................        54,292              *
Arthur S. Hagan (6).......................        51,600              *
James M. Van Alstyne (7)..................         8,000              *
Greg Waters (8)...........................        23,200              *
Michael McCaghren (9).....................         6,000              *
Nesa E. Hassanein (10)....................         6,000              *
Anthony Forde (11)........................         8,000              *
Jonathan D. Sokoloff (3)..................            --             --
 11111 Santa Monica Boulevard
 Suite 2000
 Los Angeles, California 90025
Jonathan A. Seiffer.......................           800              *
Gordon D. Barker (12).....................        19,124              *
Peter R. Formanek (13)....................        74,267            1.0%
Larry J. Hochberg (14)....................       449,660            6.1%
 1000 Broadway
 Denver, Colorado 80203
Directors and Executive Officers as a
 group....................................       939,343           12.1%

--------
 *Less than 1%.

(1) Applicable percentage of ownership is based on 7,366,150 shares of Gart common stock outstanding as of March 30, 2001. Shares of Gart common stock that a person has the right to acquire within 60 days of March 30, 2001 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.
(2) Oshman's Sporting Goods, Inc., which has the address of 2302 Maxwell Lane, Houston, Texas 77023, reports beneficial ownership of these shares on a
    Schedule 13D, filed on April 3, 2001. Pursuant to the voting agreements discussed in "The Merger and Related Transactions--Voting Agreements," Green Equity Investors, L.P., which owns approximately 64% of the outstanding Gart common stock, has entered into a voting agreement with Oshman's. Pursuant to this voting agreement, Green Equity Investors, L.P. has agreed to vote its shares in favor of the issuance of Gart common stock in the merger described in "The Merger and Related Transactions," and has granted Oshman's an irrevocable proxy to vote its shares in favor of the issuance of common stock in the merger.
(3) Green Equity Investors, L.P. is a Delaware limited partnership, and its general partner is Leonard Green & Associates, L.P. The general partners of Leonard Green & Associates, L.P. are (a) Verdi Group, Inc., a California corporation, the capital stock of which is wholly owned by a trust of which Leonard I. Green is the co-trustee, (b) Mr. Sokoloff, (c) GANMAX, a California corporation the capital stock of which is beneficially owned by Gregory J. Annick, and (d) John G. Danhakl. Mr. Green, Mr. Sokoloff, Mr. Annick and Mr. Danhakl may be deemed to be beneficial owners of the shares of Gart common stock held by Green Equity Investors since they, or entities they control, are general partners of Leonard Green & Associates, L.P. and also because they, whether through ownership interest or position, may be deemed to control Leonard Green & Associates, L.P..

(4) Includes 206,400 shares of Gart common stock issuable upon the exercise of outstanding options.

(5) Includes 44,916 shares of Gart common stock issuable upon the exercise of outstanding options.

(6) Includes 36,600 shares of Gart common stock issuable upon the exercise of outstanding options.

(7) Includes 8,000 shares of Gart common stock issuable upon the exercise of outstanding options.

(8) Includes 23,200 shares of Gart common stock issuable upon the exercise of outstanding options.

(9) Includes 6,000 shares of Gart common stock issuable upon the exercise of outstanding options.

(10) Includes 6,000 shares of Gart common stock issuable upon the exercise of outstanding options.

(11) Includes 8,000 shares of Gart common stock issuable upon the exercise of outstanding options.

(12) Includes 10,000 shares of Gart common stock issuable upon the exercise of outstanding options.

(13) Includes 21,200 shares of Gart common stock held by Formanek Investment Trust with Peter R. Formanek as beneficiary and trustee, 1,650 shares of Gart common stock held by Peter R. Formanek as a minority trustee of the Formanek Childrens Trust, and 10,000 shares of Gart common stock issuable upon the exercise of outstanding options. Mr. Formanek disclaims beneficial ownership of the shares held by the Formanek Childrens Trust.

(14) Excludes 129,982 shares of Gart common stock held by AH Investment Trust U/A/D 6/3/87 with Andrew S. Hochberg as beneficiary, of which shares Larry J. Hochberg disclaims beneficial ownership. Excludes 18,158 shares of Gart common stock held by AH Investment Trust II with Andrew S. Hochberg as beneficiary, of which shares Larry J. Hochberg disclaims beneficial ownership. Includes 425,635 shares of Gart common stock held by Larry J. Hochberg as trustee and beneficiary of the Larry J. Hochberg Trust U/A/D 6/12/81. Includes 3,216 shares of Gart common stock held by Larry J. Hochberg as trustee of the Andrew S. Hochberg Sub-Trust U/A/D 1/3/90. Includes 8,275 shares of Gart common stock held by Larry J. Hochberg as co-trustee of the Hochberg Annual Gift Trust U/A/D 4/27/94. Includes 2,804 shares of Gart common stock held by Larry J. Hochberg as trustee of the Amy H. Lowenstein Sub-Trust U/A/D 1/3/90. Includes 10,000 shares of Gart common stock issuable upon the exercise of outstanding options.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF OSHMAN'S

   The shares of Oshman's common stock constitute the only outstanding class of voting securities of Oshman's. As of March 30, 2001, there were 5,825,309 shares of Oshman's common stock outstanding and entitled to vote and approximately 529 stockholders of record.

   The following table lists any known Oshman's stockholders with beneficial ownership of five percent or more of the outstanding shares of Oshman's common stock and the beneficial ownership of shares of Oshman's common stock of all of Gart's directors and executive officers and all of Oshman's current executive officers and directors as a group. Information regarding beneficial ownership is based on Oshman's records and data supplied to Oshman's by its stockholders as of March 30, 2001.

                                       Amount and Nature
                                         of Beneficial
 Name and Address of Beneficial Owner    Ownership (1)       Percent of Class
 ------------------------------------  -----------------     ----------------
Gart Sports Company...................     2,914,543(2)            50.0%
 1000 Broadway
 Denver Colorado 80203
Marilyn Oshman........................     1,211,174(3)            20.8%
 2302 Maxwell Lane
 Houston, Texas 77056
Judy O. Margolis......................       717,591(4)            12.3%
 1400 Post Oak Blvd., Suite 808
 Houston, Texas 77056
Alvin N. Lubetkin.....................       540,900(5)             8.6%
 2302 Maxwell Lane
 Houston, Texas 77023
Edward C. Stanton III, Trustee........       422,300(6)             7.2%
 1111 Hermann Drive, #7-D
 Houston, Texas 77074
Dimensional Fund Advisors, Inc........       353,500                6.0%
 1299 Ocean Ave., 11th Floor
 Santa Monica, California 90401
Vendamerica B.V.......................       300,000                5.1%
 De Klencke 6 1083 HH
 Amsterdam, Netherlands
Barry M. Lewis, Trustee...............       298,432(7)             5.1%
 2000 West Loop South, Suite 1080
 Houston, Texas 77027
Marvin Aronowitz......................        28,441(8)              *
Karen Desenberg.......................       164,146(9)             2.8%
Margaret A. Gilliam...................        10,000(10)             *
Manuel A. Sanchez III.................       112,000(11)            1.9%
Dolph B.H. Simon......................        20,000(12)             *
Steven A. Martin......................        60,000(13)(14)        1.0%
Thomas J. McVey.......................        45,000(14)(15)         *
Ray Miller............................         4,000(14)(16)         *
Richard L. Randall....................        45,000(14)(17)         *
Steven U. Rath........................        63,300(14)(18)        1.1%
Directors and Executive Officers as a
 group (12 persons)...................     2,303,961(14)(19)       35.4%

--------
*  Less than 1%
(1) The persons listed have the sole power to vote and to dispose of the shares of Oshman's common stock beneficially owned by them except as otherwise indicated. The 11,802 shares owned by the Oshman

   Foundation, of which Mr. Aronowitz, Ms. Oshman and Mr. Lubetkin are three of the six trustees, are not included. Such trustees are vested with the power to vote and dispose of all assets of the Oshman Foundation, including such shares. These persons disclaim all beneficial ownership of shares owned by the Oshman Foundation. The number of shares includes all options and restricted stock held by the persons listed, including vested options and those that will likely become exercisable within 60 days as a result of the merger.

(2) Gart and GSC Acquisition, each of which has the address of 1000 Broadway, Denver, Colorado 80203, report beneficial ownership of these shares on a Schedule 13D, filed on March 5, 2001. Pursuant to the voting agreements discussed in "The Merger and Related Transactions--Voting Agreements," stockholders that own more than 50% of Oshman's outstanding common stock have entered into voting agreements with Gart. Pursuant to these voting agreements, the stockholders have agreed to vote their shares in favor of the merger discussed in "The Merger and Related Transactions" and have granted Gart an irrevocable proxy to vote their shares in favor of the merger. The Form 8-K filed by Gart, dated February 22, 2001, states that Green Equity Investors, L.P., which has the address of 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, controls 64% of the outstanding shares of Gart common stock. By virtue of such ownership, Green Equity Investors, L.P. may be deemed to control Gart and, therefore, may be deemed to have beneficial ownership of the Oshman's common stock subject to the voting agreements pursuant to which Gart has an irrevocable proxy to vote the shares in favor of the merger.

(3) Includes 315,300 shares held by Ms. Oshman as trustee for the benefit of her children. Does not include 422,300 shares held in trust for the benefit of Ms. Oshman and her children.

(4) Includes 257,800 shares held by Ms. Margolis as trustee for the benefit of her children. Does not include 298,432 shares held in trust by Mr. Lewis as trustee for the benefit of Ms. Margolis and her children.

(5) Includes 100,000 shares of restricted Oshman's common stock and options to purchase 330,000 shares of Oshman's common stock pursuant to Oshman's 1994 Omnibus Plan that have vested or will likely become exercisable within 60 days as a result of the merger.

(6) These shares are held by Mr. Stanton as trustee for the benefit of Ms. Oshman and her children.

(7) These shares are held by Mr. Lewis as trustee for the benefit of Ms. Margolis and her children.

(8) Includes options to purchase 10,000 shares of Oshman's common stock pursuant to Oshman's 1994 Omnibus Plan.

(9) Does not include 157,650 shares of Oshman's common stock held in trust for the benefit of Ms. Desenberg. Includes 26,000 shares held by Ms. Desenberg as trustee or custodian for her children and another person. Includes 3,550 shares that are also held by Ms. Desenberg's husband. Includes options to purchase 10,000 shares of Oshman's common stock pursuant to Oshman's 1993 Non-Employee Director Stock Option Plan.

(10) Includes options to purchase 10,000 shares of Oshman's common stock pursuant to Oshman's 1993 Non-Employee Director Stock Option Plan.

(11) Includes options to purchase 8,000 shares of Oshman's common stock pursuant to Oshman's 1993 Non-Employee Director Stock Option Plan.

(12) Includes options to purchase 20,000 shares of Oshman's common stock pursuant to Oshman's 1993 Non-Employee Director Stock Option Plan.

(13) Includes options to purchase 60,000 shares of Oshman's common stock pursuant to Oshman's 1994 Omnibus Plan.

(14) Excludes 64,344 shares owned by Oshman's 401(k) Plan of which Messrs. Randall, Rath, Martin, McVey and Miller are five of the six trustees. Such trustees share voting and dispositive power over such shares. These persons disclaim beneficial ownership of shares owned by the 401(k) Plan, except to the extent of their respective interests as participants in the 401(k) plan.

(15) Includes options to purchase 45,000 shares of Oshman's common stock pursuant to Oshman's 1994 Omnibus Plan.

(16) Includes options to purchase 4,000 shares of Oshman's common stock pursuant to Oshman's 1994 Omnibus Plan.

(17) Includes options to purchase 45,000 shares of Oshman's common stock pursuant to Oshman's 1994 Omnibus Plan.

(18) Includes options to purchase 34,000 shares of Oshman's common stock pursuant to Oshman's 1994 Omnibus Plan. Includes 4,000 shares held by Mr. Rath as custodian for his children.

(19) Includes restricted stock and options to purchase 676,000 shares of Oshman's common stock held by officers and directors pursuant to Oshman's 1993 Non-Employee Director Stock Option Plan and 1994 Omnibus Plan.

                                 LEGAL OPINION

   The validity of the shares of Gart common stock offered by this joint proxy statement-prospectus will be passed upon for Gart by Irell & Manella LLP.

                                  TAX OPINIONS

   Certain of the tax consequences of the transaction are being passed upon for Oshman's by Grant Thornton LLP.

   Certain of the tax consequences of the transaction are being passed upon for Gart by Deloitte & Touche LLP.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule incorporated into this joint proxy statement-prospectus by reference from Oshman's Annual Report on Form 10-K/A for the year ended February 3, 2001 have been audited by Grant Thornton LLP, independent public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon their report given upon their authority as experts in accounting and auditing.

   The consolidated balance sheet of Gart as of February 3, 2001 and the related consolidated statements of operations, stockholder's equity and comprehensive income and of cash flows for the 53 weeks then ended, incorporated into this joint proxy statement-prospectus by reference from Gart's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report, which is incorporated into this joint proxy statement-prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of Gart as of January 29, 2000 and for the 52 weeks ended January 29, 2000 and January 30, 1999 have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   This joint proxy statement-prospectus incorporates documents by reference that are not presented in or delivered with this joint proxy statement-prospectus.

   All documents filed by Gart pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this joint proxy statement-prospectus and before the date of the annual meeting of Gart stockholders are incorporated by reference into and to be a part of this joint proxy statement-prospectus from the date of filing of those documents. All documents filed by Oshman's pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this joint proxy statement-prospectus and before the date of the special meeting of Oshman's stockholders are incorporated by reference into and to be a part of this joint proxy statement-prospectus from the date of filing of those documents.

   You should only rely on the information contained in this document. Gart and Oshman's have not authorized anyone to provide you with information that is different from the information contained in this joint proxy statement-prospectus.

   This joint proxy statement-prospectus is dated      , 2001. You should not
assume that the information contained in this joint proxy statement-prospectus
is accurate as of any date other than      , 2001 and neither the mailing of
this joint proxy statement-prospectus to Gart stockholders or Oshman's stockholders nor the issuance of Gart common stock in the merger shall create any implication to the contrary.

   The following documents, which were filed by Gart with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement-prospectus:

  . Gart's Annual Report on Form 10-K for the fiscal year ended February 3, 2001, filed on April 12, 2001.

  .  Gart's Current Report on Form 8-K, filed on March 1, 2001.

   The following documents, which were filed by Oshman's with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement-prospectus:

  . Oshman's Annual Report on Form 10-K/A for the fiscal year ended February 3, 2001, filed on April 17, 2001.

  .  Oshman's Current Report on Form 8-K, filed on February 26, 2001.

   Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this joint proxy statement-prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained in this joint proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.

   The documents incorporated by reference into this joint proxy statement-prospectus are available from Gart or Oshman's, as applicable, upon request. Gart or Oshman's, as applicable, will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement-prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement-prospectus) to any person, without charge, upon written or oral
request. Any request for documents should be made by      , 2001 to ensure
timely delivery of the documents.

   Requests for documents
    relating to Gart       Requests for documents relating to Oshman's
   should be directed to:  should be directed to:
   Gart Sports Company     Oshman's Sporting Goods, Inc.
   1000 Broadway           2302 Maxwell Lane
   Denver, Colorado 80203  Houston, Texas 77023

   Gart and Oshman's both file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information relating to Gart and Oshman's may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

   Judiciary Plaza          Citicorp Center           Seven World Trade Center
   Room 1024                500 West Madison Street   13th Floor
   450 Fifth Street, N.W.   Suite 1400                New York, New York 10048
   Washington, D.C. 20549   Chicago, Illinois 60661

   Reports, proxy statements and other information concerning Gart may be inspected at:

   The National Association of Securities Dealers
   1735 K Street, N.W.
   Washington, D.C. 20006

   Reports, proxy statements and other information concerning Oshman's may be inspected at:

   The American Stock Exchange
   86 Trinity Place
   New York, NY 10006

   Copies of these materials also can be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, joint proxy statements and other information regarding each of Gart and Oshman's. The address of the Securities and Exchange Commission Website is http://www.sec.gov.

   Gart has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Gart common stock to be issued to Oshman's stockholders in the merger. This joint proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

   Gart stockholders should call Nesa E. Hassanein, senior vice president, general counsel and secretary, at (303) 861-1122 with any questions about the matters described in this joint proxy statement-prospectus.

   Oshman's stockholders should call Steven A. Martin, senior vice president and chief financial officer, at (713) 928-3171 with any questions about the matters described in this joint proxy statement-prospectus.

   This joint proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement-prospectus or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make this offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this joint proxy statement-prospectus nor any distribution of securities pursuant to this joint proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in, or incorporated by reference into, this joint proxy statement-prospectus or in Gart's affairs since the date of this joint proxy statement-prospectus. The information contained in this joint proxy statement-prospectus with respect to Gart and its subsidiaries was provided by Gart. The information contained in this document with respect to Oshman's and its subsidiaries was provided by Oshman's.

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                              GART SPORTS COMPANY,

                            a Delaware corporation,

                             GSC ACQUISITION CORP.,

                             a Delaware corporation

                                      and

                         OSHMAN'S SPORTING GOODS, INC.,

                             a Delaware corporation

                         Dated as of February 21, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE 1. DEFINITIONS...................................................   A-1


    1.1.    CERTAIN TERMS.................................................   A-1

    1.2.    DEFINITIONS...................................................   A-2

 ARTICLE 2. THE MERGER....................................................   A-9

    2.1.    THE MERGER....................................................   A-9

    2.2.    MERGER CONSIDERATION AND CONVERSION OF SHARES.................   A-9

    2.3.    EXCHANGE PROCEDURES...........................................  A-10

    2.4.    EXCHANGE OF STOCK CERTIFICATES................................  A-12

    2.5.    DISSENTING SHARES.............................................  A-12

    2.6.    STOCK OPTIONS.................................................  A-13

 ARTICLE 3. CLOSING.......................................................  A-13

    3.1.    CLOSING.......................................................  A-13

 ARTICLE 4. THE SURVIVING CORPORATION.....................................  A-13

    4.1.    CERTIFICATE OF INCORPORATION AND BY-LAWS......................  A-13

    4.2.    DIRECTORS AND OFFICERS........................................  A-13

 ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  A-14

    5.1.    ORGANIZATION AND GOOD STANDING................................  A-14

    5.2.    CERTIFICATE OF INCORPORATION AND BY-LAWS......................  A-14

    5.3.    CAPITALIZATION................................................  A-14

    5.4.    COMPANY SUBSIDIARIES..........................................  A-15

    5.5.    CORPORATE AUTHORITY...........................................  A-15

    5.6.    COMPLIANCE WITH APPLICABLE LAW................................  A-16

    5.7.    NON-CONTRAVENTION.............................................  A-16

    5.8.    GOVERNMENT APPROVALS AND CONSENTS.............................  A-16

    5.9.    SEC DOCUMENTS AND OTHER REPORTS...............................  A-16

    5.10.   ABSENCE OF UNDISCLOSED LIABILITIES............................  A-17

    5.11.   ABSENCE OF CERTAIN CHANGES OR EVENTS..........................  A-17

    5.12.   ACTIONS AND PROCEEDINGS.......................................  A-19

    5.13.   CONTRACTS.....................................................  A-19

    5.14.   TAXES.........................................................  A-20

    5.15.   TITLE TO PROPERTIES; ENCUMBRANCES.............................  A-22

    5.16.   INTELLECTUAL PROPERTY.........................................  A-22


    5.17.   PROVIDED INFORMATION..........................................  A-23

                                                                           Page
                                                                           ----
    5.18.   COMPANY PLANS; ERISA.........................................  A-23


    5.19.   ENVIRONMENTAL MATTERS........................................  A-25

    5.20.   LABOR MATTERS................................................  A-25

    5.21.   RELATED PARTY TRANSACTIONS...................................  A-26

    5.22.   REAL ESTATE..................................................  A-26

    5.23.   INSURANCE....................................................  A-28

    5.24.   MERCHANDISE VENDORS..........................................  A-29

    5.25.   VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS....  A-29

    5.26.   STORE CLOSINGS...............................................  A-29

    5.27.   DISCLOSURE...................................................  A-29

    5.28.   TAKEOVER STATUTES............................................  A-29

    5.29.   OPINION OF FINANCIAL ADVISOR.................................  A-29

    5.30.   BROKERS......................................................  A-29

    5.31.   FINANCING....................................................  A-29

 ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF GART AND MERGERSUB.........  A-30

    6.1.    ORGANIZATION AND GOOD STANDING...............................  A-30

    6.2.    CERTIFICATE OF INCORPORATION AND BY-LAWS.....................  A-30

    6.3.    CAPITALIZATION...............................................  A-30

    6.4.    GART SUBSIDIARIES............................................  A-31

    6.5.    CORPORATE AUTHORITY..........................................  A-31

    6.6.    COMPLIANCE WITH APPLICABLE LAW...............................  A-31

    6.7.    NON-CONTRAVENTION............................................  A-31

    6.8.    GOVERNMENT APPROVALS AND CONSENTS............................  A-32

    6.9.    SEC DOCUMENTS AND OTHER REPORTS..............................  A-32

    6.10.   ABSENCE OF UNDISCLOSED LIABILITIES...........................  A-32

    6.11.   ABSENCE OF CERTAIN CHANGES OR EVENTS.........................  A-33

    6.12.   ACTIONS AND PROCEEDINGS......................................  A-34

    6.13.   CONTRACTS....................................................  A-35

    6.14.   TAXES........................................................  A-35

    6.15.   TITLE TO PROPERTIES; ENCUMBRANCES............................  A-36

    6.16.   INTELLECTUAL PROPERTY........................................  A-36

    6.17.   PROVIDED INFORMATION.........................................  A-37

    6.18.   GART PLANS; ERISA............................................  A-37


    6.19.   ENVIRONMENTAL MATTERS........................................  A-38

                                                                           Page
                                                                           ----
    6.20.   LABOR MATTERS................................................  A-38


    6.21.   RELATED PARTY TRANSACTIONS...................................  A-39

    6.22.   REAL ESTATE..................................................  A-39

    6.23.   INSURANCE....................................................  A-41

    6.24.   MERCHANDISE VENDORS..........................................  A-41

    6.25.   VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS....  A-41

    6.26.   STORE CLOSINGS...............................................  A-41

    6.27.   DISCLOSURE...................................................  A-41

    6.28.   TAKEOVER STATUTES............................................  A-41

    6.29.   BROKERS......................................................  A-42

    6.30.   FINANCING....................................................  A-42

    6.31.   NO PRIOR ACTIVITIES..........................................  A-42

 ARTICLE 7. COVENANTS....................................................  A-42

    7.1.    CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER........  A-42

    7.2.    CONDUCT OF BUSINESS BY GART PENDING THE MERGER...............  A-44

    7.3.    ACCESS AND INFORMATION.......................................  A-46

    7.4.    NO SOLICITATION..............................................  A-46

    7.5.    GOVERNMENTAL ENTITIES........................................  A-47

    7.6.    BEST EFFORTS.................................................  A-47

    7.7.    CERTAIN FILINGS UNDER SECURITIES LAWS........................  A-47

    7.8.    STOCKHOLDERS MEETINGS........................................  A-48

    7.9.    HSR NOTIFICATION.............................................  A-48

            7.9.1. FILINGS...............................................  A-48

            7.9.2. COOPERATION...........................................  A-48

    7.10.   FINANCIAL STATEMENT DELIVERIES...............................  A-48

    7.11.   FINANCING....................................................  A-48

    7.12.   DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.......  A-49

    7.13.   OPTIONS......................................................  A-49

    7.14.   EMPLOYEE BENEFITS............................................  A-50

    7.15.   ANTITAKEOVER STATUTES........................................  A-51

    7.16.   NOTIFICATION OF CERTAIN MATTERS..............................  A-51

    7.17.   FURTHER ASSURANCES...........................................  A-51

    7.18.   FURTHER ACTION; REASONABLE COMMERCIAL EFFORTS................  A-51


    7.19.   TAX-FREE REORGANIZATION TREATMENT............................  A-52

                                                                          Page
                                                                          ----
    7.20.   DELIVERY OF OPINION OF FINANCIAL ADVISOR....................  A-52


    7.21.   PUBLIC ANNOUNCEMENTS........................................  A-52

    7.22.   TERMINATION OF 401(K) SAVINGS PLAN..........................  A-52

    7.23.   NASDAQ LISTING..............................................  A-52

    7.24.   BOARD OF DIRECTORS..........................................  A-52

    7.25.   REGISTRATION RIGHTS.........................................  A-52

    7.26.   REAL ESTATE MATTERS.........................................  A-53

 ARTICLE 8. CONDITIONS OF MERGER........................................  A-53

    8.1.    GENERAL CONDITIONS..........................................  A-53

            8.1.1. NO LAW OR ORDERS.....................................  A-53

            8.1.2. HSR ACT..............................................  A-53

            8.1.3. LEGAL PROCEEDINGS....................................  A-53

            8.1.4. STOCKHOLDER APPROVAL.................................  A-53

            8.1.5. REGISTRATION STATEMENT...............................  A-53

            8.1.6. REGULATORY APPROVAL..................................  A-53

            8.1.7. PERMITS AND APPROVALS................................  A-53

            8.1.8. CLOSING SALE PRICE...................................  A-53

    8.2.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY......  A-54

            8.2.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES;
                 PERFORMANCE OF OBLIGATIONS.............................  A-54

            8.2.2. DELIVERIES...........................................  A-54

            8.2.3. GART ADVERSE CHANGES.................................  A-54

            8.2.4. TAX OPINIONS.........................................  A-54

            8.2.5. COMFORT LETTERS......................................  A-54

            8.2.6. THIRD PARTY CONSENTS.................................  A-54

    8.3.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GART AND
            MERGERSUB...................................................  A-55

            8.3.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES;
                 PERFORMANCE OF OBLIGATIONS.............................  A-55

            8.3.2. DELIVERIES...........................................  A-55

            8.3.3. COMPANY ADVERSE CHANGES..............................  A-55

            8.3.4. TAX OPINIONS.........................................  A-55

            8.3.5. COMFORT LETTERS......................................  A-55


            8.3.6. FINANCING............................................  A-55

                                                                            Page
                                                                            ----
             8.3.7. THIRD PARTY CONSENTS..................................  A-56


             8.3.8. DISSENTING SHARES.....................................  A-56

             8.3.9. CANCELLATION OF OPTIONS...............................  A-56

 ARTICLE 9.  TERMINATION..................................................  A-56

    9.1.     TERMINATION..................................................  A-56

             9.1.1. MUTUAL CONSENT........................................  A-56

             9.1.2. BY GART...............................................  A-56

             9.1.3. BY THE COMPANY........................................  A-56

             9.1.4. TERMINATION DATE......................................  A-56

             9.1.5. BREACH OF COVENANT....................................  A-56

             9.1.6. BREACH OF REPRESENTATIONS AND WARRANTIES..............  A-57

             9.1.7. ORDER OR ACTION BY GOVERNMENTAL ENTITY................  A-57

    9.2.     MANNER AND EFFECT OF TERMINATION.............................  A-57

    9.3.     CERTAIN PAYMENTS UPON TERMINATION............................  A-57

 ARTICLE 10. MISCELLANEOUS................................................  A-58

    10.1.    CONFIDENTIALITY..............................................  A-58

    10.2.    EXPENSES.....................................................  A-58

    10.3.    NOTICES......................................................  A-59

    10.4.    ENTIRE AGREEMENT.............................................  A-59

    10.5.    COUNTERPARTS.................................................  A-59

    10.6.    INVALID PROVISIONS...........................................  A-60

    10.7.    THIRD PARTY BENEFICIARIES....................................  A-60

    10.8.    NO ASSIGNMENT; BINDING EFFECT................................  A-60

    10.9.    HEADINGS.....................................................  A-60

    10.10.   GOVERNING LAW................................................  A-60

    10.11.   CONSTRUCTION.................................................  A-60

    10.12.   SPECIFIC PERFORMANCE.........................................  A-60

    10.13.   AMENDMENT AND MODIFICATION...................................  A-60

    10.14.   WAIVER.......................................................  A-60

    10.15.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................  A-61

                         AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of February 21, 2001, by and among Gart Sports Company, a Delaware corporation (together with its Subsidiaries from time to time (except as the context may otherwise require), "Gart"), GSC Acquisition Corp., a Delaware corporation ("MergerSub"), and Oshman's Sporting Goods, Inc., a Delaware corporation (together with its Subsidiaries from time to time (except as the context may otherwise require), the "Company"), with respect to the facts and circumstances set forth below. Capitalized terms used herein without definition have the meanings set forth elsewhere in this Agreement.

   A. The board of directors of the Company and the board of directors of Gart and MergerSub have each determined that it is advisable and in the best interests of their respective stockholders to effect a merger of the Company with and into MergerSub, with MergerSub as the surviving corporation, pursuant to the Certificate of Merger and upon the terms and subject to the conditions set forth herein.

   B. Pursuant to the Merger, all shares of Company Common Stock (other than Dissenting Shares, shares held by Gart or MergerSub, and shares held in the Company's treasury) will be cancelled and converted automatically into the right to receive shares of Gart Common Stock and an amount in cash per share, without interest, as set forth in Section 2.2.1 of this Agreement.

   C. In order to induce Gart and MergerSub to enter into this Agreement, certain holders of Company Common Stock are entering into Voting Agreements in the form attached hereto as Exhibit A (the "Company Voting Agreements"); and in order to induce the Company to enter into this Agreement, a holder of Gart Common Stock is entering into a Voting Agreement in the form attached hereto as Exhibit B (the "Gart Voting Agreement" and, together with the Company Voting Agreements, the "Voting Agreements"). Pursuant to the Voting Agreements, among other things, such holders will agree to vote their shares of Company Common Stock or Gart Common Stock, as applicable, in favor of adoption of this Agreement and approval of the Merger.

   D. For federal income tax purposes it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368 of the Code.

   NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

                                  ARTICLE 1.

                                  Definitions

   1.1. CERTAIN TERMS. For all purposes of this Agreement, except as otherwise expressly provided:

     1.1.1. the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

     1.1.2. all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

     1.1.3. all references in this Agreement to "Articles," "Sections," "Exhibits" and "Schedules" shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require;

     1.1.4. pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

     1.1.5. the words "include," "includes" and "including" shall be deemed in each case to be followed by the words "without limitation";

     1.1.6. the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

     1.1.7. the term "party" or "parties" when used herein refer to Gart, the Company and MergerSub; and

     1.1.8. unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as may be from time to time amended, modified or supplemented, including (in the case of agreements, plans or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

   1.2. DEFINITIONS. As used in this Agreement and the exhibits and schedules delivered pursuant to this Agreement, the following capitalized terms have the meanings set forth below:

     1.2.1.  "Acquisition Transaction" has the meaning set forth in Section
  7.4.1.

     1.2.2. "Action" means any action, complaint, petition, investigation, suit, audit, arbitration, litigation or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or Governmental Entity.

     1.2.3. "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, (ii) any other Person that owns or controls (a) 10% or more of any class of equity securities of that Person or any of its Affiliates or (b) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (iii) as to a corporation, each director and executive officer thereof, and, as to a partnership, each general partner thereof, and, as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and, as to any other entity, each Person exercising similar authority to that of a director or officer of a corporation. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through ownership of voting securities, by Contract or otherwise.

     1.2.4. "Agreement" means this Agreement, including (unless the context otherwise requires) all exhibits and schedules attached or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     1.2.5. "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware are authorized or obligated to close.

     1.2.6.  "Cash Consideration" has the meaning set forth in Section
  2.2.1(a).

     1.2.7.  "Cash In Lieu" has the meaning set forth in Section 2.2.4.

     1.2.8.  "Certificate of Merger" has the meaning set forth in Section
  2.1.2.

     1.2.9.  "Closing" has the meaning set forth in Section 3.1.

     1.2.10.  "Closing Date" means the date and time of the Closing.

     1.2.11.  "Closing Sale Price" has the meaning set forth in Section
  2.2.1(b).

     1.2.12.  "COBRA" has the meaning set forth in Section 5.18.6.

     1.2.13. "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.2.14.  "Company" has the meaning set forth in the preamble hereof.

     1.2.15. "Company Common Stock" means the common stock, par value $1.00 per share, of the Company.

     1.2.16. "Company Credit Facility" means the Amended and Restated Financing Agreement, by and among The CIT Group/Business Credit, Inc. and the Company's Subsidiaries, dated December 15, 1997, as amended.

     1.2.17. "Company Disclosure Schedule" means the schedules delivered to Gart by, or on behalf of, the Company (concurrently with entering into this Agreement), containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by the Company in
  Article 5 or that are otherwise required to be included therein.

     1.2.18. "Company ERISA Affiliate" has the meaning set forth in Section 1.2.28.

     1.2.19.  "Company Expenses" has the meaning set forth in Section 9.3.2.

     1.2.20.  "Company Financials" has the meaning set forth in Section 5.9.

     1.2.21.  "Company Improvements" has the meaning set forth in Section
  5.22.7.

     1.2.22.  "Company Insurance Policies" has the meaning set forth in
  Section 5.23.

     1.2.23. "Company Intellectual Property Rights" has the meaning set forth in Section 5.16.

     1.2.24. "Company Interim Financial Information" has the meaning set forth in Section 5.9.

     1.2.25.  "Company Leased Real Property" has the meaning set forth in
  Section 5.22.2.

     1.2.26.  "Company Leases" has the meaning set forth in Section 5.22.2.

     1.2.27.  "Company Owned Real Property" has the meaning set forth in
  Section 5.22.1.

     1.2.28. "Company Plan" means (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA), of which any of the Company, any Subsidiary, or any member of the same controlled group of businesses as the Company or any Subsidiary of the Company within the meaning of Section 4001(a)(14) of ERISA (a "Company ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any Subsidiary of the Company or any of their Company ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of the Company, any Subsidiary of the Company or any of their Company ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

     1.2.29.  "Company Real Property" has the meaning set forth in Section
  5.22.3.

     1.2.30.  "Company Real Property Permits" has the meaning set forth in
  Section 5.22.8.

     1.2.31.  "Company SEC Documents" has the meaning set forth in Section
  5.9.

     1.2.32. "Company Stockholders Meeting" means the meeting of holders of Company Common Stock to be held for the purpose of adopting this Agreement and approving the Merger.

     1.2.33. "Company Voting Agreements" means the Voting Agreements in the form attached hereto as Exhibit A.

     1.2.34.  "Confidentiality Agreement" has the meaning set forth in
  Section 10.1.

     1.2.35. "Contract" means any loan, note, bond, mortgage, indenture, lease, agreement, contract, instrument, concession, guarantee of indebtedness or credit agreement, franchise, right or license.

     1.2.36.  "Conversion Ratio" has the meaning set forth in Section
  2.2.1(a).

     1.2.37.  "Designated Directors" has the meaning set forth in Section
  7.24.

     1.2.38. "DGCL" means the Delaware General Corporation Law and all amendments and additions thereto.

     1.2.39.  "Dissenting Shares" has the meaning set forth in Section 2.5.

     1.2.40. "Dollar Value Per Share" has the meaning set forth in Section 2.2.1(b)(i).

     1.2.41.  "Effective Time" has the meaning set forth in Section 2.1.2.

     1.2.42.  "Employee" has the meaning set forth in Section 7.14.

     1.2.43. "Environmental Law" means any federal, state, local or foreign environmental, health and safety, or other Law, in each case in existence as of the Closing Date, relating to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

     1.2.44. "Environmental Permit" means any permit, license, approval, consent or authorization required under, or in connection with, any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity.

     1.2.45. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     1.2.46. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     1.2.47.  "Exchange Agent" has the meaning set forth in Section 2.3.1.

     1.2.48.  "Exchange Fund" has the meaning set forth in Section 2.3.1.

     1.2.49.  "Financing" has the meaning set forth in Section 6.30.

     1.2.50.  "Financing Letter" has the meaning set forth in Section 6.30.

     1.2.51. "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

     1.2.52.  "Gart" has the meaning set forth in the preamble hereof.

     1.2.53. "Gart Common Stock" means the common stock, par value $.01 per share, of Gart.

     1.2.54. "Gart Credit Facility" means the Financing Agreement, by and among The CIT Group/Business Credit, Inc., Gart Bros. Sporting Goods Company and Sportmart, Inc., dated January 9, 1998.

     1.2.55. "Gart Disclosure Schedule" means the schedules delivered to the Company by, or on behalf of, Gart (concurrently with entering into this Agreement), containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by Gart in Article 6 or that are otherwise required to be included therein.

     1.2.56.  "Gart ERISA Affiliate" has the meaning set forth in Section
  1.2.66.

     1.2.57.  "Gart Expenses" has the meaning set forth in Section 9.3.2.

     1.2.58.  "Gart Financials" has the meaning set forth in Section 6.9.

     1.2.59.  "Gart Improvements" has the meaning set forth in Section
  6.22.7.

     1.2.60.  "Gart Insurance Policies" has the meaning set forth in Section
  6.23.

     1.2.61. "Gart Intellectual Property Rights" has the meaning set forth in Section 6.16.

     1.2.62. "Gart Interim Financial Information" has the meaning set forth in Section 6.9.

     1.2.63.  "Gart Leased Real Property" has the meaning set forth in
  Section 6.22.2.

     1.2.64.  "Gart Leases" has the meaning set forth in Section 6.22.2.

     1.2.65. "Gart Owned Real Property" has the meaning set forth in Section 6.22.1.

     1.2.66. "Gart Plan" means (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA), of which any of Gart, any Subsidiary, or any member of the same controlled group of businesses as Gart or any Subsidiary of Gart within the meaning of Section 4001(a)(14) of ERISA (a "Gart ERISA Affiliate") is or ever was a sponsor or participating employer or as to which Gart or any Subsidiary of Gart or any of their Gart ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of Gart, any Subsidiary of Gart or any of their Gart ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

     1.2.67.  "Gart Real Property" has the meaning set forth in Section
  6.22.3.

     1.2.68.  "Gart Real Property Permits" has the meaning set forth in
  Section 6.22.8.

     1.2.69.  "Gart SEC Documents" has the meaning set forth in Section 6.9.

     1.2.70. "Gart Stockholders Meeting" means the meeting of holders of Gart Common Stock to be held for the purpose of approving the issuance of Gart Common Stock contemplated hereby.

     1.2.71. "Gart Voting Agreement" means the Voting Agreement in the form attached hereto as Exhibit B.

     1.2.72. "Governmental Entity" means any government or any agency, public or regulatory authority, instrumentality, ministry, bureau, board, arbitrator, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal, and shall include any stock exchange, any quotation service and the NASD.

     1.2.73. "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, and (b) any other chemical, material, substance or waste that is now defined as, or included in the definition of, "hazardous substance(s)," "hazardous waste(s)," "hazardous material(s)," "extremely hazardous waste(s)," "restricted hazardous waste(s)," "toxic substance(s)," "toxic pollutant(s)" or words of similar import under or pursuant to any Environmental Law.

     1.2.74. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.2.75. "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or
  (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. (S)1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Company Group or Relevant Gart Group, as applicable, or any Contract.

     1.2.76.  "Indemnified Parties" has the meaning set forth in Section
  7.12.1.

     1.2.77. "Intellectual Property Rights" means all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, trade dress, logos and corporate names, all such existing worldwide, together with all renewals, translations, adoptions, derivatives and combinations thereof and including all goodwill associated therewith (collectively, "Trademark Rights"), all worldwide patents, patent applications, and patent disclosures together with all reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, material confidential business information, whether patentable or unpatentable and whether or not reduced to practice (collectively, "Patent Rights"), all know how and trade secrets, all computer software, all copyrights, copyright registrations and applications for the registration of copyrights and all other material proprietary rights used by or held by the Company (in the case of Company Intellectual Property Rights) or Gart (in the case of Gart Intellectual Property Rights) or any other third Person whether or not currently used thereby and all contracts and arrangements for licensing the same to or from third parties.

     1.2.78. "IRS" means the United States Internal Revenue Service or any successor entity.

     1.2.79. "Knowledge," "Known to" or any similar phrase means, with respect to any matter in question, that, with respect to the Company and its Subsidiaries, a Company Executive Officer, or, with respect to Gart and its Subsidiaries, a Gart Executive Officer: (a) has actual knowledge of such matter, or (b) would have actual knowledge of such matter after making such inquiry, if any, as a reasonable Person would have made under the circumstances applicable to such matter (provided, that such "inquiry knowledge" as it relates to the inquiry of other employees of the Company and its Subsidiaries or of Gart and its Subsidiaries, as applicable, shall be limited to corporate-level employees and shall not extend to store-level employees). For purposes of this Section 1.2.79, (i) a Company Executive Officer shall mean any of Alvin N. Lubetkin, Steven Martin and Steven U. Rath, and (ii) a Gart Executive Officer shall mean any of John Douglas Morton, Thomas T. Hendrickson and Nesa E. Hassanein.

     1.2.80. "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

     1.2.81. "Liabilities" means all indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

     1.2.82. "Liens" means any mortgage, deed of trust, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, adverse claim, levy, charge, option, equity, adverse restriction, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     1.2.83. "Material Adverse Effect" means, with respect to any Person, any event, circumstance, change, condition, development or occurrence either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences, resulting in or reasonably likely to result in a material adverse effect on (a) the business (as now conducted or as now proposed by such Person to be conducted), results of operations, condition (financial or otherwise), assets or Liabilities (contingent or otherwise), or prospects of such Person and its Subsidiaries, taken as a whole, (b) the legality or enforceability of this Agreement, or (c) the ability of such Person to perform its obligations and to consummate the transactions under this Agreement. Where the defined term "Material Adverse Effect" is used in a particular representation or warranty in Article 5 or Article 6, the reference to "all other events, circumstances, changes, conditions, developments or occurrences" in the foregoing definition shall be deemed to refer to all other events, circumstances, changes, conditions, developments or occurrences that are within the same subject matter coverage as that particular representation or warranty (i.e., excluding matters unrelated to that particular representation or warranty); the foregoing convention shall not apply where the defined term "Material Adverse Effect" is otherwise used in this Agreement. In determining whether a "Material Adverse Effect" has occurred with respect to a party's results of operations, extraordinary, non-recurring income items will be disregarded. Notwithstanding the foregoing, the parties hereto agree that any adverse effect resulting from the following shall not be considered to be a Material Adverse Effect: (i) this Agreement or the transactions contemplated hereby or the public announcement of this Agreement and the Merger; (ii) the economy or securities markets in general; or (iii) the Company's or Gart's industry in general and not in whole or in any part significantly related specifically to the Company or Gart, as applicable.

     1.2.84.  "Merger" has the meaning set forth in Section 2.1.1.

     1.2.85.  "Merger Consideration" has the meaning set forth in Section
  2.2.1(a).

     1.2.86.  "MergerSub" has the meaning set forth in the preamble hereof.

     1.2.87. "MergerSub Common Stock" means the common stock, par value $.01 per share, of MergerSub.

     1.2.88.  "NASD" means the National Association of Securities Dealers,
  Inc.

     1.2.89.  "New Credit Facility" has the meaning set forth in Section 6.9.

     1.2.90. "Options" means all options, warrants and similar securities or rights enabling the holder thereof to purchase or acquire shares of Company Common Stock (including, without limitation, all such Options issued pursuant to the Stock Option Plans).

     1.2.91.  "Options Spread Value" has the meaning set forth in Section
  2.6.1.

     1.2.92. "Order" means any decree, judgment, ruling, arbitration award, assessment, writ, injunction or similar order of any Governmental Entity (in each such case whether preliminary or final).

     1.2.93.  "Oshman's Stock Value" has the meaning set forth in Section
  2.6.1.

     1.2.94.  "Other Shares" has the meaning set forth in Section 2.2.1(a).

     1.2.95. "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, unclaimed property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

     1.2.96.  "Patent Rights" has the meaning set forth in Section 1.2.77.

     1.2.97. "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

     1.2.98. "Permit" means any license, permit, approval, consent, exemption, franchise or authorization, and includes any Environmental Permit.

     1.2.99.  "Permitted Investments" has the meaning set forth in Section
  2.3.1.

     1.2.100. "Permitted Liens" means: (a) liens disclosed in the Company Disclosure Schedule or the Gart Disclosure Schedule; (b) liens, encumbrances or imperfections of title that do not materially detract from the value of, or materially interfere with, the present use or, in the case of Company Owned Real Property or Gart Owned Real Property, the marketability of the property affected thereby; (c) liens for taxes and assessments, governmental charges, levies, mechanics liens or other statutory liens, both special and general that are not yet due and payable or are being contested in good faith pursuant to appropriate proceedings; (d) liens that are reserved on the financial statements as required by GAAP, which such financial statements were received prior to the date hereof by Gart (in the case of the Company's liens) or by the Company (in the case of Gart's liens); or
  (e) zoning, building, use and other governmental ordinances, if any.

     1.2.101. "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

     1.2.102. "Preferred Stock" means the Company's preferred stock, par value $.01 per share.

     1.2.103. "Proxy Statement" has the meaning set forth in Section 5.17.

     1.2.104. "Registration Rights Agreement" has the meaning set forth in
  Section 7.25.

     1.2.105. "Registration Statement" has the meaning set forth in Section
  5.17.

     1.2.106. "Relevant Company Group" has the meaning set forth in Section 5.14.1.

     1.2.107. "Relevant Gart Group" has the meaning set forth in Section
  6.14.1.

     1.2.108. "SEC" means the United States Securities and Exchange Commission or any successor entity.

     1.2.109. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     1.2.110. "Share Certificates" has the meaning set forth in Section
  2.3.2.

     1.2.111. "Stock Consideration" has the meaning set forth in Section
  2.2.1(a).

     1.2.112. "Stockholders Meetings" means the Company Stockholders Meeting and the Gart Stockholders Meeting.

     1.2.113. "Stock Option Plans" means, collectively, the Company's 1994 Omnibus Plan and the Company's 1993 Non-Employee Director Stock Option Plan.

     1.2.114. "Subsidiary" of a company means any Person in which such company, directly or indirectly through Subsidiaries or otherwise, beneficially owns or owned at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

     1.2.115. "Superior Proposal" has the meaning set forth in Section 7.4.2.

     1.2.116. "Surviving Corporation" has the meaning set forth in Section
  2.1.1.

     1.2.117. "Surviving Corporation Common Stock" means the common stock, par value $.01 per share, of the Surviving Corporation.

     1.2.118. "Takeover Statute" has the meaning set forth in Section 7.15.

     1.2.119. "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

     1.2.120. "Tax Laws" means the Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

     1.2.121. "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

     1.2.122. "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

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     1.2.123. "Termination Fee" has the meaning set forth in Section 9.3.1.

     1.2.124. "Trademark Rights" has the meaning set forth in Section 1.2.77.

     1.2.125. "Voting Agreements" has the meaning set forth in the recitals hereto.

                                   ARTICLE 2.

                                   The Merger

   2.1. THE MERGER.

     2.1.1. At the Effective Time, the Company shall be merged with and into MergerSub in accordance with the DGCL and the terms and conditions hereof (the "Merger"). Upon consummation of the Merger, the separate existence of the Company shall cease and MergerSub shall be the surviving corporation (the "Surviving Corporation").

     2.1.2. As soon as practicable after satisfaction (or, to the extent permitted hereunder, waiver) of all conditions to the Merger, MergerSub will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings or recordings required by applicable Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is certified by the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and is specified in the Certificate of Merger (such date and time being referred to herein as the "Effective Time").

     2.1.3. The Merger shall have the effects set forth in the DGCL.

   2.2. MERGER CONSIDERATION AND CONVERSION OF SHARES. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of Gart, MergerSub, the Company or the holders of any of the following securities:

     2.2.1. (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares and shares to be cancelled pursuant to Section 2.2.2) shall be cancelled and shall be converted automatically into the right to receive an amount equal to $7.00 in cash, without interest (subject to adjustment as provided in Section 2.2.1(b), the "Cash Consideration"), and 0.55 (subject to adjustment as provided in Section 2.2.1(b), the "Conversion Ratio") validly issued, duly authorized, fully paid and non-assessable shares of Gart Common Stock (subject to adjustment as provided in Section 2.2.1(b), the "Stock Consideration" and, together with the Cash Consideration and the Cash In Lieu (as defined in Section 2.2.4), the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in
  Section 2.3 (the shares of Company Common Stock being converted into the right to receive the Merger Consideration are hereinafter referred to as the "Other Shares").

     (b) In the event that the closing sale price of a share of Gart Common Stock on the Closing Date (the "Closing Sale Price") is less than $9.50, then the amount of the Cash Consideration, the Conversion Ratio and the Stock Consideration shall be adjusted automatically as follows:

       (i) first, the dollar value per share of the Merger Consideration shall be determined by adding (A) the Cash Consideration (before giving effect to this Section 2.2.1(b)) to (B) the result of multiplying the Conversion Ratio (before giving effect to this Section 2.2.1(b)) by the Closing Sale Price (such amount being referred to as the "Dollar Value Per Share");

       (ii) next, the amount of the Cash Consideration shall be adjusted to equal the result of multiplying 0.57 by the Dollar Value Per Share;

       (iii) next, the Conversion Ratio shall be adjusted to equal the result of dividing (A) the amount determined as (x) the Dollar Value Per Share minus (y) the Cash Consideration (after giving effect to this Section 2.2.1(b)) by (B) the Closing Sale Price; and

       (iv) finally, the amount of the Stock Consideration shall be adjusted using the adjusted Conversion Ratio determined in accordance with clause (iii) immediately above.

     2.2.2. Each share of Company Common Stock held in the treasury of the Company or held by MergerSub or Gart, if any, immediately prior to the Effective Time, shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

     2.2.3. Each share of MergerSub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Common Stock.

     2.2.4. No fractional shares of Gart Common Stock shall be issued pursuant to this Agreement. All shares of Gart Common Stock to which a holder of shares of Company Common Stock is entitled in connection with the Merger shall be aggregated. If a fractional share results from such aggregation, in lieu of the issuance of any such fractional share of Gart Common Stock, a cash adjustment shall be paid to a Person in respect of any such fractional share that otherwise would be issuable to such Person pursuant to Section 2.2.1 or Section 2.6. The amount of such cash adjustment (the "Cash In Lieu") shall be equal to a fractional proportion of the Closing Sale Price.

     2.2.5. If between the date of this Agreement and the Effective Time the number of outstanding shares of Gart Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Merger, the Conversion Ratio shall be correspondingly adjusted.

   2.3. EXCHANGE PROCEDURES.

     2.3.1. Gart shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Gart shall deliver or cause to be delivered, in trust, to the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with the provisions in this Article 2, through the Exchange Agent, the Merger Consideration (such Merger Consideration, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Section 2.2.1 and to be deposited pursuant to this Section 2.3.1 in exchange for shares of Company Common Stock. Pending distribution pursuant to Section 2.3.2 of the Exchange Fund deposited with the Exchange Agent, all cash so deposited shall be held in trust for the benefit of the holders of Other Shares and such cash shall not be used for any other purposes; provided, however, that the Surviving Corporation may direct the Exchange Agent to invest such cash, provided that such investments (a) shall be (i) obligations of, or guaranteed by, the United States of America, (ii) in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iii) in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively, "Permitted Investments") or shall be in money market funds that are invested solely in Permitted Investments and (b) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.3.2.

     2.3.2. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Person who was, at the Effective Time, a holder of record of Other Shares, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing the Other Shares (the "Share Certificates") shall pass, only upon proper delivery of a Share Certificate to the Exchange Agent, and which shall be in such form and have such other provisions as Gart and the Company may reasonably specify prior to the Effective Time) and (ii) instructions for use in effecting the surrender of Share Certificates pursuant to such letter of transmittal. Upon surrender to the

  Exchange Agent of a Share Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Share Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Other Share formerly represented by such Share Certificate, and the Share Certificate so surrendered shall forthwith be cancelled. No interest shall accrue or be paid on the Cash Consideration, the Cash In Lieu or any unpaid dividends or distributions payable pursuant to Section 2.3.3 upon the surrender of any Share Certificate for the benefit of the holder of such Share Certificate. Until surrendered as contemplated by this Section 2.3, each Share Certificate or other instrument shall, from and after the Effective Time, be deemed to represent only the right to receive the Merger Consideration (and any unpaid dividends or distributions payable pursuant to Section 2.3.3), and, until such surrender, no cash or other consideration or payment of any kind shall be paid to the holder of such outstanding Share Certificate or other instrument in respect thereof.

     2.3.3. No dividends or other distributions that are declared on or after the Effective Time on Gart Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any Person entitled by reason of the Merger to receive certificates representing shares of Gart Common Stock until such Person shall have surrendered its Share Certificates as provided in Section 2.3.2 (or such Person shall have complied with Section 2.3.5). Subject to applicable Law, Gart shall cause to be paid to each person receiving a certificate representing such shares of Gart Common Stock, (a) at the time of such receipt the amount of any dividends or other distributions theretofore paid with respect to the shares of Gart Common Stock represented by such certificate and having a record date on or after the Effective Time, and
  (b) at the appropriate payment date the amount of any dividends or other distributions payable with respect to the shares of Gart Common Stock represented by such certificate, which dividends or other distributions have a record date on or after the Effective Time and a payment date on or subsequent to such receipt. In no event shall the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If payment is to be made to a Person other than the registered holder of the Other Shares represented by the Share Certificate or other instrument so surrendered in exchange therefor, it shall be a condition to such payment that the Share Certificate or other instrument so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Other Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Gart, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Gart, the Surviving Corporation or the Exchange Agent are required to deduct and withhold under the Code or any provision of any applicable Law, with respect to the making of such payment. To the extent that amounts are so withheld by Gart, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding was made by Gart, the Surviving Corporation or the Exchange Agent.

     2.3.4. After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the Other Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Share Certificates representing Other Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration (and any unpaid dividends or distributions) provided for, and in accordance with the procedures set forth, in this Article 2.

     2.3.5. In the event that any Share Certificate or other instrument representing Other Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate or other instrument to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such holder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Share Certificate or other instrument, the Exchange Agent will issue in exchange for and in lieu of such lost, stolen or destroyed Share Certificate or other instrument representing the Other Shares, the Merger Consideration and any unpaid dividends or distributions payable pursuant to Section 2.3.3.

     2.3.6. If any portion of the Exchange Fund deposited with the Exchange Agent for purposes of payment in exchange for Other Shares remains unclaimed six months after the Effective Time, such portion of the Exchange Fund shall be returned to the Surviving Corporation, upon demand, and any such holder who has not surrendered such holder's Share Certificates in compliance with this Article 2 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration and any unpaid dividends or distributions pursuant to Section 2.3.3. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Other Shares for any amount paid to a public official pursuant to applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Other Shares six (6) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.

     2.3.7. Any portion of the Merger Consideration, together with all interest and earnings thereon, made available to the Exchange Agent pursuant to Section 2.5 to pay for shares of Company Common Stock for which dissenters' rights have been perfected as provided in Section 2.5 shall be returned to the Surviving Corporation upon demand.

   2.4. EXCHANGE OF STOCK CERTIFICATES. Immediately after the Effective Time, the Surviving Corporation shall deliver to the record holders of the certificates that immediately prior to the Effective Time represented all of the outstanding shares of MergerSub Common Stock that were converted into the right to receive shares of Surviving Corporation Common Stock in accordance with Section 2.2.3, in exchange for such certificates, duly endorsed in blank, share certificates, registered in the names of such record holders, representing the number of shares of Surviving Corporation Common Stock to which such record holders are so entitled by virtue of Section 2.2.3.

   2.5. DISSENTING SHARES. Notwithstanding any other provisions of this Agreement, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has not voted such shares of Company Common Stock in favor of the Merger and who has delivered a written demand in the manner provided by Section 262 of the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration. The holders of such Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if any such holder of Dissenting Shares (a) shall have failed to establish such holder's entitlement to relief as a dissenting stockholder as provided in Section 262 of the DGCL,
(b) shall have effectively withdrawn such holder's demand for relief as a dissenting stockholder with respect to such Dissenting Shares, (c) shall have lost such holder's right to relief as a dissenting stockholder and payment under Section 262 of the DGCL, or (d) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such Dissenting Shares and each such Dissenting Share shall be converted into the right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.2.1. The Company shall give Gart prompt notice of any demands made under Section 262 of the DGCL received by the Company prior to the Effective Time, and Gart shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Gart, make any payment with respect to, or settle or offer to settle, any such demands.

   2.6. STOCK OPTIONS.

     2.6.1. At the Effective Time, each Option, whether or not vested, that has an exercise price that is equal to or greater than the Oshman's Stock Value shall be cancelled, without any payment or other consideration therefor. At the Effective Time, except as otherwise provided in Section 7.13, all other Options, whether or not vested, shall be cancelled and, as soon as reasonably practicable after the Effective Time, each holder of such Options shall receive in lieu of such Options an amount in cash, without interest, equal to the Options Spread Value. For any holder of Options, the "Options Spread Value" shall be equal to, with respect to such Options, the difference, if positive, between (i) the product of the Oshman's Stock Value multiplied by the number of shares of Company Common Stock subject to such Options less (ii) the aggregate exercise price with respect to such Options. The "Oshman's Stock Value" shall be equal to the closing price of a share of Company Common Stock as reported on the American Stock Exchange on the Business Day immediately prior to the Effective Time.

     2.6.2. Prior to the Effective Time, the Company (a) shall take all reasonable steps necessary to make any amendments to the terms of the Stock Option Plans, the individual Option agreements or the Options that are necessary to give effect to the transactions contemplated by this Agreement, and (b) shall take reasonable steps necessary to obtain at the earliest practicable date all written consents (if necessary) from holders of Options to effect the cancellation of such holders' Options at the Effective Time in accordance with Section 2.6.1.

     2.6.3. At or prior to the Effective Time, the Company shall take all reasonable and necessary actions to advise the holders of Options of their respective rights under this Agreement (including, without limitation, as contemplated by Section 7.13), the Options, the respective Option agreements and the respective Stock Option Plans, to facilitate the timely exercise of such rights and obligations to effectuate the provisions of this Section 2.6 and Section 7.13. From and after the Effective Time, no holder of Options shall have any rights in respect of such Options, other than to receive consideration in the manner described in Section 2.6.1 (except as otherwise contemplated by Section 7.13). The surrender of any Options and the receipt of consideration therefor in accordance with
  Section 2.6.1 shall be deemed a release of any and all rights the holder of such Options had, or may have had, in respect of such Options.

                                   ARTICLE 3.

                                    Closing

   3.1. CLOSING. The closing of the Merger (the "Closing") shall take place (i) at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Los Angeles, California 90067 at 9:00 A.M. (Los Angeles time) on the Business Day that the parties hereto designate as the closing date, which such date shall be a day that securities are traded on The Nasdaq Stock Market and shall be no later than five Business Days following the fulfillment or waiver of the conditions set forth in Article 8 in accordance with this Agreement, or (ii) at such other place and time and/or on such other date as the Company and Gart may agree.

                                   ARTICLE 4.

                           The Surviving Corporation

   4.1. CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation and the by-laws of the Surviving Corporation immediately after the Effective Time shall be the certificate of incorporation and the by-laws of MergerSub as in effect immediately prior to the Effective Time.

   4.2. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of MergerSub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and
(b) the
officers of MergerSub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                   ARTICLE 5.

                 Representations and Warranties of the Company

   The Company represents and warrants to Gart and MergerSub that, except as set forth in the Company Disclosure Schedule (provided, however, that each disclosure set forth in the Company Disclosure Schedule shall not be deemed to refer to any section other than (i) the specific section or sections referenced in such disclosure and (ii) any other sections where the applicability of the disclosed matter or circumstance to the representation or warranty in question is reasonably obvious):

   5.1. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, individually or in the aggregate. Without limiting the generality of the foregoing, the Company is qualified to do business in the states set forth on
Section 5.1 of the Company Disclosure Schedule.

   5.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the certificates of incorporation and by-laws or equivalent organizational documents, each as amended as of the date hereof, of the Company and each of its current Subsidiaries have been made available to Gart. The certificates of incorporation, by-laws and equivalent organizational documents of the Company and each of its current Subsidiaries are in full force and effect. Neither the Company nor any of its current Subsidiaries is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

   5.3. CAPITALIZATION.

     5.3.1. As of the date hereof, the authorized capital stock of the Company consists of 500,000 shares of Preferred Stock and 15,000,000 shares of Company Common Stock. At the close of business on February 1, 2001, (a) no shares of Company Preferred Stock were outstanding and (b) 5,825,309 shares of Company Common Stock were outstanding. Section 5.3.1 of the Company Disclosure Schedule contains a true, complete and correct list as of such date of all outstanding Options, warrants, rights and other securities of the Company convertible into, or exercisable for, shares of capital stock of the Company, the holders of such Options, warrants, rights and other securities, and the exercise prices with respect to such Options, warrants, rights and other securities. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No shares of Company Common Stock are owned by any direct or indirect Subsidiary of the Company.

     5.3.2. Except as described in this Section 5.3, set forth on Section
  5.3.1 of the Company Disclosure Schedule and as contemplated by this Agreement, (a) no shares of capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for issuance, and there are no Options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its current Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its current Subsidiaries that require the Company or any of its current Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of the Company or any of its current Subsidiaries by sale, lease, license or otherwise; (b) neither the Company nor any of its Subsidiaries have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity that would be material in value to the Company; and (d) there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

   5.4. COMPANY SUBSIDIARIES. Section 5.4 of the Company Disclosure Schedule contains a list of the following information for each current Subsidiary of the
Company: (a) the name of such Subsidiary; (b) its authorized, issued and outstanding capital stock or other equity interests, and the percentage of such capital stock or other equity interests owned by the Company or any Subsidiary of the Company, and the identity of such owner; and (c) any capital stock reserved for future issuance pursuant to outstanding options or other agreements, and the identity of all parties to any such option or other agreement. Each current Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each current Subsidiary of the Company has all requisite corporate power and authority to carry on its business as it is now being conducted. Each current Subsidiary of the Company is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the current Subsidiaries of the Company are qualified to do business in the states set forth on Section 5.4 of the Company Disclosure Schedule. All of the outstanding shares of capital stock or other ownership interests in each of the Company's current Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company or another Subsidiary of the Company free and clear of all Liens, and are not subject to preemptive rights created by statute, such Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, or any agreement to which such Subsidiary is a party.

   5.5. CORPORATE AUTHORITY.

     5.5.1. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the Company's stockholders, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by its board of directors and, except for the adoption of this Agreement and the approval of the Merger by the Company's stockholders, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Proxy Statement has been duly authorized by the board of directors of the Company. The corporate records and minute books or other applicable records of the Company and its Subsidiaries reflect all material action taken and authorizations made at meetings of such companies' boards of directors or any committees thereof and at any stockholders' meetings thereof.

     5.5.2. Prior to execution and delivery of this Agreement, the Company's board of directors (at a meeting duly called and held) has (a) approved this Agreement and the transactions contemplated hereby, (b) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the holders of Company Common Stock and (c) determined to recommend the adoption of this Agreement and the approval of the Merger to the Company's stockholders at the Company Stockholders Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and to approve the Merger.

   5.6. COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries hold, and are in compliance with the terms of, all material Permits that are required for the operation of the businesses of the Company and its Subsidiaries, except for failures to hold or to comply with such Permits that would not have a Material Adverse Effect on the Company. With respect to material Permits of the Company and its Subsidiaries, to the Knowledge of the Company, no action or proceeding is pending or threatened that would reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are being conducted in all material respects in compliance with all applicable material Laws of any Governmental Entity. To the Knowledge of the Company, no material investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or threatened.

   5.7. NON-CONTRAVENTION. Except as set forth in Section 5.7 of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or require the consent of any Person that is a party to, any Company Lease or any other material Contract to which the Company or any of its Subsidiaries is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of the Company or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of the certificate of incorporation or the by-laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, or (c) subject to the governmental filings referenced in clause (a) of Section 5.8, conflict with or violate any Order or, to the Knowledge of the Company, any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (a) and (c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

   5.8. GOVERNMENT APPROVALS AND CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (a) in connection, or in compliance, with the rules of the American Stock Exchange, the provisions of the HSR Act, the Securities Act, the Exchange Act and any state securities or blue sky law, (b) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) such consents, approvals, authorizations, permits, filings and notifications listed in Section 5.8 of the Company Disclosure Schedule, and (d) such other consents, Orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   5.9. SEC DOCUMENTS AND OTHER REPORTS. The Company has filed on a timely basis all documents required to be filed by it with the SEC since February 1, 1997 (all such documents filed since February 1, 1997 and prior to the date hereof are referred to as the "Company SEC Documents"). Complete and correct copies of the Company SEC Documents have been made available to Gart. As of their respective dates, or if amended as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including all applicable rules and regulations promulgated by the SEC relating to the Company's audit committee), and none of the Company SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the unaudited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of the Company, all as of and for the nine-month period ended October 28, 2000 (the "Company Interim Financial Information") have been provided to Gart. The consolidated financial statements of the Company included in the Company SEC Documents and the Company Interim Financial Information (collectively, the "Company Financials") fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as of and for the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the Company Interim Financial Information, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP during the periods involved (except as may be indicated therein or in the notes thereto). Since January 29, 2000, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

   5.10. ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities of the Company or any of its Subsidiaries of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than:

     (a) Liabilities incurred since January 29, 2000 in the ordinary course of business consistent with past practices;

     (b) reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement;

     (c) payments required as a result of the consummation of the Merger under the terms of any Company Plans, as identified in Section 5.10(c) of the Company Disclosure Schedule; and

     (d) Liabilities disclosed in the Company SEC Documents filed prior to the date hereof or reserved against on the Company's most recent balance sheet delivered to Gart prior to the date hereof.

   5.11. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     5.11.1. Except as expressly contemplated or permitted by this Agreement, and other than the reasonable and customary fees and expenses incurred in connection with the transactions contemplated by this Agreement, since January 29, 2000, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practices, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to the Company or its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development that, individually or in the aggregate, constitutes or would constitute a Material Adverse Effect on the Company.

     5.11.2. Without limiting the generality of the foregoing Section 5.11.1, since January 29, 2000, except as set forth in Section 5.11.2 of the Company Disclosure Schedule, there has not been:

       (a) any damage, destruction or loss to any of the assets or properties of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes a Material Adverse Effect on the Company;

       (b) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the Company's capital stock, or any repurchase, redemption or other purchase by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, or any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

       (c) any sale, assignment, transfer, lease or other disposition, or agreement to sell, assign, transfer, lease or otherwise dispose of, any of the assets of the Company or any of its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices;

       (d) any acquisition (by merger, consolidation, or acquisition of stock or assets) by the Company or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration;

       (e) any (i) incurrence of, (ii) guarantee with respect to, or (iii) provision of credit support for, any indebtedness by the Company or any of its Subsidiaries other than pursuant to (A) the Company Credit Facility in the ordinary course of business or (B) lease financings for equipment used in the operation of the businesses of the Company or any of its Subsidiaries in the ordinary course of business; or any creation or assumption by the Company or any of its Subsidiaries of any material Lien, other than any Permitted Lien, on any material asset;

       (f) any material change in any method of accounting or accounting practice (whether for financial accounting or Tax purposes) used by the Company or any of its Subsidiaries;

       (g) (i) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any of its Subsidiaries and any employee, in each case other than sales commission agreements and product promotional agreements entered into in the ordinary course of business consistent with past practices, (ii) any increase in the compensation payable, or to become payable by it, to any of its directors or officers or generally applicable to all or any category of the Company's or any of its Subsidiaries' employees, (iii) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company or any of its Subsidiaries or generally applicable to all or any category of the Company's or any of its Subsidiaries' employees, or (iv) severance pay arrangements made to, for, or with such directors, officers or employees other than, in the case of (ii) and
    (iii) above and only with respect to employees who are not officers or directors of the Company or any of its Subsidiaries, increases in the ordinary course of business consistent with past practices and that, in the aggregate, have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries taken as a whole;

       (h) any revaluing in any material respect of any of the assets of the Company or any of its Subsidiaries on the Company Financials, including, without limitation, writing down the value of any assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

       (i) any loan, advance or capital contribution made by the Company or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions, or investments of the Company made in the ordinary course of business consistent with past practices;

       (j) any adoption or amendment of any Company Plan;

       (k) any waiver, direct or indirect, by the Company or any of its Subsidiaries of (i) any right or rights of material value or (ii) any payment of any material debt, Liability or other obligation owed to the Company or any of its Subsidiaries, except for non-material waivers and payments made in the ordinary course of business consistent with past practices;

       (l) any change in or amendment to the Company's or any of its Subsidiaries' certificate of incorporation, by-laws or other organizational documents;

       (m) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with or on behalf of, any officer, director, or employee of the Company, any of its Subsidiaries, or any Affiliate of any of them, or any business or entity in which the Company, any Subsidiary or any Affiliate of any of them, or relative of any such Person, has any material, direct or indirect, interest, except for (i) directors' fees, (ii) compensation to the officers and employees of the Company (including benefits received by such officers and employees as a result of their participation in Company Plans) in the ordinary course of business consistent with past practices, and (iii) advancement or reimbursement of expenses in the ordinary course of business consistent with past practices;

       (n) any material modification or change in any Company Insurance Policy that would result in a diminishment of coverage under such Company Insurance Policy;

       (o) any acquisition of a fee simple interest or a leasehold or subleasehold interest in, or any sale, assignment, disposition, transfer, pledge, mortgage or lease of, any real property owned or leased by the Company or any of its Subsidiaries;

       (p) any issuance, sale or disposition of any capital stock or other equity interest in the Company, except upon the valid exercise of Options in accordance with the terms thereof, or any issuance or grant of any options, warrants or other rights to purchase any such capital stock or equity interest, or any securities convertible into or exchangeable for such capital stock or equity interest, or any other change in the issued and outstanding capitalization of the Company;

       (q) any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in the Company or any securities convertible into or exchangeable for such capital stock or equity interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

       (r) any closure, shut down or other elimination of any of the Company's stores or offices or any material change in the basic character of its business, properties or assets, other than any store closures effected or proposed to be effected as set forth in Section
    5.11.2 of the Company Disclosure Schedule;

       (s) any action that, if it had been taken after the date hereof, would have required the consent of Gart under Section 7.1; and

       (t) any agreement to take any actions specified in this Section 5.11.2, except for this Agreement.

   5.12. ACTIONS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Entity against the Company or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 5.12 of the Company Disclosure Schedule, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's Knowledge, there are no facts or circumstances specific to the Company that, if known to a third party, would reasonably be expected to result in such an Action that could have a Material Adverse Effect on the Company.

   5.13. CONTRACTS. Each Contract to which the Company or any of its Subsidiaries is a party is valid, binding and enforceable and in full force and effect in accordance with its terms, except where the failure to be so valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company, and there are no defaults by the Company or any of its Subsidiaries or, to the Knowledge of the Company, another party thereto thereunder, except any default that would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 5.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or is bound by, any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, the Company or any such Subsidiary is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole. Section 5.13 of the Company Disclosure Schedule lists: (a) each Contract to which the Company or any of its Subsidiaries is a party that is material to the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole; and (b) each Contract that is material to the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole and to which the Company or any of its Subsidiaries is a party with respect to which a consent of any of the other parties thereto will be required in connection with the transactions contemplated by this Agreement.

   5.14. TAXES.

     5.14.1. All Tax Returns required to have been filed by, or with respect to, the Company, any of its Subsidiaries, or any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member (a "Relevant Company Group") have been duly and timely filed (including any extensions), except for such Tax Returns where the failure to file such Tax Returns would not have a Material Adverse Effect on the Company. All such Tax Returns are true, complete and correct in all material respects. All material Taxes due and payable by the Company, any of its Subsidiaries or any member of a Relevant Company Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Company Financials, have been paid or accrued on the balance sheet included in the Company Financials.

     5.14.2. Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes in the period after the date of the Company Financials. The unpaid Taxes of the Company (a) did not, as of the most recent fiscal quarter end, exceed by any material amount the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Company Financials and (b) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

     5.14.3. Neither the Company nor any of its Subsidiaries is a party to any agreement extending the time within which to file any Tax Return. Except for those claims listed in Section 5.14.3 of the Company Disclosure Schedule, no claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any member of any Relevant Company Group does not file Tax Returns that the Company or such member is or may be subject to taxation by that jurisdiction.

     5.14.4. The Company, each of its Subsidiaries and each member of any Relevant Company Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

     5.14.5. The Company does not have Knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, it, any of its Subsidiaries, or any Relevant Company Group for any past period. There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (a) threatened, or to the Company's Knowledge otherwise claimed or raised by any Taxing Authority or
  (b) of which the Company is otherwise aware. There are no Liens for Taxes upon the assets and properties of the Company or any of its Subsidiaries other than Liens for Taxes not yet due. Section 5.14.5 of the Company Disclosure Schedule indicates those Tax Returns, if any, of the Company, each of its Subsidiaries and each member of any Relevant Company Group that have been audited or examined since the fiscal year ended January 30, 1996 by Taxing Authorities, and indicates those Tax Returns of the Company, each of its Subsidiaries and each member of any Relevant Company Group that currently are the subject of audit or examination. The Company has made available to Gart complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company, each of its Subsidiaries and each member of any Relevant Company Group since the fiscal year ended January 30, 1999.

     5.14.6. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, the Company or any of its Subsidiaries or with respect to any Tax assessment or deficiency affecting the Company, any of its Subsidiaries or any Relevant Company Group.

     5.14.7. Except for rulings and agreements listed in Section 5.14.7 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

     5.14.8. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Relevant Company Group of which the Company is the parent (a) under Section 1.1502-6 of the treasury regulations (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by Contract or (d) otherwise.

     5.14.9. Neither the Company nor any of its Subsidiaries (a) has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or (b) are a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

     5.14.10. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any obligations under any tax sharing, tax allocation, tax indemnity, or similar agreement or arrangement.

     5.14.11. Neither the Company nor any of its Subsidiaries is a partner in any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

     5.14.12. Neither the Company nor any of its Subsidiaries was included, nor is it includible in, the Tax Return of any Relevant Company Group with any corporation other than such a return of which the Company is the common parent corporation.

     5.14.13. Neither the Company nor any of its Subsidiaries has made any payments since January 29, 2000, is obligated to make any payments, nor is it a party to any Contract or arrangement covering any current or former employee or consultant of the Company that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 280G, 404 or 162(m) of the Code or the treasury regulations thereunder or that would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

     5.14.14. Neither the Company nor any of its Subsidiaries has been the subject of an ownership change within the meaning of Section 382(g) of the Code.

     5.14.15. Each material election with respect to Income Taxes affecting the Company and each of its Subsidiaries is set forth in Section 5.14.15 of the Company Disclosure Schedule.

     5.14.16. No interest in the Company is a United States real property interest within the meaning of Section 897(c) of the Code.

     5.14.17. None of the assets of the Company, any of its Subsidiaries, or any member of any Relevant Company Group are tax exempt use property within the meaning of Section 168(h) of the Code.

     5.14.18. None of the Company, any of its Subsidiaries, or any member of any Relevant Company Group has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of none of the Company, any of its Subsidiaries, or any member of any Relevant Company Group has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

     5.14.19. The Company has filed an election with the IRS, effective for the fiscal year ending February 3, 2001, to change the Company's inventory method of accounting from the retail method to the cost method.

   5.15. TITLE TO PROPERTIES; ENCUMBRANCES. Except as described in the following sentence, each of the Company and its Subsidiaries has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of January 29, 2000 included in the Company SEC Documents (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as described in Section 5.15 of the Company Disclosure Schedule, none of such properties or assets are subject to any material Liens (whether absolute, accrued, contingent or otherwise) other than Permitted Liens.

   5.16. INTELLECTUAL PROPERTY. Section 5.16 of the Company Disclosure Schedule sets forth a correct and complete list of all Intellectual Property Rights (other than confidentiality and nondisclosure agreements, license agreements, third-party software generally commercially available on a "shrink wrap" license or similar basis and non-material copyright and trade secret items) now used or presently proposed to be used in the business of the Company and its Subsidiaries (the "Company Intellectual Property Rights"). The Company owns or has the right to use (without the making of any payment to others or the obligation to grant rights to others in exchange, except as set forth in
Section 5.16 of the Company Disclosure Schedule) all Company Intellectual Property Rights in all material respects necessary to the conduct of its business as presently being conducted. To the Knowledge of the Company, the Company has no limitation by contract or imposed by any court on its ability to use the Company Intellectual Property Rights in any jurisdiction inside or outside the United States in which the Company is engaged in material business activities to the extent of the manner in which such business is currently conducted by the Company in such jurisdiction. Except as set forth in Section
5.16 of the Company Disclosure Schedule, the validity of the Company Intellectual Property Rights, the title thereto of the Company, and the authority of the Company to use the Company Intellectual Property Rights as such Company Intellectual Property Rights are presently being used in any material manner is not being challenged in any administrative or judicial proceeding to which the Company is a party or, to the Knowledge of the Company, is subject, nor has any such claim been threatened in writing to the Company or any of its Subsidiaries within the preceding three years. To the Knowledge of the Company, the conduct of the business of the Company as now conducted does not infringe or conflict in any material respect with (a) the Trademark Rights or Patent Rights of others, or (b) any other Intellectual Property Rights of others. The Company has, as of the date hereof, and will have as of the Effective Time, satisfied all current requirements necessary to maintain the validity of all Company Intellectual Property Rights, and the right to use such Company Intellectual Property Rights in all material respects, necessary to the conduct of the Company's business as it is presently being conducted. The Company has no Knowledge of any use of any Company Intellectual Property Rights owned by or exclusively licensed to the Company that is now being made, except
(i) by the Company or (ii) by any Person duly licensed by it to use the same under a Contract as described in Section 5.16 of the Company Disclosure Schedule. Except as set forth in Section 5.16 of the Company Disclosure Schedule, the Company has no Knowledge of any infringement by others of any Company Intellectual Property Rights. To the Knowledge of the Company, all licenses and other agreements pertaining to the Company Intellectual Property Rights are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which the Company conducts any business operations, including, without limitation, those pertaining to remittance of foreign exchange and taxation. The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of the Company in the Company Intellectual Property Rights, and the Company will have the same rights and interests in the Company Intellectual Property Rights immediately after the Closing as it will have immediately prior to the Closing.

   5.17. PROVIDED INFORMATION. The information supplied, or to be supplied, by the Company for inclusion in (a) the Registration Statement to be filed with the SEC on Form S-4 under the Securities Act (the "Registration Statement") for the purpose of registering the shares of Gart Common Stock to be issued in connection with the Merger, (b) the joint proxy statement/prospectus to be distributed in connection with the Stockholders Meetings to vote upon, as applicable, the adoption of this Agreement, the approval of the Merger and the issuance of Gart Common Stock contemplated hereby (the "Proxy Statement"), or
(c) any other filing required to be filed with the SEC, will not, (i) in the case of the Registration Statement or such other required filing, as applicable, on the date it is filed with the SEC, on the date each amendment or supplement thereto is filed with the SEC, on the date it becomes effective, and as of the Effective Time, and (ii) in the case of the Proxy Statement, on the dates of the mailing of the Proxy Statement by the Company and Gart or on the dates of the Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and any amendments or supplements thereto, on their respective dates of mailing, and any other filing required to be filed with the SEC, as of the date thereof, insofar as they relate to or are filed or are deemed to be filed by the Company or any of its Affiliates, will comply in all material respects with all applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representations with respect to any statement in the foregoing documents based upon, and conforming to, information supplied by Gart or MergerSub for inclusion therein.

   5.18. COMPANY PLANS; ERISA.

     5.18.1. Except as disclosed in Section 5.18.1 of the Company Disclosure Schedule, during the six-year period ending on the Closing Date, (a) neither the Company nor any of the Company ERISA Affiliates maintains or sponsors (or maintained or sponsored), or is or was required to make contributions to, any Company Plans, (b) none of the Company Plans is or was a "multi-employer plan", as defined in Section 3(37) of ERISA, (c) none of the Company Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, (d) none of the Company Plans provides or provided post-retirement medical or health benefits, (e) none of the Company Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (f) neither the Company nor any of the Company ERISA Affiliates is or was a party to any collective bargaining agreement, and (g) neither the Company nor any of the Company ERISA Affiliates have announced or otherwise made any commitment to create or amend any Company Plan. Except as disclosed in Section 5.18.1 of the Company Disclosure Schedule, notwithstanding any statement or indication in this Agreement to the contrary, there are no Company Plans (i) as to which Gart or MergerSub will be required solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby to make any contributions or with respect to which Gart or MergerSub shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company or any Subsidiary or on behalf of any other Person, after the Closing, or (ii) that Gart or the Surviving Corporation will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Company Plans, at the Closing there will be no unrecorded material liabilities with respect to the establishment, implementation, operation, administration or termination of any such Company Plan, or the termination of the participation in any such Company Plan by the Company or any of the Company ERISA Affiliates. The Company has delivered or made available to Gart true and complete copies of: (A) each of the Company Plans and any related funding agreements thereto (including insurance Contracts) including all amendments, and, to the best Knowledge of the Company, all of the documents are legally valid and binding and in full force and effect and there are no defaults thereunder, (B) the currently effective Summary Plan Description pertaining to each of the Company Plans that are required to provide such summaries, (C) all annual reports for each of the Company Plans (including all related schedules) that are required to file such reports, (D) the most recently filed PBGC Form 1 (if applicable), (E) the most recent IRS determination letter, opinion, notification or advisory letter (as the case may be) issued with respect to each Company Plan that is intended to constitute a qualified plan under Section 401 of the Code, and (F) for each unfunded Company Plan, any financial statements that are available as of the Closing Date and that pertain to the most recently ended plan year and consist of (1) the consolidated statement of assets and liabilities of such Company Plan as of the last day of its recently ended plan year, and (2) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Company Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Company Plan in accordance with GAAP, consistently applied, as of such dates.

     5.18.2. During the six-year period ending on the Closing Date, neither the Company nor any of the Company ERISA Affiliates sponsored, maintained or contributed to (or had an obligation to contribute to) any defined benefit plan described in Section 3(35) of ERISA or Section 414(j) of the Code, or any other pension benefit plan that is or was subject to (a) the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or (b) Title IV of ERISA.

     5.18.3. To the best Knowledge of the Company, neither the Company nor any of the Company ERISA Affiliates is subject to any material liability, Tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company nor any of the Company ERISA Affiliates has any Knowledge of any circumstances that reasonably might result in any material liability, Tax or penalty, including a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other applicable Laws. During the six-year period ending on the Closing Date, no event has occurred that could subject any Company Plan to tax under Section 511 of the Code.

     5.18.4. Neither the Company nor any of the Company ERISA Affiliates has any material unfunded liability under ERISA in respect of any of the Company Plans. Each of the Company Plans that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter, opinion, notification or advisory letter from the IRS, and, to the best Knowledge of the Company, during the six-year period ending on the Closing Date, has been operated in all material respects in accordance with its terms and with the provisions of the Code. To the best Knowledge of the Company, during the six-year period ending on the Closing Date, all of the Company Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Laws. To the best Knowledge of the Company, during the six-year period ending on the Closing Date, all contributions required to be made to each of the Company Plans under the terms of that Company Plan, ERISA, the Code or any other applicable Laws have been timely made. Each Company Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code is in all material respects in compliance with such requirements. The Company Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Company Plans.

     5.18.5. Except as disclosed in Section 5.18.5 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will
  (a) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of the Company, Gart, the Surviving Corporation, or any of their respective Subsidiaries, to any Company Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant (or any of their dependents) of the Company, Gart, the Surviving Corporation, or any of their respective Subsidiaries, (b) be a trigger event under any Company Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (c) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, stockholder, contractor, or consultant of the Company or any of their dependents. With respect to any insurance policy that provides, or has provided, funding for benefits under any Company Plan, (i) there is and will be no liability of the Company, Gart, the Surviving Corporation or any of their respective Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the Knowledge of the Company, no such proceedings with respect to any insurer are imminent.

     5.18.6. With respect to each Company Plan that provides health care coverage, during the six-year period ending on the Closing Date, the Company and each Company ERISA Affiliate have complied in all material respects with (a) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the applicable COBRA regulations and (b) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither the Company nor any Company ERISA Affiliate has incurred any material liability under Section 4980B or Section 4980C of the Code.

     5.18.7. Other than routine claims for benefits under the Company Plans, there are no pending, or, to the best Knowledge of the Company, threatened, Actions or proceedings involving the Company Plans, or the fiduciaries, administrators, or trustees of any of the Company Plans or the Company, any of its Subsidiaries or any of their respective Company ERISA Affiliates as the employer or sponsor under any Company Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Company Plan or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute or Action or proceeding.

     5.18.8. As of the date hereof, Section 5.18.8 of the Company Disclosure Schedule completely and accurately identifies (by individual, in the case of benefits to "key executives," "executives" and "key employees," as those terms are used in the Company's severance plans, and, in an aggregate amount, in the case of benefits to other employees of Oshman's Sporting Goods, Inc.--Services on October 23, 2000 (it being understood that such aggregate amount excludes (i) employees hired since October 23, 2000 and employees in the warehouse and distribution centers and (ii) the effect of employee raises since October 23, 2000)) the amount of all severance and/or "stay bonus" benefits that may become payable as a result of the consummation of the transactions contemplated by this Agreement.

   5.19. ENVIRONMENTAL MATTERS. The Company and its Subsidiaries are and at all times have been, and all real property currently or previously owned, leased, occupied, used by or under the control of the Company or any of its Subsidiaries and all operations or activities of the Company and its Subsidiaries (including, without limitation, those conducted on or taking place at any of such Company Real Property) are and have been, in compliance with and not subject to any Liability or obligation under any applicable Environmental Law or Environmental Permit except where any of the foregoing would not have a Material Adverse Effect on the Company. There is no condition or circumstance regarding the Company or any of its Subsidiaries or their business or any such Company Real Property or the operations or activities conducted thereon, that, to the Knowledge of the Company, could reasonably be expected to give rise to a violation of, or Liability or obligation under, any applicable Environmental Law or Environmental Permit which would have a Material Adverse Effect on the Company. Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any Person, the acts or omissions of which may be attributable to, the responsibility of, or be the basis of a Liability to, the Company, has, or has arranged to have, any Hazardous Material generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could reasonably be expected to become or result in a Material Adverse Effect on the Company. The Company has not received written notice of any allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against the Company relating or pursuant to any Environmental Law or Environmental Permit except those that have been corrected or complied with or that are not material to the Company, and, to the Knowledge of the Company, no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened.

   5.20. LABOR MATTERS. With respect to employees of the Company and its
Subsidiaries: (a) to the Knowledge of the Company, there are no pending or threatened unfair labor practice charges or employee grievance charges; (b) there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against the Company, and there has been no such event during the 18 months preceding the date hereof; (c) the Company is not a party to any collective bargaining agreements; and (d) except as set forth in Section 5.20 of the Company Disclosure Schedule, the employment of each of the Company's employees is terminable at will (in accordance with Company policy, irrespective of the effect of any applicable Laws of any state) without cost to the Company except for payments required under the Plans and the payment of accrued salaries or wages and vacation pay. No employee or former employee has any contractual right pursuant to any oral or written agreement to be rehired by the Company. The Company is, and since January 29, 2000 has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices and the terms and conditions of employment, wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices, except where such failure to comply would not have a Material Adverse Effect on the Company. The Company is not delinquent in any material respect in payments to its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or any amounts required to be reimbursed to such employees. Section 5.20 of the Company Disclosure Schedule contains an accurate list of all employment Contracts between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries.

   5.21. RELATED PARTY TRANSACTIONS. Except as set forth in Section 5.21 of the Company Disclosure Schedule or as contemplated by the transactions contemplated hereby, no (a) beneficial owner of 10% or more of the Company's outstanding capital stock, (b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any Contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, Contract, arrangement, understanding or agreement for, or relating to, indebtedness of the Company or any of its Subsidiaries; or
(iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such Contract, arrangement or understanding constituting a Company Plan.

   5.22. REAL ESTATE.

     5.22.1. Section 5.22.1 of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by the Company (collectively, the "Company Owned Real Property"). With respect to each such parcel of Company Owned Real Property: (a) the Company owns fee simple marketable title to such parcel, subject to no Liens other than any Permitted Liens or any Liens set forth in Section 5.22.1 of the Company Disclosure Schedule; (b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (c) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

     5.22.2. Section 5.22.2 of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the leases and subleases ("Company Leases") and each leased and subleased parcel of real property in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "Company Leased Real Property") and for each Company Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) whether any third party or the Company is the guarantor of the obligations of any Subsidiary of the Company under the Company Lease and the identity of any such guarantor; (c) its term and any options to extend the term; and (d) the current rent payable as set forth on the rent roll report (it being understood that such amount reported on the rent roll report may not include percentage rent, common area maintenance, tax and insurance amounts payable by the Company under the Company Lease). The Company (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Company Leased Real Property, under each of the Company Leases described in Section 5.22.2 of the

  Company Disclosure Schedule. Except as noted in Section 5.22.2 of the Company Disclosure Schedule, the Company has delivered or made available to Gart true, correct and complete copies of each of the Company Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Company Lease: (a) the Company Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Company Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (c) neither the Company (or its applicable Subsidiary), nor, to the Knowledge of the Company, any other party to the Company Lease, is in any material respect in breach or default under the Company Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by the Company (or such Subsidiary) or permit termination, modification or acceleration under the Company Lease by any other party thereto; (d) the Company (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Company Lease; (e) the Company has not, and, to the Knowledge of the Company, no third party has, repudiated any provision of the Company Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Company Lease other than those that, individually or in the aggregate, do not constitute a Material Adverse Effect on the Company; (g) the Company Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Gart; (h) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Company Lease; and (i) each guaranty by the Company is in full force and effect and no default has occurred thereunder.

     5.22.3. The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the "Company Real Property." Except as disclosed on Section 5.22.1 or Section 5.22.2 of the Company Disclosure Schedule, there is no Company Real Property used by the Company or any of its Subsidiaries in their businesses. To the Knowledge of the Company, each parcel of Company Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. The Company and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Company Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Company Real Property if it were disclosed to the authorities having jurisdiction over such Company Real Property other than those (i) arising in the ordinary course of business or
  (ii) that do not constitute, individually or in the aggregate, a Material Adverse Effect on the Company.

     5.22.4. The Company has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of the Company, there are no such proceedings threatened, affecting any portion of the Company Real Property. The Company has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of the Company, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Company Real Property.

     5.22.5. To the Knowledge of the Company, the current use of the Company Real Property does not violate in any material respect any instrument of record or agreement affecting such Company Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Company Real Property that affect such Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company. No damage or destruction has occurred with respect to any of the Company Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect on the Company.

     5.22.6. There are currently in effect such insurance policies for the Company Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by the Company and its Subsidiaries with respect to the Company Real Property have been delivered or made available to Gart. All premiums due on such insurance policies have been paid by the Company, and the Company will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. The Company has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Company Real Property or any portion thereof. The Company has received no notice from any insurance company concerning, nor does the Company have any Knowledge of, any defects or inadequacies in the Company Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

     5.22.7. All buildings and other improvements included within the Company Real Property (the "Company Improvements") are, in all material respects, adequate to operate such facilities as currently used and all of the Company's SuperSports USA stores are in good condition and repair, and, to the Company's Knowledge, there are no facts or conditions affecting any of the Company Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. With respect to the Company Improvements, the Company has all rights of access that are reasonably necessary for the operation of its business.

     5.22.8. All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Company Real Property Permits") of all Governmental Entities having jurisdiction over the Company Real Property, the absence of which would be reasonably likely to cause a Company store to cease its operations, have been issued to the Company to enable the Company Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Company store to cease its operations from any Governmental Entity having jurisdiction over the Company Real Property threatening a suspension, revocation, modification or cancellation of any Company Real Property Permit or requiring any remediation in connection with maintaining any Company Real Property Permit, and, to the Knowledge of the Company, there is no basis for the issuance of any such notice or the taking of any such action.

   5.23. INSURANCE. Each of the Company and its Subsidiaries maintains insurance policies (the "Company Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 5.23 of the Company Disclosure Schedule contains a complete and accurate list of all Company Insurance Policies including those of the Company's Subsidiaries. Each Company Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and, other than as set forth in Section 5.23 of the Company Disclosure Schedule, all premiums due thereon have been paid in full. None of the Company Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Company Insurance Policy under which it is the insured party. No insurer under any Company Insurance Policy has cancelled or generally disclaimed Liability under any such policy or, to the Company's Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Company Insurance Policies have been filed in a timely fashion. Since February 3, 1996, there have been no historical gaps in insurance coverage of the Company and/or its Subsidiaries. The Company has provided to Gart a schedule setting forth the Company's general liability loss history for the Company's last five fiscal years and the Company's workers' compensation loss history for the Company's last two policy years.

   5.24. MERCHANDISE VENDORS. Set forth in Section 5.24 of the Company Disclosure Schedule is a list of the ten largest merchandise vendors of the Company based on the dollar value of materials or products purchased by the Company for the fiscal year ended January 29, 2000. Since such date, there has not been, nor as a result of the Merger to the Company's Knowledge is there anticipated to be, any change in relations with any of the major merchandise vendors of the Company and its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

   5.25. VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS. There are no disputes or disagreements between the Company or any of its Subsidiaries, on the one hand, and any vendor or landlord of the Company or any of its Subsidiaries or any Person that is a party to a co-operative advertising contract with the Company or any of its Subsidiaries, on the other hand, that are pending or, to the Knowledge of the Company, threatened that, in the aggregate and net of the reserve for such disputes and disagreements set forth in the most recent balance sheet (including the notes thereto) included in the Company SEC Documents, exceed $1,000,000; and the Company is not aware of any basis on which any such material disputes or disagreements could reasonably be expected to arise.

   5.26. STORE CLOSINGS. Except as set forth in Section 5.26 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any material Liability of any kind related to the closing of any store with respect to which the Company or any of its Subsidiaries terminated, following January 1, 1990, its leasehold or subleasehold interest.

   5.27. DISCLOSURE. Each representation and warranty made by the Company contained in this Agreement, and the Company Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, the Company and provided, or to be provided, to Gart in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

   5.28. TAKEOVER STATUTES. The board of directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby, the restrictions on business combinations set forth in Section 203 of the DGCL. To the Company's Knowledge, no other Takeover Statute applicable to the Company is applicable to the Merger or any of the other transactions contemplated hereby.

   5.29. OPINION OF FINANCIAL ADVISOR. Except as set forth in Section 5.29 of the Company Disclosure Schedule, the Company has received a written opinion from Financo, Inc. to the effect that, as of the date hereof, the Merger Consideration to be received in the Merger by the holders of the shares of Company Common Stock is fair to such holders from a financial point of view.

   5.30. BROKERS. Except as set forth in Section 5.30 of the Company Disclosure Schedule, except for fees, commissions and expenses payable to its financial advisor, Financo, Inc., with respect to its work in connection with rendering a fairness opinion with respect to the transactions contemplated by this Agreement, no broker, finder or financial advisor retained by the Company is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.

   5.31. FINANCING. The Company has no reason to believe that any condition to the Financing contemplated by the Financing Letter will fail to be satisfied in accordance with its terms (it being understood that, in making such representation, the Company is not assuming any responsibility for the representations, warranties and covenants of Gart and MergerSub set forth in this Agreement, which responsibility shall remain solely that of Gart and MergerSub).

                                   ARTICLE 6.

              Representations and Warranties of Gart and MergerSub

   Gart and MergerSub hereby represent and warrant to the Company that, except as set forth in the Gart Disclosure Schedule (provided, however, that each disclosure set forth in the Gart Disclosure Schedule shall not be deemed to refer to any section other than (i) the specific section or sections referenced in such disclosure and (ii) any other sections where the applicability of the disclosed matter or circumstance to the representation or warranty in question is reasonably obvious):

   6.1. ORGANIZATION AND GOOD STANDING. Each of Gart and MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. Each of Gart and MergerSub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, individually or in the aggregate. Without limiting the generality of the foregoing, Gart is qualified to do business in the states set forth on Section 6.1 of the Gart Disclosure Schedule.

   6.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the certificates of incorporation and by-laws or equivalent organizational documents, each as amended as of the date hereof, of Gart and MergerSub have been made available to the Company. The certificates of incorporation, by-laws and equivalent organizational documents of Gart and each of its current Subsidiaries are in full force and effect. Neither Gart nor any of its current Subsidiaries is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

   6.3. CAPITALIZATION.

     6.3.1. As of the date hereof, the authorized capital stock of Gart consists of 3,000,000 shares of Gart Preferred Stock, and 22,000,000 shares of Gart Common Stock. At the close of business on December 30, 2000, (a) no shares of Gart Preferred Stock were outstanding and (b) 7,354,864 shares of Gart Common Stock were outstanding. Section 6.3.1 of the Gart Disclosure Schedule sets forth the aggregate number (by type) as of such date of all outstanding options, warrants, rights and other securities of Gart convertible into, or exercisable for, shares of capital stock of Gart. All outstanding shares of Gart Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No shares of Gart Common Stock are owned by any direct or indirect Subsidiary of Gart. All of the shares of MergerSub Common Stock, upon their issuance, will be owned by Gart or an Affiliate of Gart.

     6.3.2. Except as described in this Section 6.3, set forth on Section
  6.3.1 of the Gart Disclosure Schedule and as contemplated by this Agreement, (a) no shares of capital stock or other equity securities of Gart are authorized, issued or outstanding, or reserved for issuance, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Gart or any of its current Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of Gart or any of its current Subsidiaries that require Gart or any of its current Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of Gart or any of its current Subsidiaries by sale, lease, license or otherwise; (b) neither Gart nor any of its Subsidiaries have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of Gart or any of its Subsidiaries; (c) neither Gart nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity that would be material in value to Gart; and (d) there are no voting trusts, proxies or other agreements or understandings to which Gart or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock or other equity interests of Gart or any of its Subsidiaries.

   6.4. GART SUBSIDIARIES. Section 6.4 of the Gart Disclosure Schedule contains a list of the following information for each current Subsidiary of Gart: (a) the name of such Subsidiary; (b) its authorized, issued and outstanding capital stock or other equity interests, and the percentage of such capital stock or other equity interests owned by Gart or any Subsidiary of Gart, and the identity of such owner; and (c) any capital stock reserved for future issuance pursuant to outstanding options or other agreements, and the identity of all parties to any such option or other agreement. Each current Subsidiary of Gart is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each current Subsidiary of Gart has all requisite corporate power and authority to carry on its business as it is now being conducted. Each current Subsidiary of Gart is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Gart. Without limiting the generality of the foregoing, the current Subsidiaries of Gart are qualified to do business in the states set forth on Section 6.4 of the Gart Disclosure Schedule. All of the outstanding shares of capital stock or other ownership interests in each of Gart's current Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Gart or another Subsidiary of Gart free and clear of all Liens, and are not subject to preemptive rights created by statute, such Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, or any agreement to which such Subsidiary is a party.

   6.5. CORPORATE AUTHORITY. Each of Gart and MergerSub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of Gart's stockholders with respect to the issuance of Gart Common Stock contemplated hereby, to consummate the transactions contemplated hereby. The execution and delivery by each of Gart and MergerSub of this Agreement and the consummation by each of Gart and MergerSub of the transactions contemplated hereby have been duly authorized by its respective board of directors and, except for the approval and adoption of Gart's stockholders with respect to the issuance of Gart Common Stock contemplated hereby, no other corporate action on the part of Gart or MergerSub is necessary to authorize the execution and delivery by Gart and MergerSub, respectively, of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Gart and MergerSub and constitutes a valid and binding agreement of each of Gart and MergerSub and is enforceable against Gart and MergerSub in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Registration Statement and the Proxy Statement has been duly authorized by the board of directors of Gart. The corporate records and minute books or other applicable records of Gart and MergerSub reflect all material action taken and authorizations made at meetings of such companies' boards of directors or any committees thereof and at any stockholders' meetings thereof.

   6.6. COMPLIANCE WITH APPLICABLE LAW. Gart and each of its Subsidiaries hold, and are in compliance with the terms of, all material Permits required for the operation of the businesses of Gart and its Subsidiaries, except for failures to hold or to comply with such Permits that would not have a Material Adverse Effect on Gart. With respect to material Permits of Gart and its Subsidiaries, to the Knowledge of Gart, no action or proceeding is pending or threatened that would reasonably be expected to have a Material Adverse Effect on Gart. The businesses of Gart and its Subsidiaries are being conducted in all material respects in compliance with all applicable material Laws of any Governmental Entity. To the Knowledge of Gart, no material investigation or review by any Governmental Entity with respect to Gart or its Subsidiaries is pending or threatened.

   6.7. NON-CONTRAVENTION. Except as set forth in Section 6.7 of the Gart Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or require the consent of any Person that is a party to, any Gart Lease or any other material Contract to which Gart or any of its Subsidiaries is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Gart or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of the certificate of incorporation or the by-laws or other equivalent organizational document, in each case as amended, of Gart or any of its Subsidiaries, or (c) subject to the governmental filings referenced in clause
(a) of Section 6.8, conflict with or violate any Order, or to the Knowledge of Gart, any Law applicable to Gart or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (a) and
(c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on Gart.

   6.8. GOVERNMENT APPROVALS AND CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Gart or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Gart or MergerSub or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (a) in connection, or in compliance, with the rules of The Nasdaq Stock Market, the provisions of the HSR Act, the Securities Act, the Exchange Act, and any state securities or blue sky law, (b) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) such other consents, Orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Gart.

   6.9. SEC DOCUMENTS AND OTHER REPORTS. Gart has filed on a timely basis all documents required to be filed by it with the SEC since January 4, 1997 (all such documents filed since January 4, 1997 and prior to the date hereof are referred to as the "Gart SEC Documents"). Complete and correct copies of the Gart SEC Documents have been made available to the Company. As of their respective dates, or if amended as of the date of the last such amendment, the Gart SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including all applicable rules and regulations promulgated by the SEC relating to Gart's audit committee), and none of the Gart SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the unaudited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of Gart, all as of and for the nine-month period ended October 28, 2000 (the "Gart Interim Financial Information") have been provided to the Company. The consolidated financial statements of Gart included in the Gart SEC Documents and the Gart Interim Financial Information (collectively, the "Gart Financials") fairly present, in all material respects, the consolidated financial position of Gart and its consolidated Subsidiaries, as of and for the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the Gart Interim Financial Information, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP during the periods involved (except as may be indicated therein or in the notes thereto). Since January 29, 2000, Gart has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

   6.10. ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities of Gart or any of its Subsidiaries of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of Gart (including the notes thereto), other than:

     (a) Liabilities incurred since January 29, 2000 in the ordinary course of business consistent with past practices;

     (b) reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement;

     (c) payments required as a result of the consummation of the Merger under the terms of any Gart Plans, as identified in Section 6.10(d) of the Gart Disclosure Schedule; and

     (d) Liabilities disclosed in the Gart SEC Documents filed prior to the date hereof or reserved against on Gart's most recent balance sheet delivered to the Company prior to the date hereof.

   6.11. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     6.11.1. Except as expressly contemplated or permitted by this Agreement, and other than the reasonable and customary fees and expenses incurred in connection with the transactions contemplated by this Agreement, since January 29, 2000, the business of Gart and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practices, neither Gart nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to Gart or its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development that, individually or in the aggregate, constitutes or would constitute a Material Adverse Effect on the Company.

     6.11.2. Without limiting the generality of the foregoing Section 6.11.1, since January 29, 2000, except as set forth in Section 6.11.2 of the Gart Disclosure Schedule, there has not been:

       (a) any damage, destruction or loss to any of the assets or properties of Gart or any of its Subsidiaries that, individually or in the aggregate, constitutes a Material Adverse Effect on Gart;

       (b) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) or capital return in respect of any shares of Gart's capital stock or any redemption, purchase or other acquisition by Gart or any of its Subsidiaries of any shares of Gart's capital stock, or any repurchase, redemption or other purchase by Gart or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Gart or any of its Subsidiaries, or any amendment of any material term of any outstanding security of Gart or any of its Subsidiaries;

       (c) any sale, assignment, transfer, lease or other disposition, or agreement to sell, assign, transfer, lease or otherwise dispose of, any of the assets of Gart or any of its Subsidiaries taken as a whole other than in the ordinary course of business consistent with past practices;

       (d) any acquisition (by merger, consolidation, or acquisition of stock or assets) by Gart or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration;

       (e) any (i) incurrence of, (ii) guarantee with respect to, or (iii) provision of credit support for, any indebtedness by Gart or any of its Subsidiaries other than pursuant to (A) the Gart Credit Facility in the ordinary course of business or (B) lease financings for equipment used in the operation of the businesses of Gart or any of its Subsidiaries in the ordinary course of business; or any creation or assumption by Gart or any of its Subsidiaries of any material Lien, other than any Permitted Lien, on any material asset;

       (f) any material change in any method of accounting or accounting practice (whether for financial accounting or Tax purposes) used by Gart or any of its Subsidiaries;

       (g) any revaluing in any material respect of any of the assets of Gart or any of its Subsidiaries on the Gart Financials, including, without limitation, writing down the value of any assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

       (h) any loan, advance or capital contribution made by Gart or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions, or investments of Gart made in the ordinary course of business consistent with past practices;

       (i) any waiver, direct or indirect, by Gart or any of its Subsidiaries of (i) any right or rights of material value or (ii) any payment of any material debt, Liability or other obligation owed to Gart or any of its Subsidiaries, except for non-material waivers and payments made in the ordinary course of business consistent with past practices;

       (j) any change in or amendment to Gart's or any of its Subsidiaries' certificate of incorporation, by-laws or other organizational documents;

       (k) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with or on behalf of, any officer, director, or employee of Gart, any of its Subsidiaries, or any Affiliate of any of them, or any business or entity in which Gart, any Subsidiary or any Affiliate of any of them, or relative of any such Person, has any material, direct or indirect, interest, except for (i) directors' fees, (ii) compensation to the officers and employees of Gart (including benefits received by such officers and employees as a result of their participation in Gart Plans) in the ordinary course of business consistent with past practices, and (iii) advancement or reimbursement of expenses in the ordinary course of business consistent with past practices;

       (l) any material modification or change in any Gart Insurance Policy that would result in a diminishment of coverage under such Gart Insurance Policy;

       (m) any acquisition of a fee simple interest or a leasehold or subleasehold interest in, or any sale, assignment, disposition, transfer, pledge, mortgage or lease of, any real property owned or leased by Gart or any of its Subsidiaries;

       (n) any issuance, sale or disposition of any capital stock or other equity interest in Gart, except upon the valid exercise of options in accordance with the terms thereof, or any issuance or grant of any options, warrants or other rights to purchase any such capital stock or equity interest, or any securities convertible into or exchangeable for such capital stock or equity interest, or any other change in the issued and outstanding capitalization of Gart;

       (o) any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in Gart or any securities convertible into or exchangeable for such capital stock or equity interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

       (p) any closure, shut down or other elimination of any of Gart's stores or offices or any material change in the basic character of its business, properties or assets, other than any store closures effected or proposed to be effected as set forth in Section 6.11.2 of the Gart Disclosure Schedule;

       (q) any action that, if it had been taken after the date hereof, would have required the consent of the Company under Section 7.1; and

       (r) any agreement to take any actions specified in this Section 6.11.2, except for this Agreement.

   6.12. ACTIONS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Entity against Gart or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of Gart, any of Gart's or its Subsidiaries' current or former directors or officers or any other Person whom Gart or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Gart. Except as set forth in Section 6.12 of the Gart Disclosure Schedule, there are no Actions pending or, to the Knowledge of Gart, threatened against Gart or any of its Subsidiaries, any of their properties, assets or businesses, or, to the Knowledge of Gart, any of Gart's or its Subsidiaries' current or former directors or officers or any other Person whom Gart or any of its Subsidiaries has agreed to indemnify that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Gart. To the Knowledge of Gart, there are no facts or circumstances specific to Gart that, if known to a third party, would reasonably be expected to result in such an Action that could have a Material Adverse Effect on Gart.

   6.13. CONTRACTS. Each Contract to which Gart or any of its Subsidiaries is a party is valid, binding and enforceable and in full force and effect in accordance with its terms, except where the failure to be so valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect on Gart, and there are no defaults by Gart or any of its Subsidiaries or, to the Knowledge of Gart, another party thereto thereunder, except any default that would not reasonably be expected to have a Material Adverse Effect on Gart. Except as set forth in Section 6.13 of the Gart Disclosure Schedule, neither Gart nor any of its Subsidiaries is a party to, or is bound by, any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, Gart or any such Subsidiary is entitled to conduct all or any material portion of the business of Gart and its Subsidiaries taken as a whole. Section 6.13 of the Gart Disclosure Schedule lists: (a) each Contract to which Gart or any of its Subsidiaries is a party that is material to the business, financial condition, results of operations or prospects of Gart and its Subsidiaries taken as a whole; and (b) each Contract that is material to the business, financial condition, results of operations or prospects of Gart and its Subsidiaries taken as a whole and to which Gart or any of its Subsidiaries is a party with respect to which a consent of any of the other parties thereto will be required in connection with the transactions contemplated by this Agreement.

   6.14. TAXES.

     6.14.1. All Tax Returns required to have been filed by, or with respect to, Gart, any of its Subsidiaries or any affiliated, consolidated, combined, unitary or similar group of which Gart or any Subsidiary is or was a member (a "Relevant Gart Group") have been duly and timely filed (including any extensions), except for such Tax Returns where the failure to file such Tax Returns would not have a Material Adverse Effect on Gart. All such Tax Returns are true, complete and correct in all material respects. All material Taxes due and payable by Gart, any of its Subsidiaries or any member of a Relevant Gart Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Gart Financials, have been paid or accrued on the balance sheet included in the Gart Financials.

     6.14.2. Gart and its Subsidiaries have not incurred any material liability for Taxes in the period after the date of the Gart Financials. The unpaid Taxes of Gart and its Subsidiaries (a) did not, as of the most recent fiscal quarter end, exceed by any material amount the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Gart Financials and (b) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

     6.14.3. Neither Gart nor any of its Subsidiaries is a party to any agreement extending the time within which to file any Tax Return. Except for claims listed in Section 6.14.3 of the Gart Disclosure Schedule, no claim has ever been made by a Taxing Authority of any jurisdiction in which Gart or any member of any Relevant Gart Group does not file Tax Returns that Gart or such member is or may be subject to taxation by that jurisdiction.

     6.14.4. Gart, each of its Subsidiaries and each member of any Relevant Gart Group has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

     6.14.5. Gart does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, it, any of its Subsidiaries, or any Relevant Gart Group for any past period. There is no dispute or claim concerning any Tax liability of Gart or any of its

  Subsidiaries either (a) threatened, or to Gart's knowledge otherwise claimed or raised by any Taxing Authority or (b) of which Gart is otherwise aware. There are no Liens for Taxes upon the assets and properties of Gart or any of its Subsidiaries other than Liens for Taxes not yet due. Section
  6.14.3 of the Gart Disclosure Schedule indicates those Tax Returns, if any, of Gart, each of its Subsidiaries and each member of any Relevant Gart Group that have been audited or examined since the fiscal year ended January 6, 1996 by Taxing Authorities, and indicates those Tax Returns of Gart, each of its Subsidiaries and each member of any Relevant Gart Group that currently are the subject of audit or examination. Gart has made available to the Company complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Gart, each of its Subsidiaries and each member of any Relevant Gart Group since the fiscal year ended January 30, 1999.

     6.14.6. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, Gart or any of its Subsidiaries or with respect to any Tax assessment or deficiency affecting Gart, any of its Subsidiaries or any Relevant Gart Group.

     6.14.7. Except for rulings and agreements listed in Section 6.14.7 of the Gart Disclosure Schedule, neither Gart nor any of its Subsidiaries has received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

     6.14.8. Neither Gart nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Relevant Gart Group of which Gart is the parent (a) under Section 1.1502-6 of the treasury regulations (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by Contract or (d) otherwise.

     6.14.9. Neither Gart nor any of its Subsidiaries (a) has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (b) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

     6.14.10 Neither Gart nor any of its Subsidiaries is a party to, or bound by, any obligations under any tax sharing, tax allocation, tax indemnity, or similar agreement or arrangement.

     6.14.11 Neither Gart nor any of its Subsidiaries is a partner in any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

     6.14.12 Neither Gart nor any of its Subsidiaries was included, nor is it includible in, the Tax Return of any Relevant Gart Group with any corporation other than such a return of which Gart is the common parent corporation.

   6.15. TITLE TO PROPERTIES; ENCUMBRANCES. Except as described in the following sentence, each of Gart and its Subsidiaries has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of Gart and its Subsidiaries as of January 29, 2000 included in the Gart SEC Documents (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on Gart. Except as described in Section 6.15 of the Gart Disclosure Schedule, none of such properties or assets are subject to any material Liens (whether absolute, accrued, contingent or otherwise) other than Permitted Liens.

   6.16. INTELLECTUAL PROPERTY. Gart owns or has the right to use all Intellectual Property Rights (other than confidentiality and nondisclosure agreements, license agreements, third-party software generally commercially available on a "shrink wrap" license or similar basis and non-material copyright and trade secret items) now used or presently proposed to be used in the business of Gart and its Subsidiaries (the "Gart Intellectual Property Rights") (without the making of any payment to others or the obligation to grant rights to others in exchange, except as set forth in Section 6.16 of the Gart Disclosure Schedule) in all material respects necessary to the conduct of its business as presently being conducted. To the Knowledge of Gart, Gart has no limitation by contract or imposed by any court on its ability to use the Gart Intellectual Property Rights in any jurisdiction inside or outside the United States in which Gart is engaged in material business activities to the extent of the manner in which such business is currently conducted by Gart in such jurisdiction. Except as set forth in Section 6.16 of the Gart Disclosure Schedule, the validity of the Gart Intellectual Property Rights, the title thereto of Gart, and the authority of Gart to use the Gart Intellectual Property Rights as such Gart Intellectual Property Rights are presently being used in any material manner is not being challenged in any administrative or judicial proceeding to which Gart is a party or, to the Knowledge of Gart, is subject, nor has any such claim been threatened in writing to Gart or any of its Subsidiaries within the preceding three years. To the Knowledge of Gart, the conduct of the business of Gart as now conducted does not infringe or conflict in any material respect with (a) the Trademark Rights or Patent Rights of others, or (b) any other Intellectual Property Rights of others. Gart has, as of the date hereof, and will have as of the Effective Time, satisfied all current requirements necessary to maintain the validity of all Gart Intellectual Property Rights, and the right to use such Gart Intellectual Property Rights in all material respects, necessary to the conduct of Gart's business as it is presently being conducted. Gart has no Knowledge of any use of any Gart Intellectual Property Rights owned by or exclusively licensed to Gart that is now being made, except (i) by Gart or (ii) by any Person duly licensed by it to use the same under a Contract as described in Section 6.16 of the Gart Disclosure Schedule. Except as set forth in Section
6.16 of the Gart Disclosure Schedule, Gart has no Knowledge of any infringement by others of any Gart Intellectual Property Rights. To the Knowledge of Gart, all licenses and other agreements pertaining to the Gart Intellectual Property Rights are in compliance in all material respects with all applicable laws and regulations in all jurisdictions in which Gart conducts any business operations, including, without limitation, those pertaining to remittance of foreign exchange and taxation. The consummation of the transactions contemplated hereby will not alter or impair the rights and interests of Gart in the Gart Intellectual Property Rights, and Gart will have the same rights and interests in the Gart Intellectual Property Rights immediately after the Closing as it will have immediately prior to the Closing.

   6.17. PROVIDED INFORMATION. The information supplied, or to be supplied, by Gart or MergerSub for inclusion in the Registration Statement, the Proxy Statement or any other filing required to be filed with the SEC will not, (i) in the case of the Registration Statement or such other required filing, as applicable, on the date it is filed with the SEC, on the date each amendment or supplement thereto is filed with the SEC, on the date it becomes effective, and as of the Effective Time, and (ii) in the case of the Proxy Statement, on the dates of the mailing of the Proxy Statement by the Company and Gart or on the dates of the Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of (A) the Registration Statement, on the date it becomes effective, (B) the Proxy Statement and any amendments or supplements thereto, on their respective dates of mailing, and (C) any other filing required to be filed with the SEC, as of the date thereof, insofar as they relate to or are filed or are deemed to be filed by Gart or any of its Affiliates, will comply in all material respects with all applicable requirements of the Exchange Act. Notwithstanding the foregoing, Gart and MergerSub make no representations with respect to any statement in the foregoing documents based upon, and conforming to, information supplied by the Company for inclusion therein.

   6.18. GART PLANS; ERISA. During the six-year period ending on the Closing Date, neither Gart nor any Gart ERISA Affiliate is or was obligated to make any contributions to any "multi-employer plan," as defined in Section 3(37) of ERISA. No amount is due or owing from Gart or any Gart ERISA Affiliate to any "multi-employer plan," as defined in Section 3(37) of ERISA, on account of any withdrawal therefrom. During the six-year period ending on the Closing Date, neither Gart nor any Gart ERISA Affiliate maintains or maintained, or is or was obligated to contribute to, any plan described in Section 414(j) of the Code or subject to Title IV of ERISA other than a "multi-employer plan," as defined in
Section 3(37) of ERISA, and no such
plan subject to Title IV of ERISA has ever been terminated other than in a "standard termination" under Section 4041(b) of ERISA. Neither Gart nor any Gart ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any Person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither Gart nor any Gart ERISA Affiliate has any Knowledge of any circumstances that reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other laws. Each Gart Plan that is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D(a) of the Code, has complied in all material respects, and, except as required by such sections of the Code, no Gart Plan that is a "welfare benefit plan," as defined in Section 3(1) of ERISA, provides for post-employment benefits. None of the Gart Plans nor any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists that by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Gart Plan. Each of the Gart Plans that is intended to be a qualified plan under
Section 401(a) of the Code has received a favorable determination letter from the IRS, and has been operated substantially in accordance with its terms and with the provisions of the Code. All of the Gart Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Laws. All contributions required to be made to each of the Gart Plans under the terms of that Gart Plan, ERISA, the Code or any other applicable Laws have been timely made. Other than routine claims for benefits under the Gart Plans, there are no pending, or, to the best Knowledge of Gart, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Gart Plans, or the fiduciaries, administrators, or trustees of any of the Gart Plans or Gart or any Gart ERISA Affiliate of either as the employer or sponsor under any Gart Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Gart Plan or any other Person whomsoever. Gart knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

   6.19. ENVIRONMENTAL MATTERS. Gart and its Subsidiaries are and at all times have been, and all real property currently or previously owned, leased, occupied, used by or under the control of Gart or any of its Subsidiaries and all operations or activities of Gart and its Subsidiaries (including, without limitation, those conducted on or taking place at any of such Gart Real Property) are and have been, in compliance with and not subject to any Liability or obligation under any applicable Environmental Law or Environmental Permit except where any of the foregoing would not have a Material Adverse Effect on Gart. There is no condition or circumstance regarding Gart or any of its Subsidiaries or their business or any such Gart Real Property or the operations or activities conducted thereon, that, to the Knowledge of Gart, could reasonably be expected to give rise to a violation of, or Liability or obligation under, any applicable Environmental Law or Environmental Permit which would have a Material Adverse Effect on Gart. Neither Gart, any of its Subsidiaries nor, to the Knowledge of Gart, any Person, the acts or omissions of which may be attributable to, the responsibility of, or be the basis of a Liability to, Gart, has, or has arranged to have, any Hazardous Material generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could reasonably be expected to become or result in a Material Adverse Effect on Gart. Gart has not received written notice of any allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against Gart relating or pursuant to any Environmental Law or Environmental Permit except those that have been corrected or complied with or that are not material to Gart, and, to the Knowledge of Gart, no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened.

   6.20. LABOR MATTERS. With respect to employees of Gart and its Subsidiaries:
(a) to the Knowledge of Gart, there are no pending or threatened unfair labor practice charges or employee grievance charges; (b) there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Gart, threatened against Gart, and there has been no such event during the 18 months preceding the date hereof; and (c) Gart is not a party to any collective bargaining agreements. Gart is, and since January 29, 2000 has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices and the terms and conditions of employment, wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices, except where such failure to comply would not have a Material Adverse Effect on Gart. Gart is not delinquent in any material respect in payments to its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or any amounts required to be reimbursed to such employees.

   6.21. RELATED PARTY TRANSACTIONS. Except as set forth in Section 6.21 of the Gart Disclosure Schedule or as contemplated by the transactions contemplated hereby, no (a) beneficial owner of 10% or more of Gart's outstanding capital stock, (b) officer or director of Gart or (c) any Person (other than Gart) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) has any interest in: (i) any Contract, arrangement or understanding with, or relating to, the business or operations of, Gart or any of its Subsidiaries; (ii) any loan, Contract, arrangement, understanding or agreement for, or relating to, indebtedness of Gart or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such Contract, arrangement or understanding constituting a Gart Plan.

   6.22. REAL ESTATE.

     6.22.1. Section 6.22.1 of the Gart Disclosure Schedule sets forth a true, correct and complete list of all real property (including improvements thereon) owned in fee simple by Gart (collectively, the "Gart Owned Real Property"). With respect to each such parcel of Gart Owned Real
  Property: (a) Gart (either directly or through a Subsidiary) owns fee simple marketable title to such parcel, subject to no Liens other than any Permitted Liens or any Liens set forth in Section 6.22.1 of the Gart Disclosure Schedule; (b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel; and (c) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

     6.22.2. Section 6.22.2 of the Gart Disclosure Schedule sets forth a true, correct and complete list of all of the leases and subleases ("Gart Leases") and each leased and subleased parcel of real property in which Gart or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "Gart Leased Real Property") and for each Gart Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder will be required in connection with the transactions contemplated by this Agreement; (b) whether any third party or Gart is the guarantor of the obligations of any Subsidiary of Gart under the Gart Lease and the identity of any such guarantor; (c) its term and any options to extend the term; and (d) the current rent payable as set forth on the rent roll report (it being understood that such amount reported on the rent roll report may not include percentage rent, common area maintenance, tax and insurance amounts payable by Gart under the Gart Lease). Gart (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Gart Leased Real Property, under each of the Gart Leases described in Section 6.22.2 of the Gart Disclosure Schedule. With respect to each Gart Lease: (a) the Gart Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Gart Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (c) neither Gart (or its applicable Subsidiary), nor, to the Knowledge of Gart, any other party to the Gart Lease, is in any material respect in breach or default under the Gart Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by Gart (or such Subsidiary) or permit termination, modification or acceleration under the Gart Lease by any other party thereto; (d) Gart (or its applicable Subsidiary) has performed and will continue to perform all of its obligations in all material respects under the Gart Lease; (e) Gart has not, and, to the Knowledge of Gart, no third party has, repudiated any provision of the Gart Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Gart Lease other than those that, individually or in the aggregate, do not constitute a Material Adverse Effect on Gart; (g) the Gart Lease has not been modified in any respect, except to the extent that such modifications are set forth in documents previously delivered or made available to the Company; (h) Gart has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Gart Lease; and (i) each guaranty by Gart is in full force and effect and no default has occurred thereunder.

     6.22.3. The Gart Owned Real Property and the Gart Leased Real Property are referred to collectively herein as the "Gart Real Property." Except as disclosed on Section 6.22.1 or Section 6.22.2 of the Gart Disclosure Schedule, there is no Gart Real Property used by Gart or any of its Subsidiaries in their businesses. To the Knowledge of Gart, each parcel of Gart Real Property is in material compliance with all existing Laws, including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. Section 12102 et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. Gart and its Subsidiaries have received no notice of, and have no Knowledge of, any condition currently or previously existing on the Gart Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to the Gart Real Property if it were disclosed to the authorities having jurisdiction over such Gart Real Property other than those (i) arising in the ordinary course of business or (ii) that do not constitute, individually or in the aggregate, a Material Adverse Effect on Gart.

     6.22.4. Gart has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of Gart, there are no such proceedings threatened, affecting any portion of the Gart Real Property. Gart has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of Gart, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Gart Real Property.

     6.22.5. To the Knowledge of Gart, the current use of the Gart Real Property does not violate in any material respect any instrument of record or agreement affecting such Gart Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of the Gart Real Property that affect such Gart Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Material Adverse Effect on Gart. No damage or destruction has occurred with respect to any of the Gart Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect on Gart.

     6.22.6. There are currently in effect such insurance policies for the Gart Real Property as are customarily maintained with respect to similar properties. All premiums due on such insurance policies have been paid by Gart, and Gart will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. Gart has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to the Gart Real Property or any portion thereof. Gart has received no notice from any insurance company concerning, nor does Gart have any Knowledge of, any defects or inadequacies in the Gart Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

     6.22.7. All buildings and other improvements included within the Gart Real Property (the "Gart Improvements") are, in all material respects, adequate to operate such facilities as currently used, and, to Gart's Knowledge, there are no facts or conditions affecting any of the Gart Improvements that would, individually or in the aggregate, interfere in any significant respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Gart. With respect to the Gart Improvements, Gart has all rights of access that are reasonably necessary for the operation of its business.

     6.22.8. All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Gart Real Property Permits") of all Governmental Entities having jurisdiction over the Gart Real Property, the absence of which would be reasonably likely to cause a Gart store to cease its operations, have been issued to Gart to enable the Gart Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. Gart has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Gart store to cease its operations from any Governmental Entity having jurisdiction over the Gart Real Property threatening a suspension, revocation, modification or cancellation of any Gart Real Property Permit or requiring any remediation in connection with maintaining any Gart Real Property Permit, and, to the Knowledge of Gart, there is no basis for the issuance of any such notice or the taking of any such action.

   6.23. INSURANCE. Each of Gart and its Subsidiaries maintains insurance policies (the "Gart Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Gart Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and, other than as set forth in Section 6.23 of the Gart Disclosure Schedule, all premiums due thereon have been paid in full. None of the Gart Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Each of Gart and its Subsidiaries has complied in all material respects with the provisions of each Gart Insurance Policy under which it is the insured party. No insurer under any Gart Insurance Policy has cancelled or generally disclaimed Liability under any such policy or, to Gart's Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Gart Insurance Policies have been filed in a timely fashion. Since January 6, 1996, there have been no historical gaps in insurance coverage of Gart and/or its Subsidiaries.

   6.24. MERCHANDISE VENDORS. Since January 29, 2000, there has not been any change in relations with any of the major merchandise vendors of Gart and its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on Gart.

   6.25. VENDORS AND LANDLORDS; CO-OPERATIVE ADVERTISING CONTRACTS. There are no disputes or disagreements between Gart or any of its Subsidiaries, on the one hand, and any vendor or landlord of Gart or any of its Subsidiaries or any Person that is a party to a co-operative advertising contract with Gart or any of its Subsidiaries, on the other hand, that are pending or, to the Knowledge of Gart, threatened that, in the aggregate and net of the reserve for such disputes and disagreements set forth in the most recent balance sheet (including the notes thereto) included in the Gart SEC Documents, exceed $1,000,000; and Gart is not aware of any basis on which any such material disputes or disagreements could reasonably be expected to arise.

   6.26. STORE CLOSINGS. Except as set forth in Section 6.26 of the Gart Disclosure Schedule, neither Gart nor any of its Subsidiaries have any material Liability of any kind related to the closing of any store with respect to which Gart or any of its Subsidiaries terminated, following January 1, 1990, its leasehold or subleasehold interest.

   6.27. DISCLOSURE. Each representation and warranty made by Gart or MergerSub contained in this Agreement, and the Gart Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, Gart or MergerSub and provided, or to be provided, to the Company in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

   6.28. TAKEOVER STATUTES. The board of directors of Gart has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby, the restrictions on business combinations set forth in Section 203 of the DGCL. To Gart's Knowledge, no other Takeover Statute applicable to Gart is applicable to the Merger or any of the other transactions contemplated hereby.

   6.29. BROKERS. Except as set forth in Section 6.29 of the Gart Disclosure Schedule, except for fees, commissions and expenses payable to its financial advisor, Stephens, Inc., no broker, finder or financial advisor retained by Gart or MergerSub is entitled to any brokerage, finder's or other fee or commission from Gart or MergerSub in connection with the transactions contemplated by this Agreement.

   6.30. FINANCING. Gart has received, and has delivered to the board of directors of the Company, a copy of a letter dated February 9, 2001 from The CIT Group/Business Credit, Inc., pursuant to which such Person has committed, subject to the terms and conditions set forth therein, to enter into a new credit facility (the "New Credit Facility") providing for loans to Gart and its Subsidiaries of up to $300,000,000. As used in this Agreement, the aforementioned commitment shall be referred to as the "Financing Letter," and the financing to be provided under the New Credit Facility shall be referred to as the "Financing." The Financing Letter contemplates that the New Credit Facility will be executed immediately following the consummation of the transactions contemplated hereby and that, concurrently with such execution, each of the Company Credit Facility and the Gart Credit Facility will be terminated. Gart has no reason to believe that any condition to the Financing contemplated by the Financing Letter will fail to be satisfied in accordance with its terms (it being understood that, in making such representation, Gart is not assuming any responsibility for the representations, warranties and covenants of the Company set forth in this Agreement, which responsibility shall remain solely that of the Company). The aggregate proceeds of the Financing are in an amount sufficient (a) to pay when due, pursuant to the terms and conditions herein, all necessary cash payments to be made by Gart and the Surviving Corporation in connection with the Merger and the other transactions contemplated hereby, (b) to provide a reasonable amount of working capital financing, and (c) to pay related fees and expenses.

   6.31. NO PRIOR ACTIVITIES. MergerSub has not incurred, directly or indirectly, any material Liabilities or obligations except those incurred in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby. Except as contemplated by this Agreement or in connection with the transactions contemplated hereby, MergerSub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any material obligation or undertaking.

                                   ARTICLE 7.

                                   Covenants

   7.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise specifically contemplated by this Agreement, without the prior written consent of Gart, from the date hereof to the Effective Time, each of the Company and its Subsidiaries shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its commercially reasonable best efforts to (a) preserve intact its present business organization, (b) maintain in effect all material federal, state and local Permits that are required for the Company or any of its Subsidiaries to carry on its business, (c) keep available the services of its present employees and consultants, and (d) preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it. Without limiting the generality of the foregoing, except as otherwise specifically contemplated by this Agreement or the Company Disclosure Schedule, without the prior written consent of Gart (with respect to which the determination by Gart whether to provide such consent shall not be unreasonably delayed), prior to the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to:

     7.1.1. propose or adopt any change in its certificate of incorporation or by-laws or comparable organizational documents;

     7.1.2. (a) merge with or acquire a direct or indirect ownership interest or investment in (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise) any corporation, partnership or other business organization or division thereof; (b) sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business consistent with past practices) or securities; (c) waive, release, grant, or transfer any rights of value that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole; (d) modify or change in any material respect any material Permit;
  (e) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business consistent with past practices; (f) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of any other Person, except in the ordinary course of business consistent with past practices; (g) mortgage, pledge or subject to any Lien (other than any Permitted Lien), charge or other encumbrance any of the Company's or its Subsidiaries' material assets, properties or business, whether tangible or intangible; (h) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business consistent with past practices; (i) authorize any capital expenditure or expenditures not in the ordinary course of business consistent with past practices; (j) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; (k) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries taken as a whole; or
  (l) amend, modify or waive any material right under any material Contract of the Company or any of its Subsidiaries, except as otherwise permitted by this Agreement;

     7.1.3. enter into any new lease, sublease, assignment or other agreement (other than any service or maintenance agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practices) in respect of the Company Real Property without Gart's prior written consent (which consent may be withheld in Gart's sole and absolute discretion), except as described in Section 7.1 of the Company Disclosure Schedule;

     7.1.4. extend, renew, replace, amend, modify or alter any existing Company Lease (other than in the ordinary course of business and consistent with past practices and this Agreement, provided, that the Company shall provide Gart with 10 days' advance notice of such proposed action and the opportunity to discuss such proposed action with the Company) in respect of the Company Real Property, except as described in Section 7.1 of the Company Disclosure Schedule;

     7.1.5. sell, contribute, assign or create any right, title or interest whatsoever in or to the Company Real Property, or create or permit to exist thereon any Lien (other than any Permitted Lien), charge or encumbrance, or enter into any agreement to do any of the foregoing, without the prior written consent of Gart (which consent may be granted or withheld in Gart's sole and absolute discretion);

     7.1.6. knowingly take any action that would result in any representation or warranty of the Company contained in this Agreement that is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

     7.1.7. split, combine or reclassify any shares of, or declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of, any capital stock of the Company or any of its Subsidiaries, or redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any capital stock of the Company or any of its Subsidiaries;

     7.1.8. adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, fund or other arrangement for the benefit and welfare of any director, officer, employee, agent or consultant providing management services or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements); make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to a Company Plan or otherwise; or grant, issue, accelerate, pay or accrue, or agree to pay or make any accrual or arrangement for payment of, salary or other payments or benefits pursuant to, or adopt or amend, any new or existing Company Plan; provided, however, that, notwithstanding the foregoing, the Company shall be entitled to increase the compensation of employees, make arrangements with new employees that are not material, and make modifications in incentive programs and personnel policies and procedures for non-officer employees that are not material, in each case in the ordinary course of business consistent in type and amount with past practices; and provided, further, that, notwithstanding the foregoing, the Company shall be entitled to commit to or provide for (a) severance and/or "stay bonus" benefits to employees who are hired after the date hereof and prior to the Effective Time, or (b) increases in benefits to existing employees of the Company or its Subsidiaries as of the date hereof (other than any such employees who have the rank of a corporate-level vice president or a more senior rank), provided that (i) the aggregate amount of all such benefits committed to or provided for the employees under clauses (a) and (b) does not exceed $400,000, (ii) the Company shall commit to or provide for only such benefits as it determines are reasonably necessary to obtain the services of each such employee, and (iii) in the case of increases in benefits to employees under clause (b), the Company shall use commercially reasonable efforts to implement other methods to retain such employees before committing to or providing for such increases.

     7.1.9. except in the ordinary course of business consistent with past practices or as required by applicable Law or GAAP, revalue in any material respect any of its assets on the Company Financials, including writing down the value of inventory in any material manner or writing off notes or accounts receivable in any material manner;

     7.1.10. pay, discharge or satisfy any material claims, Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices;

     7.1.11. make any material Tax election, or settle or compromise any material Tax Liability;

     7.1.12. make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of the Company;

     7.1.13. authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any capital stock of the Company or any of its Subsidiaries or equity equivalents;

     7.1.14. adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

     7.1.15. alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure or ownership of any Subsidiary;

     7.1.16. permit to lapse any material Permits;

     7.1.17. permit to lapse any registrations or applications for material Company Intellectual Property Rights owned, licensed, or used by the Company (provided, that the Company shall use commercially reasonable efforts to provide Gart with at least 10 days' advance notice of such event and the opportunity to discuss such matter with the Company); or

     7.1.18. agree or commit to do any of the foregoing.

   7.2. CONDUCT OF BUSINESS BY GART PENDING THE MERGER. Except as otherwise specifically contemplated by this Agreement, without the prior written consent of the Company, from the date hereof to the Effective Time, each of Gart and its Subsidiaries shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its commercially reasonable best efforts to (a) preserve intact its present business organization, (b) maintain in effect all material federal, state and local Permits that are required for Gart or any of its Subsidiaries to carry on its business, (c) keep available the services of its present employees and consultants, and (d) preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it. Without limiting the generality of the foregoing, except as otherwise specifically contemplated by this Agreement or in the Gart Disclosure Schedule, without the prior written consent of the Company (with respect to which the determination by the Company whether to provide such consent shall not be unreasonably delayed), prior to the Effective Time, Gart shall not, nor shall it permit any of its Subsidiaries to:

     7.2.1. propose or adopt any change in its certificate of incorporation or by-laws or comparable organizational documents;

     7.2.2. (a) merge with or acquire a direct or indirect ownership interest or investment (other than an ownership interest that is not material) in (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise) any corporation, partnership or other business organization or division thereof; (b) sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business consistent with past practices) or securities; or (c) waive, release, grant, or transfer any rights of value that are, individually or in the aggregate, material to Gart and its Subsidiaries taken as a whole;

     7.2.3. knowingly take any action that would result in any representation or warranty of Gart contained in this Agreement that is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

     7.2.4. split, combine or reclassify any shares of, or declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of, any capital stock of Gart or any of its Subsidiaries, or redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any capital stock of Gart or any of its Subsidiaries;

     7.2.5. except in the ordinary course of business consistent with past practices or as required by applicable Law or GAAP, revalue in any material respect any of its assets on the Gart Financials, including writing down the value of inventory in any material manner or writing off notes or accounts receivable in any material manner;

     7.2.6. make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of Gart;

     7.2.7. authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any capital stock of Gart or any of its Subsidiaries or equity equivalents; provided, however, that, notwithstanding the provisions of this Section 7.2.7, Gart and its Subsidiaries shall be entitled to (a) issue or grant options to employees, directors and consultants of Gart and its Subsidiaries, and issue capital stock upon the exercise by holders of options to purchase capital stock of Gart, and (b) issue securities of Gart or its Subsidiaries substantially all the net proceeds of which are used to
  (i) retire indebtedness or other ordinary course or general liabilities of Gart or its Subsidiaries and/or (ii) provide working capital for Gart or its Subsidiaries, provided that any such transactions pursuant to clause
  (b) shall be on fair market value terms, and further provided that the Company's board of directors shall not have determined in good faith, prior to the consummation of any such transactions pursuant to clause (b), that any such transactions would adversely affect the fairness of the Merger or materially delay the consummation of the Merger, and further provided that Gart shall provide to the Company (x) notice as soon as reasonably practicable following the consummation of any such transactions pursuant to clause (a) (other than issuances of capital stock upon the exercise by holders of options to purchase capital stock of Gart) and (y) notice as soon as reasonably practicable (and, in any event, at least five Business
  Days) in advance of the consummation of any such transactions pursuant to clause (b);

     7.2.8. adopt a plan of complete or partial liquidation, dissolution or restructuring of Gart or any of its Subsidiaries; or

     7.2.9. agree or commit to do any of the foregoing.

   7.3. ACCESS AND INFORMATION. Each of Gart and the Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other party and to such other party's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under applicable Law as advised by counsel and except as may be limited by any confidentiality obligation contained in any Contract with a third party) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. Such access may include reasonable access to employees, books, records and properties necessary to conduct Phase I environmental studies and surveys on Company Owned Real Property. The Company agrees to cooperate reasonably with Gart with respect to transition activities prior to the Effective Time, provided that such activities (i) do not cause any unreasonable interference with the operation of the Company's business and (ii) do not violate any applicable Laws. The Company shall have provided to Gart prior to the date hereof a true and complete list, as of a current date, of all employees who are employed by the Company at the Company's headquarters and all other employees above the store manager level, such list to include such employees' salaries, wages, other significant compensation (other than benefits under the Company Plans), dates of employment and positions.

   7.4. NO SOLICITATION.

     7.4.1. The Company agrees that neither it, nor any of its Subsidiaries or Affiliates, nor any of the respective directors, executive officers, agents or representatives of any of the foregoing, will, directly or indirectly, (a) solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or the acquisition of all or any significant part of the assets or capital stock (including, but not limited to, a control position voting interest) of the Company or any Subsidiary of the Company (an "Acquisition Transaction"), (b) negotiate or otherwise engage in discussions with any Person with respect to any Acquisition Transaction, or that may reasonably be expected to lead to a proposal for an Acquisition Transaction, or (c) enter into any agreement, arrangement or understanding (including any letter of intent, agreement in principle or similar agreement) with respect to any such Acquisition Transaction, in the case of each clauses (a), (b) and (c) other than in connection with the transactions with Gart and MergerSub contemplated by this Agreement; provided, however, that, the Company may, in response to a proposal or inquiry that is unsolicited and received by the Company after the date hereof, furnish information to, negotiate or otherwise engage in discussions with any Person (pursuant to a customary confidentiality agreement) that makes or indicates in writing an intention or desire to make, and with respect to whom the board of directors of the Company has concluded in good faith after consultation with its financial advisor is capable of making, a Superior Proposal (as herein defined), if the board of directors of the Company determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the board of directors of the Company under applicable Law and such proposed Acquisition Transaction was not solicited by it in, or did not otherwise result from a, breach of this
  Section 7.4.1, and the board of directors of the Company complies with the other provisions of this Section 7.4.1; and, provided, further, that, notwithstanding anything to the contrary contained herein, the board of directors of the Company may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act, comply with Rule 14d-9 thereunder and make all other disclosures required by applicable Law. Notwithstanding any of the foregoing to the contrary, the Company may engage in discussions with, or provide information to, any Person or group that has made a proposal unsolicited after the date hereof with respect to an Acquisition Transaction for the limited purpose of determining whether such proposal is, or could lead to, a Superior Proposal.

     7.4.2. The Company agrees that, as of the date hereof, it, its Subsidiaries and Affiliates, and the respective directors, executive officers, agents and representatives of any of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Gart and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to promptly advise Gart of any inquiries or proposals received by, any information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or Affiliates, or any of the respective directors, executive officers, agents or representatives of any of the foregoing, in each case from a Person (other than Gart, MergerSub and their representatives) with respect to an Acquisition Transaction, and, concurrently with such advisement, to provide to Gart a reasonable summary of the terms of such Acquisition Transaction (including the terms of any financing arrangement or commitment in connection therewith) and the identity of such third Person, and, except as otherwise would be inconsistent with the fiduciary duties of the Company's board of directors under applicable Law, to update on an ongoing basis or upon Gart's reasonable request the status thereof, as well as any actions taken or other developments pursuant to this Section
  7.4.2. As used herein, "Superior Proposal" means: (i) a bona fide fully-financed written proposal or offer made by any Person or group (other than Gart or any of its Subsidiaries) with respect to an Acquisition Transaction; or (ii) a bona fide written proposal or offer made by any Person or group (other than Gart or any of its Subsidiaries) with respect to an Acquisition Transaction that would produce a greater value per share of Company Common Stock than the Merger Consideration; provided, that, in the case of either clause (i) or (ii), such proposal or offer would otherwise be on terms that the board of directors of the Company determines in good faith, based on the advice of independent financial advisors and legal counsel, to be more favorable to the Company's stockholders than the transactions contemplated hereby.

   7.5. GOVERNMENTAL ENTITIES. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or to cause to be taken promptly, all actions and to do promptly, or to cause to be done promptly, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required regulatory approvals and consents.

   7.6. BEST EFFORTS. Subject to the terms and conditions provided herein, the Company agrees that it shall use its commercially reasonable best efforts to secure waivers and/or consents from such third parties as may be necessary in the judgment of the Company or Gart in order to consummate the transactions contemplated hereby; provided, however, that, unless requested by Gart, the Company shall not make any payment (or provide any similar non-monetary benefit) to a third party (other than any such payment or benefit that is de minimis in amount) in connection with securing any waiver or consent from such third party without the prior written approval of Gart.

   7.7. CERTAIN FILINGS UNDER SECURITIES LAWS. As soon as reasonably practicable after the date hereof, the Company and Gart shall prepare and file with the SEC the Registration Statement (including the Proxy Statement in preliminary form) and any other filing required to be filed with the SEC. The Company and Gart shall each use its reasonable best efforts to have the Proxy Statement and any other such required filing cleared by the SEC and the Registration Statement declared effective as soon as practicable. The Company and Gart shall, as promptly as practicable (or at such other time as may be mutually agreed by the Company and Gart), cause the Proxy Statement in definitive form to be mailed to its respective stockholders. The Company shall furnish Gart with all information concerning the Company and the holders of its capital stock and shall take such other action as Gart may reasonably request in connection with the Registration Statement, the Proxy Statement and any other filing required to be filed with the SEC. If, at any time prior to the Effective Time, any event or circumstance relating to the Company (including any of its Subsidiaries or any of the officers or directors of the Company or its Subsidiaries) or to Gart (including any of its Subsidiaries or any of the officers or directors of Gart or its Subsidiaries) should be discovered by such party that should be set forth in an amendment or a supplement to the Registration Statement, the Proxy Statement or any other filing required to be filed with the SEC, such party shall promptly inform the other party thereof and shall take appropriate action in respect thereof.

   7.8. STOCKHOLDERS MEETINGS. Each of Gart and the Company, acting through its board of directors, shall, subject to and in accordance with applicable Law and its certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective a Stockholders Meeting for the purpose of voting (i) in the case of the Company, to adopt this Agreement and approve the Merger and (ii) in the case of Gart, to approve the issuance of Gart Common Stock in connection with the Merger. Except to the extent required for the discharge by the board of directors of the Company of its fiduciary duties under applicable Law and subject to Section 7.4, the board of directors of the Company shall recommend the adoption of this Agreement and the approval of the Merger by the Company's stockholders at the Company Stockholders Meeting and the board of directors of Gart shall recommend the approval of the issuance of Gart Common Stock contemplated hereby by Gart's stockholders at the Gart Stockholders Meeting.

   7.9. HSR NOTIFICATION.

     7.9.1. FILINGS. As soon as reasonably practicable, each of the Company and Gart shall file, or cause its Ultimate Parent Entity (as defined in the HSR Act) to file, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, the notification and documentary material required in connection with the transactions contemplated hereby.

     7.9.2. COOPERATION. The Company and Gart shall use their reasonable best efforts to obtain early termination of the applicable waiting period under the HSR Act. The Company and Gart shall promptly file, or cause to be filed, any additional information requested as soon as reasonably practicable after receipt of a request for additional information. The parties hereto will coordinate and cooperate with one another in exchanging such information and providing such reasonable assistance as may be requested in connection with such filings. Notwithstanding any provision in this Agreement to the contrary, neither MergerSub nor Gart shall be required to agree to any divestiture by Gart or the Company (or any Subsidiary or Affiliate of Gart or the Company) of shares of capital stock or of any business, assets or property of Gart or the Company (or any Subsidiary or Affiliate of Gart or the Company), or to the imposition of any material limitation on the ability of any of them to conduct its business or to own or exercise control of its assets, properties or capital stock.

   7.10. FINANCIAL STATEMENT DELIVERIES. As soon as is reasonably practicable and in no event later than 15 Business Days from the last day of each fiscal month between the date hereof and the Closing Date, each of the Company and Gart shall prepare and provide to the other party the monthly financial reports routinely prepared for management of such party, utilizing the same format and methodology used in preparing such reports as are provided internally to management of such party (provided, however, that, if the end of the fiscal quarter of such party occurs in such fiscal month, then such party shall provide to the other party such reports no later than 45 days from the last day of such fiscal month, and, if the end of the fiscal year of such party occurs in such fiscal month, then such party shall provide to the other party such reports no later than 90 days from the last day of such fiscal month). As soon as reasonably practicable between the date hereof and the Closing Date, each of the Company and Gart shall deliver any Form 10-Q or Form 10-K, including any amendments thereto, prepared or filed by such party.

   7.11. FINANCING. Each of Gart and MergerSub shall use good faith commercially reasonable efforts to obtain the Financing, on terms reasonably consistent with those contained in the Financing Letter. The Company agrees to provide, and will use commercially reasonable efforts to cause its Subsidiaries, officers, employees, representatives and advisors (including legal and accounting advisors) to provide, all cooperation reasonably requested by Gart in connection with the Financing. Gart will promptly provide to the Company written notice of any fact or occurrence that might reasonably be expected to cause any conditions of the Financing Letter not to be satisfied.

   7.12. DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

     7.12.1. Gart and the Company agree that all rights to indemnification, exculpation, advancement of expenses and the like now existing in favor of any director or officer of the Company and its Subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws, or in an agreement set forth in Section 7.12.1 of the Company Disclosure Schedule between an Indemnified Party and the Company or one of its Subsidiaries, are contract rights and shall survive the Merger. In addition, and without limiting the foregoing, Gart and the Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable Law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries, or as trustees or fiduciaries of any plan for the benefit of employees, occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement. Without limiting the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any Action in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring at or prior to, and including, the Effective Time, Gart and the Surviving Corporation will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith so long as such party shall enter into an undertaking with Gart and the Surviving Corporation to reimburse Gart and the Surviving Corporation, to the extent required by applicable Law, for all amounts advanced if a court of competent jurisdiction shall ultimately determine, in a judgment that is not subject to appeal or review, that indemnification of such Indemnified Party is prohibited by applicable Law. Gart and the Surviving Corporation shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.12.1.

     7.12.2. Gart and the Surviving Corporation shall cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, that Gart and the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous to the Indemnified Parties, and, provided, that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and, provided, further, that Gart and the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof, and, if Gart and the Surviving Corporation are unable to obtain the insurance required by this Section 7.12.2, then Gart and the Surviving Corporation shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

   7.13. OPTIONS.

     7.13.1. Prior to the Effective Time, the Company, by a resolution duly adopted by its board of directors, shall (except as hereinafter provided) cause all Options outstanding under the Company's 1993 Non-Employee Director Plan to be cancelled, subject to the right of holders of such Options to exercise such Options during the thirty-day period preceding the Closing, as provided in and in accordance with the provisions of the 1993 Non-Employee Director Plan. In addition, prior to the Effective Time, the Company, by a resolution duly adopted by its board of directors, shall (except as hereinafter provided) cause all Options and shares of restricted stock outstanding under the Company's 1994 Omnibus Plan to be transferred and delivered to the Company in exchange for the payment of the value of such Options and shares of restricted stock, as provided in and in accordance with the provisions of the 1994 Omnibus Plan.

     7.13.2. Notwithstanding any provision of Section 7.13.1: (a) with respect to Options outstanding under any of the Stock Option Plans, the Company's board of directors may, in its discretion, adopt amendments to such plans and/or cause the Company to enter into amendments to stock option agreements governing such Options, in order to permit such Options to be exercised immediately prior to the Effective Time, such exercise(s) to be contingent upon the occurrence of the Closing; (b) with respect to Options outstanding under the 1993 Non-Employee Director Plan, the Company's board of directors may, in its discretion, adopt amendments to such plan and/or cause the Company to enter into amendments to stock option agreements governing such Options, in order to permit such Options to be cancelled at the Effective Time in accordance with Section 2.6; and (c) with respect to shares of restricted stock outstanding under the 1994 Omnibus Plan, the Company's board of directors, may, in its discretion, prior to the initial filing of the Registration Statement, adopt amendments to such plan and/or cause the Company to enter into amendments to restricted stock grant agreements governing such shares in order to permit such shares to be cancelled and converted into the right to receive the Merger Consideration at the Effective Time in accordance with this Agreement.

     7.13.3. With respect to Options that are not exercised, or that are not transferred and delivered to the Company, in accordance with their terms or pursuant to Section 7.13.1 or 7.13.2, the Company shall use its reasonable best efforts to obtain the cancellation thereof as set forth in Section 2.6.

     7.13.4. The Company shall have the right to advance (without interest) to any holder of any Option, effective immediately prior to the Effective Time, the amount necessary for such holder to exercise such Option (provided that any such advance shall be contingent upon the consummation of the transactions contemplated hereby); and, if any portion of such amount so advanced remains unpaid at the Effective Time, then the terms of each such advance shall permit Gart or the Surviving Corporation to withhold from the Cash Consideration payable to such holder the advanced amount that such holder has not repaid (and, to the extent that such Cash Consideration is less than the sum of (a) any such unpaid portion and (b) any amount that Gart or the Surviving Corporation is required under the Code or any provision of any applicable Law to deduct and withhold from the amount otherwise payable to such holder, then the terms of each such advance shall permit Gart or the Surviving Corporation to withhold Stock Consideration (each share of Gart Common Stock being valued at the Closing Sale Price) in an amount that (together with the Cash Consideration) equals such sum).

   7.14. EMPLOYEE BENEFITS. Following the Effective Time, Gart and the Surviving Corporation shall (i) subject to Section 7.22, continue each Company Plan until at least the earlier of (a) 60 days following the Closing and (b) the date that Gart makes a corresponding plan available to employees of the Surviving Corporation who were employed by the Company or any of its Subsidiaries at the Effective Time, and (ii) cause to be provided, to each of the employees who was employed by the Company or any of its Subsidiaries at the Effective Time and who continues to be employed by the Surviving Corporation or any Affiliate of the Surviving Corporation on the sixtieth day following the Closing ("Employee"), benefits (including, without limitations, benefits under each Company Plan and Company benefit plan) that, taken as a whole, are no less favorable to the Employee than the benefits provided the Employee by the Company and its Subsidiaries immediately prior to the Effective Time unless any of the benefits provided to comparable employees by Gart would be significantly more favorable to the Employee in which event such more favorable benefits will be provided to the Employee as soon as reasonably practicable. Each of Gart and the Surviving Corporation and its Affiliates shall credit Employees with any amounts paid for the calendar year under the Company's medical and dental plans prior to the transition to a new medical or dental program toward satisfaction of the applicable deductible amounts and copayment and deductible maximums under any new medical or dental program. With respect to each Employee, each of Gart and the Surviving Corporation and its Affiliates shall treat service considered by the Company or its Subsidiaries as service with the Company or its Subsidiaries as service with each of Gart and the Surviving Corporation or its Affiliates for purposes of employee benefits and fringe benefits, including, without limitation, vacation benefits, waiting periods, vesting requirements and pre-existing conditions limitations. Notwithstanding anything in the foregoing to the contrary: (a) none of Gart, the Surviving Corporation and any Affiliate thereof shall be required under the terms of this Agreement to provide (i) severance benefits or other benefits related to termination of employment, or "stay bonuses" or similar benefits (except that the Surviving Corporation shall pay the benefits to be provided pursuant to plans adopted by the Company prior to the date hereof and disclosed in Section 5.18.8 of the Company Disclosure Schedule), (ii) sick leave or similar benefits, or (iii) benefits (other than benefits described in Section 7.13 of this Agreement) under equity incentive plans, consistent with or otherwise with reference to any preexisting Company Plan or Company benefit plan (i.e., benefits, if any, in these categories shall be governed exclusively by plans made available by Gart and its Affiliates); (b) none of Gart, the Surviving Corporation and any Affiliate thereof shall be obligated to continue any particular Company Plan or Company benefit plan (except as set forth in Section 7.14 of the Company Disclosure Schedule); and
(c) the requirements of this Section 7.14 shall remain in effect for a period of twelve months following the Effective Time and then shall expire. The parties hereto agree and acknowledge that this Section 7.14 does not constitute an agreement to continue the employment of any particular Employee or Employees of the Company or any of its Subsidiaries; rather, all Employees will be subject to generally applicable Gart policies concerning employment (including the status of employment as "at will"). For the avoidance of doubt, the parties agree that the provisions of Section 10.7 are expressly intended to be applicable to this Section 7.14.

   7.15. ANTITAKEOVER STATUTES. If any Takeover Statute (as defined below) is or may become applicable to the transactions contemplated hereby, the board of directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby. For purposes of this Agreement, a "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including Section 203 of the DGCL.

   7.16. NOTIFICATION OF CERTAIN MATTERS. Each of Gart and the Company shall give prompt notice to the other of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date hereof and prior to the Effective Time, under any Contract material to the financial condition, properties, business or results of operations of such party taken as a whole to which such party, or any Subsidiary of such party, is a party or is subject; and (b) any material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its Subsidiaries taken as a whole, or the occurrence of any event that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of Gart and the Company shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby. In the event that, at any time prior to the Closing, the Company becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Company Disclosure Schedule or would otherwise have rendered any representation or warranty of the Company or any of its Subsidiaries set forth herein false, the Company shall promptly provide written notice of such matters to Gart. In the event that, at any time prior to the Closing, Gart becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Gart Disclosure Schedule or would otherwise have rendered any representation or warranty of Gart or any of its Subsidiaries set forth herein false, Gart shall promptly provide written notice of such matters to the Company. However, no such notice provided under this Section 7.16 shall be deemed to cure any breach of any representation or warranty made herein, whether for purposes of determining whether or not the conditions set forth in
Article 8 have been satisfied or otherwise.

   7.17. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, Gart or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, Gart or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired, or to be acquired, by the Surviving Corporation as a result of, or in connection with, the transactions contemplated hereby.

   7.18. FURTHER ACTION; REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions hereof, each party hereto shall use its reasonable commercial efforts to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

   7.19. TAX-FREE REORGANIZATION TREATMENT. None of Gart, MergerSub and the Company shall take, or cause to be taken, any action, whether before or after the Effective Time, that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code. Each of the Company and Gart agrees to, and agrees to cause its respective Subsidiaries to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 7.19.

   7.20. DELIVERY OF OPINION OF FINANCIAL ADVISOR. The Company agrees to deliver to Gart a true and complete copy of the written opinion of Financo, Inc. (if not already so delivered), promptly following the execution and delivery of this Agreement.

   7.21. PUBLIC ANNOUNCEMENTS. Each of Gart and the Company agrees that, except as may be required by applicable Law as advised by its respective counsel, it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby without obtaining the approval of the other party (which approval shall not be unreasonably withheld).

   7.22. TERMINATION OF 401(K) SAVINGS PLAN. If Gart requests in writing (which such request shall be delivered to the Company no later than 10 Business Days prior to the Effective Time), then: (i) the board of directors of the Company shall adopt resolutions terminating, effective as of the day prior to the Closing Date, any Company Plan that is intended to meet the requirements of
Section 401(k) of the Code, and that is sponsored, or contributed to, by the Company or any Company ERISA Affiliate; and (ii) at the Closing, the Company shall provide to Gart (a) executed resolutions of the board of directors of the Company authorizing such termination, and (b) an executed amendment to the Company Plan that is sufficient to assure compliance with all applicable requirements of the Code so that the tax-qualified status of the Company Plan will be maintained at the time of termination.

   7.23. NASDAQ LISTING. Gart agrees to cause the listing on the Nasdaq National Market at the Effective Time of the shares of Gart Common Stock issuable pursuant to this Agreement in the Merger, subject to official notice of issuance.

   7.24. BOARD OF DIRECTORS. Prior to the initial filing of the Proxy Statement with the SEC, the board of directors of the Company shall identify two individuals as designees to serve on Gart's board of directors (collectively, the "Designated Directors"). Gart shall cause each of the Designated Directors to be elected or appointed as members of Gart's board of directors effective as of the Effective Time. Gart agrees to use commercially reasonable efforts to cause its directors, subject to their fiduciary duties, to ensure that each of the Designated Directors will be appointed or nominated for election to Gart's board of directors at Gart's 2001 annual meeting of stockholders and at Gart's 2002 annual meeting of stockholders. In the event that one of the Designated Directors is unable or unwilling to serve as a member of Gart's board of directors, then a replacement nominee shall be chosen by the other Designated Director, and Gart will use commercially reasonable efforts to cause its directors, subject to their fiduciary duties, to ensure the election thereof. In the event that both of the Designated Directors are unable or unwilling to serve as members of Gart's board of directors, then Gart shall use commercially reasonable efforts to have the individuals who were members of the Company's board of directors immediately prior to the Effective Time choose replacement nominees, and Gart will use commercially reasonable efforts to cause its directors, subject to their fiduciary duties, to ensure the election thereof. Notwithstanding anything in this Agreement to the contrary, Gart shall have no obligation to cause its directors to appoint or nominate for election any of the Designated Directors to Gart's board of directors at Gart's 2003 annual meeting of stockholders or thereafter.

   7.25. REGISTRATION RIGHTS. Gart agrees to enter into, as of the Effective Time, a registration rights agreement (the "Registration Rights Agreement") with certain holders of Company Common Stock substantially in the form attached hereto as Exhibit C.

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

   7.26. REAL ESTATE MATTERS. The Company agrees to cooperate with Gart in providing any notices of the transactions contemplated hereby that are required to be delivered prior to the consummation of the transactions contemplated hereby under the terms of the Company Leases to the applicable landlords.

                                   ARTICLE 8.

                              Conditions of Merger

   8.1. GENERAL CONDITIONS. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

     8.1.1. NO LAW OR ORDERS. No Law or Order shall have been enacted, entered, issued or promulgated by any Governmental Entity (and be in effect) that prohibits the consummation of the transactions contemplated hereby.

     8.1.2. HSR ACT. Any applicable waiting period under the HSR Act shall have expired or shall have been terminated with respect to the transactions contemplated hereby.

     8.1.3. LEGAL PROCEEDINGS. No Governmental Entity shall have initiated proceedings to restrain or prohibit the transactions contemplated hereby or to force rescission, unless such Governmental Entity shall have withdrawn and abandoned any such proceedings prior to the time that otherwise would have been the Closing Date.

   8.1.4. STOCKHOLDER APPROVAL.

     (a) This Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding capital stock of the Company entitled to vote thereon at the Company Stockholders Meeting.

     (b) The issuance of Gart Common Stock contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding capital stock of Gart entitled to vote thereon at the Gart Stockholders Meeting.

   8.1.5. REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

   8.1.6. REGULATORY APPROVAL. All regulatory approvals or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, other than those the failure of which to be obtained or maintained would not have, or reasonably be expected to have, a Material Adverse Effect on the Company or Gart, and no such approvals or waivers shall contain any conditions, restrictions or requirements that would, following the Effective Time, have a Material Adverse Effect on Gart or the Surviving Corporation.

   8.1.7. PERMITS AND APPROVALS. Each party hereto shall have obtained all Permits and approvals that are legally required to be obtained by such party or its Subsidiaries from any Governmental Entity prior to consummation of the transactions contemplated hereby, which if not obtained, individually or in the aggregate, would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole.

   8.1.8. CLOSING SALE PRICE. The Closing Sale Price shall not be less than
$7.00.

   8.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by the Company:

     8.2.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.

       (a) The representations and warranties of Gart and MergerSub contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Gart and its Subsidiaries taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of Gart or MergerSub, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

       (b) Each of Gart and MergerSub shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by such party pursuant hereto required to be performed or complied with by such party either at or prior to the Closing.

     8.2.2. DELIVERIES. Each of Gart and MergerSub shall have delivered, or shall have caused to be delivered, to the Company at or prior to the Closing the following:

       (a) certified copies of the resolutions duly adopted by (i) the board of directors of Gart approving the Merger and the issuance of Gart Common Stock contemplated hereby and (ii) the holders of Gart Common Stock approving the issuance of Gart Common Stock contemplated hereby;

       (b) such other documents, instruments or certificates as shall be reasonably requested by the Company or its counsel; and

       (c) a certificate of (i) the chief executive officer, the president or any vice president of such party and (ii) the secretary or any assistant secretary of such party, certifying to the matters set forth in Sections 8.2.1(a) and (b) above with respect to such party.

     8.2.3. GART ADVERSE CHANGES. There shall not have occurred after the date hereof any events or circumstances that, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect on Gart.

     8.2.4. TAX OPINIONS. The Company shall have received opinions in form and substance reasonably satisfactory to it from Grant Thornton LLP to the Company, dated as of the date hereof and as of the Closing Date, each substantially to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code, subject to assumptions or representations including those of the Company and Gart typical to opinions of this nature and reasonably acceptable to Grant Thornton LLP.

     8.2.5. COMFORT LETTERS. The Company shall have received from Gart's independent certified public accountants customary comfort letters dated
  (a) the date of the effectiveness of the Registration Statement and (b) shortly prior to the Closing Date, in each case with respect to certain financial information regarding Gart and in the form customarily issued by such accountants at such time in transactions of this type.

     8.2.6. THIRD PARTY CONSENTS. Gart shall have received all consents from third parties, and shall have delivered in a timely manner all notices to third parties, that, if not so received or delivered, as applicable, prior to the consummation of the transactions contemplated hereby, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Gart or the Surviving Corporation.

   8.3. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GART AND MERGERSUB. The obligations of Gart and MergerSub to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Gart:

     8.3.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.

       (a) The representations and warranties of the Company contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of the Company, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

       (b) The Company shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by the Company pursuant hereto required to be performed or complied with by the Company either at or prior to the Closing.

     8.3.2. DELIVERIES. The Company shall have delivered, or shall have caused to be delivered, to Gart at or prior to the Closing the following:

       (a) certified copies of the resolutions duly adopted by the board of directors of the Company and by the holders of Company Common Stock adopting this Agreement and approving the Merger;

       (b) such other documents, instruments or certificates as shall be reasonably requested by Gart or its counsel; and

       (c) a certificate of (i) the chief executive officer, the president or any vice president of the Company and (ii) the secretary or any assistant secretary of the Company, certifying to the matters set forth in Section 8.3.1(a) and (b) above.

     8.3.3. COMPANY ADVERSE CHANGES. There shall not have occurred after the date hereof any events or circumstances that, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect on the Company.

     8.3.4. TAX OPINIONS. Gart shall have received opinions in form and substance reasonably satisfactory to it from Deloitte & Touche LLP to the Company, dated as of the date hereof and as of the Closing Date, each substantially to the effect that the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code, subject to assumptions or representations including those of Gart and the Company typical to opinions of this nature and reasonably acceptable to Deloitte & Touche LLP.

     8.3.5. COMFORT LETTERS. Gart shall have received from the Company's independent certified public accountants customary comfort letters dated
  (a) the date of the effectiveness of the Registration Statement and (b) shortly prior to the Closing Date, in each case with respect to certain financial information regarding the Company and in the form customarily issued by such accountants at such time in transactions of this type.

     8.3.6. FINANCING. The Financing shall have been consummated on terms reasonably consistent with those contained in the Financing Letter, and each of the Company Credit Facility and the Gart Credit Facility shall have been terminated (it being acknowledged that if the parties to the Financing Letter (other than Gart) are prepared to perform as contemplated thereby, but Gart is unwilling to complete the Financing on terms reasonably consistent with those contained in the Financing Letter, the condition contained in this Section 8.3.6 shall be deemed to have been satisfied).

     8.3.7. THIRD PARTY CONSENTS. The Company shall have received all consents from third parties, and shall have delivered in a timely manner all notices to third parties, (i) that are identified as required pursuant to Section 8.3.7 of the Company Disclosure Schedule, and (ii) (with respect to any consent or notice not so identified pursuant to clause (i) above) that, if not so received or delivered, as applicable, prior to the consummation of the transactions contemplated hereby, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Gart or the Surviving Corporation.

     8.3.8. DISSENTING SHARES. The aggregate number of Dissenting Shares shall not equal 6% or more of the shares of Company Common Stock outstanding as of the record date for the Company Stockholders Meeting or at the Effective Time.

     8.3.9. CANCELLATION OF OPTIONS. The Company shall have obtained the cancellation of the Options as set forth in Section 2.6 and received any necessary agreements, approvals or consents from the holders thereof.

                                  ARTICLE 9.

                                  Termination

   9.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement or approval of the Merger by the stockholders of the Company or any approval of the issuance of Gart Common Stock contemplated hereby by the stockholders of Gart):

     9.1.1. MUTUAL CONSENT. By mutual written consent of Gart, MergerSub and the Company;

     9.1.2. BY GART. By Gart, if: (a) any of the conditions set forth in
  Section 8.1 or 8.3 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by Gart or MergerSub); or (b) the board of directors of the Company or any committee thereof fails to recommend, withdraws or modifies, or resolves to withdraw or modify, its recommendation of this Agreement and the transactions contemplated hereby, or approves a Superior Proposal, whether or not in compliance with Section 7.4;

     9.1.3. BY THE COMPANY. By the Company, if (a) any of the conditions set forth in Section 8.1 or 8.2 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by the Company); or
  (b) the board of directors of the Company has approved a Superior Proposal in accordance with the terms of Section 7.4; or (c) the board of directors of the Company withdraws its recommendation of the transactions contemplated hereby in accordance with the terms of Section 7.4; or (d) Gart shall have been notified in writing by The CIT Group/Business Credit, Inc. of its withdrawal of the Financing Letter, or of its inability or unwillingness to provide the Financing contemplated thereby, and within sixty (60) days following the date of such written notification Gart does not either (i) cause the Financing Letter to be reinstated or (ii) secure a new financing letter with alternative financial institution(s) on terms and conditions at least as favorable to Gart and the Company as those contained in the Financing Letter;

     9.1.4. TERMINATION DATE. By either Gart or the Company, if the transactions contemplated hereby are not consummated on or before the date that is six months after the date hereof, but only if the failure to consummate such transactions on or before such date did not result from the breach of any representation, warranty or agreement herein of the party seeking termination (or any of its Subsidiaries);

     9.1.5. BREACH OF COVENANT. By either Gart or the Company, if the other party (or any of such other party's Subsidiaries) shall be in material breach of any of its covenants contained in this Agreement and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of such party's Subsidiaries) shall not also then be in material breach of this Agreement; and, provided, further, that any material breach of the provisions of Section 7.4 shall entitle Gart to an immediate right to termination without any notice or cure requirement;

     9.1.6. BREACH OF REPRESENTATIONS AND WARRANTIES. By either Gart or the Company, if the other party (or any of such other party's Subsidiaries) shall be in breach of any of its representations or warranties contained in this Agreement, which breach, individually or together with all other breaches, is reasonably expected to have a Material Adverse Effect on such party, and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of its Subsidiaries) shall not also then be in material breach of this Agreement; or

     9.1.7. ORDER OR ACTION BY GOVERNMENTAL ENTITY. By either Gart or the Company, if a Governmental Entity shall have issued a non-appealable final Order or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (provided, that, (a) if the party seeking to terminate this Agreement (or any of its Subsidiaries) pursuant to this Section 9.1.7 is subject to such Order, it shall have used all reasonable efforts to have such Order removed, and (b) the right to terminate this Agreement under this Section 9.1.7 shall not be available to a party if such party (or any of such party's Subsidiaries) has not complied with its obligations under
  Section 7.5 and such noncompliance materially contributed to the issuance of any such Order or the taking of any such action).

   9.2. MANNER AND EFFECT OF TERMINATION. Termination shall be effected by the giving of written notice to that effect by the party seeking termination. If this Agreement is validly terminated and the transactions contemplated hereby are not consummated, then this Agreement shall become null and void and of no further force and effect and no party shall be obligated to any other party hereunder; provided, however, that termination shall not affect (a) the rights and remedies available to a party as a result of the breach by the other party or parties hereunder (provided, that the provisions of Section 9.3 shall constitute the exclusive legal remedy of the parties hereto with respect to the matters described therein other than intentional breaches of covenants; without limiting the generality of the foregoing, the payment by the Company of the Termination Fee and the Gart Expenses pursuant to Section 9.3 shall constitute the exclusive legal remedy of Gart and MergerSub in the event of the Company's acceptance of a Superior Proposal or the withdrawal by the board of directors of the Company of its recommendation of adoption and approval of this Agreement and the transactions contemplated hereby, each as contemplated by Section 7.4),
(b) the provisions of Sections 5.30, 6.29, 10.1, 10.2, 10.4 and 10.11 or this
Section 9.2, or (c) the obligations of the parties hereto pursuant to Section
9.3. The Company and Gart further agree that, for a period of two years from the date of any termination of this Agreement in accordance with this Article IX, neither party will offer employment to, or hire any of, the employees (other than any store employees whose rank is junior to that of a store manager) of the other party (or any Subsidiary thereof) with whom it has had contact or who became known to the party in connection with the transactions contemplated hereby.

   9.3. CERTAIN PAYMENTS UPON TERMINATION.

     9.3.1. In the event that:

       (a) the Company terminates this Agreement under (i) Section 9.1.3(a), based upon a failure of the condition expressed in Section 8.1.4(a), (ii) Section 9.1.3(b) or (iii) Section 9.1.3(c); or

       (b) Gart terminates this Agreement under (i) Section 9.1.2(a), based upon a failure of the condition expressed in Section 8.1.4(a), or (ii)
    Section 9.1.2(b); or

       (c) (i) Gart terminates this Agreement under (A) Section 9.1.2(a), based upon a failure of the condition expressed in Section 8.3.1(a) or a failure of the condition expressed in Section 8.3.1(b), or (B)
    Section 9.1.5, or (C) Section 9.1.6, and (ii) the Company enters into an agreement to consummate an Acquisition Transaction with any Person (other than Gart or any Affiliate of Gart) within twelve (12) months of the effective date of such termination and consummates such Acquisition Transaction thereafter, then upon the consummation of such Acquisition Transaction; the Company shall pay to Gart a termination fee in the amount of $3,000,000 (the "Termination Fee").

     9.3.2. In any event in which the Termination Fee becomes payable, the Company shall also pay to Gart all documented out-of-pocket fees and expenses (including those of counsel, accountants and other advisors and consultants and in connection with the negotiation and execution of the New Credit Facility) incurred by any of Gart, MergerSub and their Affiliates in connection with the transactions contemplated by this Agreement (the "Gart Expenses"); provided, however, such Gart Expenses shall not exceed $1,500,000. Notwithstanding the foregoing, in the event that Gart terminates this Agreement as described in clause 9.3.1(c)(i), then Gart Expenses shall be payable by the Company immediately, whether or not the condition expressed in clause 9.3.1(c)(ii) is satisfied. In the event that
  (a) Gart terminates this Agreement under Section 9.1.2(a), based upon a failure of the condition expressed in Section 8.3.6, or the Company terminates this Agreement under Section 9.1.3(d), in either case provided that such failure is due to events or circumstances that have had a Material Adverse Effect on Gart or is due to a Material Adverse Effect that was caused by Gart, or (b) the Company terminates this Agreement under (i)
  Section 9.1.3(a), based upon a failure of the condition expressed in
  Section 8.2.1(a) or a failure of the condition expressed in Section 8.2.1(b), or (ii) Section 9.1.5, or (iii) Section 9.1.6, Gart shall pay to the Company all fees and expenses (including those of counsel, accountants and other advisors and consultants and in connection with the negotiation and execution of the New Credit Facility) incurred by the Company and its Affiliates in connection with the transactions contemplated by this Agreement (the "Company Expenses"); provided, however, such Company Expenses shall not exceed $1,500,000.

     9.3.3. Any payment required to be made pursuant to this Section 9.3 shall be made by wire transfer of immediately available funds within two
  (2) Business Days of the event giving rise to such payment. Gart and the Company acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without said agreements, neither Gart nor the Company would enter into this Agreement; accordingly, (1) if the Company fails promptly to pay the Termination Fee and/or the Gart Expenses due pursuant to this Section 9.3, and, in order to obtain such payment, Gart commences a suit that results in a judgment against the Company for the Termination Fee and/or the Expenses, then the Company will pay to Gart reasonable expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount due hereunder at the legal rate determined by the court rendering such judgment, and (2) if Gart fails promptly to pay the Company Expenses due pursuant to this Section 9.3, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Gart for the Company Expenses, then Gart will pay to the Company reasonable expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount due hereunder at the legal rate determined by the court rendering such judgment.

                                  ARTICLE 10.

                                 Miscellaneous

   10.1. CONFIDENTIALITY. Each of Gart and the Company agrees and acknowledges that it will continue to be bound by the Confidentiality Agreement, dated July 18, 2000, between Gart and the Company (as such agreement may be amended, the "Confidentiality Agreement").

   10.2. EXPENSES. Except as otherwise specifically provided for herein (including, without limitation, under Article 9), each of the Company, on the one hand, and Gart and MergerSub, on the other, shall pay all of its costs and expenses (including attorneys', accountants' and investment bankers' fees) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that, with respect to any expenses incurred by the Company in connection with the Merger that the Company has not paid as of the Effective Time, MergerSub shall not distribute cash directly to the Company for the payment of such expenses but instead shall directly pay the applicable creditors of the Company at or following the Effective Time.

   10.3. NOTICES. All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by a nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

     To the Company:

       Oshman's Sporting Goods, Inc.
       2302 Maxwell Lane
       Houston, Texas 77023
       Attention: Alvin N. Lubetkin
       Facsimile: (713) 967-8254

     With a copy to:

       Mayor, Day, Caldwell & Keeton, L.L.P.
       700 Louisiana, Suite 1900
       Houston, Texas 77023
       Attention: John Clutterbuck
       Facsimile: (713) 225-7047

     To Gart or MergerSub:

       Gart Sports Company
       1000 Broadway
       Denver, Colorado 80203
       Attention: Nesa Hassanein
       Facsimile: (303) 864-2188

     With a copy to:

       Irell & Manella LLP
       1800 Avenue of the Stars, Suite 900
       Los Angeles, California 90067
       Attention: Anthony T. Iler
       Facsimile: (310) 203-7199

All such notices, requests, claims, demands and other communications will (a) if delivered personally to the address as provided in this Section 10.3, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 10.3, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 10.3, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case, regardless of whether such notice, request, claim, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.3). Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

   10.4. ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto, including the Company Disclosure Schedule and the Gart Disclosure Schedule, constitute the entire Agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

   10.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   10.6. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

   10.7. THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 7.11.

   10.8. NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns.

   10.9. HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

   10.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

   10.11. CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

   10.12. SPECIFIC PERFORMANCE. The parties hereto agree that, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine. It is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   10.13. AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Gart, MergerSub and the Company with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplementation shall be made that, under applicable Law, requires the approval of stockholders of the Company or Gart, without the further approval of such stockholders.

   10.14. WAIVER. At any time prior to the Effective Time, Gart and MergerSub, on the one hand, and the Company, on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto, and (c) waive compliance by the other with any of the agreements or conditions contained herein that may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

   10.15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. This
Section 10.15 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

                                          Oshman's Sporting Goods, Inc.,
                                          a Delaware corporation

                                             /s/ Alvin N. Lubetkin
                                          By: _________________________________
                                          Name: Alvin N. Lubetkin
                                          Title: Chief Executive
                                           Officer/President

                                          Gart Sports Company,
                                          a Delaware corporation

                                             /s/ John Douglas Morton
                                          By: _________________________________
                                          Name: John Douglas Morton
                                          Title: Chairman, President and CEO

                                          Gsc Acquisition Corp.,
                                          a Delaware corporation

                                             /s/ John Douglas Morton
                                          By: _________________________________
                                          Name: John Douglas Morton
                                          Title: Chairman, President and CEO

                                    EXHIBITS

Exhibit A Company Voting Agreements

Exhibit B Gart Voting Agreement

Exhibit C Registration Rights Agreement

                                                                         ANNEX B

                                VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is entered into as of February 21, 2001, by and among Gart Sports Company, a Delaware corporation ("Gart"), GSC Acquisition Corp., a Delaware corporation ("MergerSub"), and the person or entity set forth on the signature page hereto (the "Stockholder").

   WHEREAS, MergerSub, Gart and Oshman's Sporting Goods, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of the Company with and into MergerSub, with MergerSub as the surviving corporation (the "Merger");

   WHEREAS, in connection with the Merger Agreement, MergerSub and Gart have required that the Stockholder make certain agreements with respect to all of the Stockholder's Subject Shares (as defined below), upon the terms and subject to the conditions of this Agreement; and

   WHEREAS, the Stockholder is willing to make certain agreements with respect to the Subject Shares, in order to induce MergerSub and Gart to enter into the Merger Agreement.

   NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     1. Voting Agreements. For so long as this Agreement is in effect, at any meeting (whether annual, special or adjourned) of the stockholders of the Company, and in any action by consent of the stockholders of the Company, the Stockholder shall vote, or, if applicable, give consents with respect to, all of the Subject Shares that are held by the Stockholder on the record date applicable to the meeting or consent (i) in favor of adoption of the Merger Agreement and approval of the Merger; (ii) against any competing Acquisition Transaction (as defined in the Merger Agreement) or other proposal inconsistent with the Merger Agreement or that may delay or adversely affect the likelihood of the completion of the transactions contemplated by the Merger Agreement; (iii) against any change in a majority of the persons who constitute the board of directors of the Company inconsistent with the Merger Agreement or the transactions contemplated by the Merger Agreement; (iv) against any change in the capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws inconsistent with the Merger Agreement or the transactions contemplated by the Merger Agreement; and (v) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement that is considered at any such meeting or in any such consent. The Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violate the provisions of agreements contained in this Section 1. The Stockholder shall cast the Stockholder's vote or give the Stockholder's consent in accordance with the procedures communicated to the Stockholder by the Company relating thereto so that the vote or consent shall be duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote or consent. The Stockholder acknowledges receipt of a copy of the Merger Agreement.

     2. Proxy. The Stockholder hereby irrevocably appoints Gart (and any officer of Gart), with full power of substitution, the proxy of the Stockholder with full power and authority, in the event that the Stockholder shall at any time fail to perform such Stockholder's obligations under Section 1, to vote or act by consent in respect of such Stockholder's Subject Shares and all of such Stockholder's other voting securities of the Company exclusively as provided in Section 1. The proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest in accordance with Section 212 of the Delaware General Corporation Law.

     3. Subject Shares. The term "Subject Shares" shall mean all of the shares of Common Stock, par value $1.00 per share ("Common Stock"), owned by the Stockholder as of the date hereof, as set forth on Schedule A hereto, together with any and all shares of the Company's capital stock as to which the Stockholder acquires beneficial ownership after the date of this Agreement. For all purposes of this Agreement, "beneficial ownership" has the meaning given in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (the "Exchange Act").

     4. Stockholder Capacity. If the Stockholder is, or becomes during the term of this Agreement, a director or officer of the Company, the Stockholder shall not be deemed to have made any agreement or understanding herein in such Stockholder's capacity as such director or officer, and no action taken by the Stockholder in such Stockholder's capacity as an officer or director of the Company shall be deemed a breach of this Agreement. The Stockholder signs solely in such Stockholder's capacity as the beneficial owner of the Stockholder's Subject Shares, and nothing herein shall limit or affect any actions taken by the Stockholder in any capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by the Stockholder.

     5. Covenants. For so long as this Agreement is in effect, except as otherwise contemplated by the transactions contemplated by the Merger Agreement, the Stockholder agrees not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of (each such disposition or contract, a "Transfer"), any Subject Shares or any shares of the Company's capital stock that the Stockholder then has or will have the right to acquire pursuant to options, warrants, convertible securities or other such rights to purchase shares of the Company's capital stock granted to the Stockholder by the Company; (ii) grant any powers of attorney, consents or proxies with respect to any shares of the Company's capital stock that then constitute Subject Shares (other than pursuant to this Agreement), deposit any of the Subject Shares into a voting trust, enter into a voting or option agreement with respect to any of the Subject Shares inconsistent with the transactions contemplated by the Merger Agreement or this Agreement, or otherwise restrict or take any action adversely affecting the ability of the Stockholder freely to exercise all voting rights with respect to the Subject Shares; (iii) subject to Section 4, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Transaction, engage in any negotiation concerning an Acquisition Transaction, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Transaction; and the Stockholder shall notify MergerSub immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Stockholder; or (iv) permit, cause, take any action, or fail to take any action that would make any representation, warranty, covenant or other undertaking of the Stockholder in this Agreement untrue or incorrect, or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in the foregoing provisions of this Section 5 shall prohibit the Stockholder from effecting any transfer of Subject Shares pursuant to any bona fide charitable gift or by will or applicable laws of descent and distribution, or for estate planning purposes, if the transferee agrees in writing to be bound by the provisions of this Agreement to the same extent as the Stockholder. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     6. Waiver of Dissenters' Rights. The Stockholder hereby waives any rights to dissent from the transactions contemplated by the Merger Agreement.

     7. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Gart and MergerSub that:

       (a) Capacity; No Violations. The Stockholder, if such Stockholder is a trust, corporation or other legal entity, is duly organized and validly existing under the laws of the jurisdiction of its organization. The Stockholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution, delivery and performance by the Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which the Stockholder is a party or by which the Stockholder is bound, (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to the Stockholder or, to the Stockholder's knowledge, the Subject Shares; or
    (iii) result in the creation of, or impose any obligation on the Stockholder to create, any Lien upon the Subject Shares that would prevent the Stockholder from voting the Subject Shares. In this Agreement, "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

       (b) Subject Shares. The Stockholder has the power to vote or direct the voting of the Subject Shares. The Subject Shares are the only shares of any class of capital stock of the Company that the Stockholder has the right, power or authority (sole or shared) to sell or vote, and the Stockholder does not have any right to acquire, nor is the Stockholder the beneficial owner of, any other shares of any class of capital stock of the Company or any other securities of the Company or any securities convertible into, or exchangeable or exercisable for, any shares of any class of capital stock of the Company or any other securities of the Company. The Stockholder is not a party to any contracts (including proxies, voting trusts or voting agreements) that would prevent the Stockholder from voting the Subject Shares or that conflict with the provisions of this Agreement.

       (c) Title to Shares. The Stockholder is the sole record and beneficial owner of the Subject Shares, free and clear of any pledge, Lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than restrictions imposed by the securities laws or pursuant to this Agreement or the Merger Agreement and, with respect to any Subject Shares held by the Stockholder as trustee for the benefit of any other person, other than the rights of all beneficiaries under such trusts, which such rights are not inconsistent with the provisions of this Agreement.

       (d) No Finder's Fees. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor, or other person is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by, or on behalf of, the Stockholder the payment of which could become the obligation of the Company or MergerSub.

     8. Representations and Warranties of Gart and MergerSub. Gart and MergerSub represent and warrant to the Stockholder that:

       (a) Binding Agreement. Each of Gart and MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Registration Rights Agreement (as defined in the Merger Agreement) and the Merger Agreement by each of Gart and MergerSub and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Gart and MergerSub, and no other corporate proceedings on the part of Gart or MergerSub are necessary to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Merger Agreement by Gart or MergerSub and the consummation of the transactions contemplated hereby and thereby. Each of Gart and MergerSub has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

       (b) No Conflict. Neither the execution and delivery of this Agreement, the consummation by MergerSub of the transactions contemplated hereby, nor the compliance by MergerSub with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or By-laws, (ii) require any consent, approval, authorization or permit of, registration, declaration or filing (except for filings under the Exchange Act) with, or notification to, any governmental entity, (iii) result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract, agreement, instrument, commitment, arrangement or understanding, (iv) require any material consent, authorization or approval of any person other than a governmental entity, or (v) violate or conflict with any order, writ, injunction, decree or law applicable to MergerSub.

       (c) SEC Documents. Gart has timely filed with the SEC each report, proxy statement or information statement required to be filed by Gart for all periods ending on or after December 31, 1999 (collectively, the "Gart Reports"). As of their respective dates, the Gart Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the respective rules and regulations thereunder and
    (ii) did not (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing did not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of Gart's subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated balance sheets of Gart and its subsidiaries included in or incorporated by reference into the Gart Reports (including the related notes and schedules) fairly presents the consolidated financial position of Gart and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Gart and its subsidiaries included in or incorporated by reference into the Gart Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Gart and its subsidiaries for the periods set forth therein (subject to, in the case of unaudited statements, normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except as may be noted therein. There are no liabilities of Gart or any of its subsidiaries of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of Gart (including the notes thereto), other than: (x) liabilities incurred since January 29, 2000 in the ordinary course of business consistent with past practices; (y) reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by the Merger Agreement; and (z) liabilities disclosed in the Gart Reports filed prior to the date hereof or reserved against on Gart's most recent balance sheet delivered to the Company prior to the date hereof.

     9. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

     10. Specific Performance. The Stockholder acknowledges and agrees that, if the Stockholder fails to perform any of the Stockholder's obligations under this Agreement, immediate and irreparable harm or injury would be caused to MergerSub for which money damages would not be an adequate remedy. Accordingly, the Stockholder agrees that MergerSub shall have the right, in addition to any other rights MergerSub may have, to specific performance of this Agreement. If MergerSub should institute an action or proceeding seeking specific enforcement of the provisions of this Agreement, the Stockholder hereby waives the claim or defense that MergerSub has an adequate remedy at law and hereby agrees not to assert in that action or proceeding the claim or defense that a remedy at law exists. The Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any equitable relief.

     11. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier, or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at any other address or telecopy number for a party as shall be specified by like notice):

       If to Gart or MergerSub:

         Gart Sports Company
         1000 Broadway
         Denver, Colorado 80203
         Attention: Nesa Hassanein
         Facsimile: (303) 864-2188

       With a copy to:

         Irell & Manella LLP
         1800 Avenue of the Stars, Suite 900
         Los Angeles, California 90067
         Attention: Anthony T. Iler
         Facsimile: (310) 203-7199

       If to the Stockholder:

         at the address and telephone number
         set forth on the signature page

       With a copy to:

         Mayor, Day, Caldwell & Keeton, L.L.P.
         700 Louisiana, Suite 1900
         Houston, Texas 77023
         Attention: John Clutterbuck
         Facsimile: (713) 225-7047

     12. Parties in Interest. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns; provided, however, that any successor in interest or assignee shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Gart, MergerSub, the Stockholder or their successors or assigns, any rights or remedies under, or by reason of, this Agreement.

     13. Entire Agreement; Amendments. Other than the Merger Agreement, the Registration Rights Agreement and the transactions contemplated herein or therein, this Agreement contains the entire agreement between the Stockholder, Gart and MergerSub with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such subject matter. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     14. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement, except that (a) MergerSub may assign its rights and obligations under this Agreement to Gart or to any of Gart's or MergerSub's direct or indirect wholly owned subsidiaries or affiliates, and
  (b) the Stockholder may transfer the Subject Shares to the extent permitted by Section 5 of this Agreement.

     15. Headings. The section headings in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     18. Term. This Agreement shall become effective on the date hereof and shall terminate automatically and without further action on behalf of any party hereto at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the date on which the Merger Agreement is terminated pursuant to, and in accordance with, its terms.

   IN WITNESS WHEREOF, Gart, MergerSub and the Stockholder have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          Gart Sports Company,
                                          a Delaware corporation

                                          By: _________________________________
                                          Name:
                                          Title:

                                          GSC Acquisition Corp.,
                                          a Delaware corporation

                                          By: _________________________________
                                          Name:
                                          Title:

                                          STOCKHOLDER
                                          _____________________________________
                                          _____________________________________

                                          Address:
                                          c/o Oshman's Sporting Goods, Inc.
                                          2302 Maxwell Lane
                                          Houston, Texas 77023

                                          Facsimile Number: (713) 967-8254

                                VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is entered into as of February 21, 2001, by and among Gart Sports Company, a Delaware corporation ("Gart"), GSC Acquisition Corp., a Delaware corporation ("MergerSub"), and the person or entity set forth on the signature page hereto (the "Stockholder").

   WHEREAS, MergerSub, Gart and Oshman's Sporting Goods, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of the Company with and into MergerSub, with MergerSub as the surviving corporation (the "Merger");

   WHEREAS, in connection with the Merger Agreement, MergerSub and Gart have required that the Stockholder make certain agreements with respect to all of the Stockholder's Subject Shares (as defined below), upon the terms and subject to the conditions of this Agreement; and

   WHEREAS, the Stockholder is willing to make certain agreements with respect to the Subject Shares, in order to induce MergerSub and Gart to enter into the Merger Agreement.

   NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     1. Voting Agreements. For so long as this Agreement is in effect, at any meeting (whether annual, special or adjourned) of the stockholders of the Company, and in any action by consent of the stockholders of the Company, the Stockholder shall vote, or, if applicable, give consents with respect to, all of the Subject Shares that are held by the Stockholder on the record date applicable to the meeting or consent (i) in favor of adoption of the Merger Agreement and approval of the Merger; (ii) against any competing Acquisition Transaction (as defined in the Merger Agreement) or other proposal inconsistent with the Merger Agreement or that may delay or adversely affect the likelihood of the completion of the transactions contemplated by the Merger Agreement; (iii) against any change in a majority of the persons who constitute the board of directors of the Company inconsistent with the Merger Agreement or the transactions contemplated by the Merger Agreement; (iv) against any change in the capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws inconsistent with the Merger Agreement or the transactions contemplated by the Merger Agreement; and (v) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement that is considered at any such meeting or in any such consent. The Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violate the provisions of agreements contained in this Section 1. The Stockholder shall cast the Stockholder's vote or give the Stockholder's consent in accordance with the procedures communicated to the Stockholder by the Company relating thereto so that the vote or consent shall be duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote or consent. The Stockholder acknowledges receipt of a copy of the Merger Agreement.

     2. Proxy. The Stockholder hereby irrevocably appoints Gart (and any officer of Gart), with full power of substitution, the proxy of the Stockholder with full power and authority, in the event that the Stockholder shall at any time fail to perform such Stockholder's obligations under Section 1, to vote or act by consent in respect of such Stockholder's Subject Shares and all of such Stockholder's other voting securities of the Company exclusively as provided in Section 1. The proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest in accordance with Section 212 of the Delaware General Corporation Law.

     3. Subject Shares. The term "Subject Shares" shall mean all of the shares of Common Stock, par value $1.00 per share ("Common Stock"), owned by the Stockholder as of the date hereof, as set forth on Schedule A hereto, together with any and all shares of the Company's capital stock as to which the

  Stockholder acquires beneficial ownership after the date of this Agreement. For all purposes of this Agreement, "beneficial ownership" has the meaning given in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (the "Exchange Act").

     4. Stockholder Capacity. The Stockholder is not an officer or director of the Company. The Stockholder signs this Agreement solely in such Stockholder's capacity as the beneficial owner of the Stockholder's Subject Shares. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares by the Stockholder.

     5. Covenants. For so long as this Agreement is in effect, except as otherwise contemplated by the transactions contemplated by the Merger Agreement, the Stockholder agrees not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of (each such disposition or contract, a "Transfer"), any Subject Shares or any shares of the Company's capital stock that the Stockholder then has or will have the right to acquire pursuant to options, warrants, convertible securities or other such rights to purchase shares of the Company's capital stock granted to the Stockholder by the Company; (ii) grant any powers of attorney, consents or proxies with respect to any shares of the Company's capital stock that then constitute Subject Shares (other than pursuant to this Agreement), deposit any of the Subject Shares into a voting trust, enter into a voting or option agreement with respect to any of the Subject Shares inconsistent with the transactions contemplated by the Merger Agreement or this Agreement, or otherwise restrict or take any action adversely affecting the ability of the Stockholder freely to exercise all voting rights with respect to the Subject Shares; (iii) subject to Section 4, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Transaction, engage in any negotiation concerning an Acquisition Transaction, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Transaction; and the Stockholder shall notify MergerSub immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Stockholder; or (iv) permit, cause, take any action, or fail to take any action that would make any representation, warranty, covenant or other undertaking of the Stockholder in this Agreement untrue or incorrect, or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in the foregoing provisions of this Section 5 shall prohibit the Stockholder from effecting any transfer of Subject Shares pursuant to any bona fide charitable gift or by will or applicable laws of descent and distribution, or for estate planning purposes, if the transferee agrees in writing to be bound by the provisions of this Agreement to the same extent as the Stockholder. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     6. Waiver of Dissenters' Rights. The Stockholder hereby waives any rights to dissent from the transactions contemplated by the Merger Agreement.

     7. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Gart and MergerSub that:

       (a) Capacity; No Violations. The Stockholder, if such Stockholder is a trust, corporation or other legal entity, is duly organized and validly existing under the laws of the jurisdiction of its organization. The Stockholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution, delivery and performance by the Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which the Stockholder is a party or by which the Stockholder is bound, (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to the Stockholder or, to the Stockholder's knowledge, the Subject Shares; or (iii) result in the creation of, or impose any obligation on the Stockholder to create, any Lien upon the Subject Shares that would prevent the Stockholder from voting the Subject Shares. In this Agreement, "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

       (b) Subject Shares. The Stockholder has the power to vote or direct the voting of the Subject Shares. The Subject Shares are the only shares of any class of capital stock of the Company that the Stockholder has the right, power or authority (sole or shared) to sell or vote, and the Stockholder does not have any right to acquire, nor is the Stockholder the beneficial owner of, any other shares of any class of capital stock of the Company or any other securities of the Company or any securities convertible into, or exchangeable or exercisable for, any shares of any class of capital stock of the Company or any other securities of the Company. The Stockholder is not a party to any contracts (including proxies, voting trusts or voting agreements) that would prevent the Stockholder from voting the Subject Shares or that conflict with the provisions of this Agreement.

       (c) Title to Shares. The Stockholder is the sole record and beneficial owner of the Subject Shares, free and clear of any pledge, Lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than restrictions imposed by the securities laws or pursuant to this Agreement or the Merger Agreement and, with respect to any Subject Shares held by the Stockholder as trustee for the benefit of any other person, other than the rights of all beneficiaries under such trusts, which such rights are not inconsistent with the provisions of this Agreement.

       (d) No Finder's Fees. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor, or other person is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by, or on behalf of, the Stockholder the payment of which could become the obligation of the Company or MergerSub.

     8. Representations and Warranties of Gart and MergerSub. Gart and MergerSub represent and warrant to the Stockholder that:

       (a) Binding Agreement. Each of Gart and MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Registration Rights Agreement (as defined in the Merger Agreement) and the Merger Agreement by each of Gart and MergerSub and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Gart and MergerSub, and no other corporate proceedings on the part of Gart or MergerSub are necessary to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Merger Agreement by Gart or MergerSub and the consummation of the transactions contemplated hereby and thereby. Each of Gart and MergerSub has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

       (b) No Conflict. Neither the execution and delivery of this Agreement, the consummation by MergerSub of the transactions contemplated hereby, nor the compliance by MergerSub with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or By-laws, (ii) require any consent, approval, authorization or permit of, registration, declaration or filing (except for filings under the Exchange Act) with, or notification to, any governmental entity, (iii) result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract, agreement, instrument, commitment, arrangement or understanding, (iv) require any material consent, authorization or approval of any person other than a governmental entity, or (v) violate or conflict with any order, writ, injunction, decree or law applicable to MergerSub.

       (c) SEC Documents. Gart has timely filed with the SEC each report, proxy statement or information statement required to be filed by Gart for all periods ending on or after December 31, 1999 (collectively, the "Gart Reports"). As of their respective dates, the Gart Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the respective rules and regulations thereunder and
    (ii) did not (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing did not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of Gart's subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated balance sheets of Gart and its subsidiaries included in or incorporated by reference into the Gart Reports (including the related notes and schedules) fairly presents the consolidated financial position of Gart and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Gart and its subsidiaries included in or incorporated by reference into the Gart Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Gart and its subsidiaries for the periods set forth therein (subject to, in the case of unaudited statements, normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except as may be noted therein. There are no liabilities of Gart or any of its subsidiaries of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of Gart (including the notes thereto), other than: (x) liabilities incurred since January 29, 2000 in the ordinary course of business consistent with past practices; (y) reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by the Merger Agreement; and (z) liabilities disclosed in the Gart Reports filed prior to the date hereof or reserved against on Gart's most recent balance sheet delivered to the Company prior to the date hereof.

     9. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

     10. Specific Performance. The Stockholder acknowledges and agrees that, if the Stockholder fails to perform any of the Stockholder's obligations under this Agreement, immediate and irreparable harm or injury would be caused to MergerSub for which money damages would not be an adequate remedy. Accordingly, the Stockholder agrees that MergerSub shall have the right, in addition to any other rights MergerSub may have, to specific performance of this Agreement. If MergerSub should institute an action or proceeding seeking specific enforcement of the provisions of this Agreement, the Stockholder hereby waives the claim or defense that MergerSub has an adequate remedy at law and hereby agrees not to assert in that action or proceeding the claim or defense that a remedy at law exists. The Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any equitable relief.

     11. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier, or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at any other address or telecopy number for a party as shall be specified by like notice):

       If to Gart or MergerSub:

         Gart Sports Company
         1000 Broadway
         Denver, Colorado 80203
         Attention: Nesa Hassanein
         Facsimile: (303) 864-2188

       With a copy to:

         Irell & Manella LLP
         1800 Avenue of the Stars, Suite 900
         Los Angeles, California 90067
         Attention: Anthony T. Iler
         Facsimile: (310) 203-7199

       If to the Stockholder:

         at the address and telephone number
         set forth on the signature page

       With a copy to:

         ____________________________
         ____________________________
         ____________________________
         Attention:
         Facsimile:

     12. Parties in Interest. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns; provided, however, that any successor in interest or assignee shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Gart, MergerSub, the Stockholder or their successors or assigns, any rights or remedies under, or by reason of, this Agreement.

     13. Entire Agreement; Amendments. Other than the Merger Agreement, the Registration Rights Agreement, the Indemnification Agreement, dated as of the date hereof, between Gart and the Stockholder, and the transactions contemplated herein or therein, this Agreement contains the entire agreement between the Stockholder, Gart and MergerSub with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such subject matter. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     14. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement, except that (a) MergerSub may assign its rights and obligations under this Agreement to Gart or to any of Gart's or MergerSub's direct or indirect wholly owned subsidiaries or affiliates, and
  (b) the Stockholder may transfer the Subject Shares to the extent permitted by Section 5 of this Agreement.

     15. Headings. The section headings in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     18. Term. This Agreement shall become effective on the date hereof and shall terminate automatically and without further action on behalf of any party hereto at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the date on which the Merger Agreement is terminated pursuant to, and in accordance with, its terms.

   IN WITNESS WHEREOF, Gart, MergerSub and the Stockholder have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          Gart Sports Company,
                                          a Delaware corporation

                                          By: _________________________________
                                          Name:
                                          Title:

                                          GSC Acquisition Corp.,
                                          a Delaware corporation

                                          By: _________________________________
                                          Name:
                                          Title:

                                          STOCKHOLDER

                                          _____________________________________

                                          Address:
                                          Facsimile Number:

                                VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is entered into as of February 21, 2001, by and between Oshman's Sporting Goods, Inc., a Delaware corporation ("Oshman's"), and Green Equity Investors, L.P., a Delaware limited partnership (the "Stockholder").

   WHEREAS, as of the date hereof, the Stockholder beneficially owns a majority in interest of the common stock, par value $.01 per share (the "Common Stock"), of Gart Sports Company, a Delaware corporation (the "Company");

   WHEREAS, the Company, Oshman's and GSC Acquisition Corp., a Delaware corporation ("MergerSub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Oshman's with and into MergerSub, with MergerSub as the surviving corporation (the "Merger");

   WHEREAS, in connection with the Merger Agreement, Oshman's has required that the Stockholder make certain agreements with respect to all of the Stockholder's Subject Shares (as defined below), upon the terms and subject to the conditions of this Agreement; and

   WHEREAS, the Stockholder is willing to make certain agreements with respect to the Subject Shares, in order to induce Oshman's to enter into the Merger Agreement.

   NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     1. Voting Agreements. For so long as this Agreement is in effect, at any meeting (whether annual, special or adjourned) of the stockholders of the Company, and in any action by consent of the stockholders of the Company, the Stockholder shall vote, or, if applicable, give consents with respect to, all of the Subject Shares that are held by the Stockholder on the record date applicable to the meeting or consent (i) in favor of approval of the issuance of Common Stock (as defined below) contemplated by the Merger Agreement; (ii) against any proposal inconsistent with the Merger Agreement or that may delay or adversely affect the likelihood of the completion of the transactions contemplated by the Merger Agreement; (iii) against any change in a majority of the persons who constitute the board of directors of the Company inconsistent with the Merger Agreement or the transactions contemplated by the Merger Agreement; (iv) against any change in the capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws inconsistent with the Merger Agreement or the transactions contemplated by the Merger Agreement; and (v) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement that is considered at any such meeting or in any such consent. The Stockholder also agrees to vote in favor of the election of each of the Designated Directors (as defined in the Merger Agreement) or any replacement nominee that is chosen in accordance with
  Section 7.24 of the Merger Agreement to the Company's board of Directors at the Company's 2001 annual meeting of stockholders and at the Company's 2002 annual meeting of stockholders, in each case as contemplated by such
  Section 7.24. The Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violate the provisions of agreements contained in this Section 1. The Stockholder shall cast the Stockholder's vote or give the Stockholder's consent in accordance with the procedures communicated to the Stockholder by the Company relating thereto so that the vote or consent shall be duly counted for purposes of determining that a quorum is present and for purposes of recording the results of that vote or consent. The Stockholder acknowledges receipt of a copy of the Merger Agreement.

     2. Proxy. The Stockholder hereby irrevocably appoints Oshman's (and any officer of Oshman's), with full power of substitution, the proxy of the Stockholder with full power and authority, in the event that the Stockholder shall at any time fail to perform such Stockholder's obligations under Section 1 of this Agreement, to vote or act by consent in respect of such Stockholder's Subject Shares and all of such

  Stockholder's other voting securities of the Company exclusively as provided in Section 1 of this Agreement. The proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest in accordance with Section 212 of the Delaware General Corporation Law.

     3. Subject Shares. The term "Subject Shares" shall mean all of the shares of Common Stock beneficially owned by the Stockholder (such shares of Common Stock, as of the date hereof, are set forth on Schedule A hereto), together with any and all shares of the Company's capital stock as to which the Stockholder acquires beneficial ownership after the date of this Agreement. For all purposes of this Agreement, "beneficial ownership" has the meaning given in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (the "Exchange Act").

     4. Covenants. For so long as this Agreement is in effect, except as otherwise contemplated by the transactions contemplated by the Merger Agreement, the Stockholder agrees not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of (each such disposition or contract, a "Transfer"), any Subject Shares or any shares of the Company's capital stock that the Stockholder then has or will have the right to acquire pursuant to options, warrants, convertible securities or other such rights to purchase shares of the Company's capital stock granted to the Stockholder by the Company; (ii) grant any powers of attorney, consents or proxies with respect to any shares of the Company's capital stock that then constitute Subject Shares (other than pursuant to this Agreement), deposit any of the Subject Shares into a voting trust, enter into a voting or option agreement with respect to any of the Subject Shares inconsistent with the transactions contemplated by the Merger Agreement or this Agreement, or otherwise restrict or take any action adversely affecting the ability of the Stockholder freely to exercise all voting rights with respect to the Subject Shares; or (iii) permit, cause, take any action, or fail to take any action that would make any representation, warranty, covenant or other undertaking of the Stockholder in this Agreement untrue or incorrect, or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     5. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Oshman's that:

       (a) Capacity; No Violations. The Stockholder is duly organized and validly existing under the laws of the jurisdiction of its organization. The Stockholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution, delivery and performance by the Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which the Stockholder is a party or by which the Stockholder is bound, (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to the Stockholder or, to the Stockholder's knowledge, the Subject Shares; or
    (iii) result in the creation of, or impose any obligation on the Stockholder to create, any Lien upon the Subject Shares that would prevent the Stockholder from voting the Subject Shares. In this Agreement, "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

       (b) Subject Shares. The Stockholder has the power to vote or direct the voting of the Subject Shares. The Subject Shares are the only shares of any class of capital stock of the Company that the Stockholder has the right, power or authority (sole or shared) to sell or vote, and the Stockholder does not have any right to acquire, nor is the Stockholder the beneficial owner of, any other shares of any class of capital stock of the Company or any other securities of the Company or any securities convertible into, or exchangeable or exercisable for, any shares of any class of capital stock of the Company or any other securities of the Company. The Stockholder is not a party to any contracts (including proxies, voting trusts or voting agreements) that would prevent the Stockholder from voting the Subject Shares or that conflict with the provisions of this Agreement.

       (c) Title to Shares. The Stockholder is the sole record and beneficial owner of the Subject Shares, free and clear of any pledge, Lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than restrictions imposed by the securities laws or pursuant to this Agreement or the Merger Agreement and, with respect to any Subject Shares held by the Stockholder as trustee for the benefit of any other person, other than the rights of all beneficiaries under such trusts, which such rights are not inconsistent with the provisions of this Agreement.

       (d) No Finder's Fees. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor, or other person is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by, or on behalf of, the Stockholder the payment of which could become the obligation of Oshman's.

     6. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

     7. Specific Performance. The Stockholder acknowledges and agrees that, if the Stockholder fails to perform any of the Stockholder's obligations under this Agreement, immediate and irreparable harm or injury would be caused to Oshman's for which money damages would not be an adequate remedy. Accordingly, the Stockholder agrees that Oshman's shall have the right, in addition to any other rights Oshman's may have, to specific performance of this Agreement. If Oshman's should institute an action or proceeding seeking specific enforcement of the provisions of this Agreement, the Stockholder hereby waives the claim or defense that Oshman's has an adequate remedy at law and hereby agrees not to assert in that action or proceeding the claim or defense that a remedy at law exists. The Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any equitable relief.

     8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier, or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at any other address or telecopy number for a party as shall be specified by like notice):

       If to Oshman's, to:

         Oshman's Sporting Goods, Inc.
         2302 Maxwell Lane
         Houston, Texas 77023
         Attention: Alvin N. Lubetkin
         Facsimile: (713) 967-8254

       With a copy to:

         Mayor, Day, Caldwell & Keeton, L.L.P.
         700 Louisiana, Suite 1900
         Houston, Texas 77023
         Attention: John Clutterbuck
         Facsimile: (713) 225-7047

       If to the Stockholder, to:

         Green Equity Investors, L.P.
         11111 Santa Monica Boulevard, Suite 2000
         Los Angeles, California 90025
         Attention: Jonathan A. Seiffer
         Facsimile: (310) 954-0404

       With a copy to:

         Irell & Manella LLP
         1800 Avenue of the Stars, Suite 900
         Los Angeles, California 90067
         Attention: Anthony T. Iler
         Facsimile: (310) 203-7199

     9. Parties in Interest. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns; provided, however, that any successor in interest or assignee shall agree to be bound by the provisions of this Agreement. Except for the Designated Directors, each of whom is an intended third party beneficiary of this Agreement solely with respect to the second sentence of Section 1 of this Agreement, and not otherwise, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Oshman's, the Stockholder or their successors or assigns, any rights or remedies under, or by reason of, this Agreement.

     10. Entire Agreement; Amendments. Other than the Merger Agreement and the transactions contemplated thereby, this Agreement contains the entire agreement between the Stockholder and Oshman's with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such subject matter. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     11. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party to this Agreement, except that (a) Oshman's may assign its rights and obligations under this Agreement to any of its direct indirect wholly owned subsidiaries or Affiliates, and (b) the Stockholder may transfer the Subject Shares to the extent permitted by Section 4 of this Agreement.

     12. Headings. The section headings in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     15. Term. This Agreement shall become effective on the date hereof and shall terminate automatically and without further action on behalf of any party hereto at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the date on which the Merger Agreement is terminated pursuant to, and in accordance with, its terms.

   IN WITNESS WHEREOF, Oshman's and the Stockholder have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          Oshman's Sporting Goods, Inc.,
                                          a Delaware corporation

                                          By: _________________________________
                                          Name:
                                          Title:

                                          Green Equity Investors, L.P.,
                                          a Delaware limited partnership

                                          By: Leonard Green & Associates,
                                           L.P.,
                                             its general partner

                                          By: _________________________________
                                          Name:
                                          Title:

                                                                         ANNEX C

                         REGISTRATION RIGHTS AGREEMENT

   THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of
            , 2001, by and among Gart Sports Company, a Delaware corporation (the "Company"), and those Persons set forth on the signature pages hereto (the "Initial Stockholders").

                                    RECITALS

   A. This Agreement is made in connection with the Agreement and Plan of Merger, dated as of February 21, 2001, by and among the Company, GSC Acquisition Corp., a Delaware corporation, and Oshman's Sporting Goods, Inc., a Delaware corporation (as such agreement may be amended from time to time, the "Merger Agreement"), pursuant to which the Initial Stockholders will receive shares of the Company's common stock, par value $.01 per share (the "Common Stock").

   B. The Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                                   AGREEMENTS

   NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

   1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Initial Amount" is the number of Registrable Securities originally issued pursuant to the Merger Agreement (as adjusted pursuant to Section 1.1(d)).

     (b) "Merger Shares" means the shares of Common Stock issued to the Initial Stockholders pursuant to the Merger (as defined in the Merger Agreement).

     (c) "Person" means any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) to such entity.

     (d) "Registrable Securities" means (i) the Merger Shares and (ii) securities issued or issuable with respect to Merger Shares or other Registrable Securities by virtue of this clause (ii), in each case by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, reclassification, merger, consolidation, compulsory share exchange or any other transaction or series of related transactions in which shares of Common Stock or Registrable Securities are changed into, converted into or exchanged for other securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) such securities are sold in compliance with paragraph (d) of Rule 145 under the Securities Act or (iii) such securities are sold to the public in accordance with Rule 144.

     (e) "Registration Period" means the period ending on the earliest of (i) the date on which all of the Registrable Securities have been sold (excluding transfers for estate, securities or tax planning or charitable gift giving purposes), (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Company) may be immediately sold to the public without registration and without restriction as to the number of Registrable Securities to be sold (and without aggregation of any sale with sales of any other Person whose sales are subject to volume limitations), whether pursuant to Rule 144, Rule 145(d) or otherwise, and (iii) five (5) years from the date hereof as may be extended pursuant to Section 2.1.

     (f) "Registration Statement" means a registration statement of the Company under the Securities Act.

     (g) "Requisite Amount" means 20% of the then outstanding Registrable Securities; provided, however, that such Requisite Amount will in no event be an amount that is less than 10% of the Initial Amount.

     (h) "Rule 144" has the meaning set forth in the preamble of Article
  VIII.

     (i) "Stockholders" means the Initial Stockholders and any transferees or assignees thereof who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof. Any reorganization of the internal structure or composition of a Stockholder will not affect such Stockholder's designation as a Stockholder hereunder.

   1.2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

                                   ARTICLE II

                                  Registration

   2.1. Demand Registrations. During the Registration Period, holders of the Requisite Amount of Registrable Securities in the aggregate shall be entitled to make a written request of the Company (each such request being a "Demand") for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration") in accordance with this Section 2.1. Such Demand shall specify: (i) the aggregate number and kind of Registrable Securities requested to be registered; and (ii) the intended method of distribution in connection with such Demand Registration to the extent then known. The holders of Registrable Securities shall be entitled to three (3) Demand Registrations. Any Demand Registration hereunder shall be on any appropriate form under the Securities Act permitting registration of such Registrable Shares for resale by the Stockholders making such Demand Registration in the manner or manners designated by them (including, without limitation, pursuant to a shelf registration (a "Shelf Registration") under Rule 415 under the Securities Act); provided, however, only two Demand Registrations requested by the Stockholders in accordance with this Section 2.1 shall be for an underwritten offering. If the holders of a majority in interest of the Registrable Securities sought to be registered in a Demand Registration request that such Demand Registration be an underwritten offering in accordance with this Section 2.1, then such holders shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Company's board of directors, which such approval shall not be unreasonably withheld. No Demand shall be effective or impose any obligation upon the Company unless such Demand shall request the registration of not less than the Requisite Amount of Registrable Securities. Within ten (10) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities and shall include in such registration all Registrable Securities of each holder thereof with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt by such holder of the Company's notice required by this paragraph. A registration shall not be treated as a Demand Registration unless the holders of Registrable Securities are able to include, in accordance with the following provisions, at least 75% of the Registrable

Securities requested to be included in such registration and until (i) the applicable Registration Statement under the Securities Act has been filed with the United States Securities and Exchange Commission ("SEC") with respect to such Demand Registration and has been declared effective and (ii) such Registration Statement shall have been maintained continuously effective for a period of at least 120 days (or, in the case of a Shelf Registration, one (1) year) or such shorter period when all Registrable Securities included therein have been sold thereunder in accordance with the manner of distribution set forth in such Registration Statement. Neither the Company nor any other Person shall include any other securities in a Demand Registration, except with the written consent of the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the holders of a majority of the Registrable Securities sought to be registered in such Demand Registration (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company in the case of the first underwritten Demand Registration and borne on a pro rata basis by all holders of securities permitted by such underwriter to be included in any second underwritten Demand Registration, in proportion to the number of securities included in such Demand Registration)) advises the Company and the holders of the Registrable Securities sought to be included in such Demand Registration that, in its judgment, marketing or other factors dictate that limiting the securities to be included in the Registration Statement is necessary to facilitate public distribution of the Registrable Securities ultimately to be included therein, then the Company shall include in such Registration Statement only such limited portion of the Registrable Securities and other securities sought to be registered therein as the underwriter shall permit in accordance with this paragraph. Any exclusion of Registrable Securities shall be made pro rata among the Stockholders seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Stockholders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities other than the Registrable Securities. The Company may postpone for up to sixty (60) days (but no more than ninety (90) days in any 365 day period) the filing or the effectiveness (which may include the withdrawal of an effective registration statement) of a Registration Statement pursuant to this
Section 2.1 if the Company's board of directors reasonably determines in its good faith judgment that, because of the existence of any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition or financing activity (other than in the ordinary course of business) or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company (other than any such event or condition consisting of one or more requests by one or more of the Company's stockholders (other than any Stockholder) to exercise "demand" registration rights), it would be materially disadvantageous to the Company for such a Registration Statement to be maintained effective, or to be filed and become effective; provided, however, that, in such event, the holders of Registrable Securities making such Demand will be entitled to withdraw such Demand, and, if such Demand is withdrawn, such registration will not count as one of the Demand Registrations hereunder; and, provided, further, that the Registration Period will be extended for a period of time equal to any such postponements.

   2.2. Piggy-Back Registrations. During the Registration Period, if the Company shall file with the SEC a Registration Statement (a "Piggyback Registration Statement") relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (except on Form S-4 or Form S-8 or any successor form), then the Company shall send to each Stockholder written notice of such determination and, if within fifteen (15) days after the date of such notice, such Stockholder shall so request in writing, the Company shall include in such Piggyback Registration Statement all or any part of the Registrable Securities such Stockholder requests to be registered (provided, that the Company shall not be obligated to include Registrable Securities if (i) such Registrable Securities are covered by a Registration Statement filed pursuant to Section 2.1 that provides for an underwritten offering and provides for sales during the effective period of the Piggyback Registration Statement, or (ii) such Piggyback Registration Statement is filed by the Company as the result of the exercise of "demand" registration rights by holders of the Company's securities pursuant to Section 2.4 of the Registration Rights Agreement, dated as of January 9, 1998, by and among the Company and the signatories thereto (the form of which was filed with the SEC as Exhibit 10.1 to the Company's Form S-4 filed with the SEC on December 16, 1997), and the holders party to such Registration Rights Agreement do not consent, in accordance with the terms thereof, to the inclusion of Registrable Securities in such Piggyback Registration Statement), except that if, in connection with any such offering for the account of the Company or for the account of others the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock that may be included in the Piggyback Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate that such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Piggyback Registration Statement only such limited portion of the Registrable Securities with respect to which such Stockholder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Stockholders seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Stockholders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which did not initiate the filing of such Piggyback Registration Statement pursuant to so-called "demand" registration rights or are not entitled to pro rata inclusion with the Registrable Securities; and, provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Piggyback Registration Statement on the basis of the number of securities such holders have requested to include in such Piggyback Registration Statement. No right to registration of Registrable Securities under this Section 2.2 shall be construed to limit any registration required under Section 2.1. If an offering in connection with which a Stockholder is entitled to registration under this
Section 2.2 is an underwritten offering, then each Stockholder whose Registrable Securities are included in such Piggyback Registration Statement shall, unless otherwise agreed to by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

   2.3. Holdbacks.

     (a) Subject to the last sentence of this Section 2.3(a), each holder of Registrable Securities agrees not to file or cause to be effected any other registration of, or effect any public sale or distribution of, equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to, and during the seventy-five (75) day period following, the effective date of any underwritten public offering of Common Stock for the account of the Company or for the account of others, in each case that is not in violation of Section 2.3(b) (except as part of such underwritten registration, if permitted by Section 2.1 or 2.2 or otherwise permitted hereunder) unless the underwriters managing the registered public offering otherwise agree and such sale or distribution otherwise complies with Regulation M of the Exchange Act. This Section 2.3(a) will not prohibit sales of Registrable Securities by the Stockholders pursuant to Rule 144 or Rule 145 or under a Shelf Registration in accordance with Section 2.1.

     (b) The Company agrees not to file or cause to be effected any registration of, or effect any public sale or distribution of, its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, whether for its own account or for the account of others, during the ten (10) day period prior to, and during the seventy-five (75) day period following, the effective date of any underwritten Registration Statement filed pursuant to a Demand hereunder (except as part of such underwritten Registration Statement, or if otherwise permitted hereunder, or pursuant to registration on Form S-4, Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

     (c) Notwithstanding the foregoing, neither the Stockholders nor the Company will be subject to the foregoing holdbacks for any period or periods in aggregate that are in excess of 150 days during any 365 day period.

                                  ARTICLE III

                           Obligations of the Company

   In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

     3.1. A Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

     3.2. The Company shall prepare and file with the SEC promptly any Registration Statement that is required to be filed by the Company pursuant to this Agreement and such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective at all times required for such Registration Statement under this Agreement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until the termination of said period.

     3.3. The Company shall furnish to each Stockholder whose Registrable Securities are included in the Registration Statement and its legal counsel
  (a) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof that contains information for which the Company has sought confidential treatment), and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement that are owned (or to be owned) by such Stockholder. All correspondence to or from the SEC or its staff shall, subject to applicable law and legal process, be kept confidential by the Stockholders.

     3.4. The Company shall use reasonable efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under securities laws of such jurisdictions in the United States as each Stockholder who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
  (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4,
  (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause the Company material expense or burden, or (v) make any change in its charter or by-laws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

     3.5. In the event the Stockholders who hold a majority in interest of the Registrable Securities being offered in an offering pursuant to a Registration Statement or any amendment or supplement thereto select underwriters for the offering in accordance with Section 2.1, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

     3.6 As soon as practicable after becoming aware of such event, the Company shall notify each Stockholder of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall use its best efforts as soon as practicable to prepare a supplement or amendment to (and, in the event of an amendment, obtain the effectiveness thereof) the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Stockholder as such Stockholder may reasonably request.

     3.7. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify (by telephone and also by facsimile and reputable overnight carrier) each Stockholder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

     3.8. The Company shall permit a single firm of counsel designated by the Stockholders to review the Registration Statement and all amendments and supplements thereto for a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably and timely objects.

     3.9. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days if such earnings statement is on Form 10-K or forty-five (45) days if such earnings statement is on Form 10-Q after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     3.10. At the request of any Stockholder, the Company shall furnish, on the date of effectiveness of the Registration Statement and thereafter from time to time on such dates as a Stockholder may reasonably request (a) an opinion, dated as of such applicable date, from counsel representing the Company addressed to the Stockholders and in form, scope and substance as is customarily given in an underwritten public offering and (b) a letter, dated as of such applicable date, from the Company's independent certified public accountants addressed to the Stockholders and in form, scope and substance as customarily given to underwriters in an underwritten public offering; provided, however, that a Stockholder shall only be entitled to the foregoing no more than two times in any six (6) month period (unless a greater number of times or a shorter period would otherwise be reasonable under their applicable circumstances).

     3.11. The Company shall make available for inspection by (i) one Stockholder who has been designated by a majority in interest of the Stockholders whose Registrable Securities are to be included in the applicable Registration Statement as their representative, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants retained by the Stockholders, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably requested by any of the foregoing and cause the Company's officers, directors and employees to supply all information that any Inspector may reasonably request; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Stockholder) of any Record or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified in writing, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement (in which event the Company shall promptly make appropriate public disclosure thereof unless such misstatement or omission relates to events set forth in the last sentence of Section 2.1 that would allow the Company to postpone the filing or effectiveness of a Registration Statement, in which event the Inspectors will be so notified and public disclosure of such misstatement or omission will occur as soon as practicable but no later than 60 days from the date the Inspectors are so notified), (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or is otherwise required by applicable law or legal process or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement (to the knowledge of the relevant Person). The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and reasonable substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this
  Section 3.11. Each Stockholder agrees that it shall, upon learning that disclosure of such Records are sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing in this Section 3.11 shall be deemed to limit a Stockholder's ability to sell Registrable Securities in a manner that is consistent with applicable laws and regulations.

     3.12. The Company shall hold in confidence and not make any disclosure of information concerning a Stockholder provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
  (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement (to the knowledge of the Company), or (e) such Stockholder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning a Stockholder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Stockholder prior to making such disclosure, and shall allow the Stockholder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     3.13. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

     3.14. The Company shall cooperate with the Stockholders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Stockholders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Stockholders may request.

     3.15. At the request of any Stockholder, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the description of the plan of distribution set forth in such Registration Statement.

     3.16. The Company shall comply with all applicable laws related to the applicable Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Exchange Act").

     3.17. The Company shall take all such other actions as any Stockholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     3.18. If the Company receives written notice from any holder of the Company's securities that such holder is exercising, or contemplating the exercise of, "demand" registration rights pursuant to a registration rights agreement entered into by the Company and such holder, then the Company shall send to the Stockholders written notice thereof.

                                   ARTICLE IV

                        Obligations of the Stockholders

   In connection with the registration of the Registrable Securities, a Stockholder shall have the following obligations:

     4.1. Such Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. At least 10 business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Stockholder of the information that the Company requires from each such Stockholder.

     4.2. Each Stockholder, by such Stockholder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Stockholder has notified the Company in writing of such Stockholder's election to exclude all of such Stockholder's Registrable Securities from the applicable Registration Statement.

     4.3. Each Stockholder whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and each such Stockholder shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

     4.4. Each Stockholder agrees to notify the Company promptly, but in any event within five (5) business days after the date on which all Registrable Securities covered by a Registration Statement that are owned by such Stockholder have been sold by such Stockholder, if such date is prior to the expiration of the Registration Period, so that the Company may comply with its obligation to terminate such Registration Statement in accordance with Item 512(a)(3) of Regulation S-K promulgated under the Securities Act.

     4.5. Each Stockholder agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.6, such Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6, and, if so directed by the Company, such Stockholder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Stockholder's possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     4.6. No Stockholder may participate in any underwritten distribution pursuant to a Registration Statement under Section 2.1 or 2.2 unless such Stockholder (a) agrees to sell such Stockholder's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Article V.

                                   ARTICLE V

                            Expenses of Registration

   All expenses, other than underwriting discounts and commissions, incurred by the Company in connection with registrations, filings or qualifications pursuant to Articles II and III shall be borne by the Company, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and expenses of one counsel to the Stockholders for the review of filings hereunder.

                                   ARTICLE VI

                                Indemnification

   In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     6.1. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, employees, trustees, beneficiaries, partners, attorneys and agents and each Person who controls (within the meaning of the Securities Act) such holder or such other indemnified Person against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities
  Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1, as it pertains to any preliminary prospectus, shall not inure to the benefit of any indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3, and the indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such indemnified Person, notwithstanding such advice, used such incorrect prospectus.

     6.2. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemnified Person against any losses, claims, damages, liabilities and expenses (including with respect to any claim for indemnification hereunder asserted by any other indemnified Person) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder; provided, that the obligation to indemnify will be several, not joint and several, among holders of Registrable Securities, and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

     6.3. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation under this Article VI, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

     6.4. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from, or in addition to, the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

     6.5. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities.

                                  ARTICLE VII

                                  Contribution

   If recovery is not available under Article VI for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution from the person who would otherwise have been the indemnifying party with respect to any losses, claims, damages, liabilities or expenses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                                  ARTICLE VIII

                 Reports Under the Exchange Act; Nasdaq Listing

   With a view to making available to the Stockholders the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Stockholders to sell securities of the Company to the public without registration ("Rule 144") and to otherwise establish the existence of a public market with respect to the Company's securities to provide liquidity for the Stockholders with respect to the Registrable Securities, the Company agrees, during the Registration Period and for a period of one year thereafter, for so long as the Company's equity securities are registered under Section 12(b) or 12(g) of the Exchange Act, that:

     8.1. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act would permit such termination.

     8.2. The Company shall cause all such Registrable Securities to be listed on each securities exchange and included in each established over-the-counter market on which or through which securities of the same class of the Company are then listed or traded and, if not so listed or traded, to be listed on The Nasdaq Stock Market ("Nasdaq"), and if listed on Nasdaq, secure designation of all such Registrable Securities covered by such Registration Statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act, or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such and maintain such registration and listing with respect to such Registrable Securities.

     8.3. The Company shall file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144.

     8.4. The Company shall furnish to each Stockholder so long as such Stockholder holds Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Stockholders to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IX

                       Assignment of Registration Rights

   The rights of the Stockholders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by each Stockholder to any transferee of all or any portion of the Registrable Securities (other than pursuant to a Registration Statement, Rule 144 or Rule 145 (so long as the shares subject to such transfer are thereafter freely tradeable under the Securities Act)) if: (a) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein.

                                   ARTICLE X

                        Amendment of Registration Rights

   Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Initial Stockholders (but not an Initial Stockholder who no longer owns any Registrable Securities and who is not affected by such amendment or waiver) and Stockholders who then hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Article X shall be binding upon each Stockholder and the Company. Notwithstanding the foregoing, no amendment or waiver shall retroactively affect any Stockholder without such Stockholder's consent or prospectively adversely affect any Stockholder who no longer owns any Registrable Securities without such Stockholder's consent and neither Article VI nor Article VII may be amended or waived in a manner adverse to a Stockholder without such Stockholder's consent. All consents of a Stockholder shall be in writing to be effective.

                                   ARTICLE XI

                                 Miscellaneous

   11.1. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

   11.2. All notices, requests, claims demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by a nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

     To the Company:

       Gart Sports Company
       1000 Broadway
       Denver, Colorado 80203
       Attention: Nesa Hassanein
       Facsimile: (303) 864-2188

     With a copy to:

       Irell & Manella LLP
       1800 Avenue of the Stars, Suite 900
       Los Angeles, California 90067
       Attention: Anthony T. Iler
       Telecopier: (310) 203-7199

     To a Stockholder, to                    , who is hereby designated as
  the representative for purposes of coordinating communications with the
  Stockholders:

       ______________________
       ______________________
       ______________________
       Facsimile: ___________

     With a copy to:

       ______________________
       ______________________
       ______________________
       Facsimile: ___________

All such notices, requests, claims, demands and other communications will (a) if delivered personally to the address as provided in this Section 11.2, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 11.2, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 11.2, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case, regardless of whether such notice, request, claim, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.2). Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

   11.3. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

   11.4. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the federal courts located in the state of Delaware and the state courts of the State of Delaware located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that service of process upon the parties hereto mailed by first class mail shall be deemed in every respect effective service of process upon each such party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

   11.5. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

   11.6. Subject to the requirements of Article IX hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

   11.7. Any headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   11.8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

   11.9. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

   11.10. The Company agrees not to enter into any registration rights or comparable agreement that provides rights or restrictions which are inconsistent with this Agreement.

   11.11. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          Gart Sports Company
                                          a Delaware corporation

                                            _________________________
                                          By:
                                          Name:
                                          Title:

                                          INITIAL STOCKHOLDERS

                                          ____________________________
                                          ____________________________

                                          ____________________________
                                          ____________________________

                                          ____________________________
                                          ____________________________

                                                                         ANNEX D

                                                    February 21, 2001

Board of Directors
Oshman's Sporting Goods, Inc.

Board Of Directors:

   We understand that Oshman's Sporting Goods, Inc. (the "Company") has entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") dated February 21, 2001 among the Company, Gart Sports Company, a Delaware corporation ("Gart"), and GSC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Gart ("MergerSub" and, together with Gart, the "Proposed Acquiror"), pursuant to which, inter alia, the Company will be merged with and into MergerSub (the "Merger"). Pursuant to the terms of the Merger, each share of the Company's common stock will be converted into the right to receive an amount equal to (i) $7.00 plus (ii) 0.550 shares of common stock of Gart (subject to adjustment as provided by the Merger Agreement). The cash and shares of Gart common stock to be received are collectively referred to herein as the "Merger Consideration". The terms and conditions of the proposed Merger are set forth in more detail in the Merger Agreement.

   The Board Of Directors of the Company (the "Board") has requested that Financo, Inc. ("Financo") render its opinion (the "Opinion") with respect to the fairness, from a financial point of view, to the Company's stockholders of the Merger Consideration offered in the Merger. In addition to the engagement of Financo to render the Opinion, Financo has acted as financial advisor to the Company in connection with the Merger. If the Merger is consummated, Financo shall receive a fee in connection therewith, against which the fee payable to Financo for this Opinion shall be deducted.

   In conducting our analysis of the Merger and arriving at the Opinion, we have reviewed and analyzed such materials and considered such financial and other factors that we deemed relevant under the circumstances, including the following:

     (1) the financial terms and conditions of the Merger Agreement;

     (2) certain publicly available historical financial and operating data concerning the Company, including the Company's Annual Reports to stockholders on Form 10-K for the fiscal years ended January 2000, 1999, and 1998, and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") for the fiscal quarters ended April 29, 2000, July 29, 2000, and October 28, 2000;

     (3) certain publicly available historical financial and operating data concerning Gart, including Gart's Annual Reports to stockholders on Form 10-K for the fiscal years ended January 2000 and 1999, and the Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters ended April 29, 2000, July 29, 2000, and October 28, 2000;

     (4) certain internal financial analyses and forecasts of the Company and Gart related to the business, earnings, cash flow, assets and prospects of the Company and Gart, respectively, provided to us by the management of the Company and Gart, respectively;

     (5) discussions with members of senior management of the Company and Gart concerning their respective businesses, operations, assets, present condition and future prospects;

     (6) publicly available financial, operating and stock market data concerning certain companies engaged in businesses that we deemed relatively and reasonably comparable to the Company or otherwise relevant to our inquiry;

     (7) a trading history of the common shares of the Company and Gart from January 5, 1996 to the present and January 16, 1998 to the present, respectively;

     (8) a comparison of the financial terms of the Merger with the terms of certain other recent transactions which we deemed relevant and comparable;

     (9) such other financial studies, analyses and investigations we deemed appropriate.

   In rendering the Opinion, we have relied, without independent investigation or verification, upon the accuracy and completeness of all information publicly available, supplied or otherwise communicated to us by the Company and Gart. We have not made any evaluations or appraisals of the assets or liabilities of the Company or Gart. With respect to the financial forecasts provided to us by the Company and Gart, we have assumed, with the Board's acknowledgment, that such forecasts have been reasonably and accurately prepared and represent management's best currently available judgments and estimates as to the future financial performance of the Company and Gart, respectively, and we express no opinion with respect to such forecasts or the assumptions upon which they are based. We have further relied upon the assurances of senior management of the Company and Gart that they are not aware of any facts that would make such financial or other information relating to the Company or Gart, respectively, inaccurate or misleading. The Opinion is necessarily based upon economic, financial and market conditions as they exist and can be evaluated only as of the date of this letter and we assume no responsibility to update or revise the Opinion based upon events or circumstances occurring after the date hereof. Further, we express no opinions on matters of a legal, regulatory, tax or accounting nature relating to or arising out of the Merger.

   In rendering this Opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company or Gart.

   The Opinion is directed to the Board and does not constitute a recommendation to any stockholders of the Company as to whether such stockholders should vote in favor of the Merger. This Opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without Financo's prior written consent, except that the Company may include the Opinion in its entirety in any disclosure document to be sent to the Company's stockholders or filed with the SEC relating to the Merger.

   This Opinion addresses only the fairness, from a financial point of view, of the Merger Consideration to be received by the Company's stockholders in the Merger, and we do not express any views on any of the other terms of the Merger. Specifically, the Opinion does not address the Company's underlying business decision to engage in the Merger.

   Based upon and subject to the foregoing, we are of the opinion that the Merger Consideration to be received by the Company's stockholders in the Merger is fair, from a financial point of view, to such stockholders.

                                          Very truly yours,

                                          Financo, Inc.

                                                   /s/ William M. Smith
                                          By___________________________________
                                                     William M. Smith
                                                         President

                                                                         ANNEX E

                        DELAWARE GENERAL CORPORATION LAW

Section 262--Appraisal Rights

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251 (g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
  (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX F

            Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

   The Audit Committee's role is one of oversight. Management is responsible for preparing the Company's financial statements and the independent auditor is responsible for auditing those financial statements.

   The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

   The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone else in the Company. The Audit Committee shall be authorized to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. for Audit Committee members of companies quoted on the NASDAQ National Market. The Audit Committee shall be comprised of three or more directors, as such number shall be determined by the Board of Directors. Each member shall be an independent non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements; and at least one member of the Committee shall have accounting or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience which results in such member's financial sophistication.

   Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Audit Committee membership.

   A majority of the Audit Committee members shall constitute a quorum for the transaction of the Audit Committee's business. Unless otherwise required by applicable law, the corporation's charter, bylaws of the Board of Directors, the Audit Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Subject to
Section II paragraph 4 below, any action of the Audit Committee may be taken by a written instrument signed by all of the members of the Audit Committee. Meetings of the Audit Committee may be held at such place or places as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of a meeting. Members of the Audit Committee may participate in Audit Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other.

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Director of Internal Audit shall prepare and distribute an agenda in advance of each meeting. The Audit Committee shall meet privately in executive session at least annually with management, the Director of Internal

Audit, the independent auditors, and as a committee to discuss any matters that the Audit Committee or any of the foregoing persons believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures prior to public release of information. Notwithstanding the foregoing, the procedures set forth in this paragraph are intended as guidelines, to be followed as practicable, and not as mandatory requirements.

III. Audit Committee Responsibilities and Duties

 Review Procedures

   1. Review and reassess the adequacy of this Charter at least annually and suggest revisions as appropriate. Submit the charter to the Board of Directors for approval and ensure that the Charter is published at least every three years in accordance with SEC regulations.

   2. Review the Company's annual audited financial statements prior to filing or distribution. Review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

   3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

   4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution.

   5. Discuss with the independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61 as may be modified or supplemented. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

 Independent Auditors

   6. Annually recommend to the Board of Directors the appointment of independent auditors, which auditors shall ultimately be accountable to the Audit Committee and the Board of Directors.

   7. Review the independence and performance of such auditors and approve any discharge of auditors when circumstances warrant.

   8. Review and approve the fees and other significant compensation to be paid to the independent auditors.

   9. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence and recommend that the Board of Directors take appropriate action to ensure such independence.

   10. Ensure that the independent auditors provide the Audit Committee with the written disclosures and letter required by Independent Standards Board Standard No. 1 as may be modified or supplemented and review such disclosures and letter.

   11. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   12. Obtain from the independent auditor assurance that section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

 Internal Audit Department and Legal Compliance

   13. Review the Company's budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

   14. Review the appointment, performance, and replacement of the senior internal audit executive.

   15. Review significant reports prepared by the Company's internal audit department together with management's response and follow-up to these reports.

   16. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies and the response to such inquiries.

 Other Audit Committee Responsibilities

   17. Annually prepare a report to shareholders as required by the Securities and Exchange Commission and ensure that such report is included in the Company's annual proxy statement.

   18. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

   19. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities shall remain the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the independent auditors or the internal audit department or to assure compliance with laws and regulations.

                                                                         ANNEX G

                              GART SPORTS COMPANY

                          1994 MANAGEMENT EQUITY PLAN

   1. Background; Purpose. The purpose of this 1994 Management Equity Plan (the "Plan") is to secure for Gart Sports Company, a Delaware corporation (the "Company"), and its stockholders the benefits arising from stock ownership by selected key employees of Gart Bros. Sporting Goods Company, a Colorado corporation ("Gart Bros"), a wholly-owned subsidiary of the Company, as the Committee (as hereinafter defined) may from time to time determine. The purpose of this Plan shall also be to issue stock based awards to compensate the non-employee and non-affiliate directors of the Company for serving the Company in their capacity as directors of the Company.

   The Company intends that awards of Grant Shares, Purchased Shares and Stock Options, and the issuance of Common Stock upon exercise of Stock Options hereunder (all as hereinafter defined), shall constitute the offer and sale of securities pursuant to a compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended.

   With respect to Stock Options, the Plan will provide a means whereby (i) key employees may purchase shares of Common Stock of the Company pursuant to Stock Options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) such employees may purchase shares of Common Stock of the Company pursuant to "non- incentive" or "non-qualified" Stock Options.

   2. Administration. The Plan shall be administered by the Board of Directors of the Company, or, in the discretion of the Board, a Committee (in either case, the "Committee") consisting of two or more directors of the Company to whom administration of the Plan has been duly delegated; provided, that the Plan shall be administered by the Board of Directors with respect to any awards granted under the Plan to any non-employee member of the Board of Directors of the Company. If the Committee is not the entire Board of Directors, the Committee shall be appointed by the Board of Directors of the Company. Notwithstanding anything in the Plan to the contrary, all Stock Options and other awards shall be granted under the Plan in such a manner so as to qualify for the exemption provided under Rule 16b-3. Except as otherwise provided in the Company's Bylaws and action of the Committee with respect to administration of the Plan shall be taken by a majority vote at which a quorum is duly constituted or unanimous written consent of the Committee's members.

   Subject to the provisions of the Plan, the Committee shall have sole and final authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make awards of Grant Shares, Purchased Shares and Stock Options hereunder, (v) to determine the individuals to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be subject to such awards, the vesting of such awards and the other terms of such awards, (vi) in the case of Stock Options, to determine whether such Stock Options shall be intended as "incentive stock options" or "non-incentive" or "nonqualified" Stock Options under Section 422 of the Code, and
(vii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

   3. Shares Subject to the Plan. The shares to be allocated under this Plan shall consist of the Company's authorized but unissued Common Stock, $.01 par value per share ("Common Stock"). Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of the Common Stock which may be allocated to awards made to participants shall not exceed Two Million Five Hundred Thousand (2,500,000) of such shares (no more than Six Hundred Thousand (600,000) of which shall be "incentive stock options" under Section 422 of the Code outstanding at any time). The number of shares of Common Stock on which Stock Options may be granted to any one person under the Plan during any fiscal year of the Company, beginning with the 1999 fiscal year, shall not exceed 250,000. Shares of Common Stock issued pursuant to the Plan and subsequently reacquired by the Company shall be available for reissuance under the Plan and shares of Common Stock that are subject to Stock Options or other awards that lapse or terminate without exercise shall be available to be subject to newly issued Stock Options or awards under the Plan.

   4. Eligibility and Participation. All key employees of the Company and each of its subsidiaries and each of the non-employee and non-affiliate members of the Board of Directors of the Company shall be eligible for selection to participate in the Plan (each a "Participant"). The Board of Directors shall, in its sole discretion, determine those directors who are non-affiliates of the Company.

   5. Awards. A Participant may receive one or more awards hereunder, at any time and from time to time, as determined by the Committee or, in the case of awards made to directors of the Company, as determined by the Board of Directors of the Company. Awards may be in the form of (i) grants of Common Stock ("Grant Shares"), (ii) permitted purchases of Common Stock ("Purchased Shares"), or (iii) options to purchase Common Stock ("Stock Options" or any combination of the foregoing. All awards (x) of Purchased Shares shall be pursuant to, and shall be subject to the terms and restrictions provided in, a Management Subscription and Stockholders Agreement substantially in the form attached to this Plan as Exhibit "A"; or in such other form as may be approved by the Committee, (y) of Stock Options to employees of the Company shall be pursuant to, shall be subject to the terms and restrictions provided in, either an Employee Stock Option Agreement substantially in the form attached to this Plan as Exhibit "B-1" or an Executive Management Stock Option Agreement substantially in the form attached to this Plan as Exhibit "B-2" and (z) of (1) Grant Shares or (2) to members of the Board of Directors of the Company shall be subject to the terms and restrictions provided in agreements relating to such awards as determined by the Committee. Subject to the terms of this Plan, the Committee shall determine the exact terms and restrictions included in each of the foregoing agreements, as applicable, with respect to each award to a Participant; provided that, in the case of awards to members of the Board of Directors of the Company, the Board of Directors shall determine such terms and restrictions.

   6. Provisions Applicable to Incentive Stock Options. No Stock Option intended as an "incentive stock option" within the meaning of Section 422 of the Code shall be granted to any person who owns shares of the Company's or any of its parent or subsidiary corporation's outstanding Common Stock or such other capital stock as may hereinafter be issued by the Company or any of its parent or subsidiary corporations possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of such corporations, unless the purchase price of such Stock Option is at least one hundred ten percent (110%) of the per share fair market value of the Common Stock on the date the Stock Option is granted and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. In addition, no Stock Option intended as an "incentive stock option" shall be issued to any Participant with a purchase price of less than one hundred percent (100%) of the per share fair market value of the Common Stock on the date the Stock Option is granted or with a term of longer than ten (10) years from the date such Stock Option is granted.

   If a holder of an "incentive stock option" ceases to be employed by Gart Bros., the Company or another subsidiary of the Company for any reason other than the option holder's death or permanent disability (within the meaning of Section 22(e)(3) of the code), the option holder's "incentive stock option" shall not be entitled to incentive treatment under the Code if exercised after more than three months after the date the option holder ceased to be an employee of one of such corporations (unless by its terms such Stock Option sooner expires). If a holder of an "incentive stock option" ceases to be employed by Gart Bros., the Company or another subsidiary of the Company on account of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), such Stock Option shall not be entitled to incentive treatment under the Code if exercised after one year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, any vested unexercised portion of the Stock Option may be exercised by the person or persons to whom the option holder's rights under the Stock Option shall pass by will or the laws of descent and distribution.

   To the extent that the aggregate fair market value of Common Stock or other capital stock with respect to which "incentive stock options" are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Stock Options which are not "incentive stock options."

   7. Adjustments. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind or shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares which may be awarded under this Plan.

   Adjustments under this paragraph 7 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

   8. Amendment and Termination of Plan. The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan.

   Notwithstanding the foregoing, no amendment, suspension or termination of the Plan that would materially adversely affect any rights or obligations of any Participant under any management Subscription and Stockholders Agreement, Management Stock Option and Stockholders Agreement, Employee Stock Option Agreement or Executive Management Stock Option Agreement shall be effective as to such Participant unless there shall have been specific action of the Committee and consent of the Participant.

   9. No Employment Rights. The selection of any person to receive an award under this Plan shall not give such person any right to be retained in the employment of Gart Bros., the Company or any of their affiliates and the right and the power of the Gart Bros. to discharge the Company or any of their affiliates and the right and the power of the Gart Bros. to discharge any such person shall not be affected by such award. No person shall have any right or claim whatever, directly, indirectly or by implication, to receive an award, nor any expectancy thereof, unless and until an award in fact shall have been made to such person by the committee as provided herein. The award to any person hereunder at any time shall not create any right or implication that any other or further award may or shall be made at another time. Each award hereunder shall be separate and distinct from every other award and shall not be construed as a part of any continuing services of awards or compensation.

   10. Plan Not Exclusive. The Plan is not exclusive. The Company may have other plans, programs and arrangements for compensation or the issuance of shares or options. The Plan does not require that participants hereunder be precluded from participation in such other plans, programs and arrangements.

   11. Term. The term of this Plan shall commence as of September 30, 1994 and shall expire September 30, 2004, unless earlier terminated by the Committee.

                                    Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

   Gart's amended and restated certificate of incorporation and amended and restated bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer of Gart, or is or was serving at the request of Gart as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement and will be held harmless by Gart to the fullest extent permitted by the Delaware General Corporation Law.

   The indemnification rights conferred by Gart are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, Gart's amended and restated certificate of incorporation, Gart's amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

   In addition, Gart may pay expenses incurred by its respective directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if Gart receives an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Gart, as authorized by Gart's amended and restated certificate of incorporation and amended and restated bylaws.

Item 21. Exhibits and Financial Statement Tables

 (a)    Exhibits

 Number                               Description
 ------                               -----------

 2.1 Agreement and Plan of Merger, dated as of February 21, 2001, by and among the Registrant, GSC Acquisition Corp. and Oshman's Sporting
        Goods, Inc. (included in Joint Proxy Statement-Prospectus as Annex A).
        The Registrant agrees to furnish a supplemental copy of the omitted schedules to the Securities and Exchange Commission upon request.

 4.1 Registrant's Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4, File No. 333-42355).

 5.1 Opinion of Irell & Manella LLP, as to legality of the securities being registered.*

 8.1    Tax Opinion of Deloitte & Touche LLP. *

 8.2    Tax Opinion of Grant Thornton LLP.*

 10.1   Financing Agreement, dated as of January 9, 1998, by and among The CIT
        Group/Business Credit, Inc. (as Agent and Lender), and Gart Bros.
        Sporting Goods Company and Sportmart, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed on January 13, 1998).

 10.2   Form of Registration Rights Agreement, by and among the Registrant,
        Green Equity Investors, L.P. and certain former shareholders of Sportmart, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4, File No. 333-42355).

 Number                               Description
 ------                               -----------
 10.3   Registration Rights Agreement, dated as of January 9, 1998, by and between the Registrant and Green Equity Investors, L.P. (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form
        8-K, filed on January 13, 1998).

 10.4   Registrant's 1994 Management Equity Plan (incorporated by reference to
        Exhibit 10.3 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.4a Amendment to Registrant's 1994 Management Equity Plan (incorporated by reference to Exhibit A to the Registrant's Schedule 14A, filed on May
        7, 1999).

 10.5   Registrant's Employee Benefit Plan (incorporated by reference to
        Exhibit 10.4 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.6 Form of Executive Severance Agreements, by and between Registrant and certain of its executive officers (incorporated by reference to Exhibit
        10.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1999, filed on April 29, 1999).

 10.7   Consulting Agreement, by and among Gart Bros. Sporting Goods Company,
        Sportmart, Inc. and Larry J. Hochberg (incorporated by reference to
        Exhibit 10.8 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.8   Consulting Agreement, by and among Gart Bros. Sporting Goods Company,
        Sportmart, Inc. and Andrew S. Hochberg (incorporated by reference to
        Exhibit 10.8 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.9 Management Services Agreement, dated as of April 20, 1994, by and among the Registrant, Gart Bros. Sporting Goods Company and Leonard Green &
        Associates, L.P. (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-4, File No. 333-42355).

 10.10  Tax Indemnity Agreement, dated as of September 25, 1992, by and among
        Pacific Enterprises, TCH Corporation, Thrifty Corporation and Big 5
        Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, File No. 33-69118).

 10.11  Tax Sharing Agreement, dated as of September 25, 1992, by and among TCH
        Corporation and its then subsidiaries, including the Registrant
        (incorporated by reference to Exhibit 10.11 to the Registrant's
        Registration Statement on Form S-4, File No. 333-42355).

 10.12 Indemnification Allocation Agreement, dated as of April 20, 1994, by and among Thrifty PayLess Holdings, Inc., the Registrant and MC Sports
        Company (incorporated by reference to Exhibit 10.12 to the Registrant's
        Registration Statement on Form S-4, File No. 333-42355).

 10.13  Indemnification and Reimbursement Agreement, dated as of April 20,
        1994, by and among Thrifty PayLess Holdings, Inc. and its then subsidiaries, including the Registrant (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.14  Sportmart, Inc. 1996 Restricted Stock Plan, as amended and restated
        (incorporated by reference to Exhibit 10.40 to Sportmart, Inc.'s
        Quarterly Report on Form 10-Q for the quarter ended July 28, 1996, filed on September 11, 1996).

 10.15 Sportmart, Inc. Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to Sportmart, Inc.'s Registration Statement on Form S-1, File No. 33-50726).

 10.16  Lease, by and between Sportmart, Inc. and American National Bank and
        Trust Company, as Trustee under Trust No. 32490, for the Sportmart store in Calumet City, Illinois, as amended (incorporated by reference to Exhibit 10.6 to Sportmart, Inc.'s Registration Statement on Form S-
        1, File No. 33-50726).

 Number                               Description
 ------                               -----------
 10.17  Lease, by and between Sportmart, Inc. and American National Bank and
        Trust Company, as Trustee under Trust No. 54277, for the Sportmart store in Chicago (Lakeview), Illinois, as amended (incorporated by reference to Exhibit 10.8 to Sportmart, Inc.'s Registration Statement
        on Form S-1, File No. 33-50726).

 10.18  Lease, by and between Sportmart, Inc. and American National Bank and
        Trust Company, as Trustee under Trust No. 56691, for the Sportmart store in Wheeling, Illinois, as amended (incorporated by reference to Exhibit 10.9 to Sportmart, Inc.'s Registration Statement on Form S-1,
        File No. 33-50726).

 10.19  Lease, by and between Sportmart, Inc. and Lake County Trust Company, as
        Trustee under Trust No. 3737, for the Sportmart store in Merrillville,
        Indiana, as amended (incorporated by reference to Exhibit 10.10 to Sportmart, Inc.'s Registration Statement on Form S-1, File No. 33-
        50726).

 10.20  Lease, by and between Sportmart, Inc. and North Riverside Limited
        Partnership for the facility in North Riverside, Illinois, as amended
        (incorporated by reference to Exhibit 10.11 to Sportmart, Inc.'s
        Registration Statement on Form S-1, File No. 33-50726).

 10.21  Lease, by and between Sportmart, Inc. No Contest division and North
        County Associates, L.P. for the Sportmart No Contest store in Ferguson,
        Missouri, as amended (incorporated by reference to Exhibit 10.12 to Sportmart, Inc.'s Registration Statement on Form S-1, File No. 33-
        50726).

 10.22 Agency Agreement, dated as of January 15, 1997, by and between Sportmart, Inc. and Hilco/Great American Group (incorporated by reference to Exhibit 10.41 to Sportmart, Inc.'s Annual Report on Form
        10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.23 First Amendment to Lease, dated as of May 1, 1994, by and between Sportmart, Inc. and Roosevelt Associates Limited Partnership for the
        Sportmart store at Lombard, Illinois (incorporated by reference to Exhibit 10.45 to Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.24  Lease, dated as of September 1, 1994, by and between Sportmart, Inc.
        and American National Bank and Trust Company of Chicago as Trustee under Trust No. 42371, for the Sportmart store in Schaumburg, Illinois
        (incorporated by reference to Exhibit 10.46 to Sportmart, Inc.'s Annual
        Report on Form 10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.24a Amendment to Lease, by and between Sportmart, Inc. and American
        National Bank and Trust Company, as Trustee under Trust No. 42371, for the Sportmart Store in Schaumberg, Illinois, as amended (incorporated by reference to Exhibit 10.22a to the Registrant's Report on Form 10-K for the fiscal year ended January 29, 2000, filed on April 20, 2000).

 10.25 Lease, dated as of January 1, 1995, by and between Sportmart, Inc. and H-C Developers, as Agent for American National Bank and Trust Company of Chicago, as Trustee under Trust No. 30426, for the Sportmart store in Niles, Illinois (incorporated by reference to Exhibit 10.47 to Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended
        February 2, 1997, filed on May 5, 1997).

 10.26 First Amendment to Lease, dated as of November 1, 1995, by and between Sportmart, Inc. and Merrillville Partners Limited Partnership for the
        Sportmart store in Merrillville, Illinois (incorporated by reference to Exhibit 10.48 to Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.27 Second Amendment to Lease, dated as of March 31, 1996, by and between Sportmart, Inc. and North Riverside Associates Limited Partnership for the Sportmart store in North Riverside, Illinois (incorporated by reference to Exhibit 10.49 to Sportmart, Inc.'s Annual Report on Form
        10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 Number                               Description
 ------                               -----------
 10.28  Third Amendment to Lease, dated as of April 23, 1996, by and between
        Sportmart, Inc. and Torrence Properties for the Sportmart store in
        Calumet City, Illinois (incorporated by reference to Exhibit 10.51 to
        Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended
        February 2, 1997, filed on May 5, 1997).

 10.29 Third Amendment to Lease, dated as of April 23, 1996, by and between Sportmart, Inc. and North Riverside Associates Limited Partnership for the Sportmart store in North Riverside, Illinois (incorporated by reference to Exhibit 10.50 to Sportmart, Inc.'s Annual Report on Form
        10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.30  Post-Employment Medical Benefits Plan for Larry Hochberg, dated as of
        March 8, 1996 (incorporated by reference to Exhibit 10.53 to Sportmart,
        Inc.'s Annual Report on Form 10-K for the fiscal year ended February 2,
        1997, filed on May 5, 1997).

 10.31  Deferred Compensation Plan of Gart Bros. Sporting Goods Company, dated
        January 1, 1999 (incorporated by reference to Exhibit 10.37 to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended
        January 29, 2000, filed on April 20, 2000).

 10.32  Form of Voting Agreement, by and among the Registrant, GSC Acquisition
        Corp. and certain stockholders of Oshman's Sporting Goods, Inc.
        (included in Joint Proxy Statement-Prospectus as Annex B).

 10.33  Form of Voting Agreement, by and among the Registrant, GSC Acquisition
        Corp. and certain stockholders of Oshman's Sporting Goods, Inc.
        (included in Joint Proxy Statement-Prospectus as Annex B).

 10.34 Form of Registration Rights Agreement, by and among the Registrant and certain stockholders of Oshman's Sporting Goods, Inc. (included in
        Joint Proxy Statement-Prospectus as Annex C).

 10.35  Form of Consulting Agreement, by and between Gart Bros. Sporting Goods
        Company and Alvin N. Lubetkin.

 10.36  Form of Consulting Agreement, by and between Gart Bros. Sporting Goods
        Company and Marilyn Oshman.

 10.37 Form of Indemnification Agreement, by and between the Registrant and certain shareholders of Oshman's Sporting Goods, Inc.

 16.1   Letter from KPMG LLP regarding a change in certified accountant
        (incorporated by reference to Exhibit 16.1 to the Registrant's Current
        Report on Form 8-K, filed on May 23, 2000).

 23.1   Consent of Irell & Manella LLP (included in Exhibit 5.1).*

 23.2   Consent of Deloitte & Touche LLP (included in Exhibit 8.1).*

 23.3   Consent of Grant Thornton LLP (included in Exhibit 8.2).*

 23.4   Consent of Deloitte & Touche LLP (relating to financial statements of
        Registrant).

 23.5   Consent of KPMG LLP (relating to financial statements of Registrant).

 23.6   Consent of Grant Thornton LLP (relating to financial statements of
        Oshman's Sporting Goods, Inc.).

 23.7   Consent of Marilyn Oshman.

 23.8   Consent of Alvin N. Lubetkin.

 Number                               Description
 ------                               -----------
 24.1   Power of attorney (included on the signature page of this Registration
        Statement on Form S-4 and incorporated herein by reference).

 99.1   Form of Proxy Card for Annual Meeting of Stockholders of Registrant.

 99.2   Form of Proxy Card for Special Meeting of Stockholders of Oshman's
        Sporting Goods, Inc.

*to be filed by amendment

(b)Financial Statement Schedules

none

(c)Reports, Opinions and Appraisals

none

Item 22. Undertakings

   (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10 (a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on April 17, 2001.

                                          GART SPORTS COMPANY

                                                  /s/ John Douglas Morton
                                          By___________________________________
                                               Chairman, President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John Douglas Morton and Thomas T. Hendrickson and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


/s/ John Douglas Morton              Chairman, President and         April 17, 2001
____________________________________  Chief Executive Officer and
John Douglas Morton                   Director (principal
                                      executive officer)
/s/ Thomas T. Hendrickson            Executive Vice President,       April 17, 2001
____________________________________  Chief Financial Officer and
Thomas T. Hendrickson                 Treasurer (principal
                                      financial and accounting
                                      officer)

/s/ Jonathan D. Sokoloff             Director                        April 17, 2001
____________________________________
Jonathan D. Sokoloff

/s/ Jonathan A. Seiffer              Director                        April 17, 2001
____________________________________
Jonathan A. Seiffer

/s/ Gordon D. Barker                 Director                        April 17, 2001
____________________________________
Gordon D. Barker

/s/ Peter R. Formanek                Director                        April 17, 2001
____________________________________
Peter R. Formanek

/s/ Larry J. Hochberg                Director                        April 17, 2001
____________________________________
Larry J. Hochberg


                                 EXHIBIT INDEX

 Number                               Description
 ------                               -----------

  2.1 Agreement and Plan of Merger, dated as of February 21, 2001, by and among the Registrant, GSC Acquisition Corp. and Oshman's Sporting
        Goods, Inc. (included in Joint Proxy Statement-Prospectus as Annex A).
        The Registrant agrees to furnish a supplemental copy of the omitted schedules to the Securities and Exchange Commission upon request.

  4.1 Registrant's Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4, File No. 333-42355).

  5.1 Opinion of Irell & Manella LLP, as to legality of the securities being registered.*

  8.1   Tax Opinion of Deloitte & Touche LLP. *

  8.2   Tax Opinion of Grant Thornton LLP.*

 10.1   Financing Agreement, dated as of January 9, 1998, by and among The CIT
        Group/Business Credit, Inc. (as Agent and Lender), and Gart Bros.
        Sporting Goods Company and Sportmart, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed on January 13, 1998).

 10.2   Form of Registration Rights Agreement, by and among the Registrant,
        Green Equity Investors, L.P. and certain former shareholders of Sportmart, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4, File No. 333-42355).

 10.3 Registration Rights Agreement, dated as of January 9, 1998, by and between the Registrant and Green Equity Investors, L.P. (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form
        8-K, filed on January 13, 1998).

 10.4   Registrant's 1994 Management Equity Plan (incorporated by reference to
        Exhibit 10.3 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.4a Amendment to Registrant's 1994 Management Equity Plan (incorporated by reference to Exhibit A to the Registrant's Schedule 14A, filed on May
        7, 1999).

 10.5   Registrant's Employee Benefit Plan (incorporated by reference to
        Exhibit 10.4 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.6 Form of Executive Severance Agreements, by and between Registrant and certain of its executive officers (incorporated by reference to Exhibit
        10.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1999, filed on April 29, 1999).

 10.7   Consulting Agreement, by and among Gart Bros. Sporting Goods Company,
        Sportmart, Inc. and Larry J. Hochberg (incorporated by reference to
        Exhibit 10.8 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.8   Consulting Agreement, by and among Gart Bros. Sporting Goods Company,
        Sportmart, Inc. and Andrew S. Hochberg (incorporated by reference to
        Exhibit 10.8 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.9 Management Services Agreement, dated as of April 20, 1994, by and among the Registrant, Gart Bros. Sporting Goods Company and Leonard Green &
        Associates, L.P. (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-4, File No. 333-42355).

 10.10  Tax Indemnity Agreement, dated as of September 25, 1992, by and among
        Pacific Enterprises, TCH Corporation, Thrifty Corporation and Big 5
        Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, File No. 33-69118).

 Number                               Description
 ------                               -----------

 10.11  Tax Sharing Agreement, dated as of September 25, 1992, by and among TCH
        Corporation and its then subsidiaries, including the Registrant
        (incorporated by reference to Exhibit 10.11 to the Registrant's
        Registration Statement on Form S-4, File No. 333-42355).

 10.12 Indemnification Allocation Agreement, dated as of April 20, 1994, by and among Thrifty PayLess Holdings, Inc., the Registrant and MC Sports
        Company (incorporated by reference to Exhibit 10.12 to the Registrant's
        Registration Statement on Form S-4, File No. 333-42355).

 10.13  Indemnification and Reimbursement Agreement, dated as of April 20,
        1994, by and among Thrifty PayLess Holdings, Inc. and its then subsidiaries, including the Registrant (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-4,
        File No. 333-42355).

 10.14  Sportmart, Inc. 1996 Restricted Stock Plan, as amended and restated
        (incorporated by reference to Exhibit 10.40 to Sportmart, Inc.'s
        Quarterly Report on Form 10-Q for the quarter ended July 28, 1996, filed on September 11, 1996).

 10.15 Sportmart, Inc. Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to Sportmart, Inc.'s Registration Statement on Form S-1, File No. 33-50726).

 10.16  Lease, by and between Sportmart, Inc. and American National Bank and
        Trust Company, as Trustee under Trust No. 32490, for the Sportmart store in Calumet City, Illinois, as amended (incorporated by reference to Exhibit 10.6 to Sportmart, Inc.'s Registration Statement on Form S-
        1, File No. 33-50726).

 10.17  Lease, by and between Sportmart, Inc. and American National Bank and
        Trust Company, as Trustee under Trust No. 54277, for the Sportmart store in Chicago (Lakeview), Illinois, as amended (incorporated by reference to Exhibit 10.8 to Sportmart, Inc.'s Registration Statement on Form S-1, File No. 33-50726).

 10.18  Lease, by and between Sportmart, Inc. and American National Bank and
        Trust Company, as Trustee under Trust No. 56691, for the Sportmart store in Wheeling, Illinois, as amended (incorporated by reference to Exhibit 10.9 to Sportmart, Inc.'s Registration Statement on Form S-1,
        File No. 33-50726).

 10.19  Lease, by and between Sportmart, Inc. and Lake County Trust Company, as
        Trustee under Trust No. 3737, for the Sportmart store in Merrillville,
        Indiana, as amended (incorporated by reference to Exhibit 10.10 to Sportmart, Inc.'s Registration Statement on Form S-1, File No. 33-
        50726).

 10.20  Lease, by and between Sportmart, Inc. and North Riverside Limited
        Partnership for the facility in North Riverside, Illinois, as amended
        (incorporated by reference to Exhibit 10.11 to Sportmart, Inc.'s
        Registration Statement on Form S-1, File No. 33-50726).

 10.21  Lease, by and between Sportmart, Inc. No Contest division and North
        County Associates, L.P. for the Sportmart No Contest store in Ferguson,
        Missouri, as amended (incorporated by reference to Exhibit 10.12 to Sportmart, Inc.'s Registration Statement on Form S-1, File No. 33-
        50726).

 10.22 Agency Agreement, dated as of January 15, 1997, by and between Sportmart, Inc. and Hilco/Great American Group (incorporated by reference to Exhibit 10.41 to Sportmart, Inc.'s Annual Report on Form
        10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.23 First Amendment to Lease, dated as of May 1, 1994, by and between Sportmart, Inc. and Roosevelt Associates Limited Partnership for the
        Sportmart store at Lombard, Illinois (incorporated by reference to Exhibit 10.45 to Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 Number                               Description
 ------                               -----------

 10.24  Lease, dated as of September 1, 1994, by and between Sportmart, Inc.
        and American National Bank and Trust Company of Chicago as Trustee under Trust No. 42371, for the Sportmart store in Schaumburg, Illinois
        (incorporated by reference to Exhibit 10.46 to Sportmart, Inc.'s Annual
        Report on Form 10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.24a Amendment to Lease, by and between Sportmart, Inc. and American
        National Bank and Trust Company, as Trustee under Trust No. 42371, for the Sportmart Store in Schaumberg, Illinois, as amended (incorporated by reference to Exhibit 10.22a to the Registrant's Report on Form 10-K for the fiscal year ended January 29, 2000, filed on April 20, 2000).

 10.25 Lease, dated as of January 1, 1995, by and between Sportmart, Inc. and H-C Developers, as Agent for American National Bank and Trust Company of Chicago, as Trustee under Trust No. 30426, for the Sportmart store in Niles, Illinois (incorporated by reference to Exhibit 10.47 to Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended
        February 2, 1997, filed on May 5, 1997).

 10.26 First Amendment to Lease, dated as of November 1, 1995, by and between Sportmart, Inc. and Merrillville Partners Limited Partnership for the
        Sportmart store in Merrillville, Illinois (incorporated by reference to Exhibit 10.48 to Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.27 Second Amendment to Lease, dated as of March 31, 1996, by and between Sportmart, Inc. and North Riverside Associates Limited Partnership for the Sportmart store in North Riverside, Illinois (incorporated by reference to Exhibit 10.49 to Sportmart, Inc.'s Annual Report on Form
        10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.28 Third Amendment to Lease, dated as of April 23, 1996, by and between Sportmart, Inc. and Torrence Properties for the Sportmart store in Calumet City, Illinois (incorporated by reference to Exhibit 10.51 to
        Sportmart, Inc.'s Annual Report on Form 10-K for the fiscal year ended
        February 2, 1997, filed on May 5, 1997).

 10.29 Third Amendment to Lease, dated as of April 23, 1996, by and between Sportmart, Inc. and North Riverside Associates Limited Partnership for the Sportmart store in North Riverside, Illinois (incorporated by reference to Exhibit 10.50 to Sportmart, Inc.'s Annual Report on Form
        10-K for the fiscal year ended February 2, 1997, filed on May 5, 1997).

 10.30  Post-Employment Medical Benefits Plan for Larry Hochberg, dated as of
        March 8, 1996 (incorporated by reference to Exhibit 10.53 to Sportmart,
        Inc.'s Annual Report on Form 10-K for the fiscal year ended February 2,
        1997, filed on May 5, 1997).

 10.31  Deferred Compensation Plan of Gart Bros. Sporting Goods Company, dated
        January 1, 1999 (incorporated by reference to Exhibit 10.37 to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended
        January 29, 2000, filed on April 20, 2000).

 10.32  Form of Voting Agreement, by and among the Registrant, GSC Acquisition
        Corp. and certain stockholders of Oshman's Sporting Goods, Inc.
        (included in Joint Proxy Statement-Prospectus as Annex B).

 10.33  Form of Voting Agreement, by and among the Registrant, GSC Acquisition
        Corp. and certain stockholders of Oshman's Sporting Goods, Inc.
        (included in Joint Proxy Statement-Prospectus as Annex B).

 Number                               Description
 ------                               -----------

 10.34 Form of Registration Rights Agreement, by and among the Registrant and certain stockholders of Oshman's Sporting Goods, Inc. (included in
        Joint Proxy Statement-Prospectus as Annex C).

 10.35  Form of Consulting Agreement, by and between Gart Bros. Sporting Goods
        Company and Alvin N. Lubetkin.

 10.36  Form of Consulting Agreement, by and between Gart Bros. Sporting Goods
        Company and Marilyn Oshman.

 10.37 Form of Indemnification Agreement, by and between the Registrant and certain shareholders of Oshman's Sporting Goods, Inc.

 16.1   Letter from KPMG LLP regarding a change in certified accountant
        (incorporated by reference to Exhibit 16.1 to the Registrant's Current
        Report on Form 8-K, filed on May 23, 2000).

 23.1   Consent of Irell & Manella LLP (included in Exhibit 5.1).*

 23.2   Consent of Deloitte & Touche LLP (included in Exhibit 8.1).*

 23.3   Consent of Grant Thornton LLP (included in Exhibit 8.2).*

 23.4   Consent of Deloitte & Touche LLP (relating to financial statements of
        Registrant).

 23.5   Consent of KPMG LLP (relating to financial statements of Registrant).

 23.6   Consent of Grant Thornton LLP (relating to financial statements of
        Oshman's Sporting Goods, Inc.).

 23.7   Consent of Marilyn Oshman.

 23.8   Consent of Alvin N. Lubetkin.

 24.1   Power of attorney (included on the signature page of this Registration
        Statement on Form S-4 and incorporated herein by reference).

 99.1   Form of Proxy Card for Annual Meeting of Stockholders of Registrant.

 99.2   Form of Proxy Card for Special Meeting of Stockholders of Oshman's
        Sporting Goods, Inc.

--------
*  to be filed by amendment